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As filed with the Securities and Exchange Commission on January 18, 2005

Registration No. 333-113937

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 8
to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FAIRPOINT COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	4813 (Primary Standard Industrial Classification Code Number)	13-3725229 (I.R.S. Employer Identification Number)

521 East Morehead Street, Suite 250
Charlotte, North Carolina 28202
(704) 344-8150
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Shirley J. Linn, Esq.
Senior Vice President and General Counsel
FairPoint Communications, Inc.
521 East Morehead Street, Suite 250
Charlotte, North Carolina 28202
(704) 344-8150
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Marie Censoplano, Esq. Jeffrey J. Pellegrino, Esq. Paul, Hastings, Janofsky & Walker LLP 75 East 55th Street New York, New York 10022 (212) 318-6000	Peter J. Loughran, Esq. Debevoise & Plimpton LLP 919 Third Avenue New York, New York 10022 (212) 909-6000

Approximate date of commencement of sale of the securities to the public:
 As soon as practicable after this registration statement becomes effective.

        If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a) of the Securities Act of 1933, may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 18, 2005

PROSPECTUS

25,000,000 Shares

Common Stock

        This is an initial public offering of common stock of FairPoint Communications, Inc. We anticipate that the public offering price per share of common stock will be between $18.00 and $20.00.

        Our common stock has been approved for listing on the New York Stock Exchange under the trading symbol "FRP", subject to official notice of issuance.

        Investing in our common stock involves risks. See "Risk Factors" beginning on page 10.

	Per Share	Total
Public offering price	$	$
Underwriting discount	$	$
Proceeds, before expenses, to FairPoint Communications, Inc.	$	$

        Certain of our stockholders have granted the underwriters an option to purchase up to 3,750,000 additional shares of common stock at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus to cover over-allotments, if any. We will not receive any of the proceeds from any sale of shares by the selling stockholders.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        The underwriters expect to deliver the shares of common stock to purchasers on or about                        , 2005.

Morgan Stanley	Goldman, Sachs & Co.
Banc of America Securities LLC	Deutsche Bank Securities

Credit Suisse First Boston	Wachovia Securities

The date of this prospectus is                        , 2005.

our locations

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1. **YCom Networks, Inc.**
2. **Ellensburg Telephone Company**
3. **Fremont Telcom Co.**
4. **Columbine Telecom Company**
5. **Big Sandy Telecom, Inc.**
6. **Sunflower Telephone Company, Inc.**
7. **Bluestem Telephone Company**
8. **Chouteau Telephone Company**
9. **Yates City Telephone Company**
10. **C-R Telephone Company**
11. **The El Paso Telephone Company**
12. **Odin Telephone Exchange, Inc.**
13. **The Columbus Grove Telephone Company**
14. **The Orwell Telephone Company**
15. **Marianna and Scenery Hill Telephone Company**
16. **Chautauqua and Erie Telephone Corporation**
17. **Taconic Telephone Corp.**
18. **STE/NE Acquisition Corp.** (doing business as Northland Telephone Co. of Vermont)
19. **Sidney Telephone Company**
20. **Northland Telephone Company of Maine, Inc.**
21. **Community Service Telephone Co.**
22. **Standish Telephone Company**
23. **Maine Telephone Company**
24. **China Telephone Company**
25. **Peoples Mutual Telephone Company**
26. **GTC, Inc.** (doing business as GT Com)
27. **FairPoint Communications, Inc.** *Corporate Headquarters*

FairPoint Communications, Inc.

521 East Morehead Street • Suite 250 • Charlotte, NC 28202 • Phone 704 344 8150
www.fairpoint.com

©2004 FairPoint Communications, Inc.

Prospectus Summary

        The following is a summary of the principal features of this offering of common stock and should be read together with more detailed information and financial data and statements contained elsewhere in this prospectus.

Our Company

Overview

        We are a leading provider of communications services to rural communities, offering an array of services, including local and long distance voice, data, Internet and broadband product offerings. We are one of the largest telephone companies in the United States focused on serving rural communities, and we are the 17th largest local telephone company, in each case based on number of access lines. We operate in 17 states with approximately 272,691 access line equivalents (including voice access lines and digital subscriber lines) in service as of September 30, 2004.

        We were incorporated in February 1991 for the purpose of operating and acquiring incumbent telephone companies in rural markets. We have acquired 30 such businesses, 26 of which we continue to own and operate. Many of our telephone companies have served their respective communities for over 75 years. The majority of the rural communities we serve have fewer than 2,500 access lines. All of our telephone company subsidiaries qualify as rural local exchange carriers under the Telecommunications Act of 1996.

        Rural local exchange carriers generally are characterized by stable operating results and strong cash flow margins and operate in supportive regulatory environments. In particular, existing state and federal regulations permit us to charge rates that enable us to recover our operating costs, plus a reasonable rate of return on our invested capital (as determined by relevant regulatory authorities). Competition is typically limited because rural local exchange carriers primarily serve sparsely populated rural communities with predominantly residential customers, and the cost of operations and capital investment requirements for new entrants is high.

Our Competitive Strengths

        We believe we are distinguished by the following competitive strengths:

  •
  Consistent and predictable cash flows and strong margins.    We have the leading market position in the rural communities we serve, with limited competition. Demand for telephone services from our residential and local business customers has historically been very stable despite changing economic conditions. Additionally, our telephone companies operate in generally supportive regulatory environments. These factors have permitted us to generate consistent cash flows and strong margins.

  •
  Geographically diversified markets.    We currently operate 26 rural local exchange carriers in 17 states, clustered in four regions, enabling us to capitalize on economies of scale and operating efficiencies and enhance our cash flow stability by limiting our exposure to competition, local economic downturns and state regulatory changes.

  •
  Technologically advanced infrastructure. Our advanced network infrastructure enables us to provide a wide array of communications services, including digital subscriber lines. As of September 30, 2004, approximately 96% of our exchanges were capable of providing broadband services.

  •
  Broadest service offerings in our markets. We believe that, as a result of our advanced network and switching infrastructure, we offer the only comprehensive suite of communications services in our markets, including local and long distance voice, data and Internet services.

  •
  Management team with proven track record.    Our experienced management team, which has an average of 21 years of experience working with a variety of telephone companies, has successfully integrated 30 business acquisitions since 1993, improving revenues and cash flow significantly while enhancing service quality and broadening service offerings.

Our Strategy

        The key elements of our strategy are to:

  •
  Increase revenue per customer.    We are focused on increasing our revenues by introducing innovative product offerings and marketing strategies for enhanced and ancillary services and successfully cross-selling broadband and value-added services, such as digital subscriber lines, long distance, Internet dial-up, voicemail and other services, to our customers.

  •
  Continue to improve operating efficiencies and profitability.    We intend to continue to increase our operating efficiencies by consolidating various administrative functions and implementing best practices across all of our regions.

  •
  Enhance customer loyalty.    We intend to continue to build our customer relationships by offering an array of communications services and quality customer care.

  •
  Grow through selective acquisitions.    We will continue to evaluate and pursue acquisitions which provide the opportunity to enhance our revenues and cash flows.

The Transactions

        Concurrently with this offering, we will enter into a new senior secured $690.0 million credit facility, which we refer to as our new credit facility, consisting of a revolving facility in an aggregate principal amount of up to $100.0 million and a term facility in an aggregate principal amount of $590.0 million. While our new credit facility will permit us to pay dividends to holders of our common stock, it will contain significant restrictions on our ability to do so. See "Dividend Policy and Restrictions" and "Description of Certain Indebtedness—New Credit Facility."

        We expect to receive gross proceeds from this offering of approximately $475.0 million, assuming an initial public offering price of $19.00 per share of our common stock, which represents the mid-point of the range set forth on the cover page of this prospectus. These proceeds, together with approximately $590.0 million in borrowings we expect to receive under the term facility of our new credit facility, primarily will be used to:

  •
  Repay in full all outstanding loans under our existing credit facility (approximately $185.1 million at September 30, 2004).

  •
  Consummate tender offers and consent solicitations for our outstanding $115.2 million aggregate principal amount of 9 1/2% senior subordinated notes due 2008, which we refer to as the 9 1/2% notes; our outstanding $75.0 million aggregate principal amount of floating rate callable securities due 2008, which we refer to as the floating rate notes; our outstanding $193.0 million aggregate principal amount of 12 1/2% senior subordinated notes due 2010, which we refer to as the 12 1/2% notes; and our outstanding $225.0 million aggregate principal amount of 11 7/8% senior notes due 2010, which we refer to as the 11 7/8% notes.

  •
  Repurchase all of our series A preferred stock (together with accrued and unpaid dividends thereon) from the holders thereof. The series A preferred stock was initially issued in May 2002 in exchange for debt of one of our subsidiaries whose operations we discontinued.

  •
  Repay in full all of our subsidiaries' outstanding long-term debt (approximately $13.6 million at September 30, 2004).

  •
  Repay in full a $7.0 million unsecured promissory note issued by us in connection with a past acquisition.

  •
  Pay fees and expenses, including tender premiums and consent payments.

        In this prospectus, we refer to this offering, our new credit facility and the transactions described above collectively as the transactions. For additional information concerning the transactions, see "The Transactions," "Use of Proceeds," "Capitalization" and "Description of Certain Indebtedness."

Our Investors

        Our issued and outstanding capital stock currently consists of series A preferred stock, class A common stock and class C common stock. The series A preferred stock is held by one of our equity sponsors and by certain former institutional lenders to one of our subsidiaries. The class A common stock is held primarily by our equity sponsors, our directors, our founders and current and former employees (which includes certain of our executive officers named in our management table). The class C common stock is held by certain institutional investors. Upon the closing of this offering, all of our shares of class C common stock will be converted, on a one-for-one basis, into shares of our class A common stock and all of our shares of class A common stock will be reclassified into shares of our common stock.

        Upon the closing of this offering, Thomas H. Lee Equity Fund and Kelso & Company will own approximately 11.8% and 10%, respectively, of our common stock. Kelso & Company and certain of our other stockholders have granted the underwriters an option to purchase up to 3,750,000 additional shares of our common stock at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus, to cover over-allotments. If the over-allotment option is exercised in full, Thomas H. Lee Equity Fund and Kelso & Company will own approximately 11.8% and 0%, respectively, of our common stock.

Where You Can Find Us

        We were incorporated in New York in 1991 and reincorporated in Delaware in 1993 as MJD Communications, Inc. In April 2000, we changed our name to FairPoint Communications, Inc. Our principal offices are located at 521 East Morehead Street, Suite 250, Charlotte, North Carolina 28202 and our telephone number is (704) 344-8150. Our web site is located at www.fairpoint.com. The information on our web site is not part of this prospectus.

General Information About This Prospectus

        Throughout this prospectus, unless otherwise noted, we have assumed:

  •
  no exercise of the underwriters' over-allotment option; and

  •
  that all of the outstanding 9 1/2% notes, floating rate notes, 12 1/2% notes and 11 7/8% notes are purchased pursuant to the tender offers for such notes.

        In addition, throughout this prospectus, unless otherwise noted, share information excludes all shares of our common stock issuable upon exercise of outstanding stock options and restricted stock units and gives effect to the following transactions which will occur simultaneously with the closing of this offering:

  •
  the conversion of all of our shares of class C common stock, on a one-for-one basis, into shares of our class A common stock;

  •
  the reclassification of all of our shares of class A common stock into shares of our common stock;

  •
  a 5.2773714 for 1 reverse stock split of our common stock; and

  •
  the issuance of 473,716 shares of restricted stock to be awarded under our 2005 stock incentive plan, which shares will begin to vest on April 1, 2006 and will not be entitled to receive dividends for any period prior to April 1, 2006.

 The Offering

Shares of common stock offered by FairPoint Communications, Inc.	25,000,000 shares.
Shares of common stock outstanding following this offering
34,925,435 shares (34,451,719 shares excluding 473,716 shares of restricted stock to be awarded under our 2005 stock incentive plan on the closing date of this offering, which shares will begin to vest on April 1, 2006 and will not be entitled to receive dividends for any period prior to April 1, 2006).
Dividends
Our board of directors will adopt a dividend policy, effective upon the closing of this offering, which reflects our judgment that our stockholders would be better served if we distributed a substantial portion of the cash generated by our business in excess of operating needs, interest and principal payments on our indebtedness, dividends on our future senior classes of capital stock, if any, capital expenditures taxes and future reserves, if any, as regular quarterly dividends to our stockholders.

We currently expect to pay dividends quarterly at an initial annual level of $1.59125 per share for the first four full fiscal quarters following the closing of this offering, but only if and to the extent dividends are declared by our board of directors and permitted by applicable law and by the terms of our new credit facility. Dividend payments are not guaranteed and our board of directors may decide, in its absolute discretion, at any time and for any reason, not to pay dividends. Dividends on our common stock are not cumulative. Consequently, if dividends on our common stock are not declared and/or paid at the targeted level, our stockholders will not be entitled to receive such payments in the future. See "Dividend Policy and Restrictions."

Our new credit facility restricts our ability to declare and pay dividends based on the amount of our "available cash." Our new credit facility defines available cash as Adjusted EBITDA minus interest expense, capital expenditures (unless funded by long-term debt, equity or the proceeds from asset sales or insurance recovery events), cash taxes, repayments of our indebtedness, cash consideration paid for acquisitions (unless funded by debt or equity) and cash paid to make certain investments. In addition, we expect that our new credit facility will suspend our ability to pay dividends if a default or event of default under the new credit facility has occurred or if our leverage ratio exceeds 5.00 to 1.00 for our most recently ended fiscal quarter. For a more detailed description of "available cash," and the leverage ratio, see "Description of Certain Indebtedness—New Credit Facility."

Dividends paid by us, to the extent paid out of our earnings and profits as computed for income tax purposes, will be taxable as dividend income. Under current law, dividend income of individuals is generally taxable at long-term capital gains rates. Dividends paid by us in excess of our earnings and profits will be treated first as a non-taxable return of capital and then as gain from the sale of common stock. For a more complete description, see "Certain United States Federal Tax Considerations."
Listing	Our common stock has been approved for listing on the New York Stock Exchange under the trading symbol "FRP", subject to official notice of issuance.

Risk Factors

        You should carefully consider the information under the heading "Risk Factors," starting on page 10, and all other information in this prospectus before investing in our common stock.

Recent Developments

        For the year ended December 31, 2004, we estimate that:

  •
  our revenues will be at least $252.2 million;

  •
  our operating expenses will be no more than $179.0 million;

  •
  our capital expenditures will be no more than $36.6 million;

  •
  our EBITDA will be at least $129.2 million; and

  •
  our Adjusted EBITDA will be at least $140.3 million.

        Our estimates are derived from preliminary unaudited results of operations and are subject to the completion and issuance of our year-end audited financial statements. For definitions of EBITDA and Adjusted EBITDA and the reasons we are disclosing EBITDA and Adjusted EBITDA, see "—Summary Historical and Pro Forma Financial Data," "Selected Financial Data" and "Description of Certain Indebtedness—New Credit Facility." A reconciliation of estimated unaudited net cash provided by operating activities of continuing operations to estimated unaudited EBITDA follows (in millions):

Year Ended December 31, 2004 (unaudited and estimated)
Net cash provided by operating activities of continuing operations	$45.6
Adjustments:
Depreciation and amortization	(49.6)
Other non-cash items	(19.9)
Changes in assets and liabilities arising from continuing operations, net of acquisitions	(1.5)

Loss from continuing operations	(25.4)
Adjustments:
Interest expense	104.3
Provision for income tax expense	0.7
Depreciation and amortization	49.6

EBITDA	$129.2

        A reconciliation of estimated unaudited EBITDA to estimated unaudited Adjusted EBITDA follows (in millions):

Year Ended December 31, 2004 (unaudited and estimated)
EBITDA	$129.2
Net loss on sale of investments and other assets	1.0
Equity in net earnings of investees	(11.1)
Distributions from investments	15.0
Realized and unrealized losses on interest rate swaps	0.1
Non-cash stock based compensation	0.2
Write-off of costs associated with an abandoned offering of Income Deposit Securities and related transactions	6.0
Deferred patronage dividends	(0.1)

Adjusted EBITDA	$140.3

Summary Historical and Pro Forma Financial Data

        The following financial information should be read in conjunction with "Selected Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated historical and pro forma financial statements and notes thereto contained elsewhere in this prospectus. Amounts in thousands, except access lines and ratios.

						Pro Forma(1)
				Nine Months Ended September 30,			Nine Months Ended September 30, 2004
	Year Ended December 31,					Year Ended December 31, 2003
	2001	2002	2003	2003	2004
				(unaudited)		(unaudited)
Statement of Operations:
Revenues	$230,176	$230,819	$231,432	$171,663	$188,838	$238,663	$188,838
Income from operations	57,995	73,320	72,140	53,858	55,474	70,604	53,561
Income (loss) from continuing operations(2)	(25,422)	(8,694)	(8,250)	(4,653)	(13,597)	44,958	35,524
Income (loss) from discontinued operations(3)	(186,178)	21,933	9,921	9,726	671	9,921	671
Net income (loss)(2)	(211,600)	13,239	1,671	5,073	(12,926)	54,879	36,195
Operating Data:
EBITDA(4)	$106,404	$107,654	$129,827	$96,418	$101,256	$129,742	$99,343
Adjusted EBITDA(4)	120,951	131,656	132,574	99,778	105,578	135,039	105,578
Capital expenditures	43,175	38,803	33,595	19,613	24,392	34,218	24,392
Access line equivalents(5)	247,862	248,581	264,308	248,589	272,691	264,308	272,691
Residential access lines	191,570	189,803	196,145	187,523	192,353	196,145	192,353
Business access lines	53,056	51,810	50,226	48,795	49,918	50,226	49,918
Digital subscriber lines	3,236	6,968	17,937	12,271	30,420	17,937	30,420
Balance Sheet Data (as of the period end):
Cash	$2,919	$5,394	$5,603	$33,082	$6,413		$4,843
Total assets	875,015	829,253	843,068	834,054	830,917		815,127
Total long term debt, including current portion	907,602	804,190	825,560	811,686	813,476		590,000
Preferred shares subject to mandatory redemption	—	90,307	96,699	92,089	111,519		—
Total shareholders' equity (deficit)	(149,510)	(146,150)	(147,953)	(145,923)	(162,112)		186,042

(1)
Information gives pro forma effect to this offering, our new credit facility, the other transactions described under "The Transactions" and the acquisition of Community Service Telephone Co., or Community Service Telephone, and Commtel Communications, Inc., or Commtel Communications, as if they had each occurred on January 1, 2003. We refer to the acquisition of Community Service Telephone and Commtel Communications herein as the Maine acquisition. The pro forma statement of operations data do not include the subsequent write-off of deferred transaction costs of $6.0 million for the abandonment of our proposed offering of income deposit securities; however, the pro forma balance sheet data include a pro forma adjustment to reflect this write-off.

(2)
Interest expense includes amortization of debt issue costs aggregating $4,018, $3,664 and $4,171 for the fiscal years ended December 31, 2001, 2002 and 2003 and $3,118 and $3,452 for the nine months ended September 30, 2003 and 2004, respectively. We prospectively adopted the provisions of SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Liabilities and Equity," effective July 1, 2003. SFAS 150 requires us to classify as a long-term liability our series A preferred stock and to reclassify dividends and accretion from the series A preferred stock as interest expense. Such stock is now described as "Preferred Shares Subject to Mandatory Redemption" in the balance sheet and dividends and accretion on these preferred shares are now included in pre-tax income whereas previously they were presented as a reduction to equity (a dividend), and, therefore, a reduction of net income available to common stockholders. For the year ended December 31, 2003, interest expense includes $9,049 related to dividends and accretion on preferred shares subject to mandatory redemption. For the nine months ended September 30, 2003 and 2004, interest expense includes $4,440 and $14,820, respectively, related to dividends and accretion on preferred shares subject to mandatory redemption.

(3)
Income (loss) from discontinued operations reflects (i) the sale by us of all the capital stock of Union Telephone of Harford, Armour Independent Telephone Co., WMW Cable TV Co. and Kadoka Telephone Co. to the Golden West Telephone Properties, Inc. on September 30, 2003, which we refer to as the South Dakota disposition; and (ii) the discontinuation of our competitive local exchange carrier operations through FairPoint Carrier Services, Inc., or Carrier Services, in November 2001.

(4)
EBITDA means net income (loss) before income (loss) from discontinued operations, interest expense, income taxes, and depreciation and amortization. We believe EBITDA is useful to investors because EBITDA is commonly used in the communications industry to analyze companies on the basis of operating performance, liquidity and leverage. We believe EBITDA allows a standardized comparison between companies in the industry, while minimizing the differences from depreciation policies, financial leverage and tax strategies. We also believe that EBITDA is useful as a means to evaluate our ability to pay dividends. While providing useful information, EBITDA should not be considered in isolation or as a substitute for consolidated statement of operations and cash flows data prepared in accordance with generally accepted accounting principles. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources."

        A reconciliation of net cash provided by operating activities of continuing operations to EBITDA follows (in thousands):

						Pro Forma
				Nine Months Ended September 30,			Nine Months Ended September 30, 2004
	Year Ended December 31,					Year Ended December 31, 2003
	2001	2002	2003	2003	2004
				(unaudited)		(unaudited)
Net cash provided by operating activities of continuing operations	$35,717	$55,632	$32,834	$23,658	$32,858	$89,828	$83,892
Adjustments:
Depreciation and amortization	(55,081)	(46,310)	(48,089)	(36,181)	(36,876)	(49,325)	(36,876)
Impairment of investments	—	(12,568)	—	—	—	—	—
Other non-cash items	(9,712)	1,281	1,866	3,768	(11,191)	(684)	(13,104)
Changes in assets and liabilities arising from continuing operations, net of acquisitions	3,654	(6,729)	5,139	4,102	1,612	5,139	1,612

Income (loss) from continuing operations	(25,422)	(8,694)	(8,250)	(4,653)	(13,597)	44,958	35,524
Adjustments:
Interest expense(2)	76,314	69,520	90,224	64,640	77,698	35,552	26,664
Provision (benefit) for income tax expense	431	518	(236)	250	279	(93)	279
Depreciation and amortization	55,081	46,310	48,089	36,181	36,876	49,325	36,876

EBITDA	$106,404	$107,654	$129,827	$96,418	$101,256	$129,742	$99,343

Certain covenants in our new credit facility will contain ratios based on Adjusted EBITDA and the restricted payment covenant in our new credit facility regulating the payment of dividends on our common stock will be based on Adjusted EBITDA. Adjusted EBITDA for any period is defined in our new credit facility as (1) the sum of Consolidated Net Income (which is defined in our new credit facility and includes distributions from investments), plus the following to the extent deducted from consolidated net income: provision for taxes, consolidated interest expense, depreciation, amortization, losses on sales of assets and other extraordinary losses, and certain other non-cash items, each as defined, minus (2) gains on sales of assets and other extraordinary gains and all non-cash items increasing consolidated net income for the period. For a more detailed definition of Adjusted EBITDA and Consolidated Net Income, see "Description of Certain Indebtedness—New Credit Facility." If our Adjusted EBITDA were to decline below certain levels, covenants in our new credit facility may be violated and could cause, among other things, a default under our new credit facility, or result in our inability to pay dividends. These covenants are summarized under "Description of Certain Indebtedness—New Credit Facility." A reconciliation of EBITDA to Adjusted EBITDA is as follows (in thousands):

						Pro Forma
				Nine Months Ended September 30,			Nine Months Ended September 30, 2004
	Year Ended December 31,					Year Ended December 31, 2003
	2001	2002	2003	2003	2004
				(unaudited)		(unaudited)
EBITDA	$106,404	$107,654	$129,827	$96,418	$101,256	$129,742	$99,343
Net (gain) loss on sale of investments and other assets	648	(34)	(608)	(595)	240	(608)	240
Impairment on investments	—	12,568	—	—	—	—	—
Equity in net earnings of investees	(4,930)	(7,798)	(10,092)	(7,235)	(7,929)	(10,092)	(7,929)
Distributions from investments(6)	5,013	9,018	10,775	8,650	11,810	10,775	11,810
Realized and unrealized losses on interest rate swaps	12,873	9,577	1,387	1,211	112	1,387	112
Loss on early retirement of debt	—	—	1,503	1,503	—	1,503	—
Non-cash stock based compensation	1,337	924	15	—	133	2,565	2,046
Deferred patronage dividends	(394)	(253)	(233)	(174)	(44)	(233)	(44)

Adjusted EBITDA	$120,951	$131,656	$132,574	$99,778	$105,578	$135,039	$105,578

(5)
Total access line equivalents includes both voice access lines and digital subscriber lines.

(6)
Includes distributions relating to minority investments and passive partnership interests. We do not control the timing or the amount of such distributions. The $11.8 million in distributions received in the nine months ended September 30, 2004 includes a non-recurring distribution of approximately $2.5 million. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity."

Risk Factors

        An investment in our common stock involves a number of risks. In addition to the other information contained in this prospectus, prospective investors should give careful consideration to the following factors. Any of the following risks could materially and adversely affect our business, consolidated financial conditions, results of operations or liquidity. In such case, you may lose all or part of your original investment. The risks described below are not the only risks facing us. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations.

Risks Related to our Common Stock and our Substantial Indebtedness

You may not receive the level of dividends provided for in the dividend policy our board of directors will adopt upon the closing of this offering or any dividends at all.

        Our board of directors will adopt a dividend policy, effective upon the closing of this offering, which reflects an intention to distribute a substantial portion of the cash generated by our business in excess of operating needs, interest and principal payments on our indebtedness, dividends on our future senior classes of capital stock, if any, capital expenditures, taxes and future reserves, if any, as regular quarterly dividends to our stockholders. Our board of directors may, in its discretion, amend or repeal this dividend policy. Our dividend policy is based upon our directors' current assessment of our business and the environment in which we operate, and that assessment could change based on competitive or technological developments (which could, for example, increase our need for capital expenditures) or new growth opportunities. In addition, future dividends with respect to shares of our common stock, if any, will depend on, among other things, our cash flows, cash requirements, financial condition, contractual restrictions, provisions of applicable law and other factors that our board of directors may deem relevant. Our board of directors may decrease the level of dividends provided for in the dividend policy or entirely discontinue the payment of dividends. Our new credit facility contains significant restrictions on our ability to make dividend payments. We cannot assure you that we will generate sufficient cash from continuing operations in the future, or have sufficient surplus or net profits, as the case may be, under Delaware law, to pay dividends on our common stock in accordance with the dividend policy established by our board of directors. If we were to use borrowings under our new credit facility's revolving facility to fund dividends, we would have less cash available for future dividends. The reduction or elimination of dividends may negatively affect the market price of our common stock.

To expand our business through acquisitions and service our indebtedness, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control. We may not generate sufficient funds from operations to consummate acquisitions, pay dividends with respect to shares of our common stock or repay or refinance our indebtedness at maturity or otherwise.

        We may not retain a sufficient amount of cash to finance a material expansion of our business, or to fund our operations consistent with past levels of funding in the event of a significant business downturn. In addition, because a substantial portion of cash available to pay dividends will be distributed to holders of our common stock under our dividend policy, our ability to pursue any material expansion of our business, including through acquisitions or increased capital spending, will depend more than it otherwise would on our ability to obtain third party financing. We cannot assure you that such financing will be available to us at all, or at an acceptable cost.

        Our ability to consummate acquisitions and to make payments on our indebtedness will depend on our ability to generate cash flow from operations in the future. This ability, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. We cannot assure you, however, that our business will generate sufficient cash flow from operations or that future borrowings will be available to us in an amount sufficient to enable us to pay our indebtedness or to fund our other liquidity needs.

        A significant portion of our cash flow from operations will be dedicated to capital expenditures and debt service. In addition, we currently expect to distribute a significant portion of our cash earnings to our stockholders in the form of quarterly dividends. As a result, we may not retain a sufficient amount of cash to finance growth opportunities, including acquisitions, or unanticipated capital expenditures or to fund our operations. In addition, if we reduce capital expenditures, the regulatory settlement payments we receive may decline.

        Borrowings under our new credit facility will bear interest at variable interest rates. Accordingly, if any of the base reference interest rates for the borrowings under our new credit facility increase, our interest expense will increase, which could negatively impact our ability to pay dividends on our common stock. In connection with this offering, we intend to enter into an interest rate swap agreement which will fix the interest rates on a substantial portion of the term loans under our new credit facility. After the interest rate swap agreement expires, our annual debt service obligations on such portion of the term loans will vary from year to year unless we enter into a new interest rate swap or purchase an interest rate cap or other interest rate hedge. If we choose to enter into a new interest rate swap or purchase an interest rate cap or other interest rate hedge in the future, the amount of cash available to pay dividends on our common stock may decrease. However, to the extent interest rates increase in the future, we may not be able to enter into a new interest rate swap or purchase an interest rate cap or other interest rate hedge on acceptable terms.

        In addition, prior to the maturity of our new credit facility, we will not be required to make any payments of principal on our new credit facility, and it is not likely that we will generate sufficient funds from operations to repay the principal amount of our indebtedness at maturity. We therefore will need to refinance our debt. We may not be able to refinance our new credit facility, or if refinanced, the refinancing may occur on less favorable terms, which may materially adversely affect our ability to pay dividends. If we were unable to refinance our new credit facility, our failure to repay all amounts due on the maturity date would cause a default under our new credit facility. We expect our required principal repayments under the term loan facility of our new credit facility to be approximately $590.0 million at its maturity in February 2012. Our interest expense may increase significantly if we refinance our new credit facility on terms that are less favorable to us than the terms of our new credit facility.

        We may also be forced to raise additional capital or sell assets and, if we are forced to pursue any of these options under distressed conditions, our business and the value of your investment in our common stock could be adversely affected. In addition, these alternatives may not be available to us when needed or on satisfactory terms due to prevailing market conditions, a decline in our business, legislative and regulatory factors or restrictions contained in the agreements governing our indebtedness.

If we have insufficient cash flow to cover the expected dividend payments under our dividend policy we would need to reduce or eliminate dividends or, to the extent permitted under the agreements governing our indebtedness, fund a portion of our dividends with additional borrowings.

        If we do not have sufficient cash to fund dividend payments, we would either reduce or eliminate dividends or, to the extent we were permitted to do so under our new credit facility and the agreements governing future indebtedness we may incur, fund a portion of our dividends with borrowings or from other sources. If we were to use working capital or permanent borrowings under our new credit facility's revolving facility to fund dividends, we would have less cash available for future dividends and other purposes, which could negatively impact our financial condition, our results of operations and our ability to maintain or expand our business.

Our substantial indebtedness could restrict our ability to pay dividends on our common stock and have an adverse impact on our financing options and liquidity position.

        As of September 30, 2004, after giving pro forma effect to the transactions, we would have had approximately $590.0 million of total consolidated indebtedness. Our substantial indebtedness could have important adverse consequences to the holders of our common stock, including:

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  limiting our ability to pay dividends on our common stock or make payments in connection with our other obligations, including, under our new credit facility;

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  limiting our ability in the future to obtain additional financing for working capital, capital expenditures or acquisitions;

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  we may not be able to refinance our indebtedness on terms acceptable to us or at all;

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  limiting our flexibility in planning for, or reacting to, changes in our business and the communications industry;

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  a significant portion of our cash flow from operations is likely to be dedicated to the payment of the principal of and interest on our indebtedness, thereby reducing funds available for future operations, acquisitions, dividends on our common stock and/or capital expenditures;

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  we may be more vulnerable to economic and industry downturns and conditions, including changes in interest rates; and

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  placing us at a competitive disadvantage compared to those of our competitors that have less indebtedness.

Despite our substantial indebtedness, we may still be able to incur substantially more indebtedness, which could further exacerbate the risks described above.

        Subject to certain covenants, our new credit facility will permit us to incur additional indebtedness. Any additional indebtedness that we may incur would exacerbate the risks described in the preceding risk factor.

Our new credit facility will contain significant limitations on distributions and other payments.

        Our new credit facility contains significant restrictions on our ability to pay dividends on our common stock based on meeting a total leverage ratio, satisfying a restricted payment covenant and compliance with other conditions, as described in detail under "Description of Certain Indebtedness—New Credit Facility."

We may amend the terms of our new credit facility, or we may enter into new agreements that govern our indebtedness, and the amended terms or new agreements may further significantly affect our ability to pay dividends to holders of our common stock.

        As a result of general economic conditions, conditions in the lending markets, the results of our business or for any other reason, we may elect or be required to amend or refinance our new credit facility, at or prior to maturity, or enter into additional agreements for indebtedness. Any such amendment, refinancing or additional agreement may contain covenants which could limit in a significant manner our ability to pay dividends to you.

FairPoint Communications, Inc. is a holding company and relies on dividends, interest and other payments, advances and transfers of funds from its operating subsidiaries and investments to meet its debt service and other obligations.

        FairPoint Communications, Inc., or FairPoint, is a holding company and conducts all of its operations through its operating subsidiaries. FairPoint currently has no significant assets other than equity interests in its first tier subsidiaries. These first tier subsidiaries have no significant assets other than a direct or indirect equity interest in FairPoint's operating subsidiaries. As a result, FairPoint will rely on dividends and other payments or distributions from its operating subsidiaries to pay dividends with respect to its common stock and to meet its debt service obligations generally. The ability of FairPoint's subsidiaries to pay dividends or make other payments or distributions to FairPoint will depend on their respective operating results and may be restricted by, among other things:

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  the laws of their jurisdiction of organization, which may limit the amount of funds available for the payment of dividends;

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  agreements of those subsidiaries;

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  the terms of FairPoint's new credit facility; and

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  the covenants of any future outstanding indebtedness FairPoint or its subsidiaries incur.

        FairPoint's operating subsidiaries have no obligation, contingent or otherwise, to make funds available to FairPoint, whether in the form of loans, dividends or other distributions. In addition, we have a number of minority investments and passive partnership interests from which we receive distributions. For example, in 2003 and the nine months ended September 30, 2004, we received $10.8 million and $11.8 million, respectively, of distributions from such investments and interests, which represented a material portion of our cash flow. The $11.8 million received in the nine months ended September 30, 2004 includes a non-recurring $2.5 million distribution. We do not control the timing or amount of distributions from such investments or interests and we may not have access to the cash flows of these entities.

        Accordingly, our ability to pay dividends with respect to shares of our common stock and to repay our new credit facility at maturity or otherwise may be dependent upon factors beyond our control. Subject to limitations in our new credit facility, FairPoint's subsidiaries may also enter into agreements that contain covenants prohibiting them from distributing or advancing funds or transferring assets to FairPoint under certain circumstances, including to pay dividends.

Our new credit facility contains covenants that limit our business flexibility by imposing operating and financial restrictions on our operations.

        Covenants in our new credit facility impose significant operating and financial restrictions on us. These restrictions prohibit or limit, among other things:

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  the incurrence of additional indebtedness and the issuance by our subsidiaries of preferred stock;

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  the payment of dividends on, and purchases or redemptions of, capital stock;

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  a number of other restricted payments, including investments;

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  the creation of liens;

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  the ability of our subsidiaries to guarantee our and their indebtedness;

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  specified sales of assets;

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  the creation of encumbrances or restrictions on the ability of our subsidiaries to distribute and advance funds or transfer assets to us or any other subsidiary;

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  specified transactions with affiliates;

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  sale and leaseback transactions;

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  our ability to enter lines of business outside the communications business; and

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  certain consolidations, mergers and sales and transfers of assets by or involving us.

        Our new credit facility also contains covenants which require us to maintain specified financial ratios and satisfy financial condition tests, including, without limitation, a maximum total leverage ratio and a minimum interest coverage ratio.

If we are unable to comply with the covenants in the agreements governing our indebtedness, we could be in default under our indebtedness which could result in our inability to make dividend payments on our common stock.

        Our ability to comply with the covenants, ratios or tests contained in our new credit facility or in the agreements governing our future indebtedness may be affected by events beyond our control, including prevailing economic, financial and industry conditions. A breach of any of these covenants, ratios or tests could result in a default under our new credit facility. Certain events of default under our new credit facility would prohibit us from making dividend payments on our common stock. In addition, upon the occurrence of an event of default under our new credit facility, the lenders could elect to declare all amounts outstanding under our new credit facility, together with accrued interest, to be immediately due and payable. If we were unable to repay those amounts, the lenders could proceed against the security granted to them to secure that indebtedness. If the lenders accelerate the payment of the indebtedness under our new credit facility, our assets may not be sufficient to repay in full the indebtedness under our new credit facility and our other indebtedness, if any.

Limitations on usage of net operating loss carry forwards, and other factors requiring us to pay cash taxes in future periods, may affect our ability to pay dividends to you.

        The transactions will result in an "ownership change" within the meaning of the U.S. federal income tax laws addressing net operating loss carry forwards, alternative minimum tax credits and other similar tax attributes. As a result of such ownership change, there will be specific limitations on our ability to use our net operating loss carry forwards and other tax attributes from periods prior to the transactions. Although it is not expected that such limitations will materially affect our U.S. federal and state income tax liability in the near-term, it is possible in the future that such limitations could limit our ability to utilize such tax attributes and, therefore, result in an increase in our U.S. federal and state income tax liability. In addition, in the future we may be required to pay cash income taxes because all of our net operating loss carry forwards have been used or have expired. Limitations on our usage of net operating loss carry forwards, and other factors requiring us to pay cash taxes in the future, would reduce the funds available for the payment of dividends and might require us to reduce or eliminate the dividends on our common stock.

Before this offering, there has not been a public market for our common stock. The price of our common stock may fluctuate substantially, which could negatively affect holders of our common stock.

        The initial public offering price of our common stock has been determined by negotiations among us, our existing equity investors and the representatives of the underwriters and may not be indicative of the market price for our common stock in the future. It is possible that an active trading market for our common stock will not develop or be sustained after this offering. Even if a trading market develops, the market price of our common stock may fluctuate widely as a result of various factors, such as period-to-period fluctuations in our operating results, sales of our common stock by principal stockholders, developments in the telecommunications industry, the failure of securities analysts to cover our common stock after this offering or changes in financial estimates by analysts, competitive factors, regulatory developments, economic and other external factors, general market conditions and market conditions affecting the stock of telecommunications companies in particular. Telecommunications companies have in the past experienced extreme volatility in the trading prices and volumes of their securities, which has often been unrelated to operating performance. Any such market volatility may have a significant adverse effect on the market price of our common stock.

Future sales or the possibility of future sales of a substantial amounts of our common stock may depress the price of our common stock.

        Future sales, or the availability for sale in the public market, of substantial amounts of our common stock could adversely affect the prevailing market price of our common stock, and could impair our ability to raise capital through future sales of equity securities.

        Upon consummation of this offering, there will be 34,925,435 shares of our common stock outstanding (including 473,716 shares of restricted stock which will begin to vest on April 1, 2006). The 25,000,000 shares of our common stock sold in this offering will be freely transferable without restriction or further registration under the Securities Act unless such shares are held by our "affiliates," as that term is defined in Rule 144 under the Securities Act. The remaining shares of our common stock owned as of the closing of this offering by our existing equity investors, our directors, certain members of our management and our current and former employees will be restricted securities within the meaning of Rule 144 under the Securities Act, but will be eligible for resale subject to the applicable provisions of Rule 144. We, our executive officers and directors and substantially all of our significant equity holders have agreed to a "lock-up," meaning that, subject to specified exceptions, neither we nor they will sell any shares without the prior consent of the representatives of the underwriters for 180 days after the date of this prospectus. Following the expiration of this 180-day lock-up period, all of these shares of our common stock will be eligible for future sale, subject to the applicable provisions of Rule 144. In addition, on the closing date of this offering, members of our management and other employees will hold fully vested, exercisable and in-the-money stock options to purchase a total of 115,730 shares of our common stock. Finally, our existing equity investors and certain members of management have certain registration rights with respect to our common stock that they will retain, or may acquire upon the exercise of stock options, following this offering. See "Shares Eligible for Future Sale" for a discussion of the shares of our common stock that may be sold into the public market in the future.

        We may issue shares of our common stock, or other securities, from time to time as consideration for future acquisitions and investments. In the event any such acquisition or investment is significant, the number of shares of our common stock, or the number or aggregate principal amount, as the case may be, of other securities that we may issue may in turn be significant. We may also grant registration rights covering those shares or other securities in connection with any such acquisitions and investments.

If you purchase shares of our common stock, you will experience immediate and substantial dilution.

        Investors purchasing shares of our common stock in the offering will experience immediate and substantial dilution in the net tangible book value of their shares. At the initial public offering price of $19.00 per share, dilution to new investors is $27.54 per share. Additional dilution will occur upon exercise of outstanding stock options. If we seek additional capital in the future, the issuance of shares of our common stock or securities convertible into shares of our common stock in order to obtain such capital may lead to further dilution of your equity investment. See "Dilution."

Our restated certificate of incorporation and amended and restated by-laws and several other factors could limit another party's ability to acquire us and deprive our investors of the opportunity to obtain a takeover premium for their securities.

        A number of provisions in our restated certificate of incorporation and amended and restated by-laws will make it difficult for another company to acquire us and for you to receive any related takeover premium for your securities. For example, our restated certificate of incorporation provides that certain provisions of our restated certificate of incorporation can only be amended by a vote of two-thirds or more in voting power of all the outstanding shares of capital stock and that stockholders generally may not act by written consent and only stockholders representing at least 50% in voting power may request that our board of directors call a special meeting. Our restated certificate of incorporation provides for a classified board of directors and authorizes the issuance of preferred stock without stockholder approval and upon such terms as the board of directors may determine. The rights of the holders of shares of our common stock will be subject to, and may be adversely affected by, the rights of holders of any class or series of preferred stock that may be issued in the future.

We may, under certain circumstances, suspend your rights of stock ownership the exercise of which would result in any inconsistency with, or violation of, any applicable communications law.

        Our restated certificate of incorporation will provide that so long as we hold any authorization, license, permit, order, filing or consent from the Federal Communications Commission or any state regulatory commission having jurisdiction over us, we will have the right to request certain information from our stockholders. If any stockholder from whom such information is requested should fail to respond to such a request or we conclude that the ownership of, or the existence or exercise of any rights of stock ownership with respect to, shares of our capital stock by such stockholder, could result in any inconsistency with, or violation of, any applicable communications law, we may suspend those rights of stock ownership the existence or exercise of which would result in any inconsistency with, or violation of, any applicable communications law, and we may exercise any and all appropriate remedies, at law or in equity, in any court of competent jurisdiction, against any stockholder, with a view towards obtaining such information or preventing or curing any situation which would cause an inconsistency with, or violation of, any provision of any applicable communications law. See "Description of Capital Stock—Regulatory Ownership Provisions."

Risks Related to our Business

We provide services to our customers over access lines, and if we lose access lines, our business and results of operations may be adversely affected.

        Our business generates revenue by delivering voice and data services over access lines. We have experienced net voice access line loss of 0.5% for the period from December 31, 2000 through December 31, 2003 and 2.6% for the period from September 30, 2003 through September 30, 2004 due to challenging economic conditions, increased competition and the introduction of digital subscriber line services. We may continue to experience net access line loss in our markets. Our inability to retain access lines could adversely affect our business and results of operations.

We are subject to competition that may adversely impact us.

        As an incumbent carrier, we historically have experienced little competition in our rural telephone company markets. Nevertheless, the market for telecommunications services is highly competitive. Regulation and technological innovation change quickly in the telecommunications industry, and changes in these factors historically have had, and may in the future have, a significant impact on competitive dynamics. In certain of our rural markets, we face competition from wireless telephone system operators, which may increase as wireless technology improves. We also face competition from cable television operators. We may face additional competition from new market entrants, such as providers of wireless broadband, voice over internet protocol, satellite telecommunications and electric utilities. The Internet services market is also highly competitive, and we expect that competition will intensify. Some of our competitors have brand recognition and financial, personnel, marketing and other resources that are significantly greater than ours. In addition, consolidation and strategic alliances within the communications industry or the development of new technologies could affect our competitive position. We cannot predict the number of competitors that will emerge, especially as a result of existing or new federal and state regulatory or legislative actions, but increased competition from existing and new entities could have a material adverse effect on our business.

        Competition may lead to loss of revenues and profitability as a result of numerous factors, including:

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  loss of customers (in general, when we lose a customer for local service we also lose that customer for all related services);

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  reduced usage of our network by our existing customers who may use alternative providers for long distance and data services;

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  reductions in the prices for our services which may be necessary to meet competition; and/or

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  increases in marketing expenditures and discount and promotional campaigns.

In addition, our provision of long distance service is subject to a highly competitive market served by large nation-wide carriers that enjoy brand name recognition.

We may not be able to successfully integrate new technologies, respond effectively to customer requirements or provide new services.

        The communications industry is subject to rapid and significant changes in technology, frequent new service introductions and evolving industry standards. We cannot predict the effect of these changes on our competitive position, profitability or industry. Technological developments may reduce the competitiveness of our networks and require unbudgeted upgrades or the procurement of additional products that could be expensive and time consuming. In addition, new products and services arising out of technological developments may reduce the attractiveness of our services. If we fail to adapt successfully to technological changes or obsolescence or fail to obtain access to important new technologies, we could lose customers and be limited in our ability to attract new customers and/or sell new services to our existing customers. An element of our business strategy is to deliver enhanced and ancillary services to customers. The successful delivery of new services is uncertain and dependent on many factors, and we may not generate anticipated revenues from such services.

We rely on a limited number of key suppliers and vendors to operate our business. If these suppliers or vendors experience problems or favor our competitors, we could fail to obtain sufficient quantities of products and services we require to operate our business successfully.

        We depend on a limited number of suppliers and vendors for equipment and services relating to our network infrastructure. If these suppliers experience interruptions or other problems delivering these network components on a timely basis, subscriber growth and our operating results could suffer significantly. If proprietary technology of a supplier is an integral component of our network, we could be effectively locked into one of a few suppliers for key network components. As a result we have become reliant upon a limited number of network equipment manufacturers, including Nortel Networks Corporation and Siemens Information and Communication Networks, Inc. In addition, when our new billing platform is completed, we will rely on a single outsourced supplier to support our billing and related customer care services. In the event it becomes necessary to seek alternative suppliers and vendors, we may be unable to obtain satisfactory replacement suppliers or vendors on economically attractive terms, on a timely basis, or at all, which could increase costs and may cause disruptions in services.

Our relationships with other telecommunications companies are material to our operations and their financial difficulties may adversely affect our business and results of operations.

        We originate and terminate calls for long distance carriers and other interexchange carriers over our network and for that service we receive payments for access charges. These payments represent a significant portion of our revenues. Should these carriers go bankrupt or experience substantial financial difficulties, our inability to then collect access charges from them could have a negative effect on our business and results of operations.

We face risks associated with acquired businesses and potential acquisitions.

        We have grown rapidly by acquiring other businesses. Since 1993, we have acquired 30 rural telephone businesses and we continue to own and operate 26 such businesses. We expect that a portion of our future growth will result from additional acquisitions, some of which may be material. Growth through acquisitions entails numerous risks, including:

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  strain on our financial, management and operational resources, including the distraction of our management team in identifying potential acquisition targets, conducting due diligence and negotiating acquisition agreements;

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  difficulties in integrating the network, operations, personnel, products, technologies and financial, computer, payroll and other systems of acquired businesses;

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  difficulties in enhancing our customer support resources to adequately service our existing customers and the customers of acquired businesses;

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  the potential loss of key employees or customers of the acquired businesses;

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  unanticipated liabilities or contingencies of acquired businesses;

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  not achieving projected cost savings or cash flow from acquired businesses;

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  fluctuations in our operating results caused by incurring considerable expenses to acquire businesses before receiving the anticipated revenues expected to result from the acquisitions;

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  difficulties in finding suitable acquisition candidates;

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  difficulties in making acquisitions based on attractive terms due to increased competitiveness; and

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  difficulties in obtaining and maintaining any required regulatory authorizations in connection with acquisitions.

        In addition, future acquisitions by us could result in the incurrence of indebtedness or contingent liabilities, which could have a material adverse effect on our business and our ability to pay dividends on our common stock, provide adequate working capital and service our indebtedness.

        We cannot assure you that we will be able to successfully complete the integration of the businesses that we have already acquired or successfully integrate any businesses that we might acquire in the future. If we fail to do so, or if we do so but at greater cost than we anticipated, or if our acquired businesses do not experience significant growth, there will be a risk that our business may be adversely affected.

We may need additional capital to continue growing through acquisitions.

        We may need additional financing to continue growing through acquisitions. Such additional financing may be in the form of additional debt, which would increase our leverage. We may not be able to raise sufficient additional capital at all or on terms that we consider acceptable.

A system failure could cause delays or interruptions of service, which could cause us to lose customers.

        To be successful, we will need to continue to provide our customers reliable service over our network. Some of the risks to our network and infrastructure include:

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  physical damage to access lines;

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  power surges or outages;

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  software defects; and

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  disruptions beyond our control.

        Disruptions may cause interruptions in service or reduced capacity for customers, either of which could cause us to lose customers and incur expenses.

Our new integrated billing platform may not be completed on time or may not function properly.

        We are in the process of converting our six billing systems into a single integrated billing platform for our customers. As of September 30, 2004, we had made capital expenditures of approximately $2.2 million with respect to such conversion. We expect to make an additional $6.5 million of capital expenditures to complete such conversion. One of the primary reasons for undertaking this conversion is to consolidate and streamline our internal controls so that we will be able to comply with the management certification and auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002. The portion of the conversion that will enable us to comply with these requirements is expected to be completed by the end of 2005 and the full conversion is expected to be completed in the second quarter of 2006. The failure to successfully complete this conversion could disrupt our billing process, which could have a material adverse effect on our business, financial condition and results of operations, and could cause us not to be in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act. See "—We will be exposed to risks relating to evaluations of controls required by Section 404 of the Sarbanes-Oxley Act of 2002."

We depend on third parties for our provision of long distance services.

        Our provision of long distance services is dependent on underlying agreements with other carriers that provide us with transport and termination services. These agreements are based, in part, on our estimate of future supply and demand and may contain minimum volume commitments. If we overestimate demand, we may be forced to pay for services we do not need. If we underestimate demand, we may need to acquire additional capacity on a short-term basis at unfavorable prices, assuming additional capacity is available. If additional capacity is not available, we will not be able to meet this demand. In addition, if we cannot meet any minimum volume commitments, we may be subject to underutilization charges, termination charges, or rate increases which may adversely affect our results of operations.

We may not be able to maintain the necessary rights-of-way for our networks.

        We are dependent on rights-of-way and other permits from railroads, utilities, state highway authorities, local governments and transit authorities to install conduit and related telecommunications equipment for any expansion of our networks. We may need to renew current rights-of-way for our networks and cannot assure you that we would be successful in renewing these agreements on acceptable terms. Some of our agreements may be short-term, revocable at will, or subject to termination upon customary default provisions, and we may not have access to existing rights-of-way after they have expired or terminated. If any of these agreements were terminated or could not be renewed, we may be required to remove our existing facilities from under the streets or abandon our networks. Similarly, we may not be able to obtain right-of-way agreements on favorable terms, or at all, in new service areas, and, if we are unable to do so, our ability to expand our networks, if we decide to do so, could be impaired.

Our success depends on our ability to attract and retain qualified management and other personnel.

        Our success depends upon the talents and efforts of our senior management team. With the exception of Eugene Johnson, our Chairman and Chief Executive Officer, none of these senior executives are employed by us pursuant to an employment agreement. The loss of any such management personnel, due to retirement or otherwise, and the inability to attract and retain highly qualified technical and management personnel in the future, could have a material adverse effect on our business, financial condition and results of operations.

We may face significant future liabilities or compliance costs in connection with environmental and worker health and safety matters.

        Our operations and properties are subject to federal, state and local laws and regulations relating to protection of the environment, natural resources, and worker health and safety, including laws and regulations governing the management, storage and disposal of hazardous substances, materials and wastes. Under certain environmental laws, we could be held liable, jointly and severally and without regard to fault, for the costs of investigating and remediating any contamination at owned or operated properties; or for contamination arising from the disposal by us or our predecessors of hazardous wastes at formerly-owned properties or at third-party waste disposal sites. In addition, we could be held responsible for third-party property or personal injury claims relating to any such contamination or relating to violations of environmental laws. Changes in existing laws or regulations or future acquisitions of businesses could require us to incur substantial costs in the future relating to such matters.

We will be exposed to risks relating to evaluations of controls required by Section 404 of the Sarbanes-Oxley Act of 2002.

        Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and related regulations implemented by the Securities and Exchange Commission, the New York Stock Exchange and the Public Company Accounting Oversight Board, are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time consuming. We will be evaluating our internal controls systems to allow management to report on, and our independent auditors to attest to, our internal controls. We will be performing the system and process evaluation and testing (and any necessary remediation, including the conversion of our various billing systems into a single integrated billing platform) required to comply with the management certification and auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. While we anticipate being able to fully implement the requirements relating to internal controls and all other aspects of Section 404 by our December 31, 2005 deadline, we cannot be certain as to the timing of completion of our evaluation, testing and remediation actions or the impact of the same on our operations. If we are not able to implement the requirements of Section 404 in a timely manner or with adequate compliance (including due to our failure to successfully complete the conversion of our various billing systems into a single integrated billing platform), we might be subject to sanctions or investigation by regulatory authorities, such as the Securities and Exchange Commission, the New York Stock Exchange or the Public Company Accounting Oversight Board. Any such action could adversely affect our financial results or investors' confidence in us, and could cause our stock price to fall. In addition, the controls and procedures that we will implement may not comply with all of the relevant rules and regulations of the Securities and Exchange Commission, the New York Stock Exchange and the Public Company Accounting Oversight Board. If we fail to develop and maintain effective controls and procedures, we may be unable to provide financial information in a timely and reliable manner.

Risks Related to our Regulatory Environment

We are subject to significant regulations that could change in a manner adverse to us.

        We operate in a heavily regulated industry, and the majority of our revenues generally have been supported by regulations, including access revenue and Universal Service Fund support for the provision of telephone services in rural areas. Laws and regulations applicable to us and our competitors may be, and have been, challenged in the courts, and could be changed by Congress or regulators. In addition, any of the following have the potential to have a significant impact on us:

        Risk of loss or reduction of network access charge revenues.    Almost 48% of our revenues come from network access charges, which are paid to us by intrastate and interstate long distance carriers for originating and terminating calls in the regions served. This 48% also includes Universal Service Fund payments for local switching support, long term support and interstate common line support. In recent years, several of these long distance carriers have declared bankruptcy. Future declarations of bankruptcy by a carrier that utilizes our access services could negatively impact our financial results. The amount of access charge revenues that we receive is based on rates set by federal and state regulatory bodies, and such rates could change. Further, from time to time federal and state regulatory bodies conduct rate cases and/or "earnings" reviews, which may result in rate changes. The Federal Communications Commission has reformed and continues to reform the federal access charge system. States often mirror these federal rules in establishing intrastate access charges. In October 2001, the Federal Communications Commission reformed the system to reduce interstate access charges and shift a portion of cost recovery, which historically have been based on minutes-of-use, to flat-rate, monthly per line charges on end-user customers rather than long distance carriers. As a result, the aggregate amount of access charges paid by long distance carriers to access providers, such as our rural local exchange carriers, has decreased and may continue to decrease. Although these changes were implemented on a revenue neutral basis (with commensurate increases in other charges and Universal Service Fund support), there is no assurance that future changes in access charge rates will be implemented on a revenue neutral basis. It is unknown at this time what additional changes, if any, the Federal Communications Commission may eventually adopt. Furthermore, to the extent our rural local exchange carriers become subject to competition, such access charges could be paid to competing communications providers rather than to us. Additionally, the intrastate access charges we receive may be reduced as a result of wireless competition. Regulatory developments of this type could adversely affect our business, revenue or profitability.

        Risk of loss or reduction of Universal Service Support.    We receive Universal Service Fund revenues to support the high cost of our operations in rural markets. For the year ended December 31, 2003, approximately 8% of our revenues resulted from the high cost loop support we received from the Universal Service Fund and was based upon our average cost per loop compared to the national average cost per loop. For example, if the national average cost per loop increases and our operating costs (and average cost per loop) remain constant or decrease, the payments we receive from the Universal Service Fund would decline. Conversely, if the national average cost per loop decreases and our operating costs (and average cost per loop) remain constant or increase, the payments we receive from the Universal Service Fund would increase. Over the past year, the national average cost per loop in relation to our average cost per loop has increased and management believes the national average cost per loop may continue to increase in relation to our average cost per loop and, as a result, the payments we receive from the Universal Service Fund could decline. This support fluctuates based upon the historical costs of our operating companies. In addition to the Universal Service Fund high cost loop support, we also receive Universal Service Fund support payments, which include local switching support, long term support, and interstate common line support that used to be included in our interstate access charge revenues (the Federal Communications Commission has recently merged long term support into interstate common line support). If our rural local exchange carriers were unable to receive support from the Universal Service Fund, or if such support was reduced, many of our rural local exchange carriers would be unable to operate as profitably as they have historically, in the absence of our implementation of increases in charges for other services. Moreover, if we raise prices for services to offset loss of Universal Service Fund payments, the increased pricing of our services may disadvantage us competitively in the marketplace, resulting in additional potential revenue loss.

        The Telecommunications Act of 1996, or the Telecommunications Act, provides that eligible telecommunications carriers, including competitors to rural local exchange carriers, may obtain the same per line support as the rural local exchange carriers receive if a state commission determines that granting such support to competitors would be in the public interest. In fact, wireless telecommunications providers in certain of our markets have obtained matching support payments from the Universal Service Fund, but that has not led to a loss of revenues for our rural local exchange carriers under existing regulations. Any shift in universal service regulation, however, could have an adverse effect on our business, revenue or profitability.

        During the last three years, pursuant to recommendations made by the Multi-Association Group and the Rural Task Force, the Federal Communications Commission has made certain modifications to the universal service support system that changed the sources of support and the method for determining the level of support. These changes have been revenue neutral to our operations. It is unclear whether the changes in methodology will continue to accurately reflect the costs incurred by our rural local exchange carriers, and whether it will provide for the same amount of universal service support that our rural local exchange carriers have received in the past. In addition, several parties have raised objections to the size of the universal service support fund and the types of services eligible for support. A number of issues regarding the source and amount of contributions to, and eligibility for payments from, the Universal Service Fund are pending and will likely be addressed by the Federal Communications Commission or Congress in the near future. The outcome of any regulatory proceedings or legislative changes could affect the amount of universal service support that we receive, and could have an adverse effect on our business, revenue or profitability.

        The Federal State Joint Board has recently issued recommendations for the resolution of portability of Universal Service Fund support. The Federal State Joint Board recommended that:

  •
  a set of permissive federal guidelines be developed to ensure that the public interest is served before eligible telecommunications carriers are designated;

  •
  support be limited to a single connection that provides access to the public telephone network; and

  •
  the basis for providing support be considered and further clarified during the comprehensive review of the Universal Service Fund to be completed in 2006.

        The Federal Communications Commission statutorily must act on these recommendations by February 27, 2005. In addition, the Federal Communications Commission is considering resolution of the method by which contributions to the Universal Service Fund are determined.

        Risk of loss of statutory exemption from burdensome interconnection rules imposed on incumbent local exchange carriers.    Our rural local exchange carriers are exempt from the Telecommunications Act's more burdensome requirements governing the rights of competitors to interconnect to incumbent local exchange carrier networks and to utilize discrete network elements of the incumbent's network at favorable rates. If state regulators decide that it is in the public's interest to impose these more burdensome interconnection requirements on us, we would be required to provide unbundled network elements to competitors. As a result, more competitors could enter our traditional telephone markets than are currently expected and we could incur additional administrative and regulatory expenses, and experience additional revenue losses.

        Risks posed by costs of regulatory compliance.    Regulations create significant compliance costs for us. Our subsidiaries that provide intrastate services are generally subject to certification, tariff filing and other ongoing regulatory requirements by state regulators. Our interstate access services are provided in accordance with tariffs filed with the Federal Communications Commission. Challenges to our tariffs by regulators or third parties or delays in obtaining certifications and regulatory approvals could cause us to incur substantial legal and administrative expenses, and, if successful, such challenges could adversely affect the rates that we are able to charge our customers.

        Our business also may be impacted by legislation and regulation imposing new or greater obligations related to assisting law enforcement, bolstering homeland security, minimizing environmental impacts, or addressing other issues that impact our business. For example, existing provisions of the Communications Assistance for Law Enforcement Act and Federal Communications Commission regulations implementing the Communications Assistance for Law Enforcement Act require telecommunications carriers to ensure that their equipment, facilities, and services are able to facilitate authorized electronic surveillance. We cannot predict whether and when the Federal Communications Commission might modify its Communications Assistance for Law Enforcement Act rules or any other rules or what compliance with new rules might cost. Similarly, we cannot predict whether or when federal or state legislators or regulators might impose new security, environmental or other obligations on our business.

        For a more thorough discussion of the regulatory issues that may affect our business, see "Regulation."

Regulatory changes in the telecommunications industry could adversely affect our business by facilitating greater competition against us, reducing potential revenues or raising our costs.

        The Telecommunications Act provides for significant changes and increased competition in the telecommunications industry, including the local telecommunications and long distance industries. This statute and the Federal Communications Commission's implementing regulations remain subject to judicial review and additional rulemakings of the Federal Communications Commission, thus making it difficult to predict what effect the legislation will have on us, including our operations and our revenues and expenses, and our competitors. Several regulatory and judicial proceedings have recently concluded, are underway or may soon be commenced, that address issues affecting our operations and those of our competitors. We cannot predict the outcome of these developments, nor can we assure that these changes will not have a material adverse effect on us or our industry.

        For a more thorough discussion of the regulatory issues that may affect our business, see "Regulation."

The failure to obtain necessary regulatory approvals could impede the consummation of a potential acquisition.

        Our acquisitions likely will be subject to federal, state and local regulatory approvals. We cannot assure you that we will be able to obtain any necessary approvals, in which case a potential acquisition could be delayed or not consummated. For example, in June 2003, we executed an agreement and plan of merger with respect to the acquisition of Berkshire Telephone Corporation and we have not yet received the regulatory approvals required to consummate that acquisition.

Forward-Looking Statements

        Some statements in this prospectus are known as "forward-looking statements." Forward-looking statements may relate to, among other things:

  •
  our dividend policy and expectations regarding dividend payments,

  •
  minimum Adjusted EBITDA estimates,

  •
  future performance generally,

  •
  business development activities,

  •
  future capital expenditures,

  •
  distributions from minority investments and passive partnership interests,

  •
  net operating loss carry forwards,

  •
  technological developments and changes in the telecommunications industry,

  •
  financing sources and availability,

  •
  regulatory support payments, and

  •
  the effects of regulation and competition.

        Many statements under the captions "Prospectus Summary," "Risk Factors," "Dividend Policy and Restrictions," "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," "Regulation" and elsewhere in this prospectus are "forward-looking statements." These forward-looking statements include, but are not limited to, statements about our plans, objectives, expectations and intentions and other statements contained in the prospectus that are not historical facts. When used in this prospectus, the words "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and similar expressions are generally intended to identify forward-looking statements. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including our plans, objectives, expectations and intentions and other factors discussed under "Risk Factors" and other parts of this prospectus. You should not place undue reliance on these forward-looking statements, which reflect our management's view only as of the date of this prospectus.

Dividend Policy and Restrictions

General

        Our board of directors will adopt a dividend policy, effective upon the closing of this offering, under which a substantial portion of the cash generated by our business in excess of operating needs, interest and principal payments on our indebtedness, dividends on our future senior classes of capital stock, if any, capital expenditures, taxes and future reserves, if any, would in general be distributed as regular quarterly dividend payments to the holders of our common stock, rather than retained by us and used for other purposes, including to finance growth opportunities. This policy reflects our judgment that our stockholders would be better served if we distributed to them such substantial portion of the excess cash generated by our business instead of retaining it in our business. However, as described more fully below, you may not receive any dividends as a result of the following factors:

  •
  nothing requires us to pay dividends;

  •
  while our current dividend policy contemplates the distribution of a substantial portion of our cash in excess of operating needs, interest and principal payments on our indebtedness, dividends on our future senior classes of capital stock, if any, capital expenditures, taxes and future reserves, if any, this policy could be modified or revoked by our board of directors at any time;

  •
  even if our dividend policy was not modified or revoked, the actual amount of dividends distributed under this policy and the decision to make any distributions is entirely at the discretion of our board of directors;

  •
  the amount of dividends distributed is subject to covenant restrictions under our new credit facility;

  •
  the amount of dividends distributed is subject to restrictions under Delaware law;

  •
  our stockholders have no contractual or other legal right to receive dividends; and

  •
  we may not have enough cash to pay dividends due to changes in our cash from operations, distributions we receive from minority investments and passive partnership interests, working capital requirements and/or anticipated cash needs.

        We believe that our dividend policy will limit, but not preclude, our ability to pursue growth. If we continue paying dividends at the level currently anticipated under our dividend policy, we expect that we would need additional financing to fund significant acquisitions or to pursue growth opportunities requiring capital expenditures significantly beyond our current expectations. However, we intend to retain sufficient cash after the distribution of dividends to permit the pursuit of growth opportunities that do not require material capital investment. For further discussion of the relationship of our dividend policy to our ability to pursue potential growth opportunities, see "—Assumptions and Considerations" below.

        In accordance with our dividend policy, we currently intend to pay an initial dividend under this policy of $                per share for the period from the closing date of this offering through March 31, 2005 on or about April 15, 2005, and to continue to pay quarterly dividends at an annual rate of $1.59125 per share for the first four full fiscal quarters following the closing of this offering. In respect of the first four full fiscal quarters following the closing of this offering, this would be $54.8 million in the aggregate. This aggregate amount of dividends does not include any dividends with respect to 115,730 shares of our common stock issuable upon the exercise of fully vested, exercisable and in-the-money stock options or 473,716 shares of restricted stock to be awarded under our 2005 stock incentive plan on the closing date of this offering, which shares will begin to vest on April 1, 2006 and will not be entitled to receive dividends for any period prior to April 1, 2006. Dividends on our common stock will not be cumulative. Consequently, if dividends on our common stock are not declared and/or paid at the targeted level, our stockholders will not be entitled to receive such payments in the future. In determining our initial dividend level, we reviewed and analyzed, among other things, our operating and financial performance in recent years, the anticipated cash requirements associated with our capital structure, our anticipated capital expenditure requirements, our other anticipated cash needs, the terms of our new credit facility, applicable provisions of Delaware law, other potential sources of liquidity and various other aspects of our business.

        We have not paid dividends on our common stock in the past.

Minimum Adjusted EBITDA

        We do not as a matter of course make public projections as to future sales, earnings, or other results. However, our management has prepared the estimated financial information set forth below to present the estimated cash available to pay dividends based on minimum Adjusted EBITDA. The accompanying estimated financial information was not prepared with a view toward complying with the Public Company Accounting Oversight Board guidelines with respect to prospective financial information, but, in the view of our management, was prepared on a reasonable basis, reflects the best currently available estimates and judgments, and presents, to the best of management's knowledge and belief, our expected course of action and our expected future financial performance. However, this information is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this prospectus are cautioned not to place undue reliance on the estimated financial information.

        Neither our independent registered public accounting firm nor any other independent registered public accounting firm has compiled, examined, or performed any procedures with respect to the estimated financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the estimated financial information.

        The assumptions and estimates underlying the estimated financial information below are inherently uncertain and, though considered reasonable by our management as of the date of its preparation, are subject to a wide variety of significant business, economic, and competitive risks and uncertainties, including those described under "Risk Factors." Accordingly, there can be no assurance that the estimated financial information is indicative of our future performance or that the actual results will not differ materially from the estimated financial information presented below.

        We believe that in order to fund dividend payments to holders of our common stock at the level described above solely from cash generated by our business, our Adjusted EBITDA for the first four full fiscal quarters following the closing of this offering would need to be at least $120.5 million and our Adjusted EBITDA with respect to each such quarter would need to be at least $30.1 million. Based on a review and analysis conducted by our management and our board of directors as described under "—Assumptions and Considerations" below, we believe that our Adjusted EBITDA for the first four full fiscal quarters following the closing of this offering will be at least $120.5 million and our Adjusted EBITDA with respect to each such quarter will be at least $30.1 million. If our Adjusted EBITDA with respect to such periods were at or above these levels, we would be able to make the full targeted dividend payments on our common stock and we would be permitted to make such payments under the leverage ratio and restricted payment covenants in our new credit facility.

        The table below sets forth our calculation that $120.5 million of Adjusted EBITDA would be sufficient to fund dividend payments at the targeted levels on our common stock for the first four full fiscal quarters following the closing of this offering (excluding any dividends payable with respect to 115,730 shares of our common stock issuable upon the exercise of fully vested, exercisable and in-the-money stock options and 473,716 shares of restricted stock to be awarded under our 2005 stock incentive plan on the closing date of this offering, which shares will begin to vest on April 1, 2006 and will not be entitled to receive dividends for any period prior to April 1, 2006) and would satisfy the leverage ratio and restricted payment covenants in our new credit facility.

Estimated Cash Available to Pay Dividends on Common Stock Based on Minimum Adjusted EBITDA

(Dollars in thousands)
Minimum Adjusted EBITDA(1)(2)	$120,483
Less:
Estimated cash interest expense on new credit facility(3)	34,012
Estimated capital expenditures(4)	31,000
Estimated cash income taxes(5)	650
Estimated cash available to pay dividends on outstanding common stock(6)	$54,821
Estimated leverage ratio derived from above(7)	4.9x

        The table below sets forth, for the year ended December 31, 2003 and the four fiscal quarters ended September 30, 2004, the amount of cash that would have been available for distributions to our stockholders, in each case after giving pro forma effect to the Maine acquisition as if it had occurred on January 1, 2003, and subject to the other assumptions described in such table. The information in the table below should be read in conjunction with our consolidated historical and pro forma financial statements and notes thereto contained elsewhere in this prospectus.

Pro Forma Cash Available to Pay Dividends for the Year Ended December 31, 2003 and the Four Fiscal Quarters Ended September 30, 2004

	Year Ended December 31, 2003	Four Fiscal Quarters Ended September 30, 2004
	(dollars in thousands)
Net cash provided by operating activities of continuing operations	$32,834	$42,034
Adjustments:
Depreciation and amortization	(48,089)	(48,784)
Other non-cash items	1,866	(13,093)
Changes in assets and liabilities arising from continuing operations net of acquisitions	5,139	2,649

Loss from continuing operations	(8,250)	(17,194)
Adjustments:
Interest expense	90,224	103,282
Provision (benefit) for income tax expense	(236)	(207)
Depreciation and amortization	48,089	48,784
Net gain on sale of investments and other assets	(608)	227
Equity in earnings of investee	(10,092)	(10,786)
Distributions from investments (8)	10,775	13,935
Realized and unrealized losses on interest rate swaps	1,387	288
Loss on early retirement of debt	1,503	—
Non-cash stock based compensation	15	148
Deferred patronage dividends	(233)	(103)

Adjusted EBITDA	132,574	138,374
Proforma adjustments for Maine acquisition: (9)
Net income (loss) from acquisition	59	(289)
Interest expense	1,027	187
Provision (benefit) for income tax expense	143	(177)
Depreciation and amortization	1,236	226

Proforma Adjusted EBITDA	135,039	138,321
Cash interest expense on new credit facility (3)	(34,012)	(34,012)
Capital expenditures (4)(10)(11)	(34,218)	(38,599)
Income tax expense (5)	(650)	(650)
Additional public company costs (2)	(1,000)	(1,000)

Cash that would have been available to pay dividends	65,159	64,060
Cash required to pay dividends on common stock in accordance with our dividend policy	54,821	54,821

(1)
To pay the targeted dividends on our common stock, our Adjusted EBITDA with respect to each quarter must be at least $30.1 million.

(2)
Takes into account estimated incremental ongoing expenses of $1.0 million associated with being a public common stock issuer, including estimated audit fees, director and officer liability insurance premiums, expenses relating to stockholders' meetings, printing expenses, investor relations expenses, registrar and transfer agent fees, directors' fees, additional legal fees and listing fees.

(3)
Represents interest of approximately 5.68% per annum on $590.0 million of outstanding borrowings under our new credit facility's term loan facility and a commitment fee of 0.5% per annum on the average unused balance of $100.0 million under our new credit facility's revolving facility. These assumed rates give effect to an interest rate swap agreement we will enter into upon the closing of this offering that will effectively fix the interest rate we will pay on approximately $191.8 million of the term loans under our new credit facility for a period of five years after the closing of this offering and an interest rate swap agreement which will effectively fix the interest rate on approximately $191.8 million of the term loans under our new credit facility for a period of three years after the closing of the offering. Pursuant to these interest rate swaps, the interest rate on 65% of our floating rate term loan borrowings will be a blended interest rate of not more than 5.7% per annum for the first three years following the closing of this offering. Our calculation of

  "estimated cash interest expense on new credit facility" reflects the effect of these interest rate swap agreements.

(4)
We expect capital expenditures in fiscal 2004 to be approximately $36.6 million, which includes $3.5 million of anticipated non-recurring capital expenditures relating to the conversion of our billing systems into an integrated billing platform and the centralization of our customer service records and $9.2 million of anticipated non-recurring capital expenditures relating to the final stages of our digital subscriber line initiative. We expect that our annual capital expenditures for our existing operations will be approximately $31.0 million for fiscal 2005 through fiscal 2009. We estimate that approximately $28.0 million of this amount will be used to maintain and enhance our network infrastructure and operate our business. This includes expenditures to meet our network, product offering and customer requirements, such as investments in equipment, central office technology (which includes both hardware and software), inside and outside plant upgrades to meet network capacity requirements and normal repair and maintenance to our infrastructure. In addition, approximately $3.0 million of this amount will be available for one-time or discretionary capital expenditures, such as the billing systems conversion. We expect to fund all of these capital expenditures through our cash flow from operations. If cash is available beyond what is required to support our dividend policy, we may consider additional capital expenditures if we believe they are beneficial. Although the amount of our capital expenditures can fluctuate from quarter to quarter, on an annual basis we do not expect capital expenditures for our existing operations through fiscal 2009 to vary significantly from our estimated amounts. We do not believe that our dividend policy will materially affect our ability to maintain and enhance our network infrastructure and operate our business.

(5)
Assuming our pro forma capital structure after giving effect to the transactions, we expect cash taxes during the first four full fiscal quarters following the closing of this offering to be approximately $0.7 million. As of December 31, 2003, we had an aggregate of $250.8 million of net operating loss carry forwards available to us. Based on certain assumptions, our net operating loss carry forwards as of December 31, 2005 would be approximately $253.2 million. We have estimated cash taxes after giving effect to the transactions based on an estimate of our net operating loss carry forwards (including an "ownership change" under Section 382 of the Internal Revenue Code limiting the usage of our net operating loss carry forwards) and interest and amortization of deferred financing fees based on our new capital structure. At such time as our net operating loss carry forwards have been fully used, our cash tax liability will increase and may impact our ability to pay dividends. Our tax liability may also be affected by limitations on the use of our net operating loss carry forwards under Section 382 of the Internal Revenue Code by reason of this offering and earlier ownership changes. See "Risk Factors—Limitations on usage of our net operating loss carry forwards, and other factors requiring us to pay cash taxes in future periods, may affect our ability to pay dividends to you" and "Management's Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies—Accounting for Income Taxes."

(6)
The table below sets forth the number of shares of our common stock which would be outstanding upon the closing of this offering (excluding 115,730 shares of our common stock issuable upon the exercise of fully vested, exercisable and in-the-money stock options and 473,716 shares of restricted stock to be awarded under our 2005 stock incentive plan on the closing date of this offering, which shares will begin to vest on April 1, 2006 and will not be entitled to receive dividends for any period prior to April 1, 2006) and the estimated per share and aggregate dividend amounts payable on such shares during the first four full fiscal quarters following the closing of this offering. In order to generate cash flow to pay dividends of $1.59125 per share of our common stock for the first four full fiscal quarters following the closing of this offering, we would require an estimated minimum Adjusted EBITDA of $120.5 million during such period.

		Dividends
	Number of Outstanding Shares
		Per Share	Aggregate
			(in thousands)
Estimated dividends on our common stock	34,451,719	$1.59125	$54,821
(7)
The leverage ratio is calculated as total indebtedness divided by pro forma Adjusted EBITDA. Under our new credit facility, we may not pay dividends on our common stock if our leverage ratio is above 5.00 to 1.00. See "—Restrictions on Payment of Dividends and "Description of Certain Indebtedness—New Credit Facility."

(8)
We have a number of minority investments and passive partnership interests from which we receive distributions. We do not control the amount or timing of such distributions. The $13.9 million of distributions we received in the four fiscal quarters ended September 30, 2004 includes a non-recurring $2.5 million distribution.

(9)
Presents Adjusted EBITDA as if the Maine acquisition had occurred on January 1, 2003.

(10)
For the year ended December 31, 2003, the information gives effect to the Maine acquisition as if it had occurred on January 1, 2003.

(11)
Includes non-recurring capital expenditures of $2.2 million and $2.5 million for the year ended December 31, 2003 and the four fiscal quarters ended September 30, 2004, respectively, related to the conversion of our billing systems into an integrated billing platform and the centralization of our customer service records. Also includes non-recurring capital expenditures of $4.8 million and $9.5 million for the year ended December 31, 2003 and the four fiscal quarters ended September 30, 2004, respectively, related to capital investments in digital subscriber line access multiplexers and other plant upgrades associated with our accelerated digital subscriber line initiative that began during the third quarter of 2003. As a result, 96% of our exchanges are broadband capable as of September 30, 2004 and management expects that digital subscriber line investments will decrease significantly in 2005. Our management views non-recurring capital expenditures as either one-time capital expenditures or discretionary capital expenditures which are not necessary to maintain and enhance our network infrastructure or operate our business, such as the billing systems conversion and the digital subscriber line initiative described above. Our dividend policy may cause us to reduce or eliminate such one-time or discretionary capital expenditures in the future or to incur indebtedness to fund such capital expenditures. To the extent we finance capital expenditures with indebtedness, we will begin to incur incremental interest and principal obligations which would reduce our cash available for future dividend payments and other purposes. In addition, if we reduce or eliminate capital expenditures, the regulatory settlement payments we receive may decline.

Assumptions and Considerations

        Based on a review and analysis conducted by our management and our board of directors, we believe that our Adjusted EBITDA for the first four full fiscal quarters following the closing of this offering will be at least $120.5 million and our Adjusted EBITDA with respect to each such quarter will be at least $30.1 million, and we have determined that our assumptions as to capital expenditures, cash interest expense and income taxes in the above tables are reasonable. We considered numerous factors in making such determination, including the following factors which we considered material in making such determination:

  •
  For fiscal years 2003, 2002 and 2001 and the four fiscal quarters ended September 30, 2004, our Adjusted EBITDA was $132.6 million, $131.7 million, $121.0 million and $138.3 million, respectively.

  •
  For fiscal years 2003, 2002 and 2001 and the four fiscal quarters ended September 30, 2004, we received distributions from minority investments and passive partnership interests of $10.8 million, $9.0 million, $5.0 million and $13.9 million, respectively. Although we do not control the amount or timing of such distributions, we believe that distributions from such investments and interests for fiscal 2005 will be consistent with historical levels, except for a non-recurring distribution of $2.5 million we received for the four fiscal quarters ended September 30, 2004.

  •
  For the year ended December 31, 2003 and the four fiscal quarters ended September 30, 2004, our pro forma Adjusted EBITDA (after giving effect to the Maine acquisition) was $135.0 million and $138.3 million, respectively.

  •
  For fiscal years 2003, 2002 and 2001 and the four fiscal quarters ended September 30, 2004, we incurred $33.6 million, $38.8 million, $43.2 million and $38.4 million, respectively, in capital expenditures. For fiscal years 2003, 2002 and 2001 and the four fiscal quarters ended September 30, 2004, we had capital expenditures of $4.7 million, $3.0 million, $2.0 million and $9.5 million, respectively, related to our digital subscriber line initiative. This investment has resulted in 96% of our exchanges being broadband enabled as of September 30, 2004. We expect that the amount of our capital expenditures related to digital subscriber line technology in 2005 will significantly decrease. Capital expenditures for fiscal 2002 and 2001 also include the costs associated with switch and plant upgrades for certain of our exchanges and the purchase of high level digital loop carrier equipment. Such upgrades enable us to provide higher quality service and enhanced features to our customers. The cost to deploy similar technologies has decreased since the implementation of such upgrades. For example, equivalent capacity can be provided on soft switch technology which is less capital intensive than the Time Division Multiplex switches purchased in 2002 and 2001. We expect capital expenditures in fiscal 2004 to be approximately $36.6 million, which includes $3.5 million of anticipated non-recurring capital expenditures relating to the conversion of our billing systems into an integrated platform and the centralization of our customer service records and $9.2 million of anticipated non-recurring capital expenditures relating to the final stages of our digital subscriber line initiative. We expect capital expenditures in fiscal 2005 to be approximately $31.0 million.

  •
  Our analysis of the impact of our new capital structure (including the payment of dividends at the level described above) on our operations and performance in prior years and our determination that the new credit facility's revolving facility would have had sufficient capacity to finance any fluctuations in working capital and other cash needs, including the payment of dividends at the levels described above. We currently do not intend to borrow under our new credit facility's revolving facility to pay dividends.

        We have also assumed:

  •
  that our general business climate, including such factors as consumer demand for our services, the level of competition and our favorable regulatory environment, will remain consistent with previous periods; and

  •
  the absence of extraordinary business events, such as new industry altering technological advances or adverse regulatory developments, that may adversely affect our business, results of operations or anticipated capital expenditures.

        If our Adjusted EBITDA with respect to the first four full fiscal quarters after the closing of this offering were to fall below $120.5 million or $30.1 million in any quarter in such period (or if our assumptions as to capital expenditures, principal repayments, interest expense or tax expense were too low), we would need to either reduce or eliminate dividend payments on our common stock or, to the extent we were permitted to do so under our new credit facility, fund a portion of the dividends on our common stock with borrowings or from other sources. If we were to use working capital or permanent borrowings under our new credit facility's revolving facility to fund dividend payments, we would have less cash available for future dividend payments and other purposes, which could negatively impact our financial condition, our results of operations and our ability to maintain or expand our business. In addition, to the extent we finance capital expenditures or acquisitions with indebtedness, we will begin to incur incremental interest and principal obligations.

        We cannot assure you that our Adjusted EBITDA will equal or exceed the minimum levels set forth above, and our belief that it will equal or exceed such levels are subject to all of the risks, considerations and factors identified in other sections of this prospectus, including those identified in "Risk Factors."

        As noted above, we have presented our initial dividend payment level and our minimum Adjusted EBITDA only for the first four full fiscal quarters following the closing of this offering. Moreover, we cannot assure you that during or following such period that we will pay dividends at the level set forth above, or at all. In the future, our capital and cash needs will invariably change, which could impact the level of any dividends we pay.

        We are not required to pay dividends, and our board of directors may modify or revoke our dividend policy at any time. Dividend payments are within the sole discretion of our board of directors and will depend upon, among other things, our results of operations, our financial condition and future developments that could differ materially from our current expectations. We expect that our general policy will be to distribute rather than retain a substantial portion of our cash in excess of operating needs, interest and principal payments on our indebtedness, dividends on our future senior classes of capital stock, if any, capital expenditures, taxes and future reserves, if any. These policies are based upon our current assessment of our business and the environment in which it operates, and that assessment could change based on competitive or technological developments (which could, for example, increase our need for capital expenditures), acquisition opportunities or other factors. We believe that our dividend policy will limit, but not preclude, our ability to pursue growth. If we continue paying dividends at the level currently anticipated under our dividend policy, we expect that we would need additional financing to fund significant acquisitions or to pursue growth opportunities requiring capital expenditures significantly beyond our current expectations. Such additional financing could include, among other transactions, the issuance of additional shares of common stock. However, we intend to retain sufficient cash after the distribution of dividends to permit the pursuit of growth opportunities that do not require material capital investments. In the recent past, such growth opportunities have included investments in the roll-out of new services such as digital subscriber line internet access to our existing customer base and the selective expansion of our business into new and/or adjacent markets. Management currently has no specific plans to make a significant acquisition or to increase capital spending to expand our business materially. However, management will evaluate potential growth opportunities as they arise and, if our board of directors determines that it is in our best interest to use cash that would otherwise be available for distribution as dividends to pursue an acquisition opportunity, to materially increase capital spending or for some other purpose, the board would be free to depart from or change our dividend policy at any time. Management currently does not anticipate pursuing growth opportunities, including acquisitions, unless they are expected to be at least neutral or accretive to our ability to pay dividends to the holders of our common stock.

        Borrowings under our new credit facility will bear interest at variable interest rates. In connection with this offering, we intend to enter into an interest rate swap agreement which will fix the interest rate on approximately $191.8 million of the term loans under our new credit facility for a period of five years after the closing of this offering and an interest rate swap agreement which will fix the interest rate on approximately $191.8 million of the term loans under our new credit facility for a period of three years after the closing of the offering. After these interest rate swap agreements expire, our annual debt service obligations on such portion of the term loans will vary from year to year unless we enter into a new interest rate swap or purchase an interest rate cap or other interest rate hedge. An increase of one percentage point in the annual interest rate applicable to borrowings under our new credit facility which would be outstanding on the closing date of this offering would result in an increase of approximately $5.9 million in our annual cash interest expense, and a corresponding decrease in cash available to pay dividends on our common stock. If we choose to enter into a new interest rate swap or purchase an interest rate cap or other interest rate hedge in the future, the amount of cash available to pay dividends on our common stock may decrease. However, to the extent interest rates increase in the future, we may not be able to enter into a new interest rate swap or purchase an interest rate cap or other interest rate hedge on acceptable terms. In addition, our new credit facility's revolving facility will need to be refinanced prior to February 2011 and our new credit facility's term loan facility will need to be refinanced prior to February 2012. We may not be able to refinance our new credit facility, or if refinanced, the refinancing may occur on less favorable terms, which may materially adversely affect our ability to pay dividends. If we were unable to refinance our new credit facility, our failure to repay all amounts due on the maturity date would cause a default under our new credit facility. We expect our required principal repayments under the term loan facility of our new credit facility to be approximately $590.0 million at its maturity in February 2012. Our interest expense may increase significantly if we refinance our new credit facility on terms that are less favorable to us than the terms of our new credit facility.

        We have the ability to issue additional common stock, other equity securities or preferred stock for such consideration and on such terms and conditions as are established by our board of directors in its sole discretion and without the approval of the holders of our common stock. It is possible that we will fund acquisitions, if any, through the issuance of additional common stock, other equity securities or preferred stock. Holders of any additional common stock or other equity securities issued by us may be entitled to share equally with the holders of the common stock offered hereby in dividend distributions. The certificate of designation of any preferred stock issued by us may provide that the holders of preferred stock are senior to the holders of our common stock with respect to the payment of dividends. If we were to issue additional common stock, other equity securities or preferred stock, it would be necessary for us to generate additional cash in order for us to distribute dividends at the same rate per share as distributed prior to any such additional issuance.

Restrictions on Payment of Dividends

        Under Delaware law, our board of directors may declare dividends only to the extent of our "surplus" (which is defined as total assets at fair market value minus total liabilities, minus statutory capital) or, if there is no surplus, out of our net profits for the then current and/or immediately preceding fiscal year. We do not anticipate that we will have (and in prior years we would not have had) sufficient earnings to pay dividends at the levels described above and therefore expect that we will pay dividends out of surplus. Although we believe we will have sufficient surplus to pay dividends at the anticipated levels during the first four full fiscal quarters after the closing of this offering, our board of directors will seek periodically to assure itself of this before actually declaring any dividends.

        Our new credit facility restricts our ability to declare and pay dividends on our common stock as follows:

  •
  we will be permitted to pay dividends for the period from the closing date of this offering through March 31, 2005 as long as no default or event of default under our new credit facility has occurred and is continuing and we have at least $10 million of cash on hand (including unutilized commitments under our new credit facility's revolving facility);

  •
  after March 31, 2005, we may use all of our available cash accumulated after April 1, 2005 plus certain incremental funds to pay dividends, but we may not in general pay dividends in excess of such amount. "Available cash" is defined in our new credit facility as Adjusted EBITDA minus interest expense, capital expenditures (unless funded by long-term debt, equity or the proceeds from asset sales or insurance recovery events), cash taxes, repayments of our indebtedness, cash consideration paid for acquisitions (unless funded by debt or equity) and cash paid to make certain investments;

  •
  we may not pay dividends if a default or event of default under our new credit facility has occurred and is continuing or would occur as a consequence of such payment;

  •
  we may not pay dividends if our leverage ratio is above 5.00 to 1.00; and

  •
  we may not pay dividends if we do not have at least $10 million of cash on hand (including unutilized commitments under our new credit facility's revolving facility).

        See "Description of Certain Indebtedness—New Credit Facility."

Available cash (as defined in our new credit facility) does not represent the amount we intend to distribute as dividends for any period but rather is a restriction on the maximum level of dividend payments, if any, that we will be permitted to declare and pay under the terms of our new credit facility.

The Transactions

        Concurrently with this offering, we will effect the transactions described below. For additional information concerning the transactions, see "Use of Proceeds," "Description of Certain Indebtedness" and "Capitalization."

        New Credit Facility.    We will enter into a new senior secured credit facility with a syndicate of financial institutions, including Deutsche Bank Trust Company Americas, as administrative agent. The new credit facility will be comprised of a revolving facility in an aggregate principal amount of up to $100.0 million (less amounts reserved for letters of credit) and a term facility in an aggregate principal amount of up to $590.0 million. While the new credit facility will permit us to pay dividends to common stockholders, it will contain significant restrictions on our ability to make such dividend payments. The revolving facility will have a six year maturity and the term facility will have a seven year maturity.

        Repayment of Existing Credit Facility.    We will repay all outstanding loans under our existing credit facility, plus accrued and unpaid interest. The terms of the existing credit facility allow us to prepay loans without premium or penalty.

        Tender Offers and Consent Solicitations.    On January 5, 2005, we commenced tender offers and consent solicitations with respect to all of the outstanding 9 1/2% notes, floating rate notes, 12 1/2% notes and 11 7/8% notes. The closing of this offering is conditioned upon the receipt of the tenders and consents of at least a majority in aggregate principal amount of the outstanding 9 1/2% notes and floating rate notes (voting together as a class), the outstanding 12 1/2% notes and the outstanding 11 7/8% notes. Holders of the 9 1/2% notes, floating rate notes, 12 1/2% notes and 11 7/8% notes that tender their notes in the tender offers will be obligated to provide consents. To the extent that any holders of 9 1/2% notes and floating rate notes do not tender their notes in the tender offers, we intend to redeem the remaining outstanding 9 1/2% notes and floating rate notes following this offering.

        Preferred Stock.    We will repurchase all of our series A preferred stock (together with accrued and unpaid dividends thereon) from the holders thereof. The series A preferred stock was initially issued in May 2002 in exchange for debt of one of our subsidiaries whose operations we discontinued.

Use of Proceeds

        The table below sets forth our estimate of the sources of the funds required to effect the transactions and our uses of such funds, assuming the transactions all occurred on September 30, 2004. We expect to receive $475.0 million of gross proceeds from the sale of our common stock. The estimated sources and uses are based on an assumed initial public offering price of $19.00 per share of common stock. The table assumes that we have repurchased all outstanding 9 1/2% notes, floating rate notes, 12 1/2% notes and 11 7/8% notes in the tender offers and consent solicitations for such notes. Actual amounts may vary from the amounts shown below.

(Dollars in millions)
Sources of Funds:
Common stock offered hereby	$475.0
New credit facility(1)
Term facility(2)	590.0
Revolving facility(3)	—
Cash	1.6

Total sources of funds	$1,066.6

Uses of Funds:
Repay existing credit facility(4)	$185.1
Repurchase 9 1/2% notes, floating rate notes, 12 1/2% notes and 11 7/8% notes(5)	608.2
Repurchase series A preferred stock(6)	121.9
Repay subsidiary debt(7)	13.6
Repay promissory note and other acquisition obligation(8)	7.2
Fees and expenses(9)	111.6
Accrued interest on outstanding indebtedness	19.0

Total uses of funds	$1,066.6

(1)
Our new credit facility will consist of a $590.0 million term facility and a $100.0 million revolving facility.

(2)
Loans under our new credit facility's term facility will mature in February 2012 and are expected to bear interest per annum at either a base rate plus a margin expected to be between 1.0% and 1.5% or a Eurodollar rate plus a margin expected to be between 2.0% and 2.5%.

(3)
Loans under our new credit facility's revolving facility will mature in February 2011 and are expected to bear interest per annum at either a base rate plus a margin expected to be between 1.0% and 1.5% or a Eurodollar rate plus a margin expected to be between 2.0% and 2.5%.

(4)
Represents all loans under our existing credit facility. All revolving loans under our existing credit facility mature on March 31, 2007 and bear interest per annum at LIBOR plus 4.00%. We used the proceeds from revolving loans to fund acquisitions, capital expenditures and for general corporate purposes. Tranche A term loans under our existing credit facility mature on March 31, 2007 and bear interest per annum at LIBOR plus 4.50%. Tranche C term loans under our existing credit facility mature on March 31, 2007 and bear interest per annum at LIBOR plus 4.50%.

(5)
The 9 1/2% notes and the floating rate notes each mature on May 1, 2008. The floating rate notes bear interest at a rate per annum equal to LIBOR plus 418.75 basis points. The 12 1/2% notes mature on May 1, 2010. The 11 7/8% notes mature on March 1, 2010.

(6)
The series A preferred stock was initially issued in May 2002 in exchange for debt of one of our subsidiaries whose operations we discontinued.

(7)
This debt consists of senior secured floating rate notes and fixed rate notes issued by three of our operating subsidiaries which were assumed in connection with our acquisition of these subsidiaries. The maturities of these obligations range from 2005 to 2016. As of September 30, 2004, the interest rate on the floating rate notes ranged from 5.15% to 9.20% per annum and the interest rate on the fixed rate notes ranged from 4.964% to 10.782% per annum.

(8)
The promissory note was issued by us in connection with a past acquisition. This note matures in May 2005 and bears interest at a rate of 7% per annum. We will also repurchase shares of our class A common stock issued in connection with a past acquisition for a purchase price of approximately $0.2 million.

(9)
Includes $63.1 million of tender premiums and consent payments, the underwriting discount of $28.5 million payable to the underwriters in connection with this offering, $8.6 million payable to the providers of our new credit facility and $3.0 million in other professional fees. Includes a transaction fee of approximately $8.4 million payable to Kelso & Company. See "Certain Relationships and Related Party Transactions—Financial Advisory Agreements."

Capitalization

        The following table sets forth our capitalization as of September 30, 2004:

  •
  on an actual basis; and

  •
  on a pro forma as adjusted basis to give effect to the transactions as if they were consummated as of September 30, 2004.

        This table should be read in conjunction with our consolidated financial statements and unaudited pro forma condensed consolidated financial statements included elsewhere in this prospectus.

	September 30, 2004
	Actual	Adjustments	Pro Forma as adjusted
	(dollars in thousands)
Cash and cash equivalents	$6,413	$(1,570)	$4,843

Long-term debt, including current portion:
New credit facility:
Term facility	—	590,000	590,000
Revolving facility(1)		—	—
Existing credit facility	185,068	(185,068)	—
9 1/2% notes and floating rate notes	190,207	(190,207)	—
12 1/2% notes	193,000	(193,000)	—
11 7/8% notes	225,000	(225,000)	—
Other debt(2)	20,588	(20,588)	—

Total consolidated long-term debt, including current portion	813,863	(223,863)	590,000

Series A preferred stock subject to mandatory redemption	111,519	(111,519)	—

Common stock, par value $0.01 per share(3)	95	255	350
Additional paid-in capital	198,602	453,665	652,267
Unearned compensation	—	(9,000)	(9,000)
Accumulated deficit	(360,809)	(96,766)	(457,575)

Total stockholders' equity (deficit)	(162,112)	348,154	186,042

Total capitalization	$769,683	$11,202	$780,885

(1)
Under the revolving facility, subject to satisfying certain requirements, we will have revolving loan availability of up to $100.0 million.
(2)
Includes senior secured floating rate notes and fixed rate notes issued by three of our operating subsidiaries which were assumed in connection with our acquisition of these subsidiaries. Also includes a promissory note which was issued by us in connection with a past acquisition.
(3)
200,000,000 shares of our common stock authorized and 34,925,435 shares outstanding, pro forma as adjusted. This includes 473,716 shares of restricted stock to be awarded under our 2005 stock incentive plan on the closing date of this offering, which shares will begin to vest on April 1, 2006 and will not be entitled to receive dividends for any period prior to April 1, 2006.

Dilution

        Dilution is the amount by which:

  •
  the portion of the offering price paid by the purchasers of our common stock in this offering, exceeds

  •
  the net tangible book value or deficiency per share of our common stock after the offering.

        Net tangible book value or deficiency per share of our common stock is determined at any date by subtracting our total liabilities from our total assets less our intangible assets and dividing the difference by the number of shares of common stock deemed to be outstanding at that date.

        Our net tangible book deficiency as of September 30, 2004 was approximately $654.4 million, or $69.24 per share of class A common stock and class C common stock. After giving effect to our receipt and intended use of approximately $1,024.9 million of estimated net proceeds (after deducting estimated underwriting discounts and commissions and offering expenses) from our sale of common stock in this offering and borrowings we expect to receive under our new credit facility, and assuming that all of the outstanding 9 1/2% notes, floating rate notes, 12 1/2% notes and 11 7/8% notes are tendered pursuant to the applicable tender offers for such notes, our pro forma as adjusted net tangible book deficiency as of September 30, 2004 would have been approximately $294.2 million (after adjustment for intangible assets, including goodwill, debt issue costs and interest rate cap), or $8.54 per share of common stock. This represents an immediate increase in net tangible book value of $60.70 per share of our common stock to existing stockholders and an immediate dilution of $27.54 per share of our common stock to new investors purchasing our common stock in this offering. This does not include the 473,716 shares of restricted stock to be issued under our 2005 stock incentive plan.

        The following table illustrates this substantial and immediate dilution to new investors:

Per Share of Common Stock
Initial public offering price per share of our common stock	$19.00

Net tangible book value (deficiency) per share as of September 30, 2004	(69.24)
Increase per share attributable to cash payments made by investors in this offering	60.70

Pro forma as adjusted net tangible book value (deficiency) after this offering	$(8.54)

Dilution in net tangible book value per share to new investors	$27.54

        The following table sets forth on a pro forma basis as of September 30, 2004, assuming no exercise of the underwriters' over-allotment option and not including the 473,716 shares of restricted stock to be issued under our 2005 stock incentive plan:

  •
  the total number of shares of our class A common stock purchased by our existing equity investors and our officers during the past five years and the total number of shares of our common stock to be owned by the new investors purchasing our common stock in this offering, as represented by our common stock to be sold in this offering;

  •
  the total consideration paid by such equity investors and such officers to be paid by the new investors purchasing our common stock in this offering; and

  •
  the average price per share of existing class A common stock and class C common stock paid by such existing equity investors and such officers (cash and stock) and the average price per share of our common stock to be paid by new investors purchasing our common stock in this offering:

	Shares of Common Stock Purchased
			Total Consideration
					Average Price Per Share of Common Stock
	Number	Percent	Amount	Percent
Existing equity investors and officers	5,679,238	18.5%	$394,368,614	45.4%	$69.22
New investors	25,000,000	81.5%	475,000,000	54.6%	19.00

Total	30,679,238	100%	$869,368,614	100%

Selected Financial Data

        Certain of the selected financial data presented below under the captions "Statement of Operations," "Operating Data," "Summary Cash Flow Data" and "Balance Sheet Data" as of December 31, 2002 and 2003, and for each of the years in the three-year period ended December 31, 2003, are derived from the consolidated financial statements of the Company and its subsidiaries, which financial statements have been audited by KPMG LLP, independent registered public accounting firm. The consolidated financial statements as of December 31, 2002 and 2003, and of each of the years in the three-year period ended December 31, 2003, and the report thereon, are included elsewhere in this prospectus. The selected financial data for the nine month periods ended September 30, 2003 and 2004 has been derived from our unaudited consolidated financial statements included elsewhere in this prospectus. In the opinion of management, the unaudited consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and include all adjustments, which consist only of normal recurring adjustments, necessary for a fair presentation of the financial positions and results of operations for these periods. The following financial information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and notes thereto contained elsewhere in this prospectus. Amounts in thousands, except access lines and ratios.

	Year Ended December 31,					Nine Months Ended September 30,
	1999	2000	2001	2002	2003	2003	2004
						(unaudited)
Statement of Operations:
Revenues	$133,475	$190,786	$230,176	$230,819	$231,432	$171,663	$188,838
Operating expenses:
Operating expenses	71,214	95,540	115,763	110,265	111,188	81,624	96,355
Depreciation and amortization(1)	29,964	46,146	55,081	46,310	48,089	36,181	36,876
Stock based compensation expense	3,386	12,323	1,337	924	15	—	133
Total operating expenses	104,564	154,009	172,181	157,499	159,292	117,805	133,364
Income from operations	28,911	36,777	57,995	73,320	72,140	53,858	55,474
Interest expense(2)	(50,464)	(59,556)	(76,314)	(69,520)	(90,224)	(64,640)	(77,698)
Other income (expense), net(3)	4,877	13,198	(6,670)	(11,974)	9,600	6,380	8,907
Loss from continuing operations before income taxes	(16,676)	(9,581)	(24,989)	(8,174)	(8,484)	(4,402)	(13,317)
Income tax (expense) benefit(3)	(2,179)	(5,607)	(431)	(518)	236	(250)	(279)
Minority interest in income of subsidiaries	(100)	(3)	(2)	(2)	(2)	(1)	(1)
Loss from continuing operations	(18,955)	(15,191)	(25,422)	(8,694)	(8,250)	(4,653)	(13,597)
Income (loss) from discontinued operations	(10,085)	(73,926)	(186,178)	21,933	9,921	9,726	671
Net income (loss)	(29,040)	(89,117)	(211,600)	13,239	1,671	5,073	(12,926)
Redeemable preferred stock dividends and accretion(2)	—	—	—	(11,918)	(8,892)	(8,892)	—
Gain on repurchase of redeemable preferred stock	—	—	—	—	2,905	2,905	—
Net income (loss) attributable to common shareholders	$(29,040)	$(89,117)	$(211,600)	$1,321	$(4,316)	$(914)	$(12,926)
Basic and diluted shares outstanding(4)	6,860	9,357	9,499	9,498	9,483	9,483	9,468
Basic and diluted loss from continuing operations per share(4)	$(2.76)	$(1.62)	$(2.68)	$(2.17)	$(1.50)	$(1.12)	$(1.44)
Operating Data:
EBITDA(5)	$63,652	$96,118	$106,404	$107,654	$129,827	$96,418	$101,256
Adjusted EBITDA(5)	66,241	100,034	120,951	131,656	132,574	99,778	105,578
Capital expenditures	27,773	49,601	43,175	38,803	33,595	19,613	24,392
Access line equivalents(6)	150,612	237,294	247,862	248,581	264,308	248,589	272,691
Residential access lines	120,387	184,798	191,570	189,803	196,145	187,523	192,353
Business access lines	30,225	51,025	53,056	51,810	50,226	48,795	49,918
Digital subscriber lines	—	1,471	3,236	6,968	17,937	12,271	30,420

Summary Cash Flow Data:
Net cash provided by operating activities of continuing operations	$26,411	$44,706	$35,717	$55,632	$32,834	$23,658	$32,858
Net cash used in investing activities of continuing operations	(59,986)	(284,953)	(57,161)	(30,258)	(54,010)	(11,160)	(12,079)
Net cash provided by (used in) financing activities of continuing operations	46,979	300,088	101,234	(12,546)	(1,976)	(15,123)	(18,856)
Net cash contributed (from) to continuing operations (to) from discontinued operations	(17,862)	(64,466)	(80,862)	(10,353)	23,361	30,313	(1,113)
Balance Sheet Data (at period end):
Cash	$8,616	$3,991	$2,919	$5,394	$5,603	$33,082	$6,413
Property, plant and equipment, net	157,236	272,228	278,277	271,690	266,706	255,663	253,704
Total assets	517,356	863,547	875,015	829,253	843,068	834,054	830,917
Total long term debt	462,395	756,812	907,602	804,190	825,560	811,686	813,476
Preferred shares subject to mandatory redemption	—	—	—	90,307	96,699	92,089	111,519
Total stockholders' equity (deficit)	(11,581)	64,378	(149,510)	(146,150)	(147,953)	(145,923)	(162,112)

(1)
On January 1, 2002, we adopted SFAS No. 142, "Goodwill and Other Intangible Assets." Pursuant to the requirements of SFAS No. 142, we ceased amortizing goodwill beginning January 1, 2002, and instead test for goodwill impairment annually. Amortization expense for goodwill and equity method goodwill was $5,335, $9,762 and $11,962 in fiscal 1999, 2000 and 2001, respectively. Depreciation and amortization excludes amortization of debt issue costs.

(2)
Interest expense includes amortization of debt issue costs aggregating $1,575, $2,362, $4,018, $3,664 and $4,171 for the fiscal years ended December 31, 1999, 2000, 2001, 2002 and 2003 and $3,118 and $3,452 for the nine months ended September 30, 2003 and 2004, respectively. In 1999, interest expense includes $13,331 related to the retirement of put warrants of one of our subsidiaries. We prospectively adopted the provisions of SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Liabilities and Equity," effective July 1, 2003. SFAS No. 150 requires us to classify as a long-term liability our series A preferred stock and to reclassify dividends and accretion from the series A preferred stock as interest expense. Such stock is now described as "Preferred Shares Subject to Mandatory Redemption" in the balance sheet and dividends and accretion on these shares are now included in pre-tax income whereas previously they were presented as a reduction to equity (a dividend), and, therefore, a reduction of net income available to common stockholders. For the year ended December 31, 2003, interest expense includes $9,049 related to dividends and accretion on shares subject to mandatory redemption. For the nine months ended September 30, 2003 and 2004, interest expense includes $4,440 and $14,820, respectively, related to dividends and accretion on preferred shares subject to mandatory redemption.

(3)
On January 1, 2001, we adopted the provisions of SFAS No. 133, "Accounting for Derivative Instruments and Certain Hedging Activities," as amended by SFAS No. 138. On the date of adoption, the Company recorded a cumulative adjustment of $4,664 in accumulated other comprehensive income for the fair value of interest rate swaps. Because the interest rate swaps do not qualify as accounting hedges under SFAS No. 133, the change in fair value of the interest rate swaps are recorded as non operating gains or losses, which the Company classifies in other income (expense). We also recorded other income (expense) in 2001, 2002 and 2003 for the amortization of the transition adjustment of the swaps initially recognized in accumulated other comprehensive income. In the second quarter of 2002, we adopted SFAS No. 145 "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13 and Technical Corrections." This statement eliminates the requirement that gains and losses from the extinguishment of debt be required to be aggregated and, if material, classified as an extraordinary item, net of related income tax effect. In 2003, other income (expense) includes a $3,465 gain on the extinguishment of debt and a $4,967 loss for the write-off of debt issue costs related to this extinguishment of debt.

(4)
In connection with the proposed public offering of our common stock, our board of directors approved a 5.2773714 for 1 reverse stock split of our common stock. All share and per share amounts related to our common stock have been restated to reflect the reverse stock split.

(5)
EBITDA means net income (loss) before income (loss) from discontinued operations, interest expense, income taxes, and depreciation and amortization. We believe EBITDA is useful to investors because EBITDA is commonly used in the communications industry to analyze companies on the basis of operating performance, liquidity and leverage. We believe EBITDA allows a standardized comparison between companies in the industry, while minimizing the differences from depreciation policies, financial leverage and tax strategies. We also believe that EBITDA is useful as a means to evaluate our ability to pay dividends. While providing useful information, EBITDA should not be considered in isolation or as a substitute for consolidated statement of operations and cash flows data prepared in accordance with accounting principles generally accepted in the United States of America. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources."

A reconciliation of net cash provided by operating activities of continuing operations to EBITDA follows (in thousands):

	Year Ended December 31,					Nine Months Ended September 30,
	1999	2000	2001	2002	2003	2003	2004
						(unaudited)
Net cash provided by operating activities of continuing operations	$26,411	$44,706	$35,717	$55,632	$32,834	$23,658	$32,858
Adjustments:
Depreciation and amortization	(29,964)	(46,146)	(55,081)	(46,310)	(48,089)	(36,181)	(36,876)
Impairment of investments	—		—	(12,568)	—	—	—
Other non-cash items	(9,716)	7,439	(9,712)	1,281	1,866	3,768	(11,191)
Changes in assets and liabilities arising from continuing operations, net of acquisitions	(5,686)	(21,190)	3,654	(6,729)	5,139	4,102	1,612

Income (loss) from continuing operations	(18,955)	(15,191)	(25,422)	(8,694)	(8,250)	(4,653)	(13,597)
Adjustments:
Interest expense(2)(3)	50,464	59,556	76,314	69,520	90,224	64,640	77,698
Provision (benefit) for income tax expense	2,179	5,607	431	518	(236)	250	279
Depreciation and amortization	29,964	46,146	55,081	46,310	48,089	36,181	36,876

EBITDA	$63,652	$96,118	$106,404	$107,654	$129,827	$96,418	$101,256

Certain covenants in our new credit facility will contain ratios based on Adjusted EBITDA and the restricted payment covenant in our new credit facility regulating the payment of dividends on our common stock will be based on Adjusted EBITDA. Adjusted EBITDA for any period is defined in our new credit facility as (1) the sum of Consolidated Net Income (which is defined in our new credit facility and includes distributions from investments), plus the following to the extent deducted from consolidated net income: provision for taxes, consolidated interest expense, depreciation, amortization, losses on sales of assets and other extraordinary losses, and certain other non-cash items, each as defined, minus (2) gains on sales of assets and other extraordinary gains and all non-cash items increasing consolidated net income for the period. For a more detailed definition of Adjusted EBITDA and Consoldated Net Income, see "Description of Certain Indebtedness—New Credit Facility." If our Adjusted EBITDA were to decline below certain levels, covenants in our new credit facility that are based on Adjusted EBITDA may be violated and could cause, among other things, a default under our new credit facility, or result in our inability to pay dividends. These covenants are summarized under "Description of Certain Indebtedness—New Credit Facility." A reconciliation of EBITDA to Adjusted EBITDA is as follows (in thousands):

	Year Ended December 31,					Nine Months Ended September 30,
	1999	2000	2001	2002	2003	2003	2004
EBITDA	$63,652	$96,118	$106,404	$107,654	$129,827	$96,418	$101,256
Net (gain) loss on sale of investments and other assets	(514)	(6,642)	648	(34)	(608)	(595)	240
Impairment on investments	—	—	—	12,568	—	—	—
Equity in net earnings of investees	(2,495)	(4,807)	(4,930)	(7,798)	(10,092)	(7,235)	(7,929)
Distributions from investments(7)	2,592	3,155	5,013	9,018	10,775	8,650	11,810
Realized and unrealized losses on interest rate swaps	—	—	12,873	9,577	1,387	1,211	112
Loss on early retirement of debt	—	—	—	—	1,503	1,503	—
Non-cash stock based compensation	3,386	12,323	1,337	924	15	—	133
Deferred patronage dividends	(380)	(113)	(394)	(253)	(233)	(174)	(44)

Adjusted EBITDA	$66,241	$100,034	$120,951	$131,656	$132,574	$99,778	$105,578

(6)
Total access line equivalents includes voice access lines and digital subscriber lines.

(7)
Includes distributions relating to minority investments and passive partnership interests. We do not control the timing or the amount of such distributions. The $11.8 million in distributions received in the nine months ended September 30, 2004 includes a non-recurring distribution of approximately $2.5 million. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity."

Management's Discussion and Analysis
of Financial Condition and Results of Operations

        The following discussion should be read in conjunction with our financial statements and the notes thereto included elsewhere in this prospectus. The following discussion includes certain forward-looking statements. For a discussion of important factors, including the continuing development of our business, actions of regulatory authorities and competitors and other factors which could cause actual results to differ materially from the results referred to in the forward-looking statements, see "Risk Factors."

Overview

        We are a leading provider of communications services in rural communities, offering an array of services, including local and long distance voice, data, Internet and broadband product offerings. We are one of the largest telephone companies in the United States focused on serving rural communities and we are the 17th largest local telephone company, in each case based on number of access lines. We operate in 17 states with approximately 272,691 access line equivalents in service as of September 30, 2004.

        We were incorporated in February 1991 for the purpose of operating and acquiring incumbent telephone companies in rural markets. Since 1993, we have acquired 30 such businesses, 26 of which we continue to own and operate. Many of our telephone companies have served their respective communities for over 75 years. The majority of the rural communities we serve have fewer than 2,500 access lines. All of our telephone company subsidiaries qualify as rural local exchange carriers under the Telecommunications Act.

        Rural local exchange carriers generally are characterized by stable operating results and strong cash flow margins and operate in supportive regulatory environments. In particular, existing state and federal regulations permit us to charge rates that enable us to recover our operating costs, plus a reasonable rate of return on our invested capital (as determined by relevant regulatory authorities). Competition is typically limited because rural local exchange carriers primarily serve sparsely populated rural communities with predominantly residential customers, and the cost of operations and capital investment requirements for new entrants is high. As a result, in our markets, we have experienced virtually no wireline competition and limited competition from cable providers. While most of our markets are served by wireless service providers, their impact on our business has been limited.

        Access lines are an important element of our business. Historically, rural telephone companies have experienced consistent growth in access lines because of positive demographic trends, insulated rural local economies and little competition. Recently, however, many rural telephone companies have experienced a loss of access lines due to challenging economic conditions, increased competition and the introduction of digital subscriber line services. We have not been immune to these conditions. We have been able to mitigate our access line loss through bundling services, win-back programs, increased community involvement and a variety of other programs.

        Despite our net losses of access lines, we have generated growth in our revenues each year since 1999. We have accomplished this by providing our customers with services not previously available in most of our markets, such as enhanced voice services and data services, including digital subscriber line services, and through acquisitions.

Revenues

        We derive our revenues from:

  •
  Local calling services.    We receive revenues from providing local exchange telephone services, including monthly recurring charges for basic service, usage charges for local calls and service charges for special calling features.

  •
  Universal Service Fund—high cost loop support.    We receive payments from the Universal Service Fund to support the high cost of our operations in rural markets. This revenue stream fluctuates based upon our average cost per loop compared to the national average cost per loop. For example, if the national average cost per loop increases and our operating costs (and average cost per loop) remain constant or decrease, the payments we receive from the Universal Service Fund would decline. Conversely, if the national average cost per loop decreases and our operating costs (and average cost per loop) remain constant or increase, the payments we receive from the Universal Service Fund would increase. Over the past year, the national average cost per loop in relation to our average cost per loop has increased, and we believe that the national average cost per loop will likely continue to increase in relation to our average cost per loop. As a result, the payments we receive from the Universal Service Fund will likely decline.

  •
  Interstate access revenues.    These revenues are primarily based on a regulated return on rate base and recovery of allowable expenses associated with the origination and termination of toll calls both to and from our customers. Interstate access charges to long distance carriers and other customers are based on access rates filed with the Federal Communications Commission. These revenues also include Universal Service Fund payments for local switching support, long term support and interstate common line support.

  •
  Intrastate access revenues.    These revenues consist primarily of charges paid by long distance companies and other customers for access to our networks in connection with the origination and termination of long distance telephone calls both to and from our customers. Intrastate access charges to long distance carriers and other customers are based on access rates filed with the state regulatory agencies.

  •
  Long distance services.    We receive revenues from long distance services we provide to our residential and business customers. In addition, our subsidiary Carrier Services provides our rural local exchange carriers and other non-affiliated communications providers with wholesale long distance services.

  •
  Data and Internet services.    We receive revenues from monthly recurring charges for services, including digital subscriber line, special access, private lines, Internet and other services.

  •
  Other services.    We receive revenues from other services, including billing and collection, directory services and sale and maintenance of customer premise equipment.

        The following summarizes our revenues and percentage of revenues from continuing operations from these sources:

	Year ended December 31,			Nine months ended September 30,		Year ended December 31,			Nine months ended September 30,
	2001	2002	2003	2004	2003	2001	2002	2003	2004	2003
	Revenue (in thousands)					% of Revenue
Local calling services	$50,629	$54,000	$56,078	$47,322	$41,735	22%	23%	24%	25%	24%
Universal service fund-high cost loop	19,019	22,429	18,903	17,110	14,260	8	10	8	9	9
Interstate access revenues	66,002	65,769	66,564	52,061	49,037	29	29	29	28	28
Intrastate access revenues	48,671	43,848	43,969	31,879	32,625	21	19	19	17	19
Long distance services	19,459	16,763	15,440	13,258	11,673	9	7	7	7	7
Data and Internet services	7,684	10,257	13,431	13,550	9,585	3	4	6	7	5
Other services	18,712	17,753	17,047	13,658	12,748	8	8	7	7	8

Total	$230,176	$230,819	$231,432	188,838	171,663	100%	100%	100%	100%	100%

Operating Expenses

        Our operating expenses are categorized as operating expenses; depreciation and amortization; and stock based compensation.

  •
  Operating expenses includes cash costs incurred in connection with the operation of our central offices and outside plant facilities and related operations. In addition to the operational costs of owning and operating our own facilities, we also purchase long distance services from regional bell operating companies, large independent telephone companies and third party long distance providers. In addition, our operating expenses include expenses relating to sales and marketing, customer service and administration and corporate and personnel administration.

  •
  Depreciation and amortization includes depreciation of our communications network and equipment. Prior to January 1, 2002, and the implementation of SFAS No. 142, this category also included amortization of goodwill relating to our acquisitions.

  •
  Stock based compensation consists of non-cash compensation charges incurred in connection with the employee stock options granted to our executive officers, and stockholder appreciation rights agreements granted to two of our executive officers.

Acquisitions

        We intend to continue to pursue selective acquisitions:

  •
  On December 1, 2003, we purchased all of the capital stock of Community Service Telephone and Commtel Communications. Community Service Telephone and Commtel Communications provided communication services to approximately 13,280 access line equivalents in central Maine as of the date of such acquisition.

  •
  On June 18, 2003, we executed an agreement and plan of merger with Berkshire Telephone Company, or Berkshire, to merge FairPoint Berkshire Corporation with Berkshire. Shareholders of Berkshire would receive approximately $19.2 million in the merger, subject to adjustment. Berkshire is an independent local exchange carrier that, as of September 30, 2004, provided communication services to over 7,232 access line equivalents serving five communities in New York State. Berkshire's communities of service are adjacent to Taconic Telephone Corp., one of the Company's subsidiaries. This acquisition is expected to close during the first half of 2005, pending receipt of required regulatory approvals.

  •
  During 2002, we made no acquisitions.

  •
  During 2001, we acquired one rural local exchange carrier and certain assets of additional telephone exchanges for an aggregate purchase price of $24.2 million, which included $0.7 million of acquired debt. At the respective dates of acquisition, these businesses served an aggregate of approximately 5,600 access lines.

        In the normal course of business, we evaluate selective acquisitions and may enter into non-binding letters of intent with respect to such acquisitions, subject to customary conditions. Management currently intends to fund future acquisitions through additional financing. However, our substantial amount of indebtedness and our dividend policy could restrict our ability to obtain such financing on acceptable terms or at all.

Stock Based Compensation

        Non-cash compensation charges associated with restricted stock units were $133,000 for the nine-months ended September 30, 2004.

        In 2003, we did not recognize any material non-cash compensation charges, primarily due to the fact that the fair market value per share of our common stock remained relatively stable.

        In March 2002, we recognized a non-cash compensation benefit of $0.2 million associated with the reduction in estimated fair market value of the stockholder appreciation rights agreements. In December 2002, an additional benefit of $0.1 million was recognized in connection with these agreements. This benefit was offset by a non-cash compensation charge of $1.2 million in connection with the modification of employee stock options by one of our executive officers.

        In December 2001, we recognized a non-cash compensation charge of $2.2 million in connection with the modification of employee stock options by one of our executive officers. This charge was offset by a non-cash compensation benefit of $0.9 million associated with the reduction in estimated fair market value of the stockholder appreciation rights agreements.

Discontinued Operations

        On September 30, 2003, MJD Services Corp., or MJD Services, a wholly-owned subsidiary of the Company, completed the sale of all of the capital stock owned by MJD Services of Union Telephone Company of Hartford, Armour Independent Telephone Co., WMW Cable TV Co. and Kadoka Telephone Co. to Golden West Telephone Properties, Inc., or Golden West. The sale was completed in accordance with the terms of the purchase agreement, dated as of May 9, 2003, between MJD Services and Golden West, which we refer to as the South Dakota purchase agreement. The divestiture is referred to herein as the South Dakota disposition. MJD Services received approximately $24.2 million in proceeds from the South Dakota disposition. The companies sold to Golden West provided communication services to approximately 4,150 voice access lines located in South Dakota as of the date of such disposition. The operations of these companies were presented as discontinued operations beginning in the second quarter of 2003. Therefore, the balances associated with these activities were reclassified as "held for sale." All prior period financial statements have been restated accordingly. We recorded a gain on disposal of the South Dakota companies of $7.7 million during the third quarter of 2003.

        In November 2001, we decided to discontinue the competitive local exchange carrier operations of Carrier Services. This decision was a proactive response to the deterioration in the capital markets, the general slow-down of the economy and the slower-than-expected growth in Carrier Services' competitive local exchange carrier operations.

        Carrier Services provides wholesale long distance services and support to our rural local exchange carriers and other non-affiliated communications providers. These services allow such companies to operate their own long distance communication services and sell such services to their respective customers. Our long distance business is included as part of continuing operations in the accompanying financial statements.

        The information in our year to year comparisons below represents only our results from continuing operations.

Results of Operations

        The following table sets forth the percentages of revenues represented by selected items reflected in our consolidated statements of operations. The year to year and quarter to quarter comparison of financial results are not necessarily indicative of future results:

	Year Ended December 31,			Nine months ended September 30,
	2001	2002	2003	2004	2003
Revenues	100.0%	100.0%	100.0%	100.0%	100.0%
Operating expenses	50.3	47.8	48.0	51.0%	47.5%
Depreciation and amortization	23.9	20.1	20.8	19.5	21.1
Stock based compensation	0.6	0.4	—	0.1	—

Total operating expenses	74.8	68.3	68.8	70.6	68.6

Income from operations	25.2	31.7	31.2	29.4	31.4

Net gain on sale of investments and other assets	(0.3)	—	0.3	(0.1)	0.3
Interest and dividend income	0.9	0.8	0.8	0.7	0.7
Interest expense	(33.2)	(30.1)	(39.0)	(41.1)	(37.7)
Impairment of investments	—	(5.4)	—	—	—
Equity in net earnings of investees	2.1	3.4	4.4	4.2	4.2
Realized and unrealized losses on interest rate swaps	(5.6)	(4.1)	(0.6)	(0.1)	(0.7)
Other non-operating, net	—	0.2	(0.7)	—	(0.9)

Total other expense	(36.1)	(35.2)	(34.8)	(36.4)	(34.1)

Loss from continuing operations before income taxes	(10.9)	(3.5)	(3.6)	(7.0)	(2.7)
Income tax benefit (expense)	(0.2)	(0.3)	0.1	(0.1)	(0.1)

Loss from continuing operations	(11.0)%	(3.8)%	(3.5)%	(7.1)%	(2.8)%

Nine Month Period Ended September 30, 2004 Compared with Nine Month Period Ended September 30, 2003

        Revenues

        Revenues.    Revenues increased $17.1 million to $188.8 million in 2004 compared to $171.7 million in 2003. $6.6 million of this increase was attributable to the Maine acquisition and $10.5 million to revenues from our existing operations. We derived our revenues from the following sources.

        Local calling services.    Local calling service revenues increased $5.6 million from $41.7 million in 2003 to $47.3 million in 2004. Revenues from our existing operations increased $3.2 million. Of this increase, $2.8 million is attributable to the implementation of Basic Service Calling Areas in the state of Maine, which changes and expands basic service calling areas and has the effect of shifting revenues from intrastate access to local services. Despite a 2.6% decline in net voice access lines, the remaining $0.4 million increase in local revenues from existing operations is due to increases in local calling features and local interconnection revenues. The remaining increase of $2.4 million in local calling service revenues was attributable to the Maine acquisition.

        Universal service fund—high cost loop.    Universal service fund—high cost loop receipts increased $2.8 million to $17.1 million in 2004 from $14.3 million in 2003. Our existing operations accounted for all of this increase. A reclassification of plant has increased our Universal Service Fund receipts in our

Maine and Idaho companies that has more than offset a drop in receipts from the Universal Service Fund related to increases in the national average cost per loop.

        Interstate access revenues.    Interstate access revenues increased $3.1 million from $49.0 million in 2003 to $52.1 million in 2004. Our existing operations accounted for $0.6 million of this increase due to expense increases from our regulated operations that resulted in higher interstate revenue requirements, and $2.5 million was attributable to the Maine acquisition.

        Intrastate access revenues.    Intrastate access revenues decreased from $32.6 million in 2003 to $31.9 million in 2004. The decrease from our existing operations was $1.6 million before being offset by $0.9 million in revenues contributed by the Maine acquisition. The decrease was mainly attributed to a decrease of $1.8 million related to the Basic Service Calling Areas plan implemented in Maine as discussed above in local calling services.

        Long distance services.    Long distance services revenues increased $1.6 million from $11.7 million in 2003 to $13.3 million in 2004. This was all attributable to our existing operations as a result of promotional efforts and bundles with unlimited long distance designed to generate more revenue.

        Data and Internet services.    Data and Internet services revenues increased $4.0 million from $9.6 million in 2003 to $13.6 million in 2004. This increase is due primarily to increases in digital subscriber line customers as we continue to aggressively market our broadband services. Our digital subscriber line subscribers increased from 12,271 as of September 30, 2003 to 30,420 as of September 30, 2004, a 148% increase during this period.

        Other services.    Other revenues increased from $12.8 million in 2003 to $13.7 million in 2004. An increase of $0.4 million from existing operations was due to a $1.2 million one-time sale and installation of E911 system equipment. This was offset by $0.8 million of reductions in billing and collection revenues, as inter-exchange carriers continue to take back the billing function for their more significant long distance customers. We expect the billing and collection trend to continue. The Maine acquisition contributed $0.5 million to the increase.

        Operating Expenses

        Operating expenses and cost of goods sold, excluding depreciation and amortization.    Operating expenses increased $14.8 million to $96.4 million in 2004 from $81.6 million in 2003. Of the increase, $11.4 million is related to our existing operations and $3.4 million is related to expenses of the companies we acquired in 2003 in the Maine acquisition. Wages and benefits increased $3.3 million due to merit increases, an increase in our incentive compensation plan and an increase in the number of our employees compared to a year ago. As we change our company to a more data/broadband and sales organization, our training costs have also increased by $0.2 million as compared to the same period in 2003. Network operations expense, wholesale digital subscriber line charges and transport and network costs associated with our broadband initiatives increased $2.8 million. Cost of goods sold associated with the one-time sale and installation of E911 system equipment was $1.0 million in 2004. Bad debt expense was $1.1 million higher in 2004 than 2003 due primarily to a recovery received in 2003. Marketing and promotion expenses increased $1.2 million due to higher levels of activity related to the promotion of custom calling features, data services and other products. Billing costs have increased $0.8 million as we incur costs associated with the conversion of our billing systems into an integrated platform.

        Depreciation and amortization.    Depreciation and amortization increased $0.7 million to $36.9 million in 2004 from $36.2 million in 2003. All of this increase was attributable to the Maine acquisition.

        Stock based compensation.    For the nine months ended September 30, 2004, stock-based compensation associated with restricted stock units was $133,000. During the nine months ended September 30, 2003 there were no stock-based compensation charges.

        Income from operations.    Income from operations increased $1.6 million to $55.5 million in 2004 from $53.9 million in 2003. A $0.7 million decrease attributable to our existing operations was offset by a $2.3 million increase attributable to the Maine acquisition.

        Other income (expense).    Total other expense increased $10.5 million to $68.8 million in 2004 from $58.3 million in 2003. The increase consisted primarily of interest expense on long-term debt, which increased $13.1 million to $77.7 million in 2004 from $64.6 million in 2003, mainly attributable to the extinguishment of debt in connection with our issuance of the 11 7/8% notes during the first quarter of 2003 and the adoption of Statement of Financial Accounting Standards 150 as of July 1, 2003, the latter of which resulted in our recording $14.8 million in interest expense related to dividends and accretion on series A preferred stock for the nine months ended September 30, 2004 compared to $4.4 million for the nine months ended September 30, 2003. Earnings in equity investments increased $0.7 million to $7.9 million in 2004 from $7.2 million in 2003. Other non operating income (expense) includes net loss on the extinguishment of debt and expenses related to the loss on the write off of loan origination costs. In conjunction with the issuance of $225.0 million of the 11 7/8% notes during the first quarter of 2003, we recorded $3.5 million in non-operating gains on the extinguishment of a portion of the 9 1/2% notes, the 12 1/2% notes and Carrier Services loans. These gains were offset by a non-operating loss of $5.0 million for the write-off of debt issue costs related to this extinguishment of debt in 2003.

        The following is a summary of amounts included in realized and unrealized losses on interest rate swaps (dollars in thousands):

	Nine months ended September 30,
	2004	2003
Change in fair value of interest rate swaps	$874	$6,576
Reclassification of transition adjustment included in other comprehensive income (loss)	(103)	(852)
Realized losses	(883)	(6,935)

Total	$(112)	$(1,211)

        Income tax expense.    Income tax expense was approximately $0.3 million in 2004 and 2003. The income tax expense relates primarily to income taxes owed in certain states.

        Discontinued operations.    Net income from discontinued operations of our companies sold in the South Dakota Disposition was $1.9 million in 2003. The companies were sold on September 30, 2003 and resulted in the recognition of a gain on the disposal of the discontinued operations of $7.7 million during 2003. During the nine months ended September 30, 2004, we recorded a reduction to our liability associated with the discontinuation of our competitive local exchange carrier operations of $0.7 million. This is mainly attributable to excise tax refunds received from the Internal Revenue Service as well as a reduction in liabilities associated with potential property tax payments.

        Net income (loss).    Net loss attributable to common stockholders for the nine months ended September 30, 2004 was $12.9 million. Our 2003 net loss attributable to common stockholders was $0.9 million after giving effect to $8.9 million in dividends and accretion related to our series A preferred stock and the repurchase of series A preferred stock at a discount of $2.9 million. The difference between 2004 and 2003 is a result of certain of the factors discussed above.

Year Ended December 31, 2003 Compared with Year Ended December 31, 2002

  Revenues

        Revenues.    Revenues increased $0.6 million to $231.4 million in 2003 compared to $230.8 million in 2002. Of this increase, $0.7 million was attributable to the Maine acquisition and $1.5 million in revenues from our existing operations. This was offset by a decrease to revenues of $1.6 million from our wholesale long distance company. We derived our revenues from the following sources:

        Local calling services.    Local calling service revenues increased $2.1 million from $54.0 million in 2002 to $56.1 million in 2003. Despite a 0.5% decline in net voice access lines, revenues from our existing operations increased $1.8 million due to increases in local calling features and local interconnection revenues. The remaining increase in local calling service revenues of $0.3 million was attributable to the Maine acquisition.

        Universal service fund—high cost loop.    Universal service fund—high cost loop receipts decreased $3.5 million to $18.9 million in 2003 from $22.4 million in 2002. Our existing operations accounted for all of this decrease. The support from the high cost loop fund is associated with historical expense levels of our companies that exceed the national average cost per loop. The historical expenses occur two years prior to the receipt of the Universal Service Fund revenues. Historical expenses related to a performance share plan paid in 2000 by an acquired company resulted in Universal Service Fund receipts in 2002 which did not recur in 2003. In addition to this decrease, the Universal Service Fund receipts declined due to increases in the national average cost per loop.

        Interstate access revenues.    Interstate access revenues increased $0.8 million from $65.8 million in 2002 to $66.6 million in 2003. Our existing operations accounted for $0.5 million of this increase due to operating expense increases that resulted in higher interstate revenue requirements and $0.3 million was attributable to the Maine acquisition.

        Intrastate access revenues.    Intrastate access revenues increased slightly from $43.8 million in 2002 to $44.0 million in 2003. This slight increase was attributable to the Maine acquisition. While consolidated access revenues were relatively flat, lower access rates in a few of the states in which we operate were generally offset by higher minutes of use in other states in which we operate.

        Long distance services.    Long distance services revenues decreased $1.4 million from $16.8 million in 2002 to $15.4 million in 2003. An approximately $0.2 million increase was attributable to our existing rural local exchange carrier operations. Carrier Services revenues decreased by $1.6 million as a result of rate increases from its underlying toll carriers, which resulted in the loss of wholesale customers by Carrier Services.

        Data and Internet services.    Data and Internet services revenues increased $3.1 million from $10.3 million in 2002 to $13.4 million in 2003. This increase is primarily from an increase of digital subscriber lines customers from 6,659 to 17,937, an increase of 169%.

        Other services.    Other revenues decreased by $0.8 million from $17.8 million in 2002 to $17.0 million in 2003 at our existing operations. This decrease is mainly associated with reductions in billing and collections revenues, as interexchange carriers continue to take back the billing function for their more significant long distance customers. We expect this trend to continue.

  Operating Expenses

        Operating expenses, excluding depreciation and amortization.    Operating expenses increased $0.9 million to $111.2 million in 2003 from $110.3 million in 2002. Expenses of our wholesale long distance company decreased $0.7 million as a result of lower minutes of use from our wholesale customers. This decrease was offset by an increase of $1.3 million related to our existing operations and

$0.3 million related to expenses of the companies we acquired in 2003 in the Maine acquisition. Several items contributed to the expense increase, including network operations expense, transport and network costs associated with our broadband initiatives. Expenses also increased because of an increase in the Universal Service Fund life line fund contribution expense which is directly assigned to the interstate revenue requirement and is fully recovered via our interstate revenues. Marketing and promotion expenses increased due to higher levels of activity related to the promotion of custom calling features, data services and other performance products. The increased expenses in 2003 would have been larger except for lower compensation costs in 2003 as a result of employee termination costs incurred in 2002, as well as a $1.9 million bad debt expense incurred in 2002 when a carrier declared bankruptcy and a $0.6 million recovery of this write-off received in 2003 resulting in a year over year decrease in bad debt expense of $2.5 million.

        Depreciation and Amortization.    Depreciation and amortization from continuing operations increased $1.8 million to $48.1 million in 2003 from $46.3 million in 2002. An increase of $1.7 million was attributable to the increased investment in our communications network by existing operations we acquired prior to 2003 and $0.1 million was attributable to the Maine acquisition.

        Stock Based Compensation.    For the year ended December 31, 2002, stock based compensation of $0.9 million was incurred, including $1.2 million resulting from a modification of an employee stock option agreement with an executive officer, offset by the decrease in the estimated value of fully vested stockholder appreciation rights agreements of $0.3 million. Stock based compensation for the year ended December 31, 2003 was not material.

        Income from Operations.    Income from continuing operations decreased $1.2 million to $72.1 million in 2003 from $73.3 million in 2002. A $0.5 million decrease attributable to our existing operations and a decrease of $1.0 million from our wholesale long distance company was offset by a $0.3 million increase attributable to the Maine acquisition.

        Other Income (Expense).    Total other expense from continuing operations decreased $0.9 million to $80.6 million in 2003 from $81.5 million in 2002. The expense consisted primarily of interest expense on long-term debt. Interest expense increased $20.7 million to $90.2 million in 2003 from $69.5 million in 2002, mainly attributable to our March 2003 debt refinancing and our early adoption of SFAS 150, as of July 1, 2003, the latter of which resulted in our recording $9.0 million in interest expense related to dividends and accretion on preferred shares subject to mandatory redemption. During 2002, we recorded non-cash impairment of investments of $12.6 million which is associated with other than temporary declines in fair value of approximately $8.2 million of Choice One stock and a write-down of $4.4 million for certain investments accounted for under the equity method. There were no similar impairment losses recorded in 2003. Earnings in equity investments increased $2.3 million to $10.1 million in 2003 from $7.8 million in 2002. Other non-operating income (expense) includes net gain (loss) on the extinguishment of debt and expenses related to the loss on the write off of loan origination costs. As a result of the issuance of $225.0 million in senior notes during the first quarter of 2003, we recorded $2.8 million and $0.7 million of non-operating gains on the extinguishment of the senior subordinated notes and the Carrier Services loans, respectively. Additionally, we recorded a non-operating loss of $5.0 million for the write-off of debt issue costs related to this extinguishment of debt in 2003.

        The following is a summary of amounts included in realized and unrealized gains (losses) on interest rate swaps (dollars in thousands):

	2002	2003
Change in fair value of interest rate swaps	$2,135	$7,693
Reclassification of transition adjustment included in other comprehensive income (loss)	(1,437)	(1,029)
Realized gains (losses)	(10,275)	(8,051)

Total	$(9,577)	$(1,387)

        Income Tax Benefit.    Income tax benefit from continuing operations increased $0.7 million to $0.2 million in 2003 from an expense of $0.5 million in 2002. The income tax benefit related primarily to income taxes owed in certain states offset by investment tax credits in certain states.

        Discontinued Operations.    In November 2001, we decided to discontinue the competitive local exchange carrier operations of Carrier Services. Net income from discontinued operations of our competitive local exchange carrier operations was $0.3 million and $19.5 million for 2003 and 2002, respectively. The income in 2002 was a result of a gain on extinguishment of debt attributable to Carrier Services. Net income from discontinued operations of our existing operations sold in the South Dakota disposition was $1.9 million and $2.4 million for 2003 and 2002, respectively. The Company recorded a gain on disposal in connection with the South Dakota disposition of $7.7 million in 2003.

        Net Income (Loss).    Our 2003 net loss attributable to common shareholders was $4.3 million after giving effect to $8.9 million in dividends and accretion related to our series A preferred stock and the repurchase of series A preferred stock at a discount of $2.9 million. Additionally, as a result of the adoption of SFAS 150 on July 1, 2003, the dividends and accretion of $9.0 million related to these instruments is included as a reduction of net income for the third and fourth quarters of 2003. Our 2002 net income attributable to common shareholders was $1.3 million after giving effect to $11.9 million in dividends and accretion related to our series A preferred stock. The differences between the 2003 and 2002 net income (loss) are a result of the factors discussed above.

Year Ended December 31, 2002 Compared with Year Ended December 31, 2001

  Revenues

        Revenues.    Revenues increased $0.6 million to $230.8 million in 2002 compared to $230.2 million in 2001. Of this increase, $4.2 million was attributable to revenues from companies we acquired in 2001. This was offset by a reduction of $0.7 million in revenues from our existing operations and a decrease in revenues of $2.9 million attributable to revenues from our wholesale long distance company. We derived our revenues from the following sources.

        Local calling services.    Local calling service revenues increased $3.4 million from $50.6 million in 2001 to $54.0 million in 2002, including an increase of $2.2 million from an increase in the number of voice access lines and local services provided in our existing operations, as well as an increase of $1.2 million from the companies we acquired in 2001.

        Universal service fund—high cost loop.    Universal service fund—high cost loop receipts increased $3.4 million to $22.4 million in 2002 from $19.0 million in 2001. Our existing operations accounted for $3.2 million of the increase with the balance obtained from companies we acquired in 2001. The support from the high cost loop fund is associated with historical expense levels of our companies that exceed the national average cost per loop.

        Interstate access revenues.    Interstate access revenues were relatively flat from year to year, decreasing $0.2 million from $66.0 million in 2001 to $65.8 million in 2002. A reduction of $1.2 million from our existing operations was offset by $1.0 million associated with companies we acquired in 2001. The $1.2 million revenue reductions are due mainly to our cost reductions at acquired entities, which correspondingly lower our revenue requirement.

        Intrastate access revenues.    Intrastate access revenues decreased $4.9 million from $48.7 million in 2001 to $43.8 million in 2002. An increase of $1.6 million from companies we acquired in 2001 was offset by a reduction of $6.5 million from our existing operations. The decrease was mainly due to rate and state support reductions in Maine, Kansas, Vermont and Illinois. We continue to expect downward pressure on our intrastate access rates. To the extent these pressures reduce our earnings levels below authorized rates of return, our companies are allowed to file and seek approval from the state public utility commissions for recovery of these reductions through increases in local rates and, where they exist, state universal service funds.

        Long distance services.    Long distance services revenues decreased $2.7 million from $19.5 million in 2001 to $16.8 million in 2002, all attributed to a reduction in Carrier Services' long distance wholesale operations. Wholesale customers were lost when one of our underlying wholesale carriers declared bankruptcy.

        Data and Internet services.    Data and Internet services revenues increased $2.6 million from $7.7 million in 2001 to $10.3 million in 2002, including an increase of $0.1 million from acquisitions and an increase of $2.5 million as a result of increased service offerings to our customers of our existing operations.

        Other services.    Other revenues decreased by $0.9 million from $18.7 million in 2001 to $17.8 million in 2002 as other revenue contributed by the companies we acquired in 2001 of $0.1 million was offset by a reduction in other revenues of $1.0 million from our existing operations. This decrease is mainly associated with reductions in billing and collections revenues, as interexchange carriers "take back" the billing function for their long distance customers. This trend is expected to continue.

  Operating Expenses

        Operating expenses, excluding depreciation and amortization.    Operating expenses decreased $5.5 million, or 4.7%, to $110.3 million in 2002 from $115.8 million in 2001. Expenses of our wholesale long distance company decreased $2.5 million as a result of lower minutes of use from our wholesale customers. In addition, expenses of our existing operations decreased by $4.4 million, mainly attributable to overall cost reduction efforts throughout the company. This decrease was offset by an increase of $1.4 million attributable to expenses of the rural local exchange carriers we acquired in 2001.

        Depreciation and Amortization.    Depreciation and amortization from continuing operations decreased $8.8 million to $46.3 million in 2002 from $55.1 million in 2001. The decrease of $12.0 million attributable to the discontinuance of amortizing goodwill upon the implementation of SFAS No. 142 was offset by increases in depreciation of property, plant and equipment consisting of $2.5 million attributable to the increased investment in our communications network by existing operations we acquired prior to 2001 and $0.7 million related to the companies we acquired in 2001.

        Stock Based Compensation.    For the year ended December 31, 2002, stock based compensation of $0.9 million was incurred, including $1.2 million related to a modification of an employee stock option agreement with an executive officer, offset by the decrease in the estimated value of fully vested stockholder appreciation rights agreements of $0.3 million. For the year ended December 31, 2001, stock based compensation of $0.9 million was related to the decrease in the estimated value of fully vested stockholder appreciation rights agreements. This is offset by a $2.2 million non-cash stock based compensation charge related to a modification of an employee stock option agreement with an executive officer. The net charge for the year ended December 31, 2001 was $1.3 million.

        Income from Operations.    Income from continuing operations increased $15.3 million to $73.3 million in 2002 from $58.0 million in 2001. Of this increase, $13.2 million was attributable to our existing operations and $2.1 million was attributable to the rural local exchange carriers we acquired in 2001. Income from our wholesale long distance company decreased $0.4 million, and stock based compensation expense decreased $0.4 million.

        Other Income (Expense).    Total other expense from continuing operations decreased $1.5 million to $81.5 million in 2002 from $83.0 million in 2001. The expense consists primarily of interest expense on long-term debt. Interest expense decreased $6.8 million to $69.5 million in 2002 from $76.3 million in 2001. During 2002, we recorded non-cash impairment of investments of $12.6 million which is associated with other than temporary declines in fair value of approximately $8.2 million of Choice One stock and a write-down of $4.4 million for certain investments accounted for under the equity method. Earnings in equity investments increased $2.9 million to $7.8 million in 2002 from $4.9 million in 2001.

        The following is a summary of amounts included in realized and unrealized gains (losses) on interest rate swaps (dollars in thousands):

	2001	2002
Change in fair value of interest rate swaps	$(6,896)	$2,135
Reclassification of transition adjustment included in other comprehensive income (loss)	(1,238)	(1,437)
Realized gains (losses)	(4,739)	(10,275)

Total	$(12,873)	$(9,577)

        Income Tax Expense.    Income tax expense from continuing operations increased $0.1 million to $0.5 million in 2002 from $0.4 million in 2001. The income tax expense relates primarily to income taxes owed in certain states.

        Discontinued Operations.    Income from discontinued operations was $21.9 million in 2002. $2.4 million was a result of the South Dakota disposition and $17.5 million was a result of a gain on extinguishment of debt at Carrier Services. Losses from discontinued operations for 2001 were $186.2 million. This loss was associated with a loss on the disposition of the competitive local exchange carrier operations of $95.3 million, losses from the discontinued operations of the competitive local exchange carrier operations of $93.0 million, offset with income from the South Dakota disposition of $2.1 million.

        Net Income (Loss).    Our 2002 net income attributable to common shareholders was $1.3 million after giving effect to $11.9 million in dividends and accretion related to the series A preferred stock. Our net loss was $211.6 million for 2001, as a result of the factors discussed above and mainly associated with the loss from discontinued operations.

Liquidity and Capital Resources

        Following consummation of the transactions, our short-term and long-term liquidity needs will arise primarily from: (i) interest payments primarily related to our new credit facility; (ii) capital expenditures, which are expected to be approximately $31.0 million in 2005; (iii) working capital requirements as may be needed to support the growth of our business; (iv) dividend payments on our common stock; and (v) potential acquisitions. Our board of directors will adopt a dividend policy, effective upon the closing of this offering, which reflects our judgment that our stockholders would be better served if we distributed a substantial portion of our cash available for distribution to them instead of retaining it in our business.

        After the transactions, we intend to fund our operations, interest expense, capital expenditures, working capital requirements and dividend payments on our common stock from cash from operations. To fund future acquisitions, we intend to use borrowings under our new revolving facility, or, subject to the restrictions in our new credit facility, to arrange additional funding through the sale of public or private debt and/or equity securities, or obtain additional senior bank debt.

        Our ability to service our indebtedness will depend on our ability to generate cash in the future. We will not be required to make any scheduled amortization payments under our new credit facility's term loan facility which will mature in February 2012. We will need to refinance all or a portion of our indebtedness on or before maturity. We may not be able to refinance our indebtedness on commercially reasonable terms or at all. If we were unable to renew or refinance our new credit facility, our failure to repay all amounts due on the maturity date would cause a default under our new credit facility. In addition, borrowings under our new credit facility will bear interest at variable interest rates. In connection with this offering, we intend to enter into an interest rate swap agreement which will fix the interest rate on approximately $191.8 million of the term loans under our new credit facility for a period of five years after the closing of this offering and an interest rate swap agreement which will fix the interest rate on approximately $191.8 million of the term loans under our new credit facility for a period of three years after the closing of this offering. After these interest rate swap agreements expire, our annual debt service obligations on such portion of the term loans will vary from year to year unless we enter into a new interest rate swap or purchase an interest rate cap or other interest rate hedge. An increase of one percentage point in the annual interest rate applicable to borrowings under our new credit facility which would be outstanding on the closing date of this offering would result in an increase of approximately $5.9 million in our annual cash interest expense, and a corresponding decrease in cash available to pay dividends on our common stock. If we choose to enter into a new interest rate swap or purchase an interest rate cap or other interest rate hedge in the future, the amount of cash available to pay dividends on our common stock may decrease. However, to the extent interest rates increase in the future, we may not be able enter into a new interest rate swap or to purchase an interest rate cap or other interest rate hedge on acceptable terms. For the years ended December 31, 2003, 2002 and 2001, cash provided by operating activities of continuing operations was $32.8 million, $55.6 million and $35.7 million, respectively. For the nine months ended September 30, 2004 and 2003, cash provided by operating activities of continuing operations was $32.9 million and $23.7 million, respectively.

        Based on the dividend policy with respect to our common stock, we may not have any significant cash available to meet any unanticipated liquidity requirements, other than available borrowings, if any, under our new revolving facility. As a result, we may not retain a sufficient amount of cash to finance growth opportunities, including acquisitions, or unanticipated capital expenditures or to fund our operations. If we do not have sufficient cash for these purposes, our financial condition and our business will suffer. However, our board of directors may, in its discretion, amend or repeal this dividend policy to decrease the level of dividends provided for or discontinue entirely the payment of dividends.

        Upon the closing of this offering, we will use net proceeds received from this offering, together with approximately $590.0 million of borrowings under our new credit facility, to, among other things, repay all outstanding loans under our existing credit facility, repurchase all of our series A preferred stock and consummate tender offers and consent solicitations in respect of our outstanding 9 1/2% notes, floating rate notes, 12 1/2% notes and 11 7/8% notes. To the extent not all of the holders of 9 1/2% notes and floating rate notes tender their notes in the tender offer and consent solicitation for such notes, we intend to redeem the remaining outstanding 9 1/2% notes and floating rate notes following this offering. See "The Transactions" and "Use of Proceeds."

        Net cash used in investing activities from continuing operations was $54.0 million, $30.3 million and $57.2 million for the years ended December 31, 2003, 2002 and 2001, respectively. These cash flows primarily reflect capital expenditures of $33.6 million, $38.8 million and $43.2 million for the years ended December 31, 2003, 2002 and 2001, respectively, and acquisitions of telephone properties, net of cash acquired of $33.1 million, $0 million and $18.9 million for the years ended December 31, 2003, 2002 and 2001, respectively.

        Offsetting capital expenditures were distributions from investments of $10.8 million, $9.0 million and $5.0 million for the years ended December 31, 2003, 2002 and 2001, respectively. These investments represent minority investments and passive partnership interests. We do not control the timing or amount of distributions from such investments or interests. In addition, we have been advised that one of these partnerships has adjusted its pricing structure. Based on such adjustments, the amount of future distributions from this partnership will decrease. Future price adjustments, if any, may result in a significant decrease in distributions from this partnership. Historically, the amount of distributions from this partnership represented a material portion of our cash flow.

        Net cash used in investing activities from continuing operations was $12.1 million and $11.2 million for the nine months ended September 30, 2004 and 2003, respectively. These cash flows primarily reflect net capital expenditures of $24.0 million and $19.3 million for the nine months ended September 30, 2004 and 2003, respectively.

        Offsetting capital expenditures were distributions from investments of $11.8 million and $8.7 million for the nine months ended September 30, 2004 and 2003, respectively. The $11.8 million received in the nine months ended September 30, 2004 includes a non-recurring $2.5 million distribution to one of our subsidiaries, Chouteau Telephone Company, indirectly from Independent Cellular Telephone LLC resulting from the sale of Independent Cellular Telephone LLC's membership interest in an operating cellular limited liability company. These investments represent minority investments and passive partnership interests. We do not control the timing or amount of distributions from such investments or interests. In addition, we have been advised that one of these partnerships has adjusted its pricing structure. Based on such adjustments, the amount of future distributions from this partnership will decrease. Future price adjustments, if any, may result in a significant decrease in distributions from this partnership. Historically, the amount of distributions from this partnership represented a material portion of our cash flow.

        Net cash provided by (used in) financing activities from continuing operations was $(2.0) million, $(12.5) million and $101.2 million for the years ended December 31, 2003, 2002 and 2001, respectively. These cash flows primarily represent net proceeds of long term debt of $23.3 million and $104.2 million for the years ended December 31, 2003 and 2001, respectively. For the year ended December 31, 2002, net repayments were $11.5 million.

        Net cash used in financing activities from continuing operations was $18.9 million and $15.1 million for the nine months ended September 30, 2004 and 2003, respectively. These cash flows primarily represent net repayment of long-term debt of $12.2 million and $5.6 million in debt issuance and offering related costs for the nine months ended September 30, 2004. For the nine months ended September 30, 2003, net proceeds from the issuance of long term debt of $9.6 million were offset by debt issuance costs of $15.1 million and the repurchase of series A preferred stock and common stock of $9.6 million.

        Our annual capital expenditures for our rural telephone operations have historically been significant. Because existing regulations allow us to recover our operating and capital costs, plus a reasonable return on our invested capital in regulated telephone assets, capital expenditures have historically constituted an attractive use of our cash flow. Capital expenditures were approximately $33.6 million for the year ended December 31, 2003 and $24.4 million for the nine months ended September 30, 2004. These amounts include $2.0 million and $1.2 million for the year ended December 31, 2003 and the nine months ended September 30, 2004, respectively, of non-recurring capital expenditures related to the conversion of our billing systems into an integrated billing platform and the centralization of our customer service records. These amounts also include $4.8 million and $7.4 million for the year ended December 31, 2003 and nine months ended September 30, 2004, respectively, of non-recurring capital expenditures related to capital investments in digital subscriber line access multiplexers and other plant upgrades associated with our accelerated digital subscriber line initiative that began during the third quarter of 2003. As a result, 96% of our exchanges are broadband capable as of September 30, 2004 and management expects that digital subscriber line investments will decrease significantly in 2005. Our management views non-recurring capital expenditures as either one-time capital expenditures or discretionary capital expenditures which are not necessary to maintain and enhance our network infrastructure or operate our business.

        We expect capital expenditures in fiscal 2004 to be approximately $36.6 million, which includes $3.5 million of anticipated non-recurring capital expenditures relating to the conversion of our billing systems into an integrated billing platform and the centralization of our customer service records and $9.2 million of anticipated non-recurring capital expenditures relating to the final stages of our digital subscriber line initiative. We expect that our annual capital expenditures for our existing operations will be approximately $31.0 million for fiscal 2005 through fiscal 2009. We estimate that approximately $28.0 million of this amount will be used to maintain and enhance our network infrastructure and operate our business. This includes expenditures to meet our network, product offering and customer requirements, such as investments in equipment, central office technology (which includes both hardware and software), inside and outside plant upgrades to meet network capacity requirements and normal repair and maintenance to our infrastructure. In addition, approximately $3.0 million of this amount will be available for one-time or discretionary capital expenditures, such as the billing systems conversion. We expect to fund all of these capital expenditures through our cash flow from operations. If cash is available beyond what is required to support our dividend policy, we may consider additional capital expenditures if we believe they are beneficial. Although the amount of our capital expenditures can fluctuate from quarter to quarter, on an annual basis we do not expect capital expenditures for our existing operations through fiscal 2009 to vary significantly from our estimated amounts.

        We intend to use borrowings under our new credit facility's revolving facility to fund the acquisition of Berkshire, which we expect to close in the first half of 2005.

        Our existing credit facility consists of an $85.0 million revolving loan facility, of which $46.8 million was available at September 30, 2004, and two term facilities, a tranche A term loan facility of $40.0 million with $40.0 million outstanding at September 30, 2004 that matures on March 31, 2007 and a tranche C term loan facility with $106.9 million principal amount outstanding as of September 30, 2004 that matures on March 31, 2007. We will repay all of the borrowings under our existing credit facility with a portion of the net proceeds from this offering, together with borrowings under our new credit facility. See "The Transactions" and "Use of Proceeds."

        In 1998, FairPoint issued $125.0 million aggregate principal amount of 9 1/2% senior subordinated notes and $75.0 million aggregate principal amount of floating rate notes. Both series of these notes mature on May 1, 2008. These notes are general unsecured obligations of FairPoint, subordinated in right of payment to all of FairPoint's senior debt. In 2000, FairPoint issued $200.0 million aggregate principal amount of 12 1/2% senior subordinated notes. These notes mature on May 10, 2010. These notes are general unsecured obligations of FairPoint, subordinated in right of payment to all of FairPoint's senior debt. In 2003, FairPoint issued $225.0 million aggregate principal amount of 11 7/8% senior notes. These notes mature on March 1, 2010. These notes are general unsecured obligations of FairPoint, ranking pari passu in right of payment with all existing and future senior debt of FairPoint, including all obligations under FairPoint's existing credit facility, and senior in right of payment to all existing and future subordinated indebtedness of FairPoint.

        In connection with this offering, on January 5, 2005, we commenced tender offers and consent solicitations for all of the outstanding 9 1/2% notes, floating rate notes, 12 1/2% notes and 11 7/8% notes. The closing of this offering is conditioned upon the receipt of the tenders and consents of at least a majority in aggregate principal amount of the outstanding 9 1/2% notes and floating rate notes (voting together as a class), the outstanding 12 1/2% notes and the outstanding 11 7/8% notes. Holders of the 9 1/2% notes, floating rate notes, 12 1/2% notes and 11 7/8% notes that tender their notes in the tender offers will be obligated to provide consents.

        For a summary description of our debt, see "Description of Certain Indebtedness."

        In May 2002, Carrier Services entered into an amended and restated credit facility with its lenders to restructure its obligations under its credit facility. In the restructuring, (i) Carrier Services paid certain of its lenders $5.0 million to satisfy $7.0 million of obligations under the credit facility, (ii) the lenders converted approximately $93.9 million of the loans under the credit facility into shares of our series A preferred stock and (iii) the remaining loans under the credit facility and certain swap obligations were converted into $27.9 million of new term loans. In March 2003, we used a portion of the proceeds from the offering of the 11 7/8% notes and borrowings under the existing credit facility's tranche A term loan facility to repay $2.2 million principal amount of loans under the Carrier Services credit facility, at approximately a 30% discount to par. On January 30, 2004, we used additional borrowings under its existing credit facility's tranche A loan facility and a portion of the borrowings under its existing credit facility's revolving loan facility to repay in full all indebtedness under the Carrier Services credit facility.

        Our series A preferred stock is non-voting, except as required by applicable law, and is not convertible into our class A common stock. The series A preferred stock provides for the payment of dividends at a rate equal to 17.428% per annum. Dividends on the series A preferred stock are payable, at our option, either in cash or in additional shares of series A preferred stock. We have the option to redeem the series A preferred stock at any time. The redemption price for such shares is payable in cash in an amount equal to $1,000 per share plus any accrued but unpaid dividends thereon, which we refer to as the preference amount. Under certain circumstances, we would be required to pay a premium of up to 6% of the preference amount in connection with the redemption of the series A preferred stock. In addition, upon the occurrence of certain events, we would be required to redeem all outstanding shares of the series A preferred stock at a price per share equal to the preference amount. Certain holders of the series A preferred stock have agreed with us to reduce the dividend rate payable on the shares they hold from 17.428% to 15% for the period from March 6, 2003 to March 6, 2005. We will repurchase all of our series A preferred stock (together with accrued and unpaid dividends thereon) from the holders thereof in connection with this offering. The series A preferred stock was initially issued in May 2002 in exchange for debt of Carrier Services.

        Subsequent to September 30, 2004, we wrote-off debt issuance and offering costs of $6.0 million associated with our abandoned offering of income deposit securities. The offering of income deposit securities was abandoned in favor of the transactions described herein. Debt issue and offering costs of $1.0 million that are a direct and incremental benefit to the transactions described herein remain capitalized after the write-off.

  Summary of Contractual Obligations

        The tables set forth below contain information with regard to disclosures about contractual obligations and commercial commitments.

        The following table discloses aggregate information about our contractual obligations as of September 30, 2004 and the periods in which payments are due:

	Payments due by period
	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
	(Dollars in thousands)
Contractual obligations:
Debt maturing within one year	$28,337	$28,337	$—	$—	$—
Long term debt	785,139	—	170,284	194,083	420,772
Preferred shares subject to mandatory redemption(1)	121,747	—	—	—	121,747
Operating leases(2)	12,222	4,910	5,301	1,473	538
Deferred transaction fee(3)	8,445	—	—	—	8,445
Common stock subject to put options	1,136	1,000	136	—	—
Non-compete agreements	100	100	—	—	—
Minimum purchase contract	8,039	5,011	3,028	—	—

Total contractual cash obligations	$965,165	$39,358	$178,749	$195,556	$551,502

        The following table discloses aggregate information about our contractual obligations as of September 30, 2004 after giving effect to the transactions and the periods in which payments are due:

	Payments due by period
	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
	(Dollars in thousands)
Contractual obligations:
Debt maturing within one year	$—	$—	$—	$—	$—
Long term debt	590,000	—	—	—	590,000
Operating leases(2)	12,222	4,910	5,301	1,473	538
Noncompete agreements	100	100	—	—	—
Minimum purchase contract	8,039	5,011	3,028	—	—

Total contractual cash obligations	$610,361	$10,021	$8,329	$1,473	$590,538

(1)
We have the option to redeem the series A preferred stock at any time. Under certain circumstances, we would be required to pay a premium of up to 6% in connection with a redemption. We are required to redeem the series A preferred stock upon the occurrence of one of the following events: (i) a merger, consolidation, sale, transfer or disposition of at least 50% of our assets or business, (ii) a public offering of our common stock which yields in the aggregate at least $175.0 million, or (iii) the first anniversary of the maturity of the 12 1/2% notes (which first anniversary will occur in May 2011), unless prohibited by our credit facility or the indentures governing our 9 1/2% notes, floating rate notes and 12 1/2% notes.

(2)
Real property lease obligations of $8.0 million associated with the discontinued operations discussed in note 12 to our consolidated financial statements which are stated in this table at total contractual amounts. However, we have negotiated lease terminations or subleases on these properties to reduce the total obligation. Operating leases from continuing operations of $4.2 million are also included.

(3)
Payable to Kelso & Company upon the occurrence of certain events, which include this offering. See "Certain Relationships and Related Party Transactions—Financial Advisory Agreements."

        As of September 30, 2004, we did not have any derivative financial instruments.

Critical Accounting Policies

        Our critical accounting policies are as follows:

  •
  Accounting for income taxes; and

  •
  Valuation of long-lived assets, including goodwill.

        Accounting for income taxes.    As part of the process of preparing our consolidated financial statements we were required to estimate our income taxes. This process involves estimating our actual current tax exposure and assessing temporary differences resulting from different treatment of items for tax and accounting purposes. These differences result in deferred tax assets and liabilities, which are included within our consolidated balance sheets. We must then assess the likelihood that our deferred tax assets will be recovered from future taxable income and to the extent we believe the recovery is not likely, we must establish a valuation allowance. Further, to the extent that we establish a valuation allowance or increase this allowance in a financial accounting period, we must include a tax provision, or reduce our tax benefit in our consolidated statement of operations. In performing the assessment, management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies. We use our judgment to determine our provision or benefit for income taxes, deferred tax assets and liabilities and any valuation allowance recorded against our net deferred tax assets.

        There are various factors that may cause those tax assumptions to change in the near term. We cannot predict whether future U.S. federal income tax laws and regulations might be passed that could have a material effect on our results of operations. We assess the impact of significant changes to the U.S. federal and state income tax laws and regulations on a regular basis and update the assumptions and estimates used to prepare our financial statements when new regulation and legislation is enacted.

        We had $250.8 million in federal and state net operating loss carryforwards as of December 31, 2003. The transactions will result in an "ownership change" within the meaning of the U.S. federal income tax laws addressing net operating loss carryforwards, alternative minimum tax credits and other similar tax attributes. As a result of such ownership change, there will be specific limitations on our ability to use our net operating loss carryforwards and other tax attributes. In order to fully utilize the deferred tax assets, mainly generated by the net operating losses, we will need to generate future taxable income of approximately $176.4 million prior to the expiration of the net operating loss carryforwards beginning in 2019 through 2022. Based upon the level of projections for future taxable income over the periods in which the deferred tax assets are deductible, we believe we will realize the benefits of these deductible differences, net of the valuation allowance of $64.4 million at December 31, 2003. The amount of the deferred tax assets considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carry forward period are reduced.

        On October 22, 2004, the President signed into law the American Jobs Creation Act of 2004, or the Jobs Act. We are evaluating the impact of changes to provisions related to deferred compensation plans and the effect of the manufacturing tax relief on our effective tax rate in future periods and various other provisions of the Jobs Act.

        Valuation of long-lived assets, including goodwill.    We review our long-lived assets, including goodwill for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Several factors could trigger an impairment review such as:

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  significant underperformance relative to expected historical or projected future operating results,

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  significant regulatory changes that would impact future operating revenues,

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  significant negative industry or economic trends and

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  significant changes in the overall strategy in which we operate our overall business.

Goodwill was $468.8 million at December 31, 2003.

        We are required to perform an annual impairment review of goodwill as required by Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets. No impairment of goodwill or other long-lived assets resulted from the annual valuation of goodwill.

New Accounting Standards

        In January 2003, the FASB issued FASB Interpretation No. 46, Consolidation of Variable Interest Entities, an interpretation of ARB No. 51. In December 2003, the FASB revised Interpretation No. 46, which clarifies the application of Accounting Research Bulletin (ARB) No. 51, Consolidated Financial Statements. As per ARB No. 51, a general rule for preparation of consolidated financial statements of a parent and its subsidiary is ownership by the parent, either directly or indirectly, of over fifty percent of the outstanding voting shares of a subsidiary. However, application of the majority voting interest requirement of ARB No. 51 to certain types of entities may not identify the party with a controlling financial interest because the controlling financial interest may be achieved through arrangements that do not involve voting interest. Interpretation No. 46 clarifies applicability of ARB No. 51 to entities in which the equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support. Interpretation No. 46 requires an entity to consolidate a variable interest entity even though the entity does not, either directly or indirectly, own over fifty percent of the outstanding voting shares. Interpretation No. 46 is applicable for financial statements issued for reporting periods that end after March 15, 2004. The implementation of Interpretation No. 46 did not have a significant impact on our financial statements.

        In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 applies specifically to a number of financial instruments that companies have historically presented within their financial statements either as equity or between the liabilities section and the equity section, rather than as liabilities. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of a non-public entity, in which case this statement shall be effective for fiscal periods beginning after December 15, 2003. For purposes of SFAS No. 150, we meet the definition of a nonpublic entity. As described in note 7 to our consolidated financial statements contained elsewhere in this prospectus, we adopted SFAS No. 150 early, as of July 1, 2003.

        In December 2004, the FASB issued SFAS No. 123(R), Share-Based Payments. SFAS No. 123(R) revises FASB Statement No. 123, Accounting for Stock-Based Compensation and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees. SFAS No. 123(R) focuses primarily on the accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123(R) requires companies to recognize in the statement of operations the cost of employee services received in exchange for awards of equity instruments based on the grant-date fair value of those awards (with limited exceptions). SFAS No. 123(R) is effective as of the first reporting period that begins after June 15, 2005. Accordingly, we will adopt SFAS No. 123(R) in our third quarter of fiscal 2005. We are currently evaluating the provisions of SFAS No. 123(R) and have not yet determined the impact that its adoption will have on our results of operations or financial position.

Inflation

        We do not believe inflation has a significant effect on our operations.

Quantitative and Qualitative Disclosures About Market Risk

        At December 31, 2003, we recorded our marketable available-for-sale equity securities at a fair value of $1.9 million. These securities have exposure to price risk. A hypothetical ten percent adverse change in quoted market prices would decrease the recorded value by approximately $0.2 million at December 31, 2003. During the quarter ended September 30, 2004, we impaired the value of our marketable available-for-sale equity securities due to an other-than-temporary decline in market value. At September 30, 2004, the carrying value of our equity securities is zero.

        Approximately 68% of our debt bears interest at fixed rates or effectively at fixed rates. However, our earnings are affected by changes in interest rates as our long-term debt under our existing credit facility has variable interest rates based on either the prime rate or LIBOR. If interest rates on our variable rate debt increased by 10%, our interest expense would have increased, and our loss from continuing operations before taxes would have increased by approximately $1.4 million for the year ended December 31, 2003 and approximately $0.4 million for the nine months ended September 30, 2004.

        From time to time, we have entered into interest rate swaps to manage our exposure to fluctuations in interest rates on our variable rate debt. Our liability for the fair value of these swaps was approximately $0.9 million at December 31, 2003. The fair value indicates an estimated amount we would have to pay to cancel the contracts or transfer them to other parties. In connection with our existing credit facility, we used two interest rate swap agreements, with notional amounts of $25.0 million each, to effectively convert a portion of our variable interest rate exposure to fixed rates ranging from 8.07% to 10.34%. The swap agreements expired in May 2004.

Business

Our Business

        We are a leading provider of communications services in rural communities, offering an array of services, including local and long distance voice, data, Internet and broadband product offerings. We are one of the largest telephone companies in the United States focused on serving rural communities, and we are the 17th largest local telephone company, in each case based on number of access lines. We operate in 17 states with approximately 272,691 access line equivalents in service as of September 30, 2004.

        We were incorporated in February 1991 for the purpose of operating and acquiring incumbent telephone companies in rural markets. We have acquired 30 such businesses, 26 of which we continue to own and operate. Many of our telephone companies have served their respective communities for over 75 years. The majority of the rural communities we serve have fewer than 2,500 access lines. All of our telephone company subsidiaries qualify as rural local exchange carriers under the Telecommunications Act.

        Rural local exchange carriers generally are characterized by stable operating results and strong cash flow margins and operate in supportive regulatory environments. In particular, existing state and federal regulations permit us to charge rates that enable us to recover our operating costs, plus a reasonable rate of return on our invested capital (as determined by relevant regulatory authorities). Competition is typically limited because rural local exchange carriers primarily serve sparsely populated rural communities with predominantly residential customers, and the cost of operations and capital investment requirements for new entrants is high. As a result, in our markets, we have experienced virtually no wireline competition and limited competition from cable providers. While most of our markets are served by wireless service providers, their impact on our business has been limited.

Our Competitive Strengths

        We believe we are distinguished by the following competitive strengths:

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  Consistent and predictable cash flows and strong margins.    We have the leading market position in the rural communities we serve, with limited competition. Demand for telephone services from our residential and local business customers has historically been very stable despite changing economic conditions. As a result, we have experienced a relatively stable access line count during the last two years compared to regional bell operating companies. Additionally, our telephone companies operate in generally supportive regulatory environments. These factors have permitted us to generate consistent cash flows and strong margins.

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  Geographically diversified markets.    We currently operate 26 rural local exchange carriers in 17 states, clustered in four regions, enabling us to capitalize on economies of scale and operating efficiencies. Our geographic diversity significantly enhances our cash flow stability by limiting our exposure to competition, local economic downturns and state regulatory changes. In addition, we believe that we have achieved significant scale efficiencies by centralizing many functions, such as sales and marketing, network planning, accounting and customer service.

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  Technologically advanced infrastructure.    Our advanced network infrastructure enables us to provide a wide array of communications services. Our network consists of central office hosts and remote sites with all digital switches, primarily manufactured by Nortel and Siemens, operating with current software. As of December 31, 2003, we maintained over 24,000 miles of copper plant and approximately 2,800 miles of fiber optic plant in order to service our 272,691 access line equivalents in service as of September 30, 2004. As a result of our historic capital investments, our network infrastructure requires predictable capital expenditures and allows us to implement certain broadband enabled services with minimal incremental cost. As of September 30, 2004, approximately 96% of our exchanges were capable of providing broadband services.

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  Broadest service offerings in our markets.    We believe that, as a result of our advanced network and switching infrastructure, we offer the only comprehensive suite of communications services in our markets, including local and long distance voice, data and Internet services. In addition, we offer enhanced features such as caller identification, call waiting, call forwarding, teleconferencing, video conferencing and voicemail. We also offer broadband communications solutions to most of our customers primarily through digital subscriber lines technology.

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  Management team with proven track record.    We have an experienced management team that has demonstrated its ability to grow our rural telephone business over the past decade. Our senior management team has an average of 21 years of experience working with a variety of telephone companies. Our regional presidents have an average of 26 years of experience in the telecommunications industry. Our management team has successfully integrated 30 business acquisitions since 1993, improving revenues and cash flow significantly while enhancing service quality and broadening service offerings.

Our Strategy

        The key elements of our strategy are to:

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  Increase revenue per customer.    We are focused on increasing our revenues by introducing innovative product offerings and marketing strategies for enhanced and ancillary services to meet the growing needs of our customers. Our long standing relationships with our customers have helped us to successfully cross-sell broadband and value-added services, such as digital subscriber lines, long distance, Internet dial-up, voicemail and other services. We will continue to evaluate and implement technologies that will allow us to offer new products and services.

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  Continue to improve operating efficiencies and profitability.    We have achieved significant operating efficiencies by applying our operational, regulatory, marketing and management expertise to our acquired businesses. We intend to continue to increase our operating efficiencies by consolidating various administrative functions and implementing best practices across all of our regions. For example, we have begun to integrate all billing systems into a single, outsourced billing platform, which will allow us to improve our customer service and enhance sales and marketing efforts. When completed, we plan to use this platform to develop a number of centralized customer service and call centers and to create a significantly improved customer data base. These call centers and customer data base will allow us to enhance our operating efficiency and optimize our marketing initiatives.

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  Enhance customer loyalty.    We believe that our service driven customer relationships and long-standing local presence lead to high levels of customer satisfaction and increased demand for enhanced and ancillary services. We continue to build long-term relationships with our customers by actively participating in the communities we serve and by offering an array of communications services and quality customer care.

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  Grow through selective acquisitions.    We believe that our acquisition strategy has been successful because of our ability to integrate acquisitions and improve operating efficiencies in the businesses we acquire. Our management team has consistently produced strong operating cash flow improvements in our acquired businesses. We will continue to evaluate and pursue acquisitions which provide the opportunity to enhance our revenues and cash flows. One of our acquisition criteria will be the potential of any proposed transaction to permit increased dividends on our common stock.

Our Services

        We offer a broad portfolio of high-quality communications services for residential and business customers in each of the markets in which we operate. We have a long history of operating in our markets and have a recognized identity within each of our service areas. Our companies are locally staffed, which enables us to efficiently and reliably provide an array of communications services to meet our customer needs. These include services traditionally associated with local telephone companies, as well as other services such as long distance, Internet and broadband enabled services. Based on our understanding of our local customers' needs, we have attempted to be proactive by offering bundled services designed to simplify the customer's purchasing and management process.

Generation of Revenue

        We primarily generate revenue through: (i) the provision of our basic local telephone service to customers within our service areas; (ii) the provision of network access to interexchange carriers for origination and termination of interstate and intrastate long distance phone calls; (iii) Universal Service Fund—high cost loop payments; and (iv) the provision of other services such as long distance resale, data and Internet and broadband enabled services, enhanced services, such as caller name and number identification, and billing and collection for interexchange carriers.

        The following chart summarizes our revenue sources for the year ended December 31, 2003:

Revenue Source	% Revenue	Description
Local Calling Services	24%	Enables the local customer to originate and receive an unlimited number of calls within a defined "exchange" area. The customer is charged a flat monthly fee for basic service and service charges for special calling features.
Network Access Charges	48%
		Enables long distance companies to utilize our local network to originate or terminate intrastate and interstate calls. The network access charges are paid by the interexchange carrier to us and are regulated by state regulatory agencies and the Federal Communications Commission, respectively. This also includes Universal Service Fund payments for local switching support, long term support and interstate common line support.
Universal Service Fund—high cost loop	8%
		We receive payments from the Universal Service Fund to support the high cost of our operations in rural markets. This support fluctuates based upon our average cost per loop compared to the national average cost per loop.
Long Distance Services	7%	We receive revenues for intrastate and interstate long distance services provided to our retail customers and our wholesale long distance customers.

Data and Internet Services	6%	We receive revenues from monthly recurring charges for services, including broadband, digital subscriber lines, special access, private lines, Internet and other services.
Other Services	7%	We generate revenues from other services, including enhanced services and billing and collection.

        See "Management's Discussion and Analysis of Financial Condition and Results of Operations" for more information regarding our revenue sources.

Local Calling Services

        Local calling services include basic local lines, private lines and switched data services. We provide local calling services to residential and business customers, generally for a fixed monthly charge. In an rural local exchange carriers' territory, the amount that we can charge a customer for local service is determined by rate proceedings involving the appropriate state regulatory authorities.

Network Access Charges

        Network access charges relate to long distance, or toll calls, that typically involve more than one company in the provision of telephone service. Since toll calls are generally billed to the customer originating the call, a mechanism is required to compensate each company providing services relating to the call. This mechanism is the access charge and we bill access charges to long distance companies and other customers for the use of our facilities to access the customer, as described below.

        Intrastate Access Charges.    We generate intrastate access revenue when an intrastate long distance call involving an interexchange carrier is originated by a customer in our rural local exchange carrier exchange to a customer in another of our exchanges in the same state. The interexchange carrier pays us an intrastate access payment for either terminating or originating the call. We bill the call through our carrier access billing system and receive the access payment from the interexchange carrier. The access charge for intrastate services is regulated and approved by the state regulatory authority.

        Interstate Access Charges.    We generate interstate access revenue when an interstate long distance call is originated by a customer calling from one state to a customer in another state. We bill interstate access charges in the same manner as we bill intrastate access charges; however, the interstate access charge is regulated and approved by the Federal Communications Commission instead of the state regulatory authority.

Universal Service Fund—High Cost Loop

        The Universal Service Fund supplements the amount of local service revenue received by us to ensure that basic local service rates for customers in high cost rural areas are consistent with rates charged in lower cost urban and suburban areas. The Universal Service Fund, which is funded by monthly fees charged to interexchange carriers and local exchange carriers, distributes funds to us on a monthly basis based upon our cost support for local exchange carriers whose cost of providing the local loop connections to customers is significantly greater than the national average.

Long Distance Services

        We offer switched and dedicated long distance services throughout our service areas through resale agreements with national interexchange carriers. In addition, through Carrier Services, we offer wholesale long distance services to our rural local exchange carriers and other non-affiliated communications providers.

Data and Internet Services

        We offer Internet access via digital subscriber lines technology, dedicated T-1 connections, Internet dial-up, high speed cable modem and wireless broadband. Customers can utilize this access in combination with customer owned equipment and software to establish a presence on the web. In addition, we offer enhanced Internet services, which include obtaining Internet protocol addresses, basic web site design and hosting, domain name services, content feeds and web-based e-mail services. Our services include access to 24-hour, 7-day a week customer support.

Other Services

        We seek to capitalize on our rural local exchange carriers' local presence and network infrastructure by offering enhanced services to customers, as well as billing and collection services for interexchange carriers.

        Enhanced Services.    Our advanced digital switch and voicemail platforms allows us to offer enhanced services such as call waiting, call forwarding and transferring, call hunting, three-way calling, automatic callback, call hold, caller name and number identification, voice mail, teleconferencing, video conferencing, store-and-forward fax, follow-me numbers, Centrex services and direct inward dial.

        Billing and Collection.    Many interexchange carriers provide long distance services to our rural local exchange carrier customers and may elect to use our billing and collection services. Our rural local exchange carriers charge interexchange carriers a billing and collection fee for each call record generated by the interexchange carrier's customer.

        Directory Services.    Through our local telephone companies, we publish telephone directories in the majority of our locations. These directories provide white page listings, yellow page listings and community information listings. These directories generate revenues and operating cash flow from the sale of yellow page and related advertising to businesses. We contract out with leading industry providers to assist in the sale of advertising, compilation of information, as well as the production, publication and distribution of these directories.

Our Markets

        Our 26 rural local exchange carriers operate as the incumbent local exchange carrier in each of their respective markets. Our rural local exchange carriers serve an average of approximately 13 access lines per square mile versus the non-rural carrier average of approximately 128 access lines per square mile. Approximately 79% of these access lines serve residential customers. Our business customers account for approximately 21% of our access lines. Our business customers are predominantly in the agriculture, light manufacturing and service industries.

        The following chart identifies the number of access line equivalents in each of our 17 states as of September 30, 2004:

State	Access Line Equivalents
Maine	68,919
Florida	54,095
Washington	45,504
New York	44,765
Ohio	9,333
Virginia	8,193
Illinois	8,094
Vermont	7,113
Idaho	6,468
Kansas	6,124
Oklahoma	3,839
Colorado	3,155
Pennsylvania	3,105
Other States(1)	3,984

Total:	272,691

(1)
Includes Massachusetts, New Hampshire, Georgia and Alabama.

Sales and Marketing

        Our marketing approach emphasizes customer-oriented sales, marketing and service. We believe most telecommunications companies devote their resources and attention primarily toward customers in more densely populated markets. We seek to differentiate ourself from our competitors by providing a superior level of service to each of our customers.

        Each of our rural local exchange carriers has a long history in the communities it serves. It is our policy to maintain and enhance the strong identity and reputation that each rural local exchange carrier enjoys in its markets, as we believe this is a significant competitive advantage. As we market new services, we will seek to continue to utilize our identity in order to attain higher recognition with potential customers.

        To demonstrate our commitment to the markets we serve, we maintain local offices in most of the population centers within our service territories. These offices are typically staffed by local residents and provide sales and customer support services in the community. We believe that local offices facilitate a direct connection to the community, which improves customer satisfaction and loyalty.

        In addition, our strategy is to enhance our telecommunications services by offering comprehensive bundling of services and deploying new technologies to build upon the strong reputation we enjoy in our markets and to further promote rural economic development in the rural communities we serve.

        Many of the rural local exchange carriers acquired by us traditionally have not devoted a substantial amount of their operating budget to sales and marketing activities. After acquiring the rural local exchange carriers, we typically change this practice to provide additional support for existing products and services as well as to support the introduction of new services. As of September 30, 2004, we had 238 employees engaged in sales, marketing and customer service.

        We have two basic tiers of customers: (i) local customers located in our local access and transport areas who pay for local phone service and (ii) the interexchange carriers which pay us for access to customers located within our local access and transport areas. In general, the vast majority of our local customers are residential, as opposed to business, which is typical for rural telephone companies.

Information Technology and Support Systems

        Our approach to billing and operational support systems focuses on implementing best-of-class applications that allow consistent communication and coordination throughout our entire organization. Our objective is to improve profitability by reducing individual company costs through the sharing of best practices, centralization or standardization of functions and processes, and deployment of technologies and systems that provide for greater efficiencies and profitability.

        We have begun to integrate all billing systems into a single, outsourced billing platform. When completed, we plan to use this platform to develop a number of centralized customer service and call centers and to create a significantly improved customer data base. These call centers and customer data base will allow us to enhance our operating efficiency and optimize our marketing initiatives. The billing platform will also enable our customers to directly access, via the Internet, their accounts and will allow us to provide virtual call centers.

Network Architecture and Technology

        Our rural local exchange carrier networks consist of central office hosts and remote sites with advanced digital switches, primarily manufactured by Nortel and Siemens, operating with current software. The outside plant consists of transport and distribution delivery networks connecting our host central office with remote central offices and ultimately with our customers. As of December 31, 2003, we maintained over 24,000 miles of copper plant and 2,800 miles of fiber optic plant. We own fiber optic cable, which has been deployed throughout our current network and is the primary transport technology between our host and remote central offices and interconnection points with other incumbent carriers.

        Our fiber optic transport system is primarily a synchronous optical network capable of supporting increasing customer demand for high bandwidth transport services. This system supports advanced services including Asynchronous Transfer Mode, Frame Relay and/or Internet Protocol Transport, facilitating delivery of advanced services as demand warrants.

        In our rural local exchange carrier markets, digital subscriber lines-enabled integrated access technology is being deployed to provide significant broadband capacity to our customers. As of September 30, 2004, we had invested approximately $23.8 million and deployed this technology in all 26 of our rural local exchange carriers, reaching 137 of our 143 exchanges.

        Rapid and significant changes in technology are expected in the communications industry. Our future success will depend, in part, on our ability to anticipate and adapt to technological changes. We believe that our network architecture enables us to efficiently respond to these technological changes.

Competition

        We believe that the Telecommunications Act and other recent actions taken by the Federal Communications Commission and state regulatory authorities promote competition in the provision of telecommunications services; however, many of the competitive threats now confronting larger regulated telephone companies do not currently exist in the rural local exchange carrier marketplace. Our rural local exchange carriers historically have experienced little wireline competition as the incumbent carrier in their market because the demographic characteristics of rural telecommunications markets generally will not support the high cost of operations and significant capital investment required for new wireline entrants to offer competitive services. For instance, the per minute cost of operating both telephone switches and interoffice facilities is higher in rural areas, as rural local exchange carriers typically have fewer, more geographically dispersed customers and lower calling volumes. Also, the distance from the telephone switch to the customer is typically longer in rural areas, which results in increased distribution facilities costs. These relatively high costs tend to discourage other wireline competitors from entering territories serviced by rural local exchange carriers.

  Wireless Competition

        In most of our rural markets, we face competition from wireless technology. We do not expect this technology to represent a significant competitive threat to us in the near term, but as technology and economies of scale improve, we may experience increased competition from wireless carriers. In addition, the Federal Communications Commission's requirement that telephone companies offer wireline-to-wireless number portability may increase the competition we face from wireless carriers.

  Wireline Competition

        We also face competition from new market entrants that provide close substitutes for the traditional telephone services we provide, such as cable television, satellite telecommunications and electric utility companies. Cable television companies are entering the telecommunications market by upgrading their networks with fiber optics and installing facilities to provide fully interactive transmission of broadband, voice, video and data communications. Electric utilities have existing assets and access to low cost capital that could allow them to enter a market rapidly and accelerate network development. While we have limited competition for voice services from cable providers and electric utilities for basic voice services, we cannot guarantee that we will not face increased competition from such providers in the future.

        In addition, we could face increased competition from competitive local exchange carriers, particularly in offering services to Internet service providers.

  Voice Over Internet Protocol Competition

        Voice over internet protocol service is increasingly being embraced by all industry participants. Voice over internet protocol service essentially involves the routing of voice calls, at least in part, over the Internet through packets of data instead of transmitting the calls over the existing telephone system. While current voice over internet protocol applications typically complete calls using incumbent local exchange carrier infrastructure and networks, as voice over internet protocol services obtain acceptance and market penetration and technology advances further, a greater quantity of communication may be placed without the public switched telephone network. On March 10, 2004, the Federal Communications Commission issued a Notice of Proposed Rulemaking with respect to internet protocol-enabled services. Among other things, the Federal Communications Commission is considering whether voice over internet protocol services are regulated telecommunications services or unregulated information services. We cannot predict the outcome of the Federal Communications Commission's rulemaking or the impact on the revenues of our rural local exchange carriers. The proliferation of voice over internet protocol, particularly to the extent such communications do not utilize our rural local exchange carriers' networks, may result in an erosion of our customer base and loss of access fees and other funding.

  Internet Competition

        The Internet services market is also highly competitive, and we expect that competition will continue to intensify. Internet services, meaning both Internet access (wired and wireless) and on-line content services, are provided by Internet service providers, satellite-based companies, long distance carriers and cable television companies. Many of these companies provide direct access to the Internet and a variety of supporting services to businesses and individuals. In addition, many of these companies, such as America Online, Inc., Microsoft Network and Yahoo, offer on-line content services consisting of access to closed, proprietary information networks. Long distance companies and cable television operators, among others, are aggressively entering the Internet access markets. Long distance carriers have substantial transmission capabilities, traditionally carry data to large numbers of customers and have an established billing system infrastructure that permits them to add new services. Satellite companies are offering broadband access to the Internet from desktop PCs. Many of these competitors have substantially greater financial, technological, marketing, personnel, name-brand recognition and other resources than those available to us.

  Long Distance Competition

        The long distance telecommunications market is highly competitive. Competition in the long distance business is based primarily on price, although service bundling, branding, customer service, billing service and quality play a role in customers' choices.

  Other Competition

        Although we believe we offer the only comprehensive suite of communications services in our markets, existing service providers such as wireless, cable and utility companies could form strategic alliances to offer bundled services in our markets. We cannot guarantee that we will not face increased competition from such bundled service providers.

Employees

        As of September 30, 2004, we employed a total of 857 employees. 125 employees of our rural local exchange carriers are represented by four unions. We believe the state of our relationship with our union and non-union employees is good. Within our Company, 33 employees are employed at our corporate office, 816 employees are employed at our rural local exchange carriers and 8 employees are employed by Carrier Services.

Properties

        We own all of the properties material to our business. Our headquarters is located in Charlotte, North Carolina. We also have administrative offices, maintenance facilities, rolling stock, central office and remote switching platforms and transport and distribution network facilities in each of the 17 states in which we operate our rural local exchange carrier business. Our administrative and maintenance facilities are generally located in or near the rural communities served by our rural local exchange carriers and our central offices are often within the administrative building and outlying customer service centers. Auxiliary battery or other non-utility power sources are at each central office to provide uninterrupted service in the event of an electrical power failure. Transport and distribution network facilities include fiber optic backbone and copper wire distribution facilities, which connect customers to remote switch locations or to the central office and to points of presence or interconnection with the long distance carriers. These facilities are located on land pursuant to permits, easements or other agreements. Our rolling stock includes service vehicles, construction equipment and other required maintenance equipment.

        We believe each of our respective properties is suitable and adequate for the business conducted therein, is being appropriately used consistent with past practice and has sufficient capacity for the present intended purposes.

Legal Proceedings

        We currently and from time to time are involved in litigation and regulatory proceedings incidental to the conduct of our business, but currently we are not a party to any lawsuit or proceeding which, in our opinion, is likely to have a material adverse effect on us.

Intellectual Property

        We believe we have the trademarks, trade names and licenses that are necessary for the operation of our business as we currently conduct it. We do not consider our trademarks, trade names or licenses to be material to the operation of our business.

Discontinued Operations

        On September 30, 2003, MJD Services, a wholly-owned subsidiary of the Company, completed the sale of all of the capital stock owned by MJD Services of Union Telephone Company of Hartford, Armour Independent Telephone Co., WMW Cable TV Co. and Kadoka Telephone Co. to Golden West. The sale was completed in accordance with the terms of the South Dakota purchase agreement. MJD Services received approximately $24.2 million in proceeds from the South Dakota disposition. The companies sold to Golden West provided communications services to approximately 4,150 voice access lines located in South Dakota as of the date of such disposition. The operations of these companies were presented as discontinued operations beginning in the second quarter of 2003. Therefore, the balances associated with these activities were reclassified as "held for sale." All prior period financial statements have been restated accordingly. We recorded a gain on disposal of the South Dakota companies of $7.7 million during the third quarter of 2003.

        In early 1998, we launched our competitive local exchange carrier enterprise through our wholly-owned subsidiary, Carrier Services. In November 2001, we decided to discontinue such competitive local exchange carrier operations. This decision was a proactive response to the deterioration in the capital markets, the general slow-down of the economy and the slower-than-expected growth in Carrier Services' competitive local exchange carrier operations. Carrier Services completed the termination or sale of its competitive local exchange carrier operations in the second quarter of 2002.

        Carrier Services provides wholesale long distance service and support to our rural local exchange carriers and to other non-affiliated communications providers. These services allow such companies to operate their own long distance communication services and sell such services to their respective customers.

Regulation

        The following summary does not describe all present and proposed federal, state and local legislation and regulations affecting the telecommunications industry. Some legislation and regulations are currently the subject of judicial proceedings, legislative hearings and administrative proposals which could change the manner in which this industry operates. Neither the outcome of any of these developments, nor their potential impact on us, can be predicted at this time. Regulation can change rapidly in the telecommunications industry, and such changes may have an adverse effect on us in the future. See "Risk Factors—Risks Related to our Regulatary Environment."

Overview

        Our regulated communications services are subject to extensive federal, state and local regulation. We hold various regulatory authorizations for our service offerings. At the federal level, the Federal Communications Commission generally exercises jurisdiction over all facilities and services of telecommunications common carriers, such as us, to the extent those facilities are used to provide, originate, or terminate interstate or international communications. State regulatory commissions generally exercise jurisdiction over such facilities and services to the extent those facilities are used to provide, originate or terminate intrastate communications. In addition, pursuant to the Telecommunications Act, state and federal regulators share responsibility for implementing and enforcing the domestic pro-competitive policies introduced by that legislation. In particular, state regulatory agencies have substantial oversight over the provision by incumbent telephone companies of interconnection and non-discriminatory network access to competitive communications providers. Local governments often regulate the public rights-of-way necessary to install and operate networks, and may require communications services providers to obtain licenses or franchises regulating their use of public rights-of-way. Additionally, municipalities and other local government agencies may regulate limited aspects of our business, including our use of public rights of way, and by requiring us to obtain construction permits and abide by building codes.

        We believe that competition in our telephone service areas will increase in the future as a result of the Telecommunications Act, although the ultimate form and degree of competition cannot be ascertained at this time. Competition may lead to loss of revenues and profitability as a result of: loss of customers; reduced usage of our network by our existing customers who may use alternative providers for long distance and data services; and reductions in prices for our services which may be necessary to meet competition.

Federal Regulation

        We must comply with the Communications Act which requires, among other things, that communications carriers offer services at just and reasonable rates and on non-discriminatory terms and conditions. The amendments to the Communications Act contained in the Telecommunications Act dramatically changed and are expected to continue to change the landscape of the telecommunications industry. The central aim of the Telecommunications Act was to open local telecommunications marketplaces to competition while enhancing universal service. Most significantly, the Telecommunications Act governs the removal of barriers to market entry into local telephone services, requires incumbent local exchange carriers to interconnect with competitors, establishes procedures pursuant to which incumbent local exchange carriers may provide other services, such as the provision of long distance services by regional bell operating companies, and imposes on incumbent local exchange carriers duties to negotiate interconnection arrangements in good faith.

        Removal of Entry Barriers.    Prior to the enactment of the Telecommunications Act, many states limited the services that could be offered by a company competing with an incumbent local exchange carrier. The Telecommunications Act generally preempts state and local laws that prevent competitive entry into the provision of any communications service. However, states can modify conditions of entry into areas served by rural local exchange carriers where the state regulatory commission determines that such modification is warranted by the public interest. Since the passage of the Telecommunications Act, we have experienced only limited competition from cable and wireless service providers.

        Access Charges.    The Federal Communications Commission regulates the prices that incumbent local telephone companies charge for the use of their local telephone facilities in originating or terminating interstate transmissions. The Federal Communications Commission has structured these prices, also referred to as "access charges," as a combination of flat monthly charges paid by the end-users and usage sensitive charges paid by long distance carriers. State regulatory commissions regulate intrastate access charges. Many states generally mirror the Federal Communications Commission price structure. A significant amount of our revenues come from network access charges, which are paid to us by intrastate carriers and interstate long distance carriers for originating and terminating calls in the regions served by our rural local exchange carriers. The amount of access charge revenues that we receive is based on rates set by federal and state regulatory bodies, and such rates are subject to change at any time.

        The Federal Communications Commission regulates the levels of interstate access charges by imposing price caps on larger incumbent local telephone companies. These price caps can be adjusted based on various formulae, such as inflation and productivity, and otherwise through regulatory proceedings. Smaller incumbents may elect to base access charges on price caps, but are not required to do so unless they elected to use price caps in the past or their affiliated incumbent local telephone companies base their access charges on price caps. Each of our 26 incumbent local telephone subsidiaries elected not to apply the Federal Communications Commission's price caps. Instead, our subsidiaries employ rate-of-return regulation for their interstate access charges.

        The Federal Communications Commission has made, and is continuing to consider, various reforms to the existing rate structure for charges assessed on long distance carriers for connection to local networks. States often mirror federal rules in establishing intrastate access charges. In 2001, the Federal Communications Commission adopted an order implementing the beginning phases of the Multi-Association Group plan to reform the access charge system for rural carriers. The Multi-Association Group plan is revenue neutral to our operating companies. Among other things, the Multi-Association Group plan reduces access charges and shifts a portion of cost recovery, which historically have been based on minutes-of-use, to flat-rate, monthly per line charges on end-user customers rather than long distance carriers. As a result, the aggregate amount of access charges paid by long distance carriers to access providers, such as our rural local exchange carriers, has decreased and may continue to decrease. In adopting the Multi-Association Group plan, the Federal Communications Commission also determined that rate-of-return carriers will continue to be permitted to set rates based on the authorized rate of return of 11.25%. Additionally, the Federal Communications Commission initiated a rulemaking proceeding to investigate the Multi-Association Group's proposed incentive regulation plan and other means of allowing rate-of-return carriers to increase their efficiency and competitiveness. The Multi-Association Group plan expires in 2006 and will need to be renewed or replaced at such time. In addition, to the extent our rural local exchange carriers become subject to competition in their own local exchange areas, such access charges could be paid to competing local exchange carriers rather than to us. Additionally, the access charges we receive may be reduced as a result of competition by other service providers such as wireless and voice over internet services. Such a circumstance could have a material adverse effect on our financial condition and results of operations. In addition, the Federal Communications Commission has sought comment on broad policy changes that could harmonize the rate structure and levels of all forms of intercarrier compensation, and could, as a result, substantially modify the current forms of carrier-to-carrier payments for interconnected traffic. Furthermore, in the notice of proposed rulemaking on voice over internet protocol services the Federal Communications Commission adopted in February 2004, the Federal Communications Commission has

sought comment on whether access charges should apply to voice over internet protocol or other internet protocol-based services. It is unknown at this time what additional changes, if any, the Federal Communications Commission may eventually adopt and the effect of any such changes on our business.

        Rural Local Exchange Carrier Services Regulation.    Our rural local exchange carrier services segment revenue is subject to regulation including regulation by the Federal Communications Commission and incentive regulation by various state regulatory commissions. State lawmakers will likely continue to review the statutes governing the level and type of regulation for telecommunications services. It is expected that over the next few years, legislative and regulatory actions will provide opportunities to restructure rates, introduce more flexible incentive regulation programs and possibly reduce the overall level of regulation. We expect the election of incentive regulation plans and the expected reduction in the overall level of regulation to allow us to introduce new services and pricing changes more expeditiously than in the past. At the same time, however, the implementation of such new programs may also lead to reductions in intrastate access charges.

        The Federal Communications Commission generally must approve in advance most transfers of control and assignments of operating authorizations by Federal Communications Commission-regulated entities. Therefore, if we seek to acquire companies that hold Federal Communications Commission authorizations, in most instances we will be required to seek approval from the Federal Communications Commission prior to completing those acquisitions. The Federal Communications Commission has the authority to condition, modify, cancel, terminate or revoke operating authority for failure to comply with applicable federal laws or rules, regulations and policies of the Federal Communications Commission. Fines or other penalties also may be imposed for such violations. Our interstate common carrier services are also subject to nondiscrimination requirements and requirements that rates be just and reasonable.

        The Federal Communications Commission has required that incumbent independent local exchange carriers that provide interstate long distance services originating from their local exchange service territories must do so in accordance with "structural separation" rules. These rules require that our long distance affiliates (i) maintain separate books of account, (ii) not own transmission or switching facilities jointly with the local exchange affiliate, and (iii) acquire any services from its affiliated local exchange telephone company at tariffed rates, terms and conditions. The Federal Communications Commission has initiated a rulemaking proceeding to examine whether there is a continuing need for such requirements; however, we cannot predict the outcome of that proceeding.

        The Telecommunications Act required all carriers to offer local number portability. This requirement allows telephone customers to change service providers but keep their existing telephone numbers. Initially, the Federal Communications Commission set November 24, 2003 as the local number portability deadline for carriers within the Top 100 Metropolitan Statistical Areas and May 24, 2004 for carriers outside the Top 100 Metropolitan Statistical Areas. On January 16, 2004, the Federal Communications Commission granted an extension of time, to May 24, 2004, to local exchange carriers with fewer than two percent of the nation's subscriber lines, regardless of whether the companies operate in a Top 100 Metropolitan Statistical Areas. All local exchange carriers with bona fide local number portability requests must be prepared to port numbers from wireline to wireless carriers on or before May 24, 2004. We are in compliance with this requirement in all of the states in which we operate or have received waivers to extend the time for implementation beyond the May 24th date in certain states where technical limitations hinder compliance by this date.

        Our operations and those of all telecommunications carriers also may be impacted by legislation and regulation imposing new or greater obligations related to assisting law enforcement, bolstering homeland security, minimizing environmental impacts, or addressing other issues that impact our business. For example, existing provisions of the Communications Assistance for Law Enforcement Act and Federal Communications Commission regulations implementing the Communications Assistance for Law Enforcement Act require telecommunications carriers to ensure that their equipment, facilities, and services are able to facilitate authorized electronic surveillance. We believe we are in compliance with those laws and regulations. These laws and regulations, however, are subject to both interpretation and change which may result in requirements for us to incur additional costs.

State Regulation

        Most states have some form of certification requirement that requires providers of telecommunications services to obtain authority from the state regulatory commission prior to offering common carrier services. Each of our 26 rural local exchange carriers operates as the incumbent local telephone company in the states in which it operates and is certified in those states to provide local telephone services. State regulatory commissions generally regulate the rates incumbent local exchange carriers charge for intrastate services, including rates for intrastate access services paid by providers of intrastate long distance services. Although the Federal Communications Commission has preempted certain state regulations pursuant to the Telecommunications Act, states have retained authority to impose requirements on carriers necessary to preserve universal service, protect public safety and welfare, ensure quality of service and protect consumers. For instance, incumbent local exchange carriers must file tariffs setting forth the terms, conditions and prices for their intrastate services, and such tariffs may be challenged by third parties. From time to time, states conduct rate cases or "earnings" reviews. These reviews may result in the disallowance of certain investments or expenses for ratemaking puroposes. Subsidiaries of the Company recently completed rate cases in Vermont, Illinois, Kansas and Maine. We currently have "earnings" reviews of our rates being conducted in Idaho, New York and Vermont.

        Under the Telecommunications Act, state regulatory commissions have jurisdiction to arbitrate and review interconnection disputes and agreements between incumbent local exchange carriers and competitive local exchange carriers, in accordance with rules set by the Federal Communications Commission. State regulatory commissions may also formulate rules regarding fees imposed on providers of telecommunications services within their respective states to support state universal service programs. States often require prior approvals or notifications for certain acquisitions and transfers of assets, customers, or ownership of regulated entities. Therefore, in most instances we will be required to seek state approval prior to completing new acquisitions of rural local exchange carriers. States generally retain the right to sanction a carrier or to revoke certifications if a carrier materially violates relevant laws and/or regulations.

Local Government Authorizations

        We may be required to obtain from municipal authorities permits for street opening and construction or operating franchises to install and expand facilities in certain rural communities. Some of these franchises may require the payment of franchise fees. We have obtained such municipal franchises as were required. In some rural areas, we do not need to obtain such permits or franchises because the subcontractors or electric utilities with which we have contracts already possess the requisite authorizations to construct or expand our networks.

The Promotion of Local Service Competition and Traditional Telephone Companies

        As discussed above, the Telecommunications Act provides, in general, for the removal of barriers to entry into the telecommunications industry in order to promote competition for the provision of local service. Congress, however, has recognized that states should not be prohibited from taking actions necessary to preserve and advance universal service, and has further recognized that special consideration should be given to the appropriate conditions for competitive entry in areas served by rural telephone companies, such as our 26 rural local exchange carrier subsidiaries.

        Pursuant to the Telecommunications Act, all local exchange carriers, including both incumbents and new competitive carriers, are required to: (i) allow others to resell their services at retail rates; (ii) ensure that customers can keep their telephone numbers when changing carriers; (iii) ensure that competitors' customers can use the same number of digits when dialing and receive nondiscriminatory access to telephone numbers, operator service, directory assistance and directory listing; (iv) ensure access to telephone poles, ducts, conduits and rights of way; and (v) compensate competitors for the competitors' costs of completing calls to competitors' customers. Competitors are required to compensate the incumbent telephone company for the cost of providing these interconnection services. Under the Telecommunications Act, our rural local exchange carriers may request from state regulatory commissions, suspension or modification of any or all of the requirements described above. A state regulatory commission may grant such a request if it determines that such exemption, suspension or modification is consistent with the public interest and necessary to avoid a significant adverse economic impact on communications users and generally avoid imposing a requirement that is technically unfeasible or unduly economically burdensome. If a state regulatory commission denies some or all of any such request made by one of our rural local exchange carriers, or does not allow us adequate compensation for the costs of providing interconnection, our costs could increase and our revenues could decline. In addition, with such a denial, competitors could enjoy benefits that would make their services more attractive than if they did not receive such interconnection rights. With the exception of the previously referenced requests to modify the May 24, 2004 implementation date for local number portability in certain states, we have not encountered a need to file any such requests for suspension or modification of the interconnection requirements.

        The Telecommunications Act, with certain exceptions, imposes the following additional duties on incumbent telephone companies by requiring them to: (i) interconnect their facilities and equipment with any requesting telecommunications carrier at any technically feasible point; (ii) unbundle and provide nondiscriminatory access to network elements such as local loops, switches and transport facilities, at nondiscriminatory rates and on nondiscriminatory terms and conditions; (iii) offer their retail services for resale at wholesale rates; (iv) provide reasonable notice of changes in the information necessary for transmission and routing of services over the incumbent telephone company's facilities or in the information necessary for interoperability; and (v) provide, at rates, terms and conditions that are just, reasonable and nondiscriminatory, for the physical co-location of equipment necessary for interconnection or access to unbundled network elements at the premises of the incumbent telephone company. Competitors are required to compensate the incumbent local exchange carrier for the cost of providing these interconnection services. However, pursuant to the Telecommunications Act, rural telephone companies, including our rural local exchange carriers, are automatically exempt from these additional incumbent telephone company requirements. The exemption remains effective until an incumbent rural local telephone company receives a bona fide request for these additional interconnection services and the applicable state authority determines whether the request is not unduly economically burdensome, technically feasible, and consistent with the universal service objectives set forth in the Telecommunications Act. This exemption remains effective for all of our incumbent local telephone operations, except in Florida where the legislature has determined that all incumbent local exchange carriers are required to provide the additional interconnection services as prescribed in the Telecommunications Act. If a request for any of these additional interconnection services is filed by a potential competitor with respect to one of our other operating territories, we are likely to ask the relevant state regulatory commission to retain the exemption. If a state regulatory commission rescinds such exemption in whole or in part and if the state regulatory commission does not allow us adequate compensation for the costs of providing the interconnection, our costs would significantly increase, we would face new competitors in that state and we could suffer a significant loss of customers and resulting declines in our revenues. In addition, we could incur additional administrative and regulatory expenses as a result of the interconnection requirements.

Promotion of Universal Service

        The Universal Service Fund payments received by our rural local exchange carriers from the Universal Service Fund are intended to support the high cost of our operations in rural markets. Such Universal Service Fund payments related to the high cost loop represented 8% of our revenues for the year ended December 31, 2003. Under current Federal Communications Commission regulations, the total Universal Service Fund available to all rural local telephone companies, including our 26 rural local exchange carrier subsidiaries, is subject to a cap. In any given year, the cap may or may not be reached. In any year where the cap is reached, the per access line rate at which we can recover Universal Service Fund payments may decrease. In addition, the consideration of changes in the federal rules governing the distribution of Universal Service Fund is pending before the Federal Communications Commission. If our rural local exchange carriers were unable to receive Universal Service Fund payments, or if such payments were reduced, many of our rural local exchange carriers would be unable to operate as profitably as they have historically in the absence of our implementation of increases in charges for other services. Moreover, if we raise prices for services to offset loss of Universal Service Fund payments, the increased pricing of our services may disadvantage us competitively in the marketplace, resulting in additional potential revenue loss. Payments from the Universal Service Fund fluctuate based upon our average cost per loop compared with the national average cost per loop. For example, if the national average cost per loop increases and our operating costs (and average cost per loop) remain constant or decrease, the payments we receive from the Universal Service Fund would decline. Conversely, if the national average cost per loop decreases and our operating costs (and average cost per loop) remain constant or increase, the payments we receive from the Universal Service Fund would increase. Over the past year, the national average cost per loop in relation to our average cost per loop has increased and management believes the national average cost per loop may continue to increase in relation to our average cost per loop and, as a result, the payments we receive from the Universal Service Fund could decline.

        Universal service rules have been adopted by both the Federal Communications Commission and some state regulatory commissions. Universal Service Fund funds may be distributed only to carriers that are designated as eligible telecommunications carriers by a state regulatory commission. All of our rural local exchange carriers have been designated as eligible telecommunications carriers pursuant to the Telecommunications Act. However, under the Telecommunications Act, competitors could obtain the same support payments as we do if a state regulatory commission determined that granting such support payments to competitors would be in the public interest.

        Two notable regulatory changes enacted by the Federal Communications Commission in the last four years are the adoption, with certain modifications, of the Rural Task Force proposed framework for rural high-cost universal service support and the implementation of the beginning phases of the Multi-Association Group plan. The Federal Communications Commission's Rural Task Force order modifies the existing universal service support mechanism for rural local exchange carriers and adopts an interim embedded, or historical, cost mechanism for a five-year period that provides predictable levels of support to rural carriers. The Federal Communication Commission has stated its intention to develop a long-term plan based on forward-looking costs when the five-year period expires in 2006. The Multi-Association Group plan created a new universal service support mechanism, Interstate Common Line Support, to replace carrier common line access charges and the recovery of certain costs formerly recovered through traffic sensitive access charges. A recent Federal Communications Commission order merged long term support into its interstate common line support mechanism without reducing (at least initially) the aggregate universal service support from the two mechanisms (both of which had been previously transformed from access charge revenue streams into universal service support mechanisms). As a result of these changes, when a competitor is designated an eligible telecommunications carrier, it also receives an increased level of Universal Service Fund support equal to the level received by the incumbent on a per line basis.

        The Federal State Joint Board is currently considering recommendations on the question of which carriers can obtain Universal Service Fund support in a market. The Federal State Joint Board recommended that:

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  a set of permissive federal guidelines be developed to ensure that the public interest is served before eligible telecommunications carriers are designated;

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  support be limited to a single connection that provides access to the public telephone network; and

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  the basis for providing support be considered and further clarified during the comprehensive review of the Universal Service Fund to be completed in 2006.

        The Federal Communications Commission statutorily must act on these recommendations by February 27, 2005. Also, the Federal Communications Commission is considering resolution of the method by which contributions to the Universal Service Fund are determined.

        In addition, there are a number of judicial appeals challenging several aspects of the Federal Communications Commission's universal service rules. It is not possible to predict at this time whether the Federal Communications Commission or Congress will require modification to those rules, or the ultimate impact any such modification might have on us.

Potential Internet Regulatory Obligations

        In connection with our Internet access offerings, we could become subject to laws and regulations as they are adopted or applied to the Internet. There is currently only limited regulations applicable to the Internet. As the significance of the Internet expands, federal, state and local governments may adopt rules and regulations, or apply existing laws and regulations to the Internet, and related matters are under consideration in both federal and state legislative and regulatory bodies. The Federal Communications Commission is currently reviewing the appropriate regulatory framework governing broadband access to the Internet through telephone and cable operators' communications networks. We cannot predict whether the outcome will prove beneficial or detrimental to our competitive position. In February 2004, the Federal Communications Commission initiated a proceeding to examine the regulatory implications of voice over Internet protocol technology. We cannot predict the results of these proceedings, the nature of these regulations or their impact on our business.

Environmental Regulations

        Similarly, and like all other local telephone companies, our 26 rural local exchange carrier subsidiaries are subject to federal, state and local laws and regulations governing the use, storage, disposal of, and exposure to hazardous materials, the release of pollutants into the environment and the remediation of contamination. As an owner of property, we could be subject to environmental laws that impose liability for the entire cost of cleanup at contaminated sites, regardless of fault or the lawfulness of the activity that resulted in contamination. We believe, however, that our operations are in substantial compliance with applicable environmental laws and regulations.

Management

        The following table sets forth the names and positions of our current directors and executive officers, as well as our nominees for our board of directors pending closing of this offering, and their ages.

        Upon the closing of this offering, our restated certificate of incorporation will require our board of directors to have between five and eleven members. We expect to restructure our board of directors and appoint the following three independent directors: Patricia Garrison-Corbin, David L. Hauser, and Claude C. Lilly. One additional independent director will be appointed in accordance with our restated bylaws within one year after the closing of this offering. To accommodate the inclusion of these new independent directors, three of our current directors, Daniel G. Bergstein, Anthony J. DiNovi and George E. Matelich, will resign upon the closing of this offering. See "—Composition of the Board After the Offering" below. See "Certain Relationships and Related Party Transactions—Stockholders Agreements, Nominating Agreement and Registration Rights Agreement."

Name	Age	Position
Eugene B. Johnson	57	Co-Founder, Chairman of the Board of Directors and Chief Executive Officer
Peter G. Nixon	52	Chief Operating Officer
Valeri A. Marks	46	President
Walter E. Leach, Jr.	53	Executive Vice President and Chief Financial Officer
Shirley J. Linn	54	Senior Vice President, General Counsel and Secretary
Lisa R. Hood	39	Senior Vice President and Controller
Timothy W. Henry	49	Vice President of Finance and Treasurer
Daniel G. Bergstein	61	Co-Founder and Director
Frank K. Bynum, Jr.	41	Director
Anthony J. DiNovi	42	Director
George E. Matelich	48	Director
Kent R. Weldon	37	Director
Patricia Garrison-Corbin	57	Director Nominee
David L. Hauser	53	Director Nominee
Claude C. Lilly	58	Director Nominee

        Eugene B. Johnson.    Mr. Johnson has served as our Chairman since January 1, 2003 and as our Chief Executive Officer since January 1, 2002. Prior to his current responsibilities, Mr. Johnson was our Chief Development Officer from May 1993 to December 2002 and Vice Chairman from August 1998 to December 2002. Mr. Johnson is a co-founder and has been a director of our company since 1991. From 1997 to 2002, Mr. Johnson served as a director of the Organization for the Promotion and Advancement of Small Telecommunications Companies the primary industry organization for small independent telephone companies. From 1987 to 1993, Mr. Johnson served as President and principal shareholder of JC&A, Inc., an investment banking and brokerage firm providing services to the cable television, telephone and related industries. From 1985 to 1987, Mr. Johnson served as the director of the mergers and acquisitions department of Cable Investments, Inc., an investment banking firm. Mr. Johnson currently is chairman of Organization for the Promotion and Advancement of Small Telecommunication Companies' Universal Service Fund committee.

        Peter G. Nixon.    Mr. Nixon has served as our Chief Operating Officer since November 2002. Previously, Mr. Nixon was our Senior Vice President of Corporate Development from February 2002 to November 2002 and President of our Telecom Group from April 2001 to February 2002. Prior to this, Mr. Nixon served as President of our Eastern Region Telecom Group from June 1999 to April 2001 and President of Chautauqua & Erie Telephone Corporation, or C&E, from July 1997, when we acquired C&E, to June 1999. From April 1, 1989 to June 1997, Mr. Nixon served as Executive Vice President of C&E. From April 1, 1978 to March 31, 1989, Mr. Nixon served as Vice President of Operations for C&E. Mr. Nixon has served as the past Chairman of the New York State Telephone Association, in addition to his involvement in several community and regional organizations.

        Valeri A. Marks.    In October 2004, Ms. Marks was appointed our President. From 2001 to 2003, Ms. Marks served as Chairman and Chief Executive Officer of Sockeye Networks (which was acquired by Internap Network Services Corporation). From 2000 to 2001, Ms. Marks served as President and Chief Executive Officer of Digital Broadband Communications, Inc. and from 1999 to 2000, she served as President and Chief Executive Officer of the Internet division of SBC Communications, Inc. Ms. Marks is a director of Amerivault, an online data back-up and recovery company.

        Walter E. Leach, Jr.    In July 2004, Mr. Leach was appointed our Executive Vice President and Chief Financial Officer. Mr. Leach has served as our Chief Financial Officer since October 1994 and served as our Senior Vice President from February 1998 to July 2004. From October 1994 to December 2000, Mr. Leach was our Secretary. From 1984 through September 1994, Mr. Leach served as Executive Vice President of Independent Hydro Developers, where he had responsibility for all project acquisition, financing and development activities.

        Shirley J. Linn.    In September 2004, Ms. Linn was appointed our Senior Vice President, General Counsel and Secretary. Ms. Linn has served as our General Counsel since October 2000, our Vice President since October 2000 and our Secretary since December 2000. Prior to joining us, Ms. Linn was a partner, from 1984 to 2000, in the Charlotte, North Carolina law firm of Underwood Kinsey Warren & Tucker, P.A., where she specialized in general business matters, particularly mergers and acquisitions.

        Lisa R. Hood.    In July 2004, Ms. Hood was appointed our Senior Vice President and Controller. Ms. Hood has served as our Controller since December 1993 and served as our Vice President from December 1993 to July 2004. Prior to joining our company, Ms. Hood served as manager of a local public accounting firm in Kansas. Ms. Hood is certified as a public accountant in Kansas.

        Timothy W. Henry.    Mr. Henry has served as our Vice President of Finance and Treasurer since December 1997. From 1992 to December 1997, Mr. Henry served as Vice President/Portfolio Manager at CoBank, ACB, and managed a $225 million telecommunications loan portfolio, which included responsibility for CoBank's relationship with us.

        Daniel G. Bergstein.    Mr. Bergstein is a co-founder and has been a director of our company since 1991. Mr. Bergstein served as Chairman of our board of directors from 1991 until August 1998. Since 1988, Mr. Bergstein has been a senior partner in the New York office of the international law firm Paul, Hastings, Janofsky & Walker LLP, where he is the Chairman of the Firm's global Telecommunications and Media Practice. Mr. Bergstein is also a co-founder of Cequel III LLC and is a Director of AAT Communications, Inc., Cebridge Connections and MxEnergy Inc. He also serves as a board member of the National Trustees of the Foundation Fighting Blindness.

        Frank K. Bynum, Jr.    Mr. Bynum has served as a director of our company since July 1997. He is also a Managing Director of Kelso & Company. Mr. Bynum joined Kelso & Company in 1987 and has held positions of increasing responsibility at Kelso & Company prior to becoming a Managing Director. Mr. Bynum is a director of Cambridge Display Technology, Inc., Citation Corporation, Endurance Business Media, Inc. and eMarkets, Inc. He is also a Trustee of Prep for Prep and a member of the

Board of Trustees of the College Foundation of the University of Virginia. Mr. Bynum has been designated to the Board of Directors by Kelso & Company pursuant to Kelso & Company's designation rights under our stockholders agreement.

        Anthony J. DiNovi.    Mr. DiNovi has served as a director of our company since January 2000. He is currently a Managing Director of Thomas H. Lee Partners, L.P., where he has been employed since 1988. Mr. DiNovi is a director of American Media, Inc., Endurance Specialty Holdings Ltd., Eye Care Centers of America Inc., Michael Foods, Inc., National Waterworks, Inc., US LEC Corp., Nortek, Inc., Vertis, Inc. and various private corporations. Mr. DiNovi has been designated to the Board of Directors by Thomas H. Lee Equity Fund pursuant to Thomas H. Lee Equity Fund's designation rights under our stockholders agreement.

        George E. Matelich.    Mr. Matelich has served as a director of our company since July 1997. Mr. Matelich is currently a Managing Director of Kelso & Company, with which he has been associated since 1985. Mr. Matelich is a director of Waste Services, Inc. and Optigas, Inc. Mr. Matelich is also a Trustee of the University of Puget Sound. Mr. Matelich has been designated to the Board of Directors by Kelso & Company pursuant to Kelso & Company's designation rights under our stockholders agreement.

        Kent R. Weldon.    Mr. Weldon has served as a director of our company since January 2000. He is currently a Managing Director of Thomas H. Lee Partners, L.P. Mr. Weldon worked at the firm from 1991 to 1993 and rejoined it in 1995. Prior to 1991, Mr. Weldon worked at Morgan Stanley & Co. Incorporated in the Corporate Finance Department. Mr. Weldon is a director of Michael Foods, Inc., Nortek, Inc. and Syratech Corporation. Mr. Weldon has been designated to the Board of Directors by Thomas H. Lee Equity Fund pursuant to Thomas H. Lee Equity Fund's designation rights under our stockholders agreement.

        Patricia Garrison-Corbin.    Ms. Corbin will be appointed as a director of our company upon consummation of this offering. Ms. Corbin has served as President of P.G. Corbin & Company, Inc., Financial Advisory Services, Municipal Finance, since 1986. Ms. Corbin has also served as President and Chief Information Officer of P.G. Corbin Asset Management, Inc., Fixed Income Investment Management, since 1987. Ms. Corbin has served as Chairman of the Board of Directors of Delancey Capital Group, LP, Equity Investment Management since 1996, and Chairman of the Board of Directors of P.G. Corbin Group, Inc., Investment and Financial Advisory Services since 1996. Ms. Corbin has also served as a director for the Erie Insurance Company since 1999.

        David L. Hauser.    Mr. Hauser will be appointed as a director of our company upon consummation of this offering. He is currently the CFO and Group Vice President of Duke Energy, where he has been employed for 30 years. Mr. Hauser is a certified public accountant and a certified purchasing manager. He is a board member of the North Carolina Zoological Society and is a member of the North Carolina Association of Certified Public Accountants, American Institute of Certified Public Accountants and Financial Executives Institute.

        Claude C. Lilly.    Dr. Lilly will be appointed as a director of our company upon consummation of this offering. Dr. Lilly is currently dean and James J. Harris Chair of Risk Management and Insurance in The Belk College of Business Administration at The University of North Carolina at Charlotte. Dr. Lilly has served as Assistant Deputy Insurance Commissioner for the State of Georgia and as a director of several corporations. He holds the Chartered Property Casualty Underwriters and Chartered Life Underwriter designations and is a member of numerous professional associations.

Composition of the Board of Directors after this Offering

        Pursuant to our restated certificate of incorporation, our board of directors will be divided into three classes. The members of each class, other than the members initially serving as Class I directors or Class II directors, will serve for a staggered, three-year term. Upon the expiration of the term of a class of directors, directors in that class will be elected for a three-year term at the annual meeting of stockholders in the year in which their term expires. We currently anticipate that the classes will be comprised as follows:

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  Class I directors. Eugene B. Johnson and Patricia Garrison-Corbin will be Class I directors whose terms will expire at the first annual meeting of stockholders held after the closing of this offering;

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  Class II directors. Frank K. Bynum, Jr. and David L. Hauser will be Class II directors whose terms will expire at the second annual meeting of stockholders held after the closing of this offering; and

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  Class III directors. Kent R. Weldon and Claude C. Lilly will be Class III directors whose terms will expire at the third annual meeting of stockholders held after the closing of this offering.

        Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. This classification of our board of directors may have the effect of delaying or preventing changes in control of the company.

        In connection with this offering, we will enter into an agreement with Thomas H. Lee Equity Fund and Kelso & Company pursuant to which we, acting through our nominating committee, will agree, subject to the requirements of our directors' fiduciary duties, that (i) Thomas H. Lee Equity Fund will be entitled to nominate one Class III director for election to our board of directors and Kelso & Company will be entitled to nominate one Class II director for election to our board of directors as long as Thomas H. Lee Equity Fund and Kelso & Company own in the aggregate at least 40% of the shares of our common stock which they owned immediately prior to the closing of this offering or (ii) Thomas H. Lee Equity Fund will be entitled to nominate one Class III director for election to our board of directors as long as Thomas H. Lee Equity Fund and Kelso & Company own in the aggregate less than 40% and at least 20% of the shares of our common stock which they owned immediately prior to the closing of this offering. In addition, at any time after Kelso & Company no longer owns any of our common stock, as long as Thomas H. Lee Equity Fund owns at least 40% of the shares of our common stock which Thomas H. Lee Equity Fund and Kelso & Company owned immediately prior to the closing of this offering, Thomas H. Lee Equity Fund will be entitled to nominate one Class II director for election to our board of directors in addition to its right to nominate one Class III director. Mr. Weldon (Class III) and Mr. Bynum (Class II) will be the initial nominees pursuant to this agreement.

Committees of the Board of Directors

        Our board of directors has standing audit and compensation committees. Upon completion of this offering, we anticipate that we will appoint three independent directors to the audit committee and the compensation committee. Upon the closing of this offering, we will create a corporate governance committee. We anticipate our corporate governance committee will consist of three independent directors.

Audit Committee

        Our audit committee currently consists of Frank K. Bynum, Jr., George E. Matelich and Kent R. Weldon. The board of directors has determined that George E. Matelich is the current audit committee financial expert serving on the audit committee for purposes of the Securities Exchange Act of 1934. Upon the closing of this offering, we anticipate our audit committee will consist of three independent directors. We anticipate that Claude C. Lilly will be the chair of the audit committee and David L.

Hauser will serve as the audit committee financial expert. Upon the closing of this offering, among other functions, the principal duties and responsibilities of our audit committee will be to:

  •
  have direct responsibility for the selection, compensation, retention and oversight of the work of our independent auditors;

  •
  set clear hiring policies for employees or former employees of the independent auditors;

  •
  review, at least annually, the results and scope of the audit and other services provided by our independent auditors and discuss any audit problems or difficulties and management's response;

  •
  review our annual audited financial statement and quarterly financial statements and discuss the statements with management and the independent auditors (including our disclosure in "Management's Discussion and Analysis of Financial Condition and Results of Operations");

  •
  review and evaluate our internal control functions;

  •
  review our compliance with legal and regulatory independence;

  •
  review and discuss our earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies;

  •
  review and discuss our risk assessment and risk management policies;

  •
  prepare an audit committee report required by the Securities and Exchange Commission to be included in our annual proxy statement; and

  •
  establish procedures regarding complaints received by us or our employees regarding accounting, accounting controls or accounting matters.

        The audit committee will be required to report regularly to our board of directors to discuss any issues that arise with respect to the quality or integrity of our financial statements, our compliance with legal or regulatory requirements, the performance and independence of our independent auditors, or the performance of the internal audit function.

Compensation Committee

        Our compensation committee currently consists of Anthony J. DiNovi and George E. Matelich. Upon the closing of this offering, we anticipate our compensation committee will consist of two independent directors, and one additional independent director will be appointed within one year of the closing of this offering. We anticipate that David L. Hauser will be the chair of the compensation committee. Upon the closing of this offering, among other functions, the principal duties and responsibilities of our compensation committee will be to:

  •
  review and approve corporate goals and objectives relevant to our Chief Executive Officer's and other named executive officers' compensation;

  •
  evaluate our Chief Executive Officer's and our other named executive officers' performance in light of the goals and objectives;

  •
  either as a committee, or together with the other independent directors, determine and approve the Chief Executive Officer's and our other named executive officers' compensation;

  •
  make recommendations to our board of directors regarding the salaries, incentive compensation plans and equity-based plans for our employees; and

  •
  produce a compensation committee report on executive compensation as required by the Securities and Exchange Commission to be included in our annual proxy statement or annual report on Form 10-K filed with the Securities and Exchange Commission.

Compensation Committee Interlocks and Insider Participation

        For the fiscal year ended December 31, 2003, our compensation committee consisted of Anthony J. DiNovi and George E. Matelich. Mr. DiNovi has served as a director of our company since January 2000. Mr. Matelich has served as a director of our company since July 1997. None of our executive officers has served as a member of the compensation committee (or other committee serving an equivalent function) of any other entity, whose executive officers served as a director of our company or member of our compensation committee.

Corporate Governance Committee

        Upon the closing of this offering, we will create a corporate governance committee. We anticipate our corporate governance committee will consist of two independent directors, and one additional independent director will be appointed within one year of the closing of this offering. We expect that Patricia Garrison-Corbin will be the chair of the corporate governance committee. Upon the closing of this offering, among other functions, the principal duties and responsibilities of our corporate governance committee will be to:

  •
  identify individuals qualified to become board members, consistent with criteria approved by the board;

  •
  recommend the individuals identified be selected as nominees for the next annual meeting of shareholders;

  •
  develop and recommend to the board a set of corporate governance principles applicable to the corporation; and

  •
  oversee the evaluation of the board and management.

Director Compensation

        Currently, we reimburse non-employee directors for any expenses incurred in attending meetings of our board of directors and committees of our board. In addition, we provide Mr. Bergstein and his immediate family with certain medical benefits and provide Mr. Bergstein with a leased automobile as compensation for his services as a director. After this offering, we expect our non-employee directors to receive an annual fee of $45,000 for serving as directors and an annual fee of $5,000 for serving as the chair of our compensation committee and corporate governance committee and an annual fee of $10,000 for serving as the chair of our audit committee.

Executive Compensation

        The following table sets forth information concerning compensation paid to our chief executive officer and our other four most highly compensated executive officers in the years indicated.

Summary Compensation Table

Long-term Compensation Awards
		Annual Compensation				Number of Securities Underlying Options/SARs
Name and Principal Position				Other Annual Annual Compensation(1)	Restricted Stock Awards(2)		All Other Compensation(3)
	Year	Salary	Bonus
Eugene B. Johnson Chairman and Chief Executive Officer	2003 2002 2001	$341,923 256,500 285,000	$166,450 69,543 —	$45,353 46,093 37,511	— —	— 67,861 —	$13,252 11,038 10,540
Peter G. Nixon. Chief Operating Officer	2003 2002 2001	$198,789 155,000 151,827	$95,200 47,024 60,014	— — —	5,946 — —	23,785 8,418 —	$9,690 9,690 8,243
Walter E. Leach, Jr. Executive Vice President and Chief Financial Officer	2003 2002 2001	$199,219 171,074 186,250	$95,200 45,752 33,000	$36,130 20,077 21,191	4,737 — —	— 77,363 —	$11,661 9,822 8,100
John P. Duda President(4)	2003 2002 2001	$189,000 189,081 200,000	$61,625 50,568 —	$31,127 37,431 29,701	— — —	— 54,125 —	$10,435 10,435 10,839
Shirley J. Linn Senior Vice President, General Counsel and Secretary	2003 2002 2001	$188,758 180,000 168,294	$76,700 40,157 64,782	— — —	3,552 — —	14,211 9,207 —	$11,379 9,898 9,378

(1)
Reflects the value of certain benefits provided pursuant to employment arrangements.

(2)
There were 27,382 restricted stock units outstanding as of December 31, 2003, with an aggregate value of $890,000.

(3)
Reflects matching contributions made under our 401(k) plan and the value of group term life insurance coverage.

(4)
Mr. Duda served as our President from April 2001 until September 2004. Mr. Duda's employment with us ended effective as of September 30, 2004.

1995 Stock Option Plan

        Our 1995 Stock Option Plan, or the 1995 plan, was adopted on February 22, 1995. The 1995 plan provides for the grant of options to purchase up to an aggregate of 215,410 shares of our class A common stock. The 1995 plan is administered by our compensation committee, which has made discretionary grants of options to our officers, directors and employees. As of September 30, 2004, a total of 112,263 options to purchase shares of our class A common stock were outstanding under the 1995 plan. Such options all have an exercise price equal to $1.32 per share, and are vested and exercisable.

        Following the closing of this offering, the options outstanding under the 1995 plan will remain vested and exercisable and may be exercised in accordance with the terms of the 1995 plan.

1998 Stock Incentive Plan

        In August 1998, we adopted our 1998 Stock Incentive Plan, or the 1998 plan. The 1998 plan provides for grants to members of management of up to 1,317,425 nonqualified options to purchase our class A common stock, at the discretion of the compensation committee. As of September 30, 2004, a total of 836,344 options to purchase shares of our class A common stock were outstanding under the 1998 plan. 750,639 of these options have an exercise price equal to $9.02 per share and are vested, 34,866 have an exercise price equal to $14.46 per share and are vested, 3,467 have an exercise price equal to $17.31 per share and are vested and exercisable and 47,372 of these options have an exercise price equal to $36.94 per share and are vested. If the underwriters' over-allotment option is exercised and Kelso & Company sells all of the 3,448,590 shares of our common stock that it owns, an exit event will occur under the 1998 Plan.

        While all of the options granted under the 1998 plan are vested, these options will only become exercisable if there is an exit event (as defined in the 1998 plan) and certain specified thresholds are met. An exit event will occur if (i) Kelso & Company sells all of the shares of common stock it owns to one or more third parties or (ii) all or substantially all of our assets are sold. Upon an exit event, options granted under the 1998 plan will become exercisable only if Kelso & Company receives an internal rate of return, compounded annually and determined after giving effect to any exercisable options granted under any of our equity incentive plans. The number of options, if any, that become exercisable upon such an exit event will be based on the price per share of common stock received in the transaction, with the percentage of each option grant becoming exercisable increasing as the price per share increases. Assuming the public offering price per share of our common stock is $19.00, the midpoint of the anticipated price range per share of our common stock, none of the options outstanding under the 1998 Plan will become exercisable other than the 3,467 options which are vested, exercisable and in-the-money. Any options that do not become exercisable in connection with an exit event will be cancelled in connection with the exit event.

2000 Employee Stock Incentive Plan

        In May 2000, the Company adopted the 2000 Employee Stock Incentive Plan, or the 2000 plan. The 2000 plan provides for grants to members of our management and other key employees of up to 1,898,521 options to purchase shares of our class A common stock, at the discretion of the compensation committee. During 2002, the Company amended the 2000 plan to limit the number of shares available for grant to 448,236. As of September 30, 2004, 267,512 options to purchase shares of our class A common stock were outstanding under the 2000 plan. Such options have an exercise price of $36.94 per share.

        Options granted under the 2000 Plan generally become vested based upon the participant's completion of a minimum period of continued employment with us, with 10% of each option grant becoming vested on the first anniversary of grant, 15% of each option grant becoming vested on the second anniversary of grant and 25% of each option grant becoming vested on each of the third, fourth and fifth anniversaries of grant. Unless otherwise determined by our compensation committee, any options that are not vested upon a participant's termination of employment will be cancelled.

        Following the closing of this offering, any options outstanding under the 2000 plan that are vested and exercisable may continue to be exercised in accordance with the terms of the 2000 plan, although options held by our executive officers and directors will be subject to the 180-day "lock-up" described under the heading "Shares Eligible for Future Sales—Lock-up Agreements." Any unvested options under the 2000 plan will continue to become vested and exercisable following the completion of this offering in accordance with the terms of the 2000 plan.

        In December 2003, we amended the 2000 plan to allow for the grant to members of our management of restricted stock units in addition to stock options. As a result, the 2000 plan provides for the grant to members of management of up to 1,898,521 shares of our class A common stock represented by restricted stock units and/or options to purchase our class A common stock, at the discretion of the compensation committee. As of September 30, 2004, 27,382 restricted stock units were outstanding.

        Restricted stock units granted under the 2000 plan generally become vested based upon the participant's completion of a minimum period of continued employment with us, with 33 1/3% of each grant becoming vested on each of the third, fourth and fifth anniversaries of grant. Unless otherwise determined by our compensation committee, if the participant's employment terminates because of the participant's death, disability (as defined in the 2000 plan) or retirement (as defined in the 2000 plan), all of the participant's restricted stock units will become immediately vested. If the participant's employment terminates for any other reason, all unvested restricted stock units will be forfeited and cancelled.

        All of the restricted stock units granted under the 2000 plan are currently unvested. Following the completion of this offering, these restricted stock units will continue to become vested in accordance with the terms of the 2000 plan.

        The 2000 plan contains a change in control provision that, if triggered, will potentially accelerate the vesting of options and restricted stock units granted under the 2000 plan. In the event of a change in control (as defined in the 2000 plan), each outstanding option will be canceled in exchange for a payment in cash equal to the product of (i) the excess of the change in control price over the option exercise price and (ii) the number of shares of common stock covered by such stock option. All restricted stock units granted under the 2000 plan will become vested and shall be immediately payable. Notwithstanding the foregoing, if the compensation committee determines before the change in control either that all outstanding awards will be honored or assumed by the acquirer, or alternative awards with equal or better terms will be made available, such outstanding awards will not be canceled, their vesting and exercisability will not be accelerated, and there will be no payment in exchange for such awards. Any alternative awards offered must generally:

  •
  have rights and entitlements (such as vesting, exercisability and payment) that are substantially equivalent to or better than the rights and entitlements of the awards related to our stock;

  •
  have substantially equivalent economic value, at the time of the change in control, to the awards in respect of our stock; and

  •
  provide that, upon the involuntary termination or constructive termination, of the participant's employment, the awards will be deemed vested or exercisable and any restrictions on transfer shall lapse, as the case may be.

New Stock Incentive Plan

        Our board has adopted and our stockholders have approved, effective upon the consummation of this offering, the FairPoint Communications, Inc. 2005 stock incentive plan, or the 2005 stock incentive plan. The 2005 stock incentive plan will provide for the award to eligible participants of (i) restricted stock and restricted units; (ii) stock options, including incentive stock options (within the meaning of Section 422 of the Internal Revenue Code); (iii) stock appreciation rights; (iv) incentive stock and incentive units; and/or (v) deferred shares and supplemental units.

        A total of 947,441 shares of our common stock will be available for award under the 2005 stock incentive plan. The maximum number of shares with respect to which options or stock appreciation rights may be granted to any one participant in any calendar year is 500,000. The maximum number of shares that may be issued under the plan through tax-qualified incentive stock options is 947,441. Shares subject to awards that are forfeited, canceled or otherwise terminated without the issuance of our common stock under the 2005 stock incentive plan will again be available for future awards under the 2005 stock incentive plan. If we undergo a stock dividend, stock split, share combination, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other similar event affecting our common stock, our compensation committee will equitably adjust the number and kind of shares that are available under the 2005 stock incentive plan and that are subject to outstanding options or other awards. Unless our compensation committee determines otherwise, participants will not be entitled to dividends or dividend equivalents with respect to unvested restricted stock awards. Awards may be made to any of our current or prospective directors, officers, employees or consultants. The number of individuals participating in the 2005 stock incentive plan will vary from year to year.

        We have decided to award, on the closing date of this offering, 473,716 shares of restricted stock in the aggregate to nine of our employees.

        The compensation committee will determine the terms for vesting of awards, which may include vesting based on a period of continuous employment, or vesting based on the attainment of one or more of the performance criteria specified in the 2005 stock incentive plan. The shares of restricted stock awarded on the closing date of this offering will generally become vested in four equal annual installments commencing on April 1, 2006 and will not be entitled to receive dividends for any period prior to April 1, 2006.

        A participant's termination of employment will have the important consequences described below on outstanding awards under the 2005 stock incentive plan, unless the compensation committee determines otherwise at or after the date of grant. Participants will become vested in a pro-rata portion (based on the number of days employed during the vesting period) of any outstanding restricted stock and restricted units if their employment terminates because of their death, disability (as defined in the 2005 stock incentive plan), normal retirement (as defined in the 2005 stock incentive plan) or early retirement with the consent of the compensation committee (these terminations are referred to as qualifying terminations). If a participant's employment is terminated for any reason other than a qualifying termination, outstanding unvested restricted stock and restricted units will be forfeited and cancelled unless the compensation committee determines otherwise.

        Participants will become vested in any outstanding stock options and stock appreciation rights if their employment terminates as a result of a qualifying termination, and will forfeit any unvested stock options and stock appreciation rights if their employment terminates for any reason other than a qualifying termination. Participants will become vested in a pro-rata portion (based on the number of days employed during the performance period) of any outstanding incentive stock and incentive units that are actually earned based on our performance if their employment terminates as a result of a qualifying termination, and will forfeit any outstanding unvested incentive stock and incentive units if their employment terminates for any reason other than a qualifying termination.

        In the event of a change in control (as defined in the 2005 stock incentive plan), all awards other than stock options and stock appreciation rights granted under the 2005 stock incentive plan will become vested and shall be immediately transferable or payable. All outstanding stock options and stock appreciation rights shall, at the discretion of the compensation committee, become fully exercisable or be canceled in exchange for a payment in cash equal to the product of (i) the excess of the change in control price over the option exercise price or stock appreciation right base price, as applicable, and (ii) the number of shares of common stock covered by such stock option or stock appreciation right. Notwithstanding the foregoing, if the compensation committee determines before the change in control either that all outstanding awards will be honored or assumed by the acquirer, or alternative awards with equal or better terms will be made available, such outstanding awards will not be canceled, their vesting and exercisability will not be accelerated, and there will be no payment in exchange for such awards. Any alternative awards offered must generally:

  •
  be based on stock that is traded on an established securities market, or that will be so traded within 60 days of the change in control;

  •
  have rights and entitlements (such as vesting, exercisability and payment) that are substantially equivalent to or better than the rights and entitlements of the awards related to our stock;

  •
  have substantially equivalent economic value, at the time of the change in control, to the awards in respect of our stock; and

  •
  provide that, upon the involuntary termination or constructive termination, of the participant's employment, the awards will be deemed vested or exercisable and any restrictions on transfer shall lapse, as the case may be.

        Awards under the 2005 stock incentive plan will generally not be assignable or transferable other than by will or by the laws of descent and distribution, except that the compensation committee may permit certain transfers to the participant's family members or to certain entities controlled by the participant or his or her family members.

        The 2005 stock incentive plan will expire on the day prior to the first meeting of our stockholders in 2009 at which directors will be elected. However, the board of directors or our compensation committee may at any time, and from time to time, amend, modify or terminate the 2005 stock incentive plan. The expiration of the term of the 2005 stock incentive plan, or any amendment, suspension or termination, will not adversely affect any outstanding award held by a participant without the consent of the participant. However, our compensation committee may, in its absolute discretion, alter or amend any of the provisions of the 2005 stock incentive plan if such alteration or amendment would be required to comply with Section 409A of the Internal Revenue Code or any regulations promulgated thereunder.

        The following table sets forth the awards of restricted stock under our 2005 stock incentive plan which will be granted to the executive officers named in our management table on the closing date of this offering:

Name	Number of Shares of Common Stock Underlying Awards Under our 2005 Stock Incentive Plan
Eugene B. Johnson	189,488
Peter G. Nixon	56,846
Valeri A. Marks	44,213
Walter E. Leach, Jr.	94,744
Shirley J. Linn	44,213
Lisa R. Hood	18,948
Timothy W. Henry	9,474

New Annual Incentive Plan

        Our board of directors has adopted, effective upon the consummation of this offering, an annual performance incentive plan that will provide for the award of incentive bonuses to our named executive officers and certain of our other officers and employees. Each year the compensation committee will establish target incentive bonuses for participants in the annual incentive plan and will select the eligible participants and performance criteria for that year for a participant or group of participants.

        The actual bonus payable to a participant, which may equal, exceed or be less than the target bonus, will be determined based on whether the applicable performance targets are met, exceeded or not met. Performance targets may be based on one or more of the following criteria: (i) revenue growth; (ii) earnings before interest, taxes, depreciation and amortization; (iii) earnings before interest, taxes and amortization; (iv) operating income; (v) pre- or after-tax income; (vi) cash flow; (vii) cash flow per share; (viii) net earnings; (ix) earnings per share; (x) return on equity; (xi) return on invested capital; (xii) return on assets; (xiii) economic value added (or an equivalent metric); (xiv) share price performance; (xv) total shareholder return; (xvi) improvement in or attainment of expense levels; (xvii) improvement in or attainment of working capital levels; (xviii) debt reduction; or (xix) any other criteria our compensation committee in its sole discretion deems appropriate. The maximum bonus payable to a participant in any plan year is $1,000,000.

        Bonuses will generally be payable as soon as practicable after the compensation committee certifies that the applicable performance criteria have been obtained, and will generally be payable only if the participant remains employed with us through the end of the plan year, subject to the discretion of the compensation committee to allow payment after a participant's termination of employment.

        If a participant in the plan dies, becomes disabled or retires prior to the end of any plan year, the compensation committee may award to the participant (or his or her estate or legal representative) a partial bonus as it determines appropriate based on the portion of the year the participant worked. In addition, the compensation committee may require that a portion of a participant's annual incentive bonus be payable in shares of common stock, options or other stock-based awards granted under our 2005 stock incentive plan described above, which awards may also be subject to additional vesting or other restrictions determined by the compensation committee.

        The annual incentive plan will be administered by our compensation committee, which may delegate its authority except to the extent that it relates to the compensation of our named executive officers or any other individual whose compensation the board of directors or the compensation committee reasonably believes may become subject to Section 162(m) of the Internal Revenue Code. The annual incentive plan will expire one day prior to the date of the first meeting of our stockholders in 2009 at which directors will be elected. However, the compensation committee may at any time amend, suspend, discontinue or terminate the annual incentive plan, provided that any such amendment, suspension, discontinuance or termination does not adversely affect participants' rights without their consent. The determination of the compensation committee on all matters relating to the annual incentive plan will be final and binding on us, participants and all other interested parties.

        Section 162(m) of the Internal Revenue Code generally limits the ability of a public corporation to deduct compensation greater than $1,000,000 paid with respect to a particular year to an individual who is, on the last day of that year, the corporation's chief executive officer or one of its four other most highly compensated executive officers, other than compensation that is "performance based" within the meaning of Section 162(m). Under a special rule that applies to corporations that become public through an initial public offering, this limitation generally will not apply to compensation that is paid pursuant to the plans described above before the first meeting of our stockholders in 2009 at which directors will be elected.

Options/SAR Grants in the Last Fiscal Year

        The following table sets forth the information with respect to the named executive officers set forth in the Summary Compensation Table concerning the grant of options during fiscal year 2003.

	Individual Grants				Grant-Date Value
Name	Number of Securities Underlying Options/SARs Granted	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price($/sh)	Expiration Date	Grant-date Present Value $(1)
Peter G. Nixon	23,785	20.2%	$36.94	12/13/2013	$8.39
Peter G. Nixon	5,946	5.0%	$0.00	12/13/2013	$8.39
Walter E. Leach, Jr.	4,737	4.0%	$0.00	12/13/2013	$8.39
Shirley J. Linn	14,211	12.0%	$36.94	12/13/2013	$8.39
Shirley J. Linn	3,553	3.0%	$0.00	12/13/2013	$8.39

(1)
The per share weighted average fair value of stock options granted under the 2000 plan during 2003 was $8.39 on the date of grant using the Black Scholes option-pricing model. Input variables used in the model included no expected dividend yields, a weighted average risk free interest rate of 4.26% and an estimated option life of 10 years. Because FairPoint was nonpublic on the date of grant, no assumption as to the volatility of the stock prices was made.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year End Option/SAR Values

        The following table sets forth the information with respect to the named executive officers set forth in the Summary Compensation Table concerning the exercise of options during fiscal year 2003, the number of securities underlying options as of December 31, 2003 and the year-end value of all unexercised in-the-money options held by such individuals.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Numbers of Securities Underlying Unexercised Options/SARs At Fiscal Year End (#) Exercisable/Unexercisable	Value of Unexercised In The Money Options/SARs at Fiscal Year End ($) Exercisable/Unexercisable(1)
Eugene B. Johnson	0	0	50,644/284,055	$1,260,012/$5,314,763
Peter G. Nixon	0	0	2,393/54,706	—/$627,807
Walter E. Leach, Jr.	0	0	38,682/158,893	—/$3,210,410
John P. Duda(2)	0	0	29,916/119,912	$561,805/$2,169,578
Shirley J. Linn	0	0	3,635/23,338	—/$115,500

(1)
Represents the difference between the exercise price and the fair market value of our common stock at December 31, 2003.

(2)
Mr. Duda's employment with the Company ended effective as of September 30, 2004.

Employment Agreements

  Eugene B. Johnson

        In December 2002, we entered into an employment agreement with Mr. Johnson, pursuant to which we named Mr. Johnson Chief Executive Officer of the Company and/or Chairman of the Company's Board of Directors from December 31, 2002 to December 31, 2006. The employment agreement provides that Mr. Johnson will receive an annual base salary of $350,000, an annual discretionary bonus, and Mr. Johnson shall be entitled to participate in all incentive, savings, stock option and retirement plans, practices, policies and programs applicable generally to other senior management. The employment agreement also provides that upon (i) the expiration of Mr. Johnson's employment period, or (ii) the termination of Mr. Johnson's employment as Chief Executive Officer without cause, Mr. Johnson is entitled to receive certain benefits. These benefits include continued medical coverage for Mr. Johnson and his wife until each has reached age 65, the accelerated vesting of all options granted to Mr. Johnson under the Company's 1998 plan and 2000 plan and extension of Mr. Johnson's right to exercise all of his vested options under the 1995 plan and the 2000 plan within certain time periods. If we terminate Mr. Johnson for cause or he voluntarily resigns he is not entitled to any benefits under the employment agreement. If Mr. Johnson's employment is terminated without cause during the term of his employment agreement he is entitled to receive payment of his salary as of the termination event for two years, subject to suspension for a breach of Mr. Johnson's covenant not to compete with us. Upon the expiration of the term of Mr. Johnson's employment agreement at December 31, 2006, unless extended, he is entitled to receive payment of his salary as of such expiration date for one year thereafter, subject to suspension for a breach of Mr. Johnson's covenant not to compete with us. The employment agreement supersedes and terminates all prior employment agreements and severance arrangements between Mr. Johnson and us.

        In October 2004, we entered into a letter agreement with Mr. Johnson pursuant to which we extended his right to exercise the options granted to him under the 1995 plan until May 21, 2008. In addition, Mr. Johnson agreed that in connection with any public offering of equity securities by us prior to May 21, 2008, Mr. Johnson will be offered the same rights and will be subject to the same obligations in connection with any such offering as our executive officers then in office.

  Jack H. Thomas

        In December 2001, we entered into a succession agreement with Mr. Thomas, pursuant to which Mr. Thomas resigned from his position as Chief Executive Officer of the Company and we retained him to serve as a non-executive member of our board of directors. In December 2003, Mr. Thomas resigned from his position as a member of the board of directors. The succession agreement provides for Mr. Thomas' right to exercise all of his vested options until the termination of the succession period and the immediate vesting of all unvested options upon a change of control or an early termination of the succession agreement without cause. In December 2003, we entered into a letter agreement with Mr. Thomas, supplementing and modifying the succession agreement. The letter agreement provides that Mr. Thomas and his wife shall continue to receive certain benefits until each is 65 years of age. In addition, the letter agreement extends Mr. Thomas' right to exercise certain fully vested options, subject to certain terms, conditions and trigger events. Furthermore, the letter agreement confirms that the restrictive covenants set forth in certain option plans continue to be in full force and effect until December 11, 2004, unless we subsequently waive the covenants.

        In October 2004, we entered into a letter agreement with Mr. Thomas pursuant to which we extended his right to exercise the options granted to him under the 1995 plan until May 21, 2008. In addition, Mr. Thomas agreed that in connection with any public offering of equity securities by us prior to May 21, 2008, Mr. Thomas will be offered the same rights and will be subject to the same obligations in connection with any such offering as our executive officers then in office.

  Walter E. Leach, Jr.

        In January 2000, we entered into an employment agreement with Mr. Leach, which agreement expired on December 31, 2003. In December 2003, we entered into a letter agreement with Mr. Leach, supplementing and modifying his employment agreement. The letter agreement provides that following the expiration of his employment agreement, Mr. Leach shall continue as an employee at will. During this period, Mr. Leach is entitled to receive certain benefits. The letter agreement also provides that upon termination of Mr. Leach's employment by us without cause (including upon a change of control), Mr. Leach is entitled to receive from us in a lump sum payment an amount equal to his base salary as of the date of termination for a period of twelve months, plus all accrued and unpaid base salary and benefits as of the date of termination. In addition, Mr. Leach is also entitled to receive continued long-term disability, term life insurance and medical benefits following his termination for twelve months following such date of termination.

  Peter G. Nixon, Valeri A. Marks and Shirley J. Linn

        In November 2002, we entered into a letter agreement with each of Mr. Nixon and Ms. Linn, and in October 2004, we entered into a letter agreement with Ms. Marks. The letter agreements provide that upon the termination of each person's respective employment with us without cause, each person is entitled to receive from us in a lump sum payment an amount equal to twelve months of such executive's base salary as of the date of termination, plus the continuation of certain benefits, including medical benefits, for twelve months.

  John P. Duda

        In October 2004, we entered into an agreement with Mr. Duda. The letter agreement provides that Mr. Duda's last day of employment with us was September 30, 2004 and that we will provide Mr. Duda with certain benefits, including a separation payment equivalent to fifty-two weeks of base salary, medical and disability benefits through September 30, 2005 and eligibility for a discretionary bonus and any discretionary 401(k) corporate performance awards for the year ended December 31, 2004 on a pro rata basis. In addition, the letter agreement provides that (i) Mr. Duda's right to exercise the options granted to him under the 1995 plan will be extended until May 21, 2008, (ii) the options granted to him under the 1998 plan will remain in effect pursuant to the agreements governing such options, (iii) the vested options granted to him under the 2000 plan will terminate unless exercised within 60 days of his last day of employment and any unvested options thereunder will terminate on his last day of employment and (iv) in connection with any public offering of equity securities by us prior to May 21, 2008, Mr. Duda will be offered the same rights and will be subject to the same obligations in connection with any such offering as our executive officers then in office.

Certain Relationships
and Related Party Transactions

Financial Advisory Agreements

        We entered into a Management Services Agreement with THL Equity Advisors IV, LLC, dated as of January 20, 2000, and an Amended and Restated Financial Advisory Agreement, dated as of January 20, 2000, with Kelso & Company, pursuant to which THL Equity Advisors IV, LLC and Kelso & Company provide us certain consulting and advisory services related, but not limited to, equity financings and strategic planning. Each of these agreements expires on the earlier to occur of (i) December 31, 2006 or (ii) solely with respect to the Management Services Agreement, the date that THL Equity Advisors IV, LLC ceases to own, and solely with respect to the Amended and Restated Financial Advisory Agreement, the date that Kelso Investment Associates V, L.P. and Kelso Equity Partners V, L.P. collectively cease to own at least 10% of the number of shares of our stock they held as of January 20, 2000. Pursuant to these agreements, we pay to each of THL Equity Advisors IV, LLC and Kelso & Company annual advisory fees of $500,000, payable on a quarterly basis, we reimburse them for out of pocket expenses, and we have agreed to indemnify them against certain liabilities they may incur in connection with their provision of advisory services. In addition, we agreed to pay a transaction fee of approximately $8.4 million to Kelso & Company, which fee is payable upon the earlier of (i) an initial public offering of our class A common stock, (ii) a sale of the Company to a third party or parties, whether structured as a merger, sale of stock, sale of assets, recapitalization or otherwise or (iii) Kelso Investment Associates V., LP and Kelso Equity Partners V, L.P. ceasing to own, collectively, at least 10% of the number of shares of our stock they held collectively as of January 20, 2000. In connection with our equity financing and recapitalization in January 2000, we terminated our financial advisory agreement with Carousel Capital Partners, L.P., a former significant stockholder, and the original financial advisory agreement with Kelso. The $8.4 million transaction fee referred to above will be paid to Kelso upon the consummation of this offering. We paid advisory fees and out of pocket expenses of approximately $1,020,850, $1,042,662 and $1,120,117 in the aggregate to THL Equity Advisors IV, LLC and Kelso & Company in 2003, 2002 and 2001, respectively. We will terminate the Management Services Agreement with THL Equity Advisors IV, LLC and the Amended and Restated Financial Advisory Agreement with Kelso & Company upon the closing of this offering. However, our obligations with respect to the indemnification of Kelso & Company will survive.

Legal Services

        Daniel G. Bergstein, a director of the Company, is a senior partner of Paul, Hastings, Janofsky & Walker LLP, a law firm which provides legal services to us. In the years ended December 31, 2003, 2002 and 2001, we paid Paul Hastings approximately $1,270,575, $791,724 and $820,206, respectively, for legal services and expenses.

        Dumont Clarke, the husband of Shirley J. Linn, our Senior Vice President, General Counsel and Secretary, is a partner of Moore & Van Allen PLLC, a law firm which provides legal services to us. In the years ended December 31, 2003, 2002 and 2001, we paid Moore & Van Allen PLLC approximately $127,000, $21,000 and $25,000, respectively, for legal services and expenses.

Stockholders Agreements, Nominating Agreement and Registration Rights Agreements

        In connection with our January 2000 equity financing and recapitalization, we entered into a stockholders agreement with our stockholders, dated as of January 20, 2000, which contains provisions relating to, among other things: (i) the designation of members to our board of directors (including two members to be designated by Thomas H. Lee Equity Fund, two members by Kelso & Company and the designation jointly by Thomas H. Lee Equity Fund and Kelso & Company of Daniel G. Bergstein, Eugene B. Johnson and Jack H. Thomas), (ii) restrictions on transfers of shares, (iii) procedures to be followed under certain circumstances with respect to a sale of the Company, (iv) the requirement that our stockholders take certain actions in connection with an initial public offering or a sale of the Company, (v) the requirement of the Company to sell shares to the stockholders under certain circumstances upon authorization of an issuance or sale of additional shares, (vi) the participation rights of stockholders in connection with a sale of shares by other stockholders, and (vii) our right to purchase all (but not less than all) of the shares of a management stockholder in the event of resignation, termination of employment, death or disability. The stockholders agreement also provides that we must obtain the consent of Thomas H. Lee Equity Fund and Kelso & Company in order for us to incur debt in excess of $5 million. The stockholders agreement will terminate upon the consummation of this offering.

        In connection with this offering, we will enter into an agreement with Thomas H. Lee Equity Fund and Kelso & Company pursuant to which we, acting through our nominating committee, will agree, subject to the requirements of our directors' fiduciary duties, that (i) Thomas H. Lee Equity Fund will be entitled to nominate one Class III director for election to our board of directors and Kelso & Company will be entitled to nominate one Class II director for election to our board of directors as long as Thomas H. Lee Equity Fund and Kelso & Company own in the aggregate at least 40% of the shares of our common stock which they owned immediately prior to the closing of this offering or (ii) Thomas H. Lee Equity Fund will be entitled to nominate one Class III director for election to our board of directors as long as Thomas H. Lee Equity Fund and Kelso & Company own in the aggregate less than 40% and at least 20% of the shares of our common stock which they owned immediately prior to the closing of this offering. In addition, at any time after Kelso & Company no longer owns any of our common stock, as long as Thomas H. Lee Equity Fund owns at least 40% of the shares of our common stock which Thomas H. Lee Equity Fund and Kelso & Company owned immediately prior to the closing of this offering, Thomas H. Lee Equity Fund will be entitled to nominate one Class II director for election to our board of directors in addition to its right to nominate one Class III director.

        We entered into a registration rights agreement with certain of our stockholders, dated as of January 20, 2000, pursuant to which such stockholders have the right in certain circumstances and, subject to certain conditions, to require us to register shares of our common stock held by them under the Securities Act. Under the registration rights agreement, except in limited circumstances, we are obligated to pay all expenses in connection with such registration.

        In connection with this offering, we will terminate our existing registration rights agreement and enter into a new registration rights agreement with Thomas H. Lee Equity Fund, Kelso & Company, certain other significant stockholders and certain members of our management, which we refer to as the affiliate registration rights agreement. This registration rights agreement will require us to use our commercially reasonable efforts to prepare, file and have declared effective by the Securities and Exchange Commission by the 180th day following the closing of this offering a shelf registration statement covering the shares of our common stock held by such parties, subject to the restrictions contained in the underwriters' lock-up.

Founder Compensation Arrangements

        Daniel G. Bergstein, Jack H. Thomas, Meyer Haberman and Eugene B. Johnson, our founding stockholders, have entered into an arrangement with Walter E. Leach, Jr. and John P. Duda pursuant to which such stockholders have agreed to provide compensation to Mr. Leach and Mr. Duda upon the occurrence of certain specified liquidation events with respect to us, based on our value at the time of such liquidation event. In connection with this offering, our founding stockholders will satisfy their obligations to Mr. Leach and Mr. Duda pursuant to this arrangement.

Principal and Selling Stockholders

        The following table sets forth information regarding beneficial ownership of our common stock as of December 31, 2004 before and after giving effect to the offering for (i) each executive officer named in the "Summary Compensation Table", (ii) each director, (iii) all executive officers named in the "Summary Compensation Table" and directors as a group, (iv) each person who beneficially owns 5% or more of the outstanding shares of our common stock, and (v) each person who will sell shares of our common stock in this offering if the underwriters exercise their over-allotment option.

        The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. Under the rules of the Securities and Exchange Commission, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. All persons listed have sole voting and investment power with respect to their shares unless otherwise indicated.

        Our class C common stock will be converted into shares of our class A common stock and our class A common stock will be reclassified into common stock in connection with this offering.

	Shares Beneficially Owned Prior to this Offering(1)			Shares Beneficially Owned After this Offering Assuming No Exercise of the Over-Allotment Option (3)		Shares Beneficially Owned After this Offering Assuming Exercise in Full of the Over-Allotment Option (3)
			Shares to be Sold in this Offering Assuming Full Exercise of the Over-Allotment Option (2)
	Number	%		Number	%	Number	%
Executive Officers and Directors:
Eugene B. Johnson(4)	136,710	1.4%	—	136,710	0.4%	136,710	0.4%
Peter G. Nixon(5)	8,164	0.1%	—	8,164	**	8,164	**
Valeri A. Marks(6)
Walter E. Leach, Jr.(7)	58,023	0.6%	—	58,023	0.2%	58,023	0.2%
John P. Duda(8)	18,012	0.2%	—	18,012	0.1%	18,012	0.1%
Shirley J. Linn(9)	7,115	0.1%	—	7,115	**	7,115	**
Daniel G. Bergstein(10)	438,738	4.6%	117,582	438,738	1.3%	321,156	0.9%
Frank K. Bynum, Jr.(11)	3,448,590	36.4%	3,448,590	3,448,590	10.0%	0	**
Anthony J. DiNovi(12)	4,066,731	43.0%	—	4,066,731	11.8%	4,066,731	11.8%
George E. Matelich(11)	3,448,590	36.4%	3,448,590	3,448,590	10.0%	0	**
Kent R. Weldon(12)	4,066,731	43.0%	—	4,066,731	11.8%	4,066,731	11.8%

All Executive Officers and Directors as a group (10 persons)	8,182,083	85.1%	3,582,628	8,182,083	23.6%	4,615,911	13.3%

5% Stockholders:
Kelso Investment Associates V, L.P. and Kelso Equity Partners V, L.P.(11)	3,448,590	36.4%	3,448,590	3,448,590	10%	0	**
320 Park Avenue, 24th Floor New York, New York 10022
Thomas H. Lee Equity Fund IV, L.P. and affiliates(12)	4,066,731	43.0%	—	4,066,731	11.8%	4,066,731	11.8%
75 State Street Boston, Massachusetts 02109
Other Selling Stockholders:
Meyer Haberman(13)	268,662	2.8%	103,264	268,662	0.8%	165,398	0.5%
Jack H. Thomas(14)	333,042	3.5%	80,564	333,042	1.0%	252,478	0.7%

**
Less than .1%.

(1)
Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned by them, subject to community property laws where applicable. The percentage of beneficial ownership is based on 9,468,121 shares of our common stock outstanding as of December 31, 2004.

(2)
The selling stockholders will sell shares of our common stock in connection with this offering only to the extent the underwriters exercise their over-allotment option. To the extent the over-allotment option is exercised and the number of shares exceeds the amount held by Kelso Investment Associates V, L.P. and Kelso Equity Partners V, L.P., Daniel G. Bergstein, Meyer Haberman and Jack H. Thomas will sell certain of their shares.

(3)
The percentage of beneficial ownership is based on 34,451,719 shares of our common stock outstanding as of the closing of this offering. This amount of shares outstanding does not include 473,716 shares of restricted stock to be awarded under our 2005 stock incentive plan on the closing date of this offering, which shares will begin to vest on April 1, 2006.

(4)
With respect to shares beneficially owned prior to and after this offering: (i) includes 55,765 shares of our common stock issuable upon exercise of stock options that are either currently exercisable or become exercisable during the next 60 days, and (ii) does not include 278,932 shares of our common stock issuable upon exercise of stock options that are not currently exercisable or do not become exercisable during the next 60 days. With respect to shares beneficially owned after this offering, does not include 189,488 shares of restricted stock to be awarded under our 2005 stock incentive plan on the closing date of this offering, which shares are subject to certain vesting requirements.

(5)
With respect to shares beneficially owned prior to and after this offering: (i) includes 6,421 shares of our class A common stock issuable upon exercise of stock options that are either currently exercisable or become exercisable during the next 60 days, (ii) does not include 44,729 shares of our class A common stock issuable upon exercise of stock options that are not currently exercisable or do not become exercisable during the next 60 days and (iii) does not include 5,946 shares of our class A common stock underlying unvested restricted stock units. With respect to shares beneficially owned after this offering, does not include 56,846 shares of restricted stock to be awarded under our 2005 stock incentive plan on the closing date of this offering, which shares are subject to certain vesting requirements.

(6)
With respect to shares beneficially owned after this offering, does not include 44,213 shares of restricted stock to be awarded under our 2005 stock incentive plan on the closing date of this offering, which shares are subject to certain vesting requirements.

(7)
With respect to shares beneficially owned prior to and after this offering: (i) includes 58,023 shares of our class A common stock issuable upon exercise of stock options that are either currently exercisable or become exercisable during the next 60 days, (ii) does not include 134,814 shares of our class A common stock issuable upon exercise of stock options that are not currently exercisable or do not become exercisable during the next 60 days and (iii) does not include 4,737 shares of our class A common stock underlying unvested restricted stock units. With respect to shares beneficially owned after this offering, does not include 94,744 shares of restricted stock to be awarded under our 2005 stock incentive plan on the closing date of this offering, which shares are subject to certain vesting requirements.

(8)
With respect to shares beneficially owned prior to and after this offering: (i) includes 18,012 shares of our class A common stock issuable upon exercise of stock options that are either currently exercisable or become exercisable during the next 60 days and (ii) does not include 77,690 shares of our class A common stock issuable upon exercise of stock options that are not currently exercisable or do not become exercisable during the next 60 days.

(9)
With respect to shares beneficially owned prior to and after this offering: (i) includes 7,115 shares of our class A common stock issuable upon exercise of stock options that are either currently exercisable or become exercisable during the next 60 days, (ii) does not include 16,304 shares of our class A common stock issuable upon exercise of stock options that are not currently exercisable or do not become exercisable during the next 60 days and (iii) does not include 3,552 shares of our class A common stock underlying unvested restricted stock units. With respect to shares beneficially owned after this offering, does not include 44,213 shares of restricted stock to be awarded under our 2005 stock incentive plan on the closing date of this offering, which shares are subject to certain vesting requirements.

(10)
With respect to shares beneficially owned prior to and after this offering, includes 407,423 shares of our class A common stock owned by JED Communications Associates, Inc., a corporation owned 100% by Mr. Bergstein and members of his immediate family and 31,265 shares of our class A common stock owned by certain of Mr. Bergstein's family members, for which Mr. Bergstein has both voting and disposition power.

(11)
Share amounts include 3,112,861 shares of our class A common stock owned by Kelso Investment Associates V, L.P. and 335,729 shares of our class A common stock owned by Kelso Equity Partners V, L.P. Kelso Investment Associates V, L.P. and Kelso Equity Partners V, L.P., due to their common control, could be deemed to beneficially own each other's shares, but each disclaims such beneficial ownership. Joseph S. Schuchert, Frank T. Nickell, Thomas R. Wall, IV, George E. Matelich, Michael B. Goldberg, David I. Wahrhaftig, Frank K. Bynum, Jr., Philip E. Berney, Frank J. Loverro and Michael B. Lazar may be deemed to share beneficial ownership of shares of our class A common stock owned of record by Kelso Investment Associates V, L.P. and Kelso Equity Partners V, L.P., by virtue of their status as general partners of the general partner of Kelso Investment Associates V, L.P. and as general partners of Kelso Equity Partners V, L.P. Messrs. Schuchert, Nickell, Wall, Matelich, Goldberg, Wahrhaftig, Bynum, Berney, Loverro and Lazar share investment and voting power with respect to securities owned by Kelso Investment Associates V, L.P. and Kelso Equity Partners V, L.P., but disclaim beneficial ownership of such securities.

(12)
Shares of our common stock held by Thomas H. Lee Equity Fund IV, L.P. may be deemed to be beneficially owned by THL Equity Advisors IV, LLC, the general partner of Thomas H. Lee Equity Fund IV, L.P.; Thomas H. Lee Partners, L.P.; and Thomas H. Lee Advisors, LLC, the general partner of Thomas H. Lee Partners, L.P. Thomas H. Lee Advisors, LLC is controlled by its managing group, consisting of Thomas H. Lee, Anthony J. DiNovi, Scott A. Schoen, Scott M. Sperling, David V. Harkins, Thomas M. Hagerty and C. Hunter Boll. All decisions must be approved by a majority of the managing group. Each of such persons disclaims beneficial ownership of such shares.

(13)
Share amounts include 122,946 shares owned by Meyer Haberman and 145,716 shares owned by certain family members of Meyer Haberman.

(14)
With respect to shares beneficially owned prior to and after this offering, includes 53,852 shares of our common stock issuable upon exercise of stock options that are currently exercisable.

Shares Eligible For Future Sales

        Future sales or the availability for sale of substantial amounts of our common stock in the public market could adversely affect prevailing market prices and could impair our ability to raise capital through future sales of our securities. Upon the closing of this offering, we will have 34,925,435 shares of our common stock outstanding (including 473,716 shares of restricted stock which will begin to vest on April 1, 2006). The 25,000,000 shares of our common stock offered pursuant to this prospectus will be freely tradable without restriction or further registration under the Securities Act, unless the shares of our common stock are held by our "affiliates," as that term is defined in Rule 144 under the Securities Act. The remaining shares of our common stock owned as of the closing of this offering by our existing equity investors, our directors, certain members of our management and our current and former employees will be "restricted securities," as that term is defined in Rule 144 under the Securities Act. In addition, following this offering, members of our management and other employees will hold fully vested, exercisable and in-the-money stock options to purchase a total of 115,730 shares of our common stock.

Lock-Up Agreements

        We, our executive officers and directors and substantially all of our significant stockholders have agreed to a 180-day "lock-up," subject to certain exceptions, with respect to all shares of our common stock, including securities that are convertible into shares of our common stock and securities that are exchangeable or exercisable for shares of our common stock, which we may issue or they may own prior to this offering or purchase in or after this offering, as the case may be. This means that for a period of 180 days following the date of this prospectus, we and such persons may not offer, sell, pledge or otherwise dispose of any of these securities or request or demand that we file a registration statement related to any of these securities without the prior written consent of the representatives of the underwriters, subject to the following exceptions: (a) the sale of shares of our common stock to the underwriters; (b) the issuance by us of shares of our common stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date of this prospectus and described in this prospectus; (c) transactions by any person other than us relating to shares of our common stock or other securities acquired in open market transactions after the completion of this offering, provided that no filing by any party under the Securities Exchange Act of 1934, or the Exchange Act, shall be required or shall be voluntarily made in connection with subsequent sales of our common stock or other securities acquired in such open market transactions; (d) grants by us of options to purchase shares of our common stock pursuant to employee or management stock option, incentive or other plans or arrangements described in this prospectus; (e) the issuance, offer or sale by us of shares of our common stock pursuant to employee or management stock option, incentive or other plans or arrangements described in this prospectus and the filing by us of any registration statement on Form S-8 in connection therewith; (f) transfers of shares of our common stock or any security convertible into shares of our common stock as a bona fide gift or gifts; or (g) distributions of shares of our common stock or any security convertible into shares of our common stock to members, limited partners or stockholders of the selling stockholders; provided that in the case of any transfer or distribution pursuant to clause (f) or (g), each donee or distributee agrees in writing to be bound by the transfer restrictions described above and no filing by any party under the Exchange Act shall be required or shall be voluntarily made reporting a reduction in beneficial ownership of shares of common stock during the lock-up period.

        The representatives of the underwriters do not have any current intention to release shares of common stock or other securities subject to the lock-up. Any determination to release any shares subject to the lock-up would be based on a number of factors at the time of any such determination, including the market price of the common stock, the liquidity of the trading market for the common stock, general market conditions, the number of shares proposed to be sold, and the timing, purpose and terms of the proposed sale.

Registration Rights Agreement

        The affiliate registration rights agreement will require us to use our commercially reasonable efforts to prepare, file and have declared effective by the Securities and Exchange Commission by the 180th day following the closing of this offering a shelf registration statement covering the shares of our common stock held by Thomas H. Lee Equity Fund, Kelso & Company, certain other significant stockholders and certain members of our management, subject to the restrictions contained in the underwriters' lock-up. See "Certain Relationships and Related Party Transactions—Stockholders Agreement, Nominating Agreement and Registration Rights Agreements." Upon completion of this offering, our existing equity investors will own shares of our common stock representing an aggregate 21.8% ownership interest in us, or 11.8% if the underwriters' over-allotment option is exercised in full.

Rule 144

        In general, under Rule 144, as currently in effect, beginning 90 days after the date of this prospectus, any person, including an affiliate, who has beneficially owned shares of our common stock for a period of at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of:

  •
  1% of the then-outstanding shares of our common stock; and

  •
  the average weekly trading volume in the common stock on the New York Stock Exchange during the four calendar weeks preceding the date on which the notice of the sale is filed with the Securities and Exchange Commission.

        Sales under Rule 144 are also subject to provisions relating to notice, manner of sale, volume limitations and the availability of current public information about us.

        Subject to the underwriters' lock-up, we estimate that 9,468,121 shares of our common stock that are restricted securities or are held by our affiliates as of the date of this prospectus will be eligible for sale in the public market in compliance with Rule 144 under the Securities Act.

        Under Rule 144(k), a person who is not deemed to have been one of our affiliates at any time during the 90 days preceding a sale, and who has beneficially owned the shares for at least two years, including the holding period of any prior owner other than an "affiliate," is entitled to sell the shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

        Subject to certain limitations, we may issue shares of our common stock or other securities from time to time as consideration for future acquisitions and investments. In the event any such acquisition or investment is significant, the number of shares of our common stock or other securities that we may issue may in turn be significant. In addition, we may also grant registration rights covering those shares of our common stock or other securities in connection with any such acquisitions and investments.

Description of Certain Indebtedness

New Credit Facility

        Concurrently with the closing of this offering, FairPoint will enter into a new secured credit facility, which will replace its existing credit facility. We expect that the new credit facility will consist of a credit agreement among FairPoint and certain financial institutions, with Deutsche Bank Trust Company Americas, as administrative agent. FairPoint will be the borrower under the new credit facility and each of FairPoint's direct subsidiaries will guarantee FairPoint's obligations. The terms of the new credit facility have not yet been agreed upon. Because the terms, conditions and covenants of the new credit facility are subject to negotiation, execution and delivery of definitive loan documents, certain of the actual terms, conditions and covenants of the new credit facility may differ from those described below. This offering is conditioned upon the closing of the new credit facility.

        We expect that the new credit facility will consist of:

  •
  a revolving facility, or the new revolver, in a total principal amount of $100.0 million; and

  •
  a term loan facility, or the new term loan, in a total principal amount of $590.0 million.

        We expect that the new revolver will have a swingline subfacility in an amount to be determined and a letter of credit subfacility in an amount to be determined, which will allow issuances of letters of credit for our account. The new credit facility will also permit interest rate and currency exchange swaps and similar arrangements that we may enter into with the lenders under the new credit agreement and/or their affiliates.

        We expect that $590.0 million of the new term loan will be drawn upon the closing of this offering, and we will have $100.0 million of available borrowings under the new revolver. We intend to use the borrowings under the new term loan together with the proceeds of this offering to, among other things, repay all outstanding loans under our existing credit facility, consummate the tender offer and consent solicitation in respect of our existing 9 1/2% notes, floating rate notes, 12 1/2% notes and 11 7/8% notes and repurchase our series A preferred stock. We expect to borrow additional amounts under the new revolver from time to time to provide for working capital and general corporate needs, including to finance permitted acquisitions. In the event that less than all of our existing 9 1/2% notes, floating rate notes, 12 1/2% notes or 11 7/8% notes are tendered in the tender offers and consent solicitations for such notes, a corresponding portion of our new term loan facility may be drawn for a period of one year following the closing of this offering to redeem or repurchase those notes.

        We expect that the new term loan will mature in February 2012 and the new revolver will mature in February 2011.

        We expect that the new credit facility will have several features similar to credit facilities of this nature, including but not limited to:

        Interest Rate and Fees.    Borrowings will bear interest, at our option, for the new revolver and for the new term loan at either (a) the Eurodollar rate plus an applicable margin or (b) a base rate, as such term will be defined in the new credit agreement, plus an applicable margin.

        The Eurodollar rate applicable margin and the base rate applicable margin for loans under our new credit facility are expected to be between 2.0% and 2.5% and 1.0% and 1.5%, respectively. Interest on swing line loans will bear interest at the base rate plus the base rate applicable margin. Interest with respect to base rate loans will be payable quarterly in arrears and interest with respect to Eurodollar loans will be payable at the end of the applicable interest period and every three months in the case of interest periods in excess of three months.

        The new revolver will provide for payment to the lenders of a commitment fee on any unused commitments initially equal to 0.5% per annum, payable quarterly in arrears, as well as other fees.

        We intend to enter into an interest rate swap agreement which will fix the interest rate on approximately $191.8 million of the floating rate borrowings under the new term loan for a period of five years after the closing of this offering and an interest rate swap agreement which will fix the interest rate on approximately $191.8 million of floating rate borrowings under the new term loan for a period of three years after the closing of this offering. The floating rate borrowings under our new credit facility will bear interest at the Eurodollar rate plus an applicable margin, which is expected to be between 2.0% and 2.5%. These interest rate swaps will effectively limit the interest rate on 65% of our floating rate debt to a blended interest rate of not more than 5.7% per annum for the first three years following the closing of this offering.

        Mandatory Prepayments.    The new credit facility will require us first to prepay outstanding term loans under the new credit facility and, thereafter, to repay loans under the new revolver and/or reduce revolver commitments (or commitments under the delayed draw feature of our new term loan facility) under the new credit facility with, subject to certain conditions and exceptions, 100% of the net cash proceeds we receive from any sale, transfer or other disposition of any assets, 100% of net casualty insurance proceeds and 100% of the net cash proceeds we receive from the issuance of permitted securities and, at certain times if we are not permitted to pay dividends, with 50% of the increase in our cumulative distributable cash (as defined below) during the prior fiscal quarter. Reductions to the revolving commitments under the new credit facility from the foregoing recapture events will not reduce the revolving commitments under the new credit facility below $50.0 million.

        Voluntary Prepayments.    The new credit agreement will provide for voluntary prepayments of the new revolver and the new term loan and voluntary commitment reductions of the new revolver, subject to giving proper notice and compensating the lenders for standard Eurodollar breakage costs, if applicable.

        Covenants.    We expect that the new credit facility will contain financial covenants, including, without limitation, the following tests: a minimum interest coverage ratio and a maximum leverage ratio.

        The new credit facility will contain customary affirmative covenants. The new credit facility will also contain negative covenants and restrictions, including, among others, with respect to redeeming and repurchasing our other indebtedness, loans and investments, additional indebtedness, liens, capital expenditures, changes in the nature of our business, mergers, acquisitions, asset sales and transactions with affiliates.

        Payment of Dividends.    Subject to the second sentence of the first paragraph under "Suspension of Dividend Payments" below, under the new credit facility, we will be permitted to pay dividends for the period from the closing date of this offering through March 31, 2005. In addition, we may use all of our available cash accumulated after April 1, 2005 plus certain incremental funds to pay dividends, but we may not in general pay dividends in excess of such amount.

        Set forth below is a summary of certain of the defined terms that will be used in the provisions governing the payment of dividends and mandatory payments during suspension of dividends under our new credit facility.

        "Available Cash" means, for any reference period, an amount of cash equal to the sum (which may be negative) of (without duplication) (I) our Adjusted EBITDA for such reference period minus (II) the sum of (i) our consolidated interest expense during such reference period, to the extent included in determining such Adjusted EBITDA, (ii) all scheduled, mandatory and voluntary principal repayments in respect of our indebtedness made during such reference period (other than (x) repayments made during such reference period with the proceeds of indebtedness, equity issuances, asset sales or insurance recovery events, (y) repayments of revolving and swingline loans during such reference period, except to the extent resulting in a corresponding reduction of the total revolving commitment in an amount equal to such repayment) and (z) certain mandatory prepayments of term loans during such reference period, (iii) capital expenditures made by us in cash during such reference period (other than capital expenditures financed with the proceeds of indebtedness (other than revolving loans or swingline loans), equity issuances, assets sales and insurance recovery events), (iv) tax payments paid in cash during such reference period, (v) cash consideration paid by us during such reference period for acquisitions of equity interests and/or assets comprising a business or product line (whether pursuant to a permitted acquisition or otherwise), except to the extent financed with the proceeds of indebtedness or issuances of equity, (vi) investments (other than certain excluded investments) made by us during such reference period, (vii) the cash cost of any extraordinary losses and of any losses on sales of assets (other than in the ordinary course of business) during such reference period, in any such case to the extent included in determining Adjusted EBITDA for such reference period and (viii) cash payments made by us during such reference period on account of non-cash losses or non-cash charges accrued or expensed during or prior to such reference period, plus (III) the sum of (i) the cash amount of any extraordinary gains, and the cash amount realized on gains on asset sales other than in the ordinary course of business, during such reference period, in any such case to the extent deducted in determining Adjusted EBITDA for such reference period, and (ii) cash received by us during such reference period on account of non-cash gains or non-cash income excluded from Adjusted EBITDA during or prior to such reference period.

        "Adjusted EBITDA" means, for any period, Consolidated Net Income for such period adjusted by (A) adding thereto (in each case (other than for purposes of clauses (vi) and (vii) below), to the extent deducted in determining Consolidated Net Income for such period), without duplication, the sum of the amounts for such period of (i) provisions for taxes based on income, (ii) consolidated interest expense, (iii) amortization and depreciation expense (including any amortization or write-off related to the write-up of any assets as a result of purchase accounting and the write-off of deferred financing costs), (iv) losses on sales of assets (excluding sales in the ordinary course of business) and other extraordinary losses, (v) non-core income relating to non-core assets, to the extent not included in any determination of Consolidated Net Income for such period, (vi) dividends paid by CoBank to us on common stock of CoBank held by us, to the extent not included in any determination of Consolidated Net Income, (vii) the non-cash portion of any retirement or pension plan expense incurred by us, (viii) all one-time costs and expenses paid during such period in respect of the transactions and our abandoned offering of income deposit securities and (ix) any other non-cash charges (including non-cash costs arising from implementation of SFAS 106 and SFAS 109) accrued by us during such period (except to the extent any such charge will require a cash payment in a future period) and (B) subtracting therefrom (to the extent included in arriving at Consolidated Net Income for such period), without duplication, the sum of the amounts for such period of (i) gains on sales of assets (excluding sales in the ordinary course of business) and other extraordinary gains and (ii) all non-cash gains and non-cash income, all as determined for us on a consolidated basis in accordance with GAAP. Notwithstanding the foregoing, for purposes of determining the leverage ratio, Adjusted Consolidated EBITDA shall be determined on a pro forma basis.

        "Consolidated Net Income" means, for any period, our net income (or loss) on a consolidated basis for such period (taken as a single accounting period) determined in conformity with GAAP (after any deduction for minority interests), provided that there shall be excluded from the calculation thereof (without duplication) (i) the income (or loss) of any person (other than our subsidiaries) in which any other person (other than us) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to us by such person during such period, (ii) except for determinations expressly required to be made on a pro forma basis, the income (or loss) of any person accrued prior to the date it becomes a subsidiary of us or is merged into or consolidated with us or that person's assets are acquired by us and (iii) the income of any of our subsidiaries to the extent that the declaration or payment of dividends or similar distributions by that subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that subsidiary.

        "Cumulative Distributable Cash" means, as at any date of determination, an amount equal to the remainder of (i) Available Cash for the reference period most recently ended prior to such date less (ii) the aggregate amount of dividends paid by us during such reference period (other than dividends paid by us during the period from the closing of this offering through March 31, 2005).

        Suspension of Dividend Payments.    If we fail to meet the leverage ratio test set forth below (or fail to timely deliver financial statements with respect to such test), we will be required to suspend the payment of dividends on our common stock after the payment covering the period from the closing date of this offering through March 31, 2005. In addition, the payment of dividends will be suspended at any time a default or event of default exists under our new credit facility or when we do not have at least $10.0 million of cash on hand (including unutilized commitments under the new revolver).

        The permitted leverage ratio will be tested quarterly and for purposes of the payment of dividends on our common stock will be required to be less or equal to 5.00 to 1.00.

        As of September 30, 2004, on a pro forma basis after giving effect to the transactions, our leverage ratio would have been 4.30 to 1.00.

        The financial test described above will be tested quarterly. A determination as to whether dividend payments may be made will be based on the financial test as of the end of the quarter ending immediately prior to the date of the proposed dividend payment.

        If we fail to achieve any of these financial levels for any quarter but resume compliance for two consecutive quarters thereafter, we may resume dividend payments unless some other event described in the new credit facility requiring suspension of dividend payments occurs.

        Guarantees/Collateral.    The new credit facility will be guaranteed, jointly and severally, subject to certain exceptions, by all first tier subsidiaries of FairPoint. We will provide to Deutsche Bank Securities Inc., as collateral agent for the benefit of the lenders under the new credit agreement and certain hedging creditors under permitted hedging agreements, collateral consisting of (subject to certain exceptions) 100% of the equity interests and promissory notes owned by us and the subsidiary guarantors. Newly acquired or formed direct or indirect subsidiaries of FairPoint which own equity interests of any subsidiary that is an operating company will be required to provide the collateral described above.

        Events of Default.    The new credit facility will contain customary events of default, including but not limited to, failure to pay principal, interest or other amounts when due, breach of covenants or representations, cross-defaults to certain other indebtedness in excess of specified amounts, judgment defaults in excess of specified amounts, certain ERISA defaults, failure of any guaranty or security document supporting the new credit facility or the subordination provisions of the senior subordinated notes to be in full force and effect, and certain events of bankruptcy and insolvency.

Our Existing Credit Facility

        Our existing credit facility consists of an $85.0 million revolving loan facility of which $38.2 million was outstanding at September 30, 2004 and two term facilities, a tranche A term loan facility of $40.0 million with $40.0 million principal amount outstanding at September 30, 2004 that matures on March 31, 2007, and a tranche C term loan facility with $106.9 million principal amount outstanding at September 30, 2004 that matures on March 31, 2007. We will repay all of the borrowings under our existing credit facility with a portion of the net proceeds from this offering, together with borrowings under our new credit facility. See "The Transactions" and "Use of Proceeds."

9 1/2% Notes and Floating Rate Notes issued in 1998

        FairPoint issued $125.0 million aggregate principal amount of the 9 1/2% notes and $75.0 million of the floating rate notes in 1998. In March 2003, we repurchased $9.8 million aggregate principal amount of the 9 1/2% notes. The 9 1/2% notes bear interest at the rate of 9 1/2% per annum and the floating rate notes bear interest at a rate per annum equal to LIBOR plus 418.75 basis points, in each case payable semi-annually in arrears. The LIBOR rate on the floating rate notes is determined semi-annually.

        The 9 1/2% notes and floating rate notes mature on May 1, 2008. We may redeem the 9 1/2% notes and the floating rate notes at any time, in each case, at the redemption prices stated in the indenture under which those notes were issued, together with accrued and unpaid interest, if any, to the redemption date. In the event of a change of control, we must offer to repurchase the outstanding 9 1/2% notes and floating rate notes for cash at a purchase price of 101% of the principal amount of such notes, together with all accrued and unpaid interest, if any, to the date of repurchase.

        The 9 1/2% notes and floating rate notes are general unsecured obligations of FairPoint subordinated in right of payment to all existing and future senior indebtedness of FairPoint, including all obligations under our existing credit facility.

        The indenture governing the 9 1/2% notes and floating rate notes contains certain customary covenants and events of default.

        On January 5, 2005, we commenced tender offers and consent solicitations for all of the outstanding principal amount of the 9 1/2% notes and the floating rate notes. The closing of this offering is conditioned upon the receipt of the tenders and consents of at least a majority in aggregate principal amount of the outstanding 9 1/2% notes and floating rate notes (voting together as a class). Holders of the 9 1/2% notes and floating rate notes will be obligated to provide consents.

12 1/2% Notes issued in 2000

        FairPoint issued $200.0 million aggregate principal amount of the 12 1/2% notes in 2000. In March 2003, we repurchased $7.0 million aggregate principal amount of the 12 1/2% notes. The 12 1/2% notes bear interest at the rate of 12 1/2% per annum payable semi-annually in arrears.

        The 12 1/2% notes mature on May 1, 2010. We may redeem the 12 1/2% notes at any time on or after May 1, 2005 at the redemption prices stated in the indenture under which the 12 1/2% notes were issued, together with accrued and unpaid interest, if any, to the redemption date. In the event of a change of control, we must offer to repurchase the outstanding 12 1/2% notes for cash at a purchase price of 101% of the principal amount of such notes, together with all accrued and unpaid interest, if any, to the date of repurchase.

        The 12 1/2% notes are general unsecured obligations of FairPoint subordinated in right of payment to all existing and future senior indebtedness of FairPoint, including all obligations under our existing credit facility.

        The indenture governing the 12 1/2% notes contains certain customary covenants and events of default.

        On January 5, 2005, we commenced a tender offer and consent solicitation for all of the outstanding principal amount of the 12 1/2% notes. The closing of this offering is conditioned upon the receipt of the tenders and consents of at least a majority in aggregate principal amount of the 12 1/2% notes. Holders of the 12 1/2% notes that tender their notes in the tender offer will be obligated to provide consents.

11 7/8% Notes issued in 2003

        FairPoint issued $225.0 million aggregate principal amount of the 11 7/8% notes in 2003. The 11 7/8% notes bear interest at the rate of 11 7/8% per annum payable semi-annually in arrears.

        The 11 7/8% notes mature on March 1, 2010. We may redeem the 11 7/8% notes at any time on or after March 1, 2007 at the redemption prices stated in the indenture under which the 11 7/8% notes were issued, together with accrued and unpaid interest, if any, to the redemption date. In the event of a change of control, we must offer to repurchase the outstanding senior notes for cash at a purchase price of 101% of the principal amount of such notes, together with all accrued and unpaid interest, if any, to the date of repurchase.

        The 11 7/8% notes are general unsecured obligations of FairPoint, ranking pari passu in right of payment with all existing and future senior debt of FairPoint, including all obligations under our existing credit facility, and senior in right of payment to all existing and future subordinated indebtedness of FairPoint.

        The indenture governing the 11 7/8% notes contains certain customary covenants and events of default.

        On January 5, 2005, we commenced a tender offer and consent solicitation for all of the outstanding principal amount of the 11 7/8% notes. The closing of this offering is conditioned upon the receipt of the tenders and consents of at least a majority in aggregate principal amount of the 11 7/8% notes. Holders of the 11 7/8% notes that tender their notes in the tender offer will be obligated to provide consents.

Description of Capital Stock

        The following is a description of the terms of our restated certificate of incorporation and amended and restated by-laws, the forms of which have been filed with the Securities and Exchange Commission as exhibits to the registration statement of which this prospectus is part and which will become effective upon the consummation of this offering.

Authorized Capitalization

        Upon the closing of this offering, our authorized capital stock will consist of:

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  200,000,000 shares of common stock, par value $0.01 per share, all such shares will be designated common stock; and

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  100,000,000 shares of preferred stock, par value $0.01 per share.

        After this offering, and including the conversion of all of our class C common stock into our class A common stock, the reclassification of our class A common stock into our common stock and the 5.2773714 for 1 reverse stock split of our common stock, 34,925,435 shares of our common stock and no shares of our preferred stock will be issued and outstanding. The number of shares of our common stock issued and outstanding includes 473,716 shares of restricted stock to be awarded under our 2005 stock incentive plan on the closing date of this offering, which shares will begin to vest on April 1, 2006 and will not be entitled to receive dividends for any period prior to April 1, 2006.

        Our board of directors will adopt a dividend policy, effective upon the closing of this offering, pursuant to which, in the event and to the extent we have cash available for distribution to the holders of our common stock, and subject to applicable law and the terms of our new credit facility and any other outstanding indebtedness of ours, our board of directors will declare cash dividends on our common stock. This policy reflects our judgment that our stockholders would be better served if we distributed a substantial portion of our cash available for distribution to them instead of retaining it in our business.

        As of December 31, 2004, there were approximately 69 record holders of our class A common stock and 14 record holders of our class C common stock.

Common Stock

        All shares of common stock to be outstanding upon completion of this offering will be validly issued, fully paid and nonassessable.

        Dividends.    Holders of shares of our common stock will be entitled to receive dividends and other distributions in cash, stock or property of ours as may be declared by our board of directors from time to time out of our assets or funds legally available for dividends or other distributions. Dividends on our common stock will not be cumulative. Consequently, if dividends on our common stock are not declared and/or paid at the targeted level, our stockholders will not be entitled to receive such payments in the future.

        Our board of directors will adopt a dividend policy, effective upon the closing of this offering, pursuant to which, in the event and to the extent we have cash available for distribution to the holders of shares of our common stock, and subject to applicable law and the terms of our new credit facility, and any other then outstanding indebtedness of ours, our board of directors will declare cash dividends on our common stock. The initial dividend rate on our common stock is expected to be equal to $1.59125 per share per annum, subject to adjustment. See "Dividend Policy and Restrictions."

        Our board of directors may, in its discretion, amend or repeal the dividend policy with respect to our common stock to decrease the level of dividends provided for or discontinue entirely the payment of dividends.

        Rights Upon Liquidation.    In the event of our voluntary or involuntary liquidation, dissolution or winding up, holders of shares of our common stock will be entitled to share in our assets remaining after payment of all debts and other liabilities, subject to the liquidation preference of any outstanding preferred stock.

        Voting Rights.    Shares of our common stock carry one vote per share. Except as otherwise required by law, holders of our common stock are not entitled to vote on any amendment to our restated certificate of incorporation that relates solely to the terms of one or more outstanding series of preferred stock if the holders of the affected shares are entitled to vote on the amendment. Holders of shares of our common stock will not be entitled to cumulative voting rights.

        Except as otherwise required by the Delaware General Corporation Law and our restated certificate of incorporation and amended and restated by-laws, action requiring stockholder approval may be taken by a vote of the holders of a majority of the common stock at a meeting at which a quorum is present. See "—Anti-Takeover Effects of Various Provisions of Delaware Law and Our Restated Certificate of Incorporation and Amended and Restated By-laws."

        Other Rights.    Holders of shares of our common stock have no preemptive rights. The holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

        Our restated certificate of incorporation provides that we may issue up to 100,000,000 shares of our preferred stock in one or more series as may be determined by our board of directors.

        Our board of directors has broad discretionary authority with respect to the rights of issued series of our preferred stock and may take several actions without any vote or action of the holders of our common stock, including:

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  determining the number of shares to be included in each series;

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  fixing the designation, powers, preferences and relative rights of the shares of each series and any qualifications, limitations or restrictions with respect to each series, including provisions related to dividends, conversion, voting, redemption and liquidation, which may be superior to those of our common stock; and

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  increasing or decreasing the number of shares of any series.

        The board of directors may authorize, without approval of holders of our common stock, the issuance of preferred stock with voting and conversion rights that could adversely affect the voting power and other rights of holders of our common stock. For example, our preferred stock may rank prior to our common stock as to dividend rights, liquidation preferences or both, may have full or limited voting rights and may be convertible into shares of our common stock.

        Our preferred stock could be issued quickly with terms designed to delay or prevent a change in the control of our company or to make the removal of our management more difficult. This could have the effect of discouraging third party bids for our common stock or may otherwise adversely affect the market price of our common stock.

        We believe that the ability of our board of directors to issue one or more series of our preferred stock will provide us with flexibility in structuring possible future financings and acquisitions, and in meeting other corporate needs that might arise. The authorized shares of our preferred stock, as well as shares of our common stock, will be available for issuance without action by our common stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

        Although our board of directors has no intention at the present time of doing so, it could issue a series of our preferred stock that could, depending on the terms of such series, be used to implement a stockholder rights plan or otherwise impede the completion of a merger, tender offer or other takeover attempt of our company. Our board of directors could issue preferred stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of the board of directors, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interest or in which stockholders might receive a premium for their stock over the then best current market price.

Anti-Takeover Effects of Various Provisions of Delaware Law and Our Restated Certificate of Incorporation and Amended and Restated By-laws

        Provisions of the Delaware General Corporation Law, our restated certificate of incorporation and amended and restated by-laws contain provisions that may have some anti-takeover effects and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.

  Delaware Anti-Takeover Statute

        We are subject to Section 203 of the Delaware General Corporation Law. Subject to specific exceptions, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the time the person became an interested stockholder, unless:

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  the business combination, or the transaction in which the stockholder became an interested stockholder, is approved by our board of directors prior to the time the interested stockholder attained that status;

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  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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  at or after the time a person became an interested stockholder, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

        "Business combinations" include mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to various exceptions, in general an "interested stockholder" is a person who, together with his or her affiliates and associates, owns, or within three years did own, 15% or more of the shares of the corporation's outstanding voting stock. These restrictions could prohibit or delay the accomplishment of mergers or other takeover or change in control attempts with respect to us and, therefore, may discourage attempts to acquire us.

        In addition, provisions of our restated certificate of incorporation and amended and restated by-laws, which are summarized in the following paragraphs, may have an anti-takeover effect.

        Classified Board of Directors.    Our restated certificate of incorporation provides that our board of directors be divided into three classes of directors, as nearly equal in size as is practicable, serving staggered three-year terms.

        Quorum Requirements; Removal of Directors.    Our restated certificate of incorporation provides for a minimum quorum of one-third in voting power of the outstanding shares of our capital stock entitled to vote, except that a minimum quorum of a majority in voting power of the outstanding shares of our capital stock entitled to vote is necessary to hold a vote for any director in a contested election, the removal of a director or the filling of a vacancy on our board of directors. Our amended and restated by-laws provide that directors may be removed only for cause by the affirmative vote of at least a majority in voting power of the outstanding shares of our capital stock entitled to vote generally in the election of directors.

        No Cumulative Voting.    The Delaware General Corporation Law provides that stockholders are denied the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our restated certificate of incorporation does not expressly address cumulative voting.

        No Stockholder Action by Written Consent; Calling of Special Meeting of Stockholders.    Our restated certificate of incorporation prohibits stockholder action by written consent. It and our amended and restated by-laws also provide that special meetings of our stockholders may be called only by (1) the chairman of our board of directors or (2) our board of directors or (3) our board of directors upon a request by holders of at least 50% in voting power of all the outstanding shares entitled to vote at that meeting.

        Advance Notice Requirements for Stockholder Proposals and Director Nominations.    Our amended and restated by-laws provide that stockholders seeking to bring business before or to nominate candidates for election as directors at an annual meeting of stockholders must provide timely notice of their proposal in writing to the corporate secretary. To be timely, a stockholder's notice must be delivered or mailed and received at our principal executive offices not less than 90 nor more than 120 days in advance of the anniversary date of the immediately preceding annual meeting of stockholders. Our amended and restated by-laws also specify requirements as to the form and content of a stockholder's notice. These provisions may impede stockholders' ability to bring matters before an annual meeting of stockholders or make nominations for directors at an annual meeting of stockholders. Stockholder nominations for the election of directors at a special meeting must be received by our corporate secretary by the later of 10 days following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made or 90 days prior to the date that meeting is proposed to be held and not more than 120 days prior to such meeting.

        Limitations on Liability and Indemnification of Officers and Directors.    The Delaware General Corporation Law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors' fiduciary duties as directors. Our restated certificate of incorporation includes a provision that eliminates the personal liability of directors to us or our stockholders for monetary damages for breaches of their fiduciary duty as directors to the fullest extent permitted by the Delaware General Corporation Law.

        Our amended and restated by-laws provide that we must indemnify our directors and officers to the fullest extent authorized by the Delaware General Corporation Law and that such indemnitees shall generally also be entitled to an advancement of expenses. We are also expressly authorized to, and do, carry directors' and officers' insurance for our directors, officers and certain employees for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.

        The limitation of liability and indemnification provisions in our amended and restated by-laws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

        There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

        Authorized but Unissued Shares.    Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without your approval. We may use additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

        Supermajority Provisions.    The Delaware General Corporation Law provides generally that the affirmative vote of a majority in voting power of the outstanding shares entitled to vote is required to amend a corporation's certificate of incorporation, unless the certificate of incorporation requires a greater percentage. Our restated certificate of incorporation provides that the following provisions in the restated certificate of incorporation may be amended only by a vote of two-thirds or more in voting power of all the outstanding shares of our capital stock entitled to vote:

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  the prohibition on stockholder action by written consent;

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  the ability to call a special meeting of stockholders being vested solely in (1) the chairman of our board of directors, (2) our board of directors and (3) our board of directors upon a request by holders of at least 50% in voting power of all the outstanding shares entitled to vote at that meeting;

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  the provisions requiring that our business and affairs be managed by or under the direction of our board of directors;

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  the provisions relating to the classification of our board of directors;

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  the provisions relating to the size of our board of directors;

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  the provisions relating to the filling of vacancies on our board of directors;

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  the provisions relating to the quorum requirements at stockholder meetings for the transaction of business and at stockholder meetings regarding votes for any director in a contested election, the removal of a director, or the filling of a vacancy on our board of directors by our stockholders;

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  the provisions relating to advance notice requirements for stockholder proposals and director nominations;

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  the limitation on the liability of our directors to us and our stockholders;

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  the provisions granting authority to our board of directors to amend or repeal our by-laws without a stockholder vote, as described below in more detail;

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  the provisions granting stockholders representing no less than two-thirds of the voting power of our capital stock the authority to amend our by-laws, as described below in more detail; and

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  the supermajority voting requirements listed above.

        Our restated certificate of incorporation grants our board of directors the authority to amend and repeal our by-laws without a stockholder vote in any manner not inconsistent with the laws of the State of Delaware or our restated certificate of incorporation.

        In addition, our restated certificate of incorporation provides that our amended and restated by-laws may be amended by stockholders representing no less than two-thirds of the voting power of all the outstanding shares of our capital stock entitled to vote.

Regulatory Ownership Provisions

        The Company and its operating subsidiaries are subject to regulation by federal and state regulatory commissions. Certain of these regulatory commissions limit the amount of the Company's common stock which may be held by an investor or group of related investors without the approval of such commissions. Accordingly, our restated certificate of incorporation will provide that so long as we hold any authorization, license, permit, order, filing or consent from the Federal Communications Commission or any state regulatory commission having jurisdiction over us, if we have reason to believe that the ownership, or proposed ownership, of shares of our capital stock by any stockholder or any person presenting any shares of our capital stock for transfer into its name, which we refer to as a transferee, may be inconsistent with, or in violation of, any provision of any applicable communications law, or if the Company needs information in order to make a determination as to whether the ownership, or proposed ownership, of shares of capital stock of the Company by any stockholder or any transferee may be inconsistent with, or in violation of, any provision of any applicable communications laws, such stockholder or transferee, upon our request, shall furnish promptly to us such information (including, without limitation, information with respect to citizenship, other ownership interests and affiliations) as we shall reasonably request to determine whether the ownership of, or the existence or the exercise of any rights with respect to, shares of our capital stock by such stockholder or transferee is inconsistent with, or in violation of, any applicable communications law.

        If any stockholder or transferee from whom such information is requested should fail to respond to such a request or we conclude that the ownership of, or the existence or exercise of any rights of stock ownership with respect to, shares of our capital stock by such stockholder or transferee could result in any inconsistency with, or violation of, any applicable communications law, we may suspend those rights of stock ownership the existence or exercise of which would result in any inconsistency with, or violation of, any applicable communications law, such suspension to remain in effect until the requested information has been received and we have determined the existence or exercise of such suspended rights is permissible under such applicable communications law, and we may exercise any and all appropriate remedies, at law or in equity, in any court of competent jurisdiction, against any stockholder or transferee, with a view towards obtaining such information or preventing or curing any situation which would cause an inconsistency with, or violation of, any provision of any applicable communications law.

Listing

        Our common stock has been approved for listing on the New York Stock Exchange under the trading symbol "FRP", subject to official notice of issuance.

Transfer Agent and Registrar

        The Bank of New York is the transfer agent and registrar for our shares of common stock.

Certain United States Federal Tax Considerations

        The following discussion describes certain material United States federal income tax consequences (and certain U.S. federal estate tax consequences to Non-U.S. Holders (as defined below)) of the purchase, ownership and disposition of the common stock as of the date hereof by U.S. Holders and Non-U.S. Holders (both as defined below). Except where noted, the following discussion addresses only common stock held as capital assets by holders and does not deal with special situations, such as those of:

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  dealers in securities or currencies,

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  financial institutions,

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  regulated investment companies,

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  real estate investment trusts,

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  tax-exempt entities,

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  insurance companies,

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  persons holding common stock as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle,

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  traders in securities that elect to use a mark-to-market method of accounting for their securities holdings,

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  persons liable for alternative minimum tax,

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  U.S. expatriates,

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  investors in pass-through entities or

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  U.S. Holders (as defined below) of common stock whose "functional currency" is not the U.S. dollar.

        Furthermore, the discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof, and such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those discussed below.

        A "U.S. Holder" of common stock means a holder that is for U.S. federal income tax purposes:

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  an individual citizen or resident of the United States,

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  a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States or any political subdivision thereof,

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  an estate the income of which is subject to U.S. federal income taxation regardless of its source, or

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  a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

        If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding common stock, you should consult your own tax advisors.

        If you are considering the purchase of common stock, you should consult your own tax advisors concerning the particular U.S. federal income tax consequences to you of the ownership of common stock, as well as any consequences to you arising under the laws of any other taxing jurisdiction.

Considerations for U.S. Holders

Dividends

        The gross amount of dividends paid to you will be treated as dividend income to you to the extent paid out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes). Such income will be includible in your gross income on the day received by you. Distributions to you in excess of earnings and profits will be treated first as a return of capital that reduces your tax basis in the shares of common stock, and then as gain from the sale or exchange of shares of common stock. Under current legislation, which is scheduled to "sunset" at the end of 2008, dividend income will generally be taxed to you (if you are an individual) at the rates applicable to long- term capital gains, provided that a minimum holding period and other requirements are satisfied. Dividends received after 2008 will be taxable to you at ordinary income rates, absent intervening legislation. Corporate U.S. Holders may be entitled to a dividends-received deduction with respect to distributions treated as dividend income for U.S. federal income tax purposes, subject to numerous limitations and requirements.

Sale, Exchange or Other Disposition of Common Stock

        Upon the sale, exchange or other disposition of shares of our common stock, you will recognize capital gain or loss in an amount equal to the difference between the amount realized for your shares of common stock and your tax basis in the shares of common stock. Capital gains of individuals derived with respect to capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

        In general, information reporting requirements will apply to dividends paid on common stock and to the proceeds of sale of common stock paid to a U.S. Holder other than certain exempt recipients (such as corporations). A backup withholding tax will apply to such payments if you fail to provide a taxpayer identification number or certification of other exempt status or fail to report in full dividend and interest income.

        Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is furnished to the IRS.

Consequences to Non-U.S. Holders

        The following discussion applies only to Non-U.S. Holders. A "Non-U.S. Holder" is a beneficial owner, other than an entity or arrangement classified as a partnership for U.S. federal income tax purposes, that is not a U.S. Holder.

Dividends

        Dividends paid to you (to the extent paid out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes) generally will be subject to withholding at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with your conduct of a trade or business within the United States or, if certain tax treaties apply, are attributable to your U.S. permanent establishment, are not subject to the withholding tax, but instead are subject to U.S. federal income tax on a net income basis at applicable graduated individual or corporate rates. Special certification and disclosure requirements must be satisfied for effectively connected income to be exempt from withholding. If you are a corporation, any such effectively connected dividends received by you may be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

        If you wish to claim the benefit of an applicable treaty rate (and avoid backup withholding as discussed below) for dividends, you must provide the withholding agent with a properly executed IRS Form W-8BEN claiming an exemption from or reduction in withholding under an applicable income tax treaty. Applicable Treasury Regulations provide alternative methods for satisfying this requirement. Under these Treasury Regulations, in the case of common stock held by a foreign intermediary (other than a "qualified intermediary") or a foreign partnership (other than a "withholding foreign partnership"), the foregoing intermediary or partnership, as the case may be, generally must provide an IRS Form W-8IMY and attach thereto an appropriate certification by each beneficial owner or partner.

        If you are eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty, you may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Sale, Exchange or Other Disposition of Common Stock

        You generally will not be subject to U.S. federal income tax with respect to gain recognized on a sale or other disposition of shares of our common stock unless:

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  the gain is effectively connected with your conduct of a trade or business in the United States, or, if certain tax treaties apply, is attributable to your U.S. permanent establishment,

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  if you are an individual and hold shares of our common stock as a capital asset, you are present in the United States for 183 or more days in the taxable year of the sale or other disposition, and you have a "tax home" in the United States, or

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  we are or have been during a specified testing period a "United States real property holding corporation" for U.S. federal income tax purposes.

        If you are an individual and are described in the first bullet above, you will be subject to tax on any gain derived from the sale, exchange or other disposition under regular graduated U.S. federal income tax rates. If you are an individual and are described in the second bullet above, you will be subject to a flat 30% tax on any gain derived from the sale, exchange or other disposition which may be offset by U.S. source capital losses (even though you are not considered a resident of the United States). If you are a corporation and are described in the first bullet above, you will be subject to tax on your gain under regular graduated U.S. federal income tax rates and, in addition, may be subject to the branch profits tax on your effectively connected earnings and profits for the taxable year, which would include such gain, at a rate of 30% or at such lower rate as may be specified by an applicable income tax treaty, subject to adjustments.

        We believe that we have not been and we are not, and we do not anticipate becoming, a "United States real property holding corporation" for U.S. federal income tax purposes.

U.S. Federal Estate Tax

        Shares of our common stock held by an individual Non-U.S. Holder at the time of death will be included in such holder's gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Information Reporting and Backup Withholding

        You may be subject to information reporting requirements and backup withholding at a rate of 28% with respect to dividend payments on, and the proceeds from dispositions of, shares of common stock, unless you comply with certain reporting procedures (usually satisfied by providing an IRS Form W-8BEN) or otherwise establish an exemption. Additional information reporting requirements and backup withholding with respect to the payment of proceeds from the disposition of shares of common stock are as follows:

  •
  if the proceeds are paid to or through the U.S. office of a broker, they generally will be subject to backup withholding and information reporting unless you certify that you are not a United States person under penalties of perjury (usually on an IRS Form W-8BEN) or otherwise establish an exemption.

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  If the proceeds are paid to or through a non-U.S office of a broker that is not a United States person and is not a foreign person with certain specified U.S. connections (a "U.S. Related Person"), they will not be subject to backup withholding or information reporting.

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  If the proceeds are paid to or through a non-U.S. office of a broker that is a United States person or a U.S. Related Person, they generally will be subject to information reporting (but not backup withholding) unless you certify that you are not a United States person under penalties of perjury (usually on an IRS Form W-8BEN) or otherwise establish an exemption.

        In addition, the amount of dividends paid to you and the amount of tax, if any, withheld from such payment must generally be reported annually to you and the IRS. The IRS may make such information available under the provisions of an applicable income tax treaty to the tax authorities in the country in which you are resident.

        Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is furnished by you to the IRS.

Underwriters

        Under the terms and subject to the conditions contained in an underwriting agreement dated                        , 2005, the underwriters named below, for whom Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co., Banc of America Securities LLC, Deutsche Bank Securities Inc., Credit Suisse First Boston LLC and Wachovia Capital Markets, LLC are acting as representatives, have severally agreed to purchase, and we have agreed to sell to them, the number of shares of our common stock indicated below.

Name	Number of Shares
Morgan Stanley & Co. Incorporated
Goldman, Sachs & Co.
Banc of America Securities LLC
Deutsche Bank Securities Inc.
Credit Suisse First Boston LLC
Wachovia Capital Markets, LLC

Total	25,000,000

        The underwriters are offering the shares of our common stock subject to their acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the shares of our common stock offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares of our common stock offered by this prospectus if any such shares are taken. However, the underwriters are not required to take or pay for the shares covered by the underwriters' over-allotment option described below.

        The underwriters initially propose to offer part of the shares of our common stock directly to the public at the public offering price listed on the cover page of this prospectus and part to securities dealers at a price that represents a concession not in excess of $            a share under the public offering price. After the initial offering of the shares of our common stock, the offering price and other selling terms may from time to time be varied by the representatives of the underwriters.

        Certain existing common stockholders have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase up to an aggregate of 3,750,000 additional shares of our common stock at the public offering price listed on the cover page of this prospectus, less underwriting discounts and commissions. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering of the shares of our common stock offered by this prospectus. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase approximately the same percentage of the additional shares of our common stock as the number listed next to the underwriter's name in the preceding table bears to the total number of shares of our common stock listed next to the names of all underwriters in the preceding table.

        If the underwriters' option is exercised in full, the total price to the public would be $            , the total underwriters' discounts and commissions would be $            , the total proceeds to us would be $            and the total proceeds to the selling stockholders would be $            . We will not receive any of the proceeds from the sale of our common stock by the selling stockholders.

        The following table shows the per share and total underwriting discounts and commissions to be paid by us and the selling stockholders assuming no exercise and full exercise of the underwriters' over-allotment option to purchase 3,750,000 additional shares from the selling stockholders.

	Per Share		Total
Underwriting discounts and commissions to be paid by	No Exercise	Full Exercise	No Exercise	Full Exercise
FairPoint Communications, Inc.
Selling Stockholders	—		—

        Our estimated offering expenses, in addition to the underwriting discounts and commissions, are approximately $3.0 million, which includes legal, accounting and printing costs and various other fees associated with registration and listing of our common stock.

        The underwriters have informed us that they will not execute sales in discretionary accounts without the prior specific written approval of the customer.

        We, our executive officers and directors and substantially all of our significant stockholders have agreed that, without the prior written consent of the representatives, neither we nor they will, during the period ending 180 days after the date of this prospectus:

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  offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, or file any registration statement with the Securities and Exchange Commission relating to the offering of, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock; or

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  enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our common stock, whether any such transaction described above is to be settled by delivery of our common stock or such other securities, in cash or otherwise. Notwithstanding the foregoing, if the 180th day after the date of this prospectus occurs within 17 days following an earnings release by us, or the occurrence of material news or a material event related to us, or if we intend to issue an earnings release within 16 days following the 180th day, the 180-day period will be extended to the 18th day following such earnings release or the occurrence of the material news or material event unless such extension is waived by the representatives on behalf of the underwriters.

        The 180-day restricted period described above shall not apply to: (a) the sale of shares of our common stock to the underwriters; (b) the issuance by us of shares of our common stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date of this prospectus and described in this prospectus; (c) transactions by any person other than us relating to shares of our common stock or other securities acquired in open market transactions after the completion of this offering, provided that no filing by any party under the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of common stock or other securities acquired in such open market transactions; (d) grants by us of options to purchase shares of our common stock pursuant to employee or management stock option, incentive or other plans or arrangements described in this prospectus; (e) the issuance, offer or sale by us of shares of our common stock pursuant to employee or management stock option, incentive or other plans or arrangements described in this prospectus and the filing by us of any registration statement on Form S-8 in connection therewith; (f) transfers of shares of our common stock or any security convertible into our common stock as a bona fide gift or gifts; or (g) distributions of shares of our common stock or any security convertible into shares of our common stock to members, limited partners or stockholders of the selling stockholders; provided that in the case of any transfer or distribution pursuant to clause (f) or (g), each donee or distributee agrees in writing to be bound by the transfer restrictions described above and no filing by any party under the Exchange Act shall be required or shall be voluntarily made reporting a reduction in beneficial ownership of shares of common stock during the lock-up period. In addition, each of the selling stockholders has agreed that, without the prior written consent of the representatives on behalf of the underwriters, it will not, during the period ending 180 days after the date of this Prospectus, make any demand for or exercise any right with respect to the registration of any shares of our common stock or any security convertible into or exercisable or exchangeable for our common stock.

        The representatives of the underwriters do not have any current intention to release shares of common stock or other securities subject to the lock-up. Any determination to release any shares subject to the lock-up would be based on a number of factors at the time of any such determination, including the market price of the common stock, the liquidity of the trading market for the common stock, general market conditions, the number of shares proposed to be sold, and the timing, purpose and terms of the proposed sale.

        Our common stock has been approved for listing on the New York Stock Exchange under the trading symbol "FRP", subject to official notice of issuance.

        In connection with the listing of our common stock on the New York Stock Exchange, the underwriters will undertake to sell round lots of 100 shares or more to a minimum of 2,000 beneficial owners.

        In order to facilitate the offering of our common stock, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position in our common stock for their own account. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under the over-allotment option. The underwriters can close out a covered short sale by exercising the over-allotment option or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the over-allotment option. The underwriters may also sell shares in excess of the over-allotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are convinced that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering. In addition, in order to cover any over-allotments or to stabilize the price of our common stock, the underwriters may bid for, and purchase, shares of our common stock in the open market. Finally, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing our common stock in this offering, if the syndicate repurchases previously distributed shares of our common stock to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of our common stock above independent market levels. The underwriters are not required to engage in these activities and may end any of these activities at any time.

        Each underwriter has represented, warranted and agreed that: (a) it has not offered or sold and, prior to the expiry of a period of six months from the Closing date, will not offer or sell any shares to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 ("FSMA")) received by it in connection with the issue or sale of any shares in circumstances in which section 21(1) of the FSMA does not apply to the Issuer; and (c) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

        The shares may not be offered or sold, transferred or delivered, as part of their initial distribution or at any time thereafter, directly or indirectly, to any individual or legal entity in the Netherlands other than to individuals or legal entities who or which trade or invest in securities in the conduct of their profession or trade, which includes banks, securities intermediaries, insurance companies, pension funds, other institutional investors and commercial enterprises which, as an ancillary activity, regularly trade or invest in securities.

        The shares may not be offered or sold by means of any document other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong, and no advertisement, invitation or document relating to the shares may be issued, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

        This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation or subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the securities to the public in Singapore.

        The securities have not been and will not be registered under the Securities and Exchange Law of Japan (the Securities and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

        A prospectus in electronic format may be made available on the web sites maintained by one or more of the underwriters. The underwriters may agree to allocate a number of shares to underwriters for sale to their online brokerage account holders. The representatives will allocate shares to underwriters that may make Internet distributions on the same basis as other allocations. In addition, shares may be sold by the underwriters to securities dealers who resell to online brokerage account holders.

        We and the selling stockholders have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

Pricing of this Offering

        Prior to this offering, there has been no public market for our common stock. The initial public offering price has been determined by negotiations among us, our existing equity investors and the representatives of the underwriters. Among the factors considered in determining the initial public offering price were our future prospects and future prospects of our industry in general, our sales, earnings and other financial and operating information in recent periods, and the price-earnings ratios, market prices of securities and financial and operating information of companies engaged in activities similar to ours.

        An active trading market for our shares may not develop. It is also possible that after the offering, the shares of our common stock will not trade in the public market at or above the initial public offering price.

Relationships

        An affiliate of Deutsche Bank Securities Inc. and an affiliate of Wachovia Capital Markets, LLC each own greater than 10% of our outstanding series A preferred stock. Because of these relationships, Deutsche Bank Securities Inc. and Wachovia Capital Markets, LLC may each be deemed to have a conflict of interest under NASD Conduct Rule 2720. This offering will be conducted in accordance with such rule.

        NASD Conduct Rule 2720(c) requires that the public offering price of a security be no higher than the price recommended by a qualified independent underwriter who has participated in the preparation of the registration statement and performed its usual standard of due diligence with respect to that registration statement. The price of our common stock will be no higher than that recommended by Morgan Stanley & Co. Incorporated, who has agreed to act as the qualified independent underwriter for this offering.

        We will use the net proceeds received by us from the sale of the common stock to (a) repay all outstanding loans under our existing credit facility, (b) consummate tender offers and consent solicitations for all of our outstanding 9 1/2% notes, floating rate notes, 12 1/2% notes and 11 7/8% notes, (c) repurchase all of our series A preferred stock from the holders thereof, and (d) pay certain bank fees. As lenders under our existing credit facility, affiliates of Morgan Stanley & Co. Incorporated, Banc of America Securities LLC, Deutsche Bank Securities Inc. and Wachovia Capital Markets, LLC will receive an aggregate of approximately $35 million in repayments in respect of loans outstanding under our existing credit facility. Credit Suisse First Boston LLC holds a portion of the 12 1/2% notes and the 11 7/8% notes that are being repurchased in the tender offers and will receive a portion of the proceeds of the tender offers in connection with such repurchases. Affiliates of Deutsche Bank Securities Inc. and Wachovia Capital Markets, LLC will receive approximately $19 million and approximately $38 million, respectively, from the repurchase by us of our series A preferred stock that they currently own. Affiliates of Banc of America Securities LLC, Credit Suisse First Boston LLC and Wachovia Capital Markets, LLC currently own shares of our class C common stock that upon completion of this offering will be converted and reclassified into common stock. See "The Transactions" and "Use of Proceeds".

        Deutsche Bank Trust Company Americas will be the administrative agent for our new credit facility. Affiliates of the underwriters will be lenders and/or agents under our new credit facility. See "Description of Certain Indebtedness—New Credit Facility." Banc of America Securities LLC is the dealer manager for the tender offers and the solicitation agent for the consent solicitations. Deutsche Bank Securities Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC and Wachovia Capital Markets, LLC were initial purchasers in the March 2003 offering of the 11 7/8% notes.

        In addition, from time to time, some of the underwriters and their affiliates may continue to provide investment banking and other services to us for which they may receive customary fees.

Legal Matters

        The legality of the issuance of the shares of our common stock will be passed upon for us by Paul, Hastings, Janofsky & Walker LLP, New York, New York. Daniel G. Bergstein, a senior partner at Paul, Hastings, Janofsky & Walker LLP, is a director and significant stockholder of our company. Debevoise & Plimpton LLP, New York, New York, is acting as counsel for the underwriters. Debevoise & Plimpton LLP has in the past provided, and continues to provide, legal services to Kelso & Company and us.

Experts

        The consolidated financial statements of FairPoint Communications, Inc. and subsidiaries as of December 31, 2002 and 2003, and for each of the years in the three-year period ended December 31, 2003, have been included herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The audit report refers to the Company's adoption of SFAS No. 142, Goodwill and Other Intangible Assets, as required for goodwill and other intangible assets effective January 1, 2002 and to the Company's adoption of SFAS No. 150 Accounting for Certain Financial Instruments with Characterizations of both Liabilities and Equity effective July 1, 2003.

        The balance sheets of Orange County—Poughkeepsie Limited Partnership as of December 31, 2003 and 2002 and the related statements of operations, changes in partners' capital and cash flows for each of the three years in the period ended December 31, 2003, included in this prospectus, have been audited by Deloitte & Touche LLP, independent registered public accounting firm, as stated in their report appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The balance sheets of Illinois Valley Cellular RSA 2-I Partnership and Illinois Valley Cellular RSA 2-III Partnership as of December 31, 2002 and 2001, and the related statements of income, partners' capital, and cash flows for each of three years ended December 31, 2002, included in this prospectus have been audited by Kiesling Associates LLP, independent registered public accounting firm, as stated in their reports appearing herein.

Where You Can Find More Information

        We have filed a Registration Statement on Form S-1 with the Securities and Exchange Commission regarding this offering. This prospectus, which is part of the registration statement, does not contain all of the information included in the registration statement, and you should refer to the registration statement and its exhibits to read that information. As a result of the filing of the registration statement, we are subject to the informational reporting requirements of the Exchange Act of 1934 and, under that Act, we will file reports and proxy statements with, and furnish other information to, the Securities and Exchange Commission. As required by the terms of the indentures governing our 9 1/2% notes, floating rate notes, 12 1/2% notes and 11 7/8% notes, we have filed these reports with, and furnished this information to, the Securities and Exchange Commission. You may read and copy the registration statement, the related exhibits and the reports, proxy statements and other information we file with or furnish to the Securities and Exchange Commission at the Securities and Exchange Commission's public reference facilities maintained by the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the Securities and Exchange Commission. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file with the Securities and Exchange Commission. The site's Internet address is www.sec.gov.

        You may also request a copy of these filings, at no cost, by writing or telephoning us at:

FairPoint Communications, Inc.
521 East Morehead Street
Suite 250
Charlotte, NC 28202
(704) 344-8150
Attention: Secretary

Audited financial statements for FairPoint Communications, Inc. and subsidiaries as of December 31, 2002 and 2003 and for the years ended December 31, 2001, 2002 and 2003 and unaudited financial statements for FairPoint Communications, Inc. and subsidiaries as of September 30, 2004 and for the nine-month periods ended September 30, 2003 and 2004	F-2
Audited financial statements for Orange County-Poughkeepsie Limited Partnership as of December 31, 2003 and 2002 and for the years ended December 31, 2003, 2002 and 2001	F-48
Audited financial statement for the Illinois Valley Cellular RSA-2-I Partnership for the years ended December 31, 2002 and 2001	F-63
Unaudited financial statements for the Illinois Valley Cellular RSA 2-I Partnership for the six months ended June 30, 2003	F-77
Audited financial statements for the Illinois Valley Cellular RSA 2-III Partnership for the years ended December 31, 2002 and 2001	F-80
Unaudited financial statements for the Illinois Valley Cellular RSA 2-III Partnership for the six months ended June 30, 2003	F-95

FAIRPOINT COMMUNICATIONS, INC.

Financial Statements

As of December 31, 2002 and 2003 and September 30, 2004 (unaudited)
For the Years Ended December 31, 2001, 2002 and 2003
and the nine-month periods ended September 30, 2003 and 2004 (unaudited)

Page
FairPoint Communications, Inc. and Subsidiaries:
Report of Independent Registered Public Accounting Firm	F-4
Consolidated Financial Statements for the Years Ended December 31, 2001, 2002 and 2003 and the nine months ended September 30, 2003 and 2004 (unaudited):
Consolidated Balance Sheets as of December 31, 2002 and 2003 and September 30, 2004 (unaudited)	F-5
Consolidated Statements of Operations for the Years Ended December 31, 2001, 2002, and 2003 and the nine-month periods ended September 30, 2003 and 2004 (unaudited)	F-7
Consolidated Statements of Stockholders' Equity (Deficit) for the Years Ended December 31, 2001, 2002, and 2003 and the nine-month period ended September 30, 2004 (unaudited)	F-8
Consolidated Statements of Comprehensive Income (Loss) for the Years Ended December 31, 2001, 2002, and 2003 and the nine-month periods ended September 30, 2003 and 2004 (unaudited)	F-9
Consolidated Statements of Cash Flows for the Years Ended December 31, 2001, 2002, and 2003 and the nine-month periods ended September 30, 2003 and 2004 (unaudited)	F-10
Notes to Consolidated Financial Statements for the Years Ended December 31, 2001, 2002, and 2003 and the nine-month periods ended September 30, 2003 and 2004 (unaudited)	F-12

Report of Independent Registered Public Accounting Firm

When the transactions referred to in Note 19 of the Notes to Consolidated Financial Statements have been consummated, we will be in a position to render the following report.

/s/ KPMG LLP

The Board of Directors
FairPoint Communications, Inc.:

        We have audited the accompanying consolidated balance sheets of FairPoint Communications, Inc. and subsidiaries (the Company) as of December 31, 2002 and 2003, and the related consolidated statements of operations, stockholders' equity (deficit), comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2003. These consolidated financial statements are the responsibility of FairPoint Communications, Inc.'s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2002 and 2003, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

        As described in note 1 to the consolidated financial statements, the Company adopted the provisions of SFAS No. 142, Goodwill and Other Intangible Assets, as required for goodwill and intangible assets effective January 1, 2002.

        As described in notes 1 and 7 to the consolidated financial statements, the Company adopted the provisions of SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, effective July 1, 2003.

Omaha, Nebraska
March 12, 2004, except as to
Note 19, which is as of
                        , 2005

FAIRPOINT COMMUNICATIONS, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

December 31, 2002 and 2003 and September 30, 2004

(Amounts in thousands, except per share data)

	December 31,		September 30,
	2002	2003	2004
			(unaudited)
Assets
Current assets:
Cash	$5,394	5,603	6,413
Accounts receivable, net	25,024	28,845	30,675
Materials and supplies	3,355	4,139	4,485
Prepaid and other	1,548	1,517	1,971
Notes receivable—related party	—	—	1,000
Income tax recoverable	—	—	182
Investments available-for-sale	560	1,889	—
Assets of discontinued operations	806	105	105
Assets held for sale	16,647	—	—

Total current assets	53,334	42,098	44,831

Property, plant, and equipment, net	271,690	266,706	253,704

Other assets:
Goodwill, net of accumulated amortization	443,781	468,845	468,814
Investments	43,627	41,792	37,942
Debt issue costs, net of accumulated amortization	15,157	21,614	24,578
Notes receivable—related party	—	1,000	—
Covenants not to compete, net of accumulated amortization	806	151	54
Other	858	862	994

Total other assets	504,229	534,264	532,382

Total assets	$829,253	843,068	830,917

Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable	$20,664	14,671	12,834
Other accrued liabilities	18,797	13,116	13,826
Accrued interest payable	10,501	16,739	18,981
Current portion of long-term debt	5,704	21,982	28,337
Accrued property taxes	2,192	1,968	2,701
Current portion of obligation for covenants not to compete	536	145	99
Demand notes payable	427	407	387
Income taxes payable	219	70	—
Liabilities of discontinued operations	5,065	4,461	3,887
Liabilities held for sale	639	—	—

Total current liabilities	64,744	73,559	81,052

Long-term liabilities:
Long-term debt, net of current portion	798,486	803,578	785,139
Preferred shares subject to mandatory redemption	—	96,699	111,519
Other liabilities	13,070	12,278	12,342
Liabilities of discontinued operations	5,265	2,571	1,773
Obligation for covenants not to compete, net of current portion	245	100	—
Unamortized investment tax credits	134	85	56

Total long-term liabilities	817,200	915,311	910,829

Minority interest	16	15	12
Common stock subject to put options, 45 shares at December 31, 2002 and 31 shares at December 31, 2003 and 16 shares at September 30, 2004	3,136	2,136	1,136
Redeemable preferred stock, Series A nonvoting, nonconvertible, par value $0.01 per share. Authorized 1,000 shares; issued and outstanding 105 shares; redemption value of $104,779	90,307	—	—
Commitments and contingencies
Stockholders' deficit:
Common stock:
Class A voting, par value $0.01 per share. Authorized 44,757 shares; issued and outstanding 8,643 shares at December 31, 2002 and 2003 and September 30, 2004	86	86	86
Class B nonvoting, convertible, par value $0.01 per share. Authorized 28,423 shares	—	—	—
Class C nonvoting, convertible, par value $0.01 per share. Authorized 2,615 shares; issued and outstanding 809 shares at December 31, 2002 and 2003 and September 30, 2004	8	8	8
Additional paid-in capital	207,347	198,470	198,603
Accumulated other comprehensive income (loss)	(1,132)	1,366	—
Accumulated deficit	(352,459)	(347,883)	(360,809)

Total stockholders' deficit	(146,150)	(147,953)	(162,112)

Total liabilities and stockholders' deficit	$829,253	843,068	830,917

See accompanying notes to consolidated financial statements.

FAIRPOINT COMMUNICATIONS, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

Years ended December 31, 2001, 2002, and 2003

and Nine-month periods ended September 30, 2003 and 2004

(Dollars in thousands)

	December 31,			September 30,
	2001	2002	2003	2003	2004
				(unaudited)
Revenues	$230,176	230,819	231,432	171,663	188,838

Operating expenses:
Operating expenses, excluding depreciation and amortization and stock-based compensation	115,763	110,265	111,188	81,624	96,355
Depreciation and amortization	55,081	46,310	48,089	36,181	36,876
Stock-based compensation	1,337	924	15	—	133

Total operating expenses	172,181	157,499	159,292	117,805	133,364

Income from operations	57,995	73,320	72,140	53,858	55,474

Other income (expense):
Net gain (loss) on sale of investments and other assets	(648)	34	608	595	(240)
Interest and dividend income	1,998	1,898	1,792	1,264	1,330
Interest expense	(76,314)	(69,520)	(90,224)	(64,640)	(77,698)
Impairment on investments	—	(12,568)	—	—	—
Equity in net earnings of investees	4,930	7,798	10,092	7,235	7,929
Realized and unrealized losses on interest rate swaps	(12,873)	(9,577)	(1,387)	(1,211)	(112)
Other nonoperating, net	(77)	441	(1,505)	(1,503)	—

Total other expense	(82,984)	(81,494)	(80,624)	(58,260)	(68,791)

Loss from continuing operations before income taxes	(24,989)	(8,174)	(8,484)	(4,402)	(13,317)
Income tax benefit (expense)	(431)	(518)	236	(250)	(279)
Minority interest in income of subsidiaries	(2)	(2)	(2)	(1)	(1)

Loss from continuing operations	(25,422)	(8,694)	(8,250)	(4,653)	(13,597)

Discontinued operations:
Income (loss) from discontinued operations	(90,894)	2,433	1,929	1,929	671
Income (loss) on disposal of assets of discontinued operations	(95,284)	19,500	7,992	7,797	—

Income (loss) from discontinued operations	(186,178)	21,933	9,921	9,726	671

Net income (loss)	(211,600)	13,239	1,671	5,073	(12,926)
Redeemable preferred stock dividends and accretion	—	(11,918)	(8,892)	(8,892)	—
Gain on repurchase of redeemable preferred stock	—	—	2,905	2,905	—

Net income (loss) attributed to common shareholders	$(211,600)	1,321	(4,316)	(914)	(12,926)

Weighted average shares outstanding:
Basic	9,499	9,498	9,483	9,483	9,468

Diluted	9,499	9,498	9,483	9,483	9,468

Basic and diluted loss from continuing operations per share	$(2.68)	(2.17)	(1.50)	(1.12)	(1.44)

Basic and diluted earnings (loss) from discontinued operations per share	$(19.60)	2.31	1.04	1.02	0.07

Basic and diluted earnings (loss) per share	$(22.28)	0.14	(0.46)	(0.10)	(1.37)

See accompanying notes to consolidated financial statements.

FAIRPOINT COMMUNICATIONS, INC. AND SUBSIDIARIES

Consolidated Statements of Stockholders' Equity (Deficit)

Years ended December 31, 2001, 2002, and 2003

and Nine-month period ended September 30, 2004

(Amounts in thousands)

	Class A Common		Class B Common		Class C Common
									Accumulated other comprehensive income (loss)		Total stockholders' equity (deficit)
							Additional paid-in capital	Unearned compensation		Accumulated deficit
	Shares	Amount	Shares	Amount	Shares	Amount
Balance at December 31, 2000	8,627	$86	—	$—	809	$8	227,649	(9,707)	440	(154,098)	64,378
Net loss	—	—	—	—	—	—	—	—	—	(211,600)	(211,600)
Compensation expense for stock-based awards	—	—	—	—	—	—	1,337	(1,138)	—	—	199
Forfeit of unvested stock options	—	—	—	—	—	—	(10,845)	10,845	—	—	—
Other comprehensive loss from available-for-sale securities	—	—	—	—	—	—	—	—	(118)	—	(118)
Exercise of stock options	17	—	—	—	—	—	300	—	—	—	300
Other comprehensive loss from cash flow hedges	—	—	—	—	—	—	—	—	(2,569)	—	(2,569)
Repurchase and cancellation of shares of common stock	(1)	—	—	—	—	—	(100)	—	—	—	(100)

Balance at December 31, 2001	8,643	86	—	—	809	8	218,341	—	(2,247)	(365,698)	(149,510)
Net income	—	—	—	—	—	—	—	—	—	13,239	13,239
Compensation expense for stock-based awards	—	—	—	—	—	—	924	—	—	—	924
Other comprehensive loss from available-for-sale securities	—	—	—	—	—	—	—	—	(322)	—	(322)
Other comprehensive income from cash flow hedges	—	—	—	—	—	—	—	—	1,437	—	1,437
Preferred stock accretion	—	—	—	—	—	—	(1,000)	—	—	—	(1,000)
Preferred stock dividends	—	—	—	—	—	—	(10,918)	—	—	—	(10,918)

Balance at December 31, 2002	8,643	86	—	—	809	8	207,347	—	(1,132)	(352,459)	(146,150)
Net income	—	—	—	—	—	—	—	—	—	1,671	1,671
Compensation expense for stock-based awards	—	—	—	—	—	—	15	—	—	—	15
Other comprehensive income from available-for-sale securities	—	—	—	—	—	—	—	—	1,469	—	1,469
Other comprehensive income from cash flow hedges	—	—	—	—	—	—	—	—	1,029	—	1,029
Repurchase redeemable preferred stock	—	—	—	—	—	—	—	—	—	2,905	2,905
Preferred stock accretion	—	—	—	—	—	—	(729)	—	—	—	(729)
Preferred stock dividends	—	—	—	—	—	—	(8,163)	—	—	—	(8,163)

Balance at December 31, 2003	8,643	86	—	—	809	8	198,470	—	1,366	(347,883)	(147,953)
Net loss (unaudited)	—	—	—	—	—	—	—	—	—	(12,926)	(12,926)
Compensation expense for stock-based awards (unaudited)	—	—	—	—	—	—	133	—	—	—	133
Other comprehensive loss from available-for-sale securities (unaudited)	—	—	—	—	—	—	—	—	(1,469)	—	(1,469)
Other comprehensive income from cash flow hedges (unaudited)	—	—	—	—	—	—	—	—	103	—	103

Balance at September 30, 2004 (unaudited)	8,643	$86	—	$—	809	$8	198,603	—	—	(360,809)	(162,112)

See accompanying notes to consolidated financial statements.

FAIRPOINT COMMUNICATIONS, INC. AND SUBSIDIARIES

Consolidated Statements of Comprehensive Income (Loss)

Years ended December 31, 2001 2002, and 2003

and Nine-month Periods ended September 30, 2003 and 2004

(Dollars in thousands)

	December 31,						September 30,
	2001		2002		2003		2003		2004
							(unaudited)
Net income (loss)		$(211,600)		13,239		1,671		5,073		(12,926)
Other comprehensive income (loss):
Available-for-sale securities:
Unrealized holding gains (losses)	$833		(8,491)		1,618		289		(1,255)
Less reclassification adjustment for gain realized in net income (loss)	(951)		(7)		(149)		(114)		(214)
Reclassification for other than temporary loss included in net income	—	(118)	8,176	(322)	—	1,469	—	175	—	(1,469)

Cash flow hedges:
Cumulative effect of a change in accounting principle	(4,664)		—		—		—		—
Reclassification adjustment	2,095	(2,569)	1,437	1,437	1,029	1,029	852	852	103	103

Other comprehensive income (loss)		(2,687)		1,115		2,498		1,027		(1,366)

Comprehensive income (loss)		$(214,287)		14,354		4,169		6,100		(14,292)

See accompanying notes to consolidated financial statements.

FAIRPOINT COMMUNICATIONS, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

Years ended December 31, 2001, 2002, and 2003
and Nine-months ended September 30, 2003 and 2004

(Dollars in thousands)

	December 31,			September 30,
	2001	2002	2003	2003	2004
				(unaudited)
Cash flows from operating activities:
Net income (loss)	$(211,600)	13,239	1,671	5,073	(12,926)

Adjustments to reconcile net income (loss) to net cash provided by operating activities of continuing operations:
(Income) loss from discontinued operations	186,178	(21,933)	(9,921)	(9,726)	(671)
Dividends and accretion on shares subject to mandatory redemption	—	—	9,049	4,440	14,820
Depreciation and amortization	55,081	46,310	48,089	36,181	36,876
Amortization of debt issue costs	4,018	3,664	4,171	3,118	3,452
Provision for uncollectible revenue	1,035	2,997	1,028	926	1,310
Income from equity method investments	(4,930)	(7,798)	(10,092)	(7,235)	(7,929)
Deferred patronage dividends	(394)	(253)	(233)	(174)	(44)
Minority interest in income of subsidiaries	2	2	2	1	1
Loss on early retirement of debt	—	—	1,503	1,503	—
Net loss (gain) on sale of investments and other assets	648	(34)	(608)	(595)	240
Impairment on investments	—	12,568	—	—	—
Amortization of investment tax credits	(138)	(85)	(37)	(28)	(20)
Stock-based compensation	1,337	924	15	—	133
Change in fair value of interest rate swaps and reclassification of transition adjustment recorded in comprehensive income (loss)	8,134	(698)	(6,664)	(5,724)	(772)
Changes in assets and liabilities arising from continuing operations, net of acquisitions:
Accounts receivable	707	2,534	(3,801)	(2,902)	(3,131)
Prepaid and other assets	(939)	1,266	(771)	(2,068)	(796)
Accounts payable	(175)	900	(7,185)	(6,679)	(2,676)
Accrued interest payable	233	506	7,786	11,502	2,356
Other accrued liabilities	(4,009)	1,640	418	3,264	2,712
Income taxes	306	379	(149)	(6,760)	(254)
Other assets/liabilities	223	(496)	(1,437)	(459)	177

Total adjustments	247,317	42,393	31,163	18,585	45,784

Net cash provided by operating activities of continuing operations	35,717	55,632	32,834	23,658	32,858

Cash flows from investing activities of continuing operations:
Acquisition of telephone properties, net of cash acquired	(18,862)	—	(33,114)	(1,795)	45
Acquisition of property, plant, and equipment	(43,175)	(38,803)	(33,595)	(19,613)	(24,392)
Proceeds from sale of property, plant, and equipment	131	377	377	343	436
Distributions from investments	5,013	9,018	10,775	8,650	11,810
Payment on covenants not to compete	(945)	(805)	(536)	(491)	(145)
Acquisition of investments	(652)	(493)	(17)	(17)	—
Proceeds from sale of investments and other assets	1,329	448	2,100	1,763	167

Net cash used in investing activities of continuing operations	(57,161)	(30,258)	(54,010)	(11,160)	(12,079)

Cash flows from financing activities of continuing operations:
Proceeds from issuance of long-term debt	316,215	129,080	317,680	295,180	137,660
Repayment of long-term debt	(211,973)	(140,560)	(294,414)	(285,579)	(149,881)
Repurchase of shares of common stock subject to put options	(975)	(1,000)	(1,000)	(1,000)	(1,000)
Repurchase of redeemable preferred stock	—	—	(8,645)	(8,645)	—
Loan origination and offering costs	(2,322)	(63)	(15,593)	(15,077)	(5,631)
Dividends paid to minority stockholders	—	(3)	(4)	(2)	(4)
Proceeds from exercise of stock options	300	—	—	—	—
Repayment of capital lease obligation	(11)	—	—	—	—

Net cash provided by (used in) financing activities of continuing operations	101,234	(12,546)	(1,976)	(15,123)	(18,856)

Net cash contributed (from) to continuing operations (to) from discontinued operations	(80,862)	(10,353)	23,361	30,313	(1,113)

Net increase (decrease) in cash	(1,072)	2,475	209	27,688	810
Cash, beginning of year	3,991	2,919	5,394	5,394	5,603

Cash, end of year	$2,919	5,394	5,603	33,082	6,413

Supplemental disclosures of cash flow information:
Interest paid	$91,807	76,611	77,351	53,778	58,116

Income taxes paid, net of refunds	$111	252	701	232	496

Supplemental disclosures of noncash financing activities:
Redeemable preferred stock issued in connection with long-term debt settlement	$—	93,861	—	—	—

Long-term debt forgiveness in connection with Carrier Services' debt settlement	$—	2,000	—	—	—

Redeemable preferred stock dividends paid in-kind	$—	10,918	8,163	8,163	—

Gain on repurchase of redemmable preferred stock	$—	—	2,905	2,905	—

Accretion of redeemable preferred stock	$—	1,000	729	729	—

Long-term debt issued in connection with Carrier Services' interest rate swap settlement	$—	3,003	—	—	—

Long-term debt issued in connection with Carrier Services' Tranche B interest payment	$—	887	1,548	1,188	115

See accompanying notes to consolidated financial statements.

FAIRPOINT COMMUNICATIONS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(1)   Organization and Summary of Significant Accounting Policies

  (a) Organization

        FairPoint Communications, Inc. (FairPoint) provides management services to its wholly owned subsidiaries: ST Enterprises, Ltd. (STE); MJD Ventures, Inc. (Ventures); MJD Services Corp. (Services); FairPoint Carrier Services, Inc. (Carrier Services) (formerly known as FairPoint Communications Solutions Corp.); FairPoint Broadband, Inc. (Broadband); and MJD Capital Corp. STE, Ventures, and Services also provide management services to their wholly owned subsidiaries.

        Collectively, the wholly owned subsidiaries of STE, Ventures, and Services primarily provide telephone local exchange services in various states. Operations also include resale of long distance services, internet services, cable services, equipment sales, and installation and repair services. MJD Capital Corp. leases equipment to other subsidiaries of FairPoint. Carrier Services provides wholesale long distance services. Broadband provides wireless broadband services and wholesale data products.

        STE's wholly owned subsidiaries include Sunflower Telephone Company, Inc. (Sunflower); Northland Telephone Company of Maine, Inc. and Northland Telephone Company of Vermont (Collectively, the Northland Companies); and ST Long Distance, Inc. (ST Long Distance). Ventures' wholly owned subsidiaries include Sidney Telephone Company (Sidney); C-R Communications, Inc. (C-R); Taconic Telephone Corp. (Taconic); Ellensburg Telephone Company (Ellensburg); Chouteau Telephone Company (Chouteau); Utilities, Inc. (Utilities); Chautauqua and Erie Telephone Corporation (C&E); The Columbus Grove Telephone Company (Columbus Grove); The Orwell Telephone Company (Orwell); GTC Communications, Inc. (GT Com); Peoples Mutual Telephone Company (Peoples); Fremont Telcom Co. (Fremont); Fretel Communications, LLC (Fretel); Comerco, Inc. (Comerco); Marianna and Scenery Hill Telephone Company (Marianna); Community Service Telephone Co. (CST); and Commtel Communications Inc. (Commtel). Services' wholly owned subsidiaries include Bluestem Telephone Company (Bluestem); Big Sandy Telecom, Inc. (Big Sandy); Columbine Telecom Company (Columbine); Odin Telephone Exchange, Inc. (Odin); Ravenswood Communications, Inc. (Ravenswood); and Yates City Telephone Company (Yates).

  (b) Principles of Consolidation and Basis of Presentation

        The consolidated financial statements include the accounts of FairPoint and its subsidiaries (the Company). All intercompany transactions and accounts have been eliminated in consolidation.

        On November 7, 2001, the Company announced Carrier Services' plan to sell certain of its assets and to discontinue competitive communications operations. As a result of the adoption of this plan, the financial results have been reclassified in the accompanying consolidated financial statements to present these operations as discontinued (see note 12).

        On September 30, 2003, the Company completed the sale of all of the capital stock owned by Services of Kadoka Telephone Co., Union Telephone Company of Hartford, Armour Independent Telephone Co. and WMW Cable TV Co. As a result of this sale, the financial results have been reclassified in the accompanying consolidated financial statements to present these operations as discontinued and the assets and liabilities of these operations were reclassified as held for sale at December 31, 2002 (see note 2). This divestiture is referred to herein as the South Dakota Divestiture.

        The Company's telephone subsidiaries follow the accounting for regulated enterprises prescribed by Statement of Financial Accounting Standards (SFAS) No. 71, Accounting for the Effects of Certain Types of Regulation (SFAS No. 71). This accounting recognizes the economic effects of rate regulation by recording costs and a return on investment; as such amounts are recovered through rates authorized by regulatory authorities. Accordingly, SFAS No. 71 requires the Company's telephone subsidiaries to depreciate telephone plant over useful lives that would otherwise be determined by management. SFAS No. 71 also requires deferral of certain costs and obligations based upon approvals received from regulators to permit recovery of such amounts in future years. The Company's telephone subsidiaries periodically review the applicability of SFAS No. 71 based on the developments in their current regulatory and competitive environments.

  (c) Interim Financial Information (unaudited)

        In the opinion of our management, the accompanying interim financial information and related disclosures as of September 30, 2004 and for the nine-month periods ended September 30, 2003 and 2004, all of which are unaudited, reflect all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of results of operations, financial position, and cash flows. The results of operations for the interim periods are not necessarily indicative of the results of operations which might be expected for the entire year.

  (d) Use of Estimates

        The Company's management has made a number of estimates and assumptions relating to the reporting of assets and liabilities, the reported amounts of revenues and expenses, and the disclosure of contingent assets and liabilities to prepare these consolidated financial statements in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

  (e) Revenue Recognition

        Revenues are recognized as services are rendered and are primarily derived from the usage of the Company's networks and facilities or under revenue sharing arrangements with other communications carriers. Revenues are primarily derived from: access, pooling, long distance services, internet and data services, and other miscellaneous services. Local access charges are billed to local end users under tariffs approved by each state's Public Utilities Commission. Access revenues are derived for the intrastate jurisdiction by billing access charges to interexchange carriers and to regional Bell operating companies. These charges are billed based on toll or access tariffs approved by the local state's Public Utilities Commission. Access charges for the interstate jurisdiction are billed in accordance with tariffs filed by the National Exchange Carrier Association (NECA) or by the individual company and approved by the Federal Communications Commission.

        Revenues are determined on a bill and keep basis or a pooling basis. If on a bill and keep basis, the Company bills the charges to either the access provider or the end user and keeps the revenue. If the Company participates in a pooling environment (interstate or intrastate), the toll or access billed are contributed to a revenue pool. The revenue is then distributed to individual companies based on their company-specific revenue requirement. This distribution is based on individual state Public Utilities Commission (intrastate) or Federal Communications Commission's (interstate) approved separation rules and rates of return. Distribution from these pools can change relative to changes made to expenses, plant investment, or rate of return. Some companies participate in federal and certain state universal service programs that are pooling in nature but are regulated by rules separate from those described above. These rules vary by state.

        Long distance retail and wholesale services are usage sensitive and are billed in arrears and recognized when earned. Internet and data services revenues are substantially all recurring revenues and billed are one month in advance and deferred until earned. The majority of the Company's miscellaneous revenue is provided from billing and collection and directory services. The Company earns revenue from billing and collecting charges for toll calls on behalf of interexchange carriers. The interexchange carrier pays a certain rate per each message billed by the Company. The Company recognizes revenue from billing and collection services when the services are provided. The Company recognizes directory services revenue over the subscription period of the corresponding directory. Billing and collection is normally billed under contract or tariff supervision. Directory services are normally billed under contract.

  (f) Accounts Receivable

        Accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company's best estimate of the amount of probable credit losses in the Company's existing accounts receivable. The Company establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends, and other information. Receivable balances are reviewed on an aged basis and account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

        The following is activity in the Company's allowance for doubtful accounts receivable for the years ended December 31 (dollars in thousands):

	2001	2002	2003
Balance, beginning of period	$1,434	1,355	1,235
Additions due to acquisitions	4	—	202
Provision charged to expense	1,035	2,997	292
Amounts written off, net of recoveries	(1,118)	(3,117)	(701)

Balance, end of period	$1,355	1,235	1,028

  (g) Credit Risk

        Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash and trade receivables. The Company places its cash with high-quality financial institutions. Concentrations of credit risk with respect to trade receivables are principally related to receivables from other interexchange carriers and are otherwise limited to the Company's large number of customers in several states.

        The Company is also exposed to credit losses in the event of nonperformance by the counterparties to its interest rate swap agreements. The Company anticipates, however, that the counter parties will be able to fully satisfy their obligations under the contracts.

  (h) Investments

        Investments consist of stock in CoBank, ACB (CoBank), Rural Telephone Bank (RTB), the Rural Telephone Finance Cooperative (RTFC), Choice One Communications Inc. (Choice One), various cellular companies and partnerships and other minority equity investments, and Non-Qualified Deferred Compensation Plan assets. The stock in CoBank, RTB, and the RTFC is nonmarketable and stated at cost. For investments in partnerships, the equity method of accounting is used.

        The investment in Choice One stock is a marketable security classified as available for sale. Non-Qualified Deferred Compensation Plan assets are classified as trading. The Company uses fair value reporting for marketable investments in debt and equity securities classified as either available-for-sale or trading. For available-for-sale securities, the unrealized holding gains and losses, net of the related tax effect, are excluded from earnings and are reported as a separate component of comprehensive income until realized. Unrealized holding gains and losses on trading securities are included in other income.

        To determine if an impairment of an investment exists, the Company monitors and evaluates the financial performance of the business in which it invests and compares the carrying value of the investee to quoted market prices (if available), or the fair values of similar investments, which in certain instances, is based on traditional valuation models utilizing multiples of cash flows. When circumstances indicate that a decline in the fair value of the investment has occurred and the decline is other than temporary, the Company records the decline in value as a realized impairment loss and a reduction in the cost of the investment.

        The Company currently receives patronage dividends from its investments in businesses organized as cooperatives for Federal income tax purposes (CoBank and RTFC stock). Patronage dividends represent cash distributions of the cooperative's earnings and notices of allocations of earnings to the Company. Deferred and uncollected patronage dividends are included as part of the basis of the investment until collected. The RTB investment pays dividends annually at the discretion of its board of directors.

  (i) Property, Plant, and Equipment

        Property, plant, and equipment are carried at cost. Repairs and maintenance are charged to expense as incurred and major renewals and improvements are capitalized. For traditional telephone companies, the original cost of depreciable property retired, together with removal cost, less any salvage realized, is charged to accumulated depreciation. For all other companies, the original cost and accumulated depreciation are removed from the accounts and any gain or loss is included in the results of operations. Depreciation is determined using the straight-line method for financial reporting purposes.

  (j) Debt Issue Costs

        Debt issue costs are being amortized over the life of the related debt, ranging from 3 to 10 years. During 2003, $5.0 million in net book value of debt issue costs were written off in association with refinancing activity classified as other nonoperating expense in the statements of operations. Accumulated amortization of loan origination costs from continuing operations was $13.0 million and $10.3 million at December 31, 2002 and 2003, respectively, and $13.7 million at September 30, 2004 (unaudited).

  (k) Goodwill and Other Intangible Assets

        Goodwill consists of the difference between the purchase price incurred in acquisitions using the purchase method of accounting and the fair value of net assets acquired.

        In accordance with SFAS No. 142, Goodwill and Other Intangible Assets, which the Company adopted effective January 1, 2002, goodwill is no longer amortized, but instead is assessed for impairment at least annually. During this assessment, management relies on a number of factors, including operating results, business plans, and anticipated future cash flows. In fiscal year 2001, goodwill was amortized using the straight-line method over an estimated useful life of 40 years. Accumulated amortization of goodwill at December 31, 2002 and 2003 and September 30, 2004 (unaudited) is $33.7 million.

  (l) Impairment of Long-lived Assets

        Long-lived assets, such as property, plant, and equipment, and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell, and depreciation ceases.

        Goodwill and intangible assets not subject to amortization are tested annually for impairment following the adoption of SFAS No. 142. Prior to the adoption of SFAS No. 142, the Company evaluated the recoverability of goodwill pursuant to Accounting Principles Board Opinion No. 17, Intangible Assets, and used estimates of future cash flows in periodically evaluating goodwill for impairment. An impairment loss is recognized to the extent that the carrying amount exceeds the asset's estimated fair value.

  (m) Income Taxes

        Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

        FairPoint files a consolidated income tax return with its subsidiaries. FairPoint has a tax sharing agreement in which all of its subsidiaries are participants. All intercompany tax transactions and accounts have been eliminated in consolidation.

  (n) Interest Rate Swap Agreements

        The Company assesses interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities. The Company maintains risk management control systems to monitor interest rate cash flow risk attributable to both the Company's outstanding or forecasted debt obligations. The risk management control systems involve the use of analytical techniques, including cash flow sensitivity analysis, to estimate the expected impact of changes in interest rates on the Company's future cash flows.

        The Company uses variable and fixed-rate debt to finance its operations, capital expenditures, and acquisitions. The variable-rate debt obligations expose the Company to variability in interest payments due to changes in interest rates. The Company believes it is prudent to limit the variability of a portion of its interest payments. To meet this objective, the Company enters into interest rate swap agreements to manage fluctuations in cash flows resulting from interest rate risk. These swaps change the variable-rate cash flow exposure on the debt obligations to fixed cash flows. Under the terms of the interest rate swaps, the Company receives variable interest rate payments and makes fixed interest rate payments, thereby creating the equivalent of fixed-rate debt. As of December 31, 2003, the Company had two interest rate swap agreements with a combined notional amount of $50.0 million and expiration dates of May 2004.

        In June 1998, the Financial Accounting Standards Board (FASB) issued SFAS No. 133, Accounting for Derivative Instruments and Certain Hedging Activities (SFAS No. 133). In June 2000, the FASB issued SFAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities, an Amendment to SFAS No. 133 (SFAS No. 138). SFAS No. 133 and SFAS No. 138 require that all derivative instruments be recorded on the balance sheet at their respective fair values. The Company adopted SFAS No. 133 and SFAS No. 138 on January 1, 2001. In accordance with the transition provisions of SFAS No. 133, the Company recorded a cumulative-effect-type loss adjustment (the "transition adjustment") of $(4.7) million in other comprehensive income (loss) to recognize at fair value all interest rate swap agreements. The fair value of the Company's interest rate swap agreements is determined from valuations received from financial institutions. The fair value indicates an estimated amount the Company would pay if the contracts were cancelled or transferred to other parties. At December 31, 2003, the Company expects to reclassify to nonoperating income (expense) during the next 12 months $0.1 million from the transition adjustment that was recorded in other comprehensive income (loss).

        Effective January 1, 2001, the Company discontinued hedge accounting prospectively on its existing interest rate swap agreements because the agreements do not qualify as accounting hedges under SFAS No. 133. As of December 31, 2002 and 2003, the fair value of all outstanding interest rate swap agreements used in continuing operations was $8.6 million and $0.9 million, respectively.

        On May 1, 2001, the Company entered into an interest swap with a notional amount of $25 million that was being accounted for as a cash flow hedge under the provisions of SFAS No. 133. The effective portion of the loss on this interest rate swap ($0.6 million) was being recorded in other comprehensive income (loss) through the third quarter of 2001. In association with the discontinued operations of the competitive communications business at Carrier Services and the bank negotiations in relation to Carrier Services' Credit Facility, as of December 31, 2001, the Company discontinued hedge accounting on this swap. As of December 31, 2001, the fair value of this interest rate swap was $0.6 million, and was recorded in the statements of operations as a charge to discontinued operations. In addition, the Company reclassified $0.6 million from other comprehensive income (loss) to discontinued operations from the translation adjustment recorded on January 1, 2001 for the other remaining interest rate swap (notional amount of $50 million) used by the Company for Carrier Services' Credit Facility. The fair market value of this swap was $2.6 million at December 31, 2001. At December 31, 2001, these interest rate swaps were classified as current liabilities of discontinued operations on the consolidated balance sheet at their respective fair values. These interest rate swaps were settled in May 2002 in conjunction with the restructuring of Carrier Services' Credit Facility.

        Amounts receivable or payable under interest rate swap agreements are accrued at each balance sheet date and included as adjustments to realized and unrealized gains (losses) on interest rate swaps.

        The following is a summary of amounts included in realized and unrealized gains (losses) on interest rate swaps (dollars in thousands):

	December 31,			September 30,
	2001	2002	2003	2003	2004
				(unaudited)
Change in fair value of interest rate swaps	$(6,896)	2,135	7,693	6,576	874
Reclassification of transition adjustment included in other comprehensive income (loss)	(1,238)	(1,437)	(1,029)	(852)	(103)
Realized losses	(4,739)	(10,275)	(8,051)	(6,935)	(883)

Total	$(12,873)	(9,577)	(1,387)	(1,211)	(112)

  (o) Stock Appreciation Rights

        Stock appreciation rights have been granted to certain members of management by principal shareholders of the Company. The Company accounts for stock appreciation rights in accordance with FASB Interpretation No. 28, Accounting for Stock Appreciation Rights and Other Variable Stock Option or Award Plans. The Company measures compensation as the amount by which the market value of the shares of the Company's stock covered by the grant exceeds the option price or value specified, by reference to a market price or otherwise, subject to any appreciation limitations under the plan and a corresponding credit to additional paid-in capital. Changes, either increases or decreases, in the market value of those shares between the date of the grant and the measurement date result in a change in the measure of compensation for the right. Valuation of stock appreciation rights is typically based on traditional valuation models utilizing multiples of cash flows, unless there is a current market value for the Company's stock.

  (p) Stock Option Plans

        At December 31, 2003, the Company has three stock-based employee compensation plans. The Company accounts for its stock option plans using the intrinsic value-based method prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB No. 25), and related interpretations. As such, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeds the exercise price. SFAS No. 123, Accounting for Stock-Based Compensation (SFAS No. 123), permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. SFAS No. 123 allows entities to continue to apply the provisions of APB No. 25 and provide pro forma net income disclosures as if the fair-value method defined in SFAS No. 123 had been applied. The Company has elected to continue to apply the intrinsic value-based method of accounting under APB No. 25 and has adopted the disclosure requirements of SFAS No. 123.

        The Company calculates stock-based compensation pursuant to the disclosure provisions of SFAS No. 123 using the straight-line method over the vesting period of the option. Had the Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, the Company's net income (loss) would have been (dollars in thousands):

				September 30,
	December 31, 2001	December 31, 2002	December 31, 2003
				2003	2004
				(unaudited)
Net income (loss), as reported	$(211,600)	13,239	1,671	5,073	(12,926)
Stock-based compensation expense included in reported net income (loss)	2,203	1,260	15	—	133
Stock-based compensation determined under fair value based method	40	(1,387)	(658)	(473)	(593)

Pro forma net income (loss)	$(209,357)	13,112	1,028	4,600	(13,386)

Basic and diluted earnings per share, as reported	$(22.28)	0.14	(0.46)	(0.10)	(1.37)

Basic and diluted earnings per share, pro forma	$(22.04)	0.13	(0.52)	(0.15)	(1.41)

        The pro forma impact on income for the year ended December 31, 2001 assumes estimated forfeitures for those employees subject to termination due to the discontinued competitive communications operations. The pro forma impact on income for the year ended December 31, 2002 assumes estimated forfeitures for an employee who retired in January 2003. The pro forma impact on income for the year ended December 31, 2003 assumes estimated forfeitures for an employee who retired in December 2003. The stock-based compensation expense does not agree to the consolidated statements of operations due to the credit adjustments related to the stock appreciation rights of $(0.9) million and $(0.3) million for the years ended December 31, 2001 and 2002, respectively. There were no adjustments to the stock appreciation rights in the year ended December 31, 2003, as the fair market value per share of the Company's common stock remained flat during the year. The pro forma effects are not representative of the effects on reported net income for future years.

  (q) Certain Financial Instruments with Characteristics of Liabilities and Equity

        The Company prospectively adopted SFAS No. 150, effective July 1, 2003. The SFAS No. 150 adoption had no impact on net income (loss) attributed to common shareholders for any of the periods presented. SFAS No. 150 requires the Company to classify as a long-term liability its Series A Preferred Stock and to reclassify dividends and accretion from the Series A Preferred Stock as interest expense. Such stock is now described as "Preferred Shares Subject to Mandatory Redemption" in the Consolidated Balance Sheet as of December 31, 2003 and dividends and accretion on these shares are now included in pre-tax income whereas previously they were presented as a reduction to equity (a dividend) and, therefore, a reduction of net income available to common shareholders.

  (r) Business Segments

        Under the provisions of SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, the Company's only separately reportable business segment is its traditional telephone operations. The Company's traditional telephone operations are conducted in rural, suburban and small urban communities in various states. The operating income of this segment is reviewed by the chief operating decision maker to assess performance and make business decisions. Due to the sale of the Company's competitive communications operations, such operations (which were previously reported as a separate segment) are classified as discontinued operations.

  (s) Earnings Per Share

        Earnings per share has been computed in accordance with SFAS No. 128, Earnings Per Share. Basic earnings per share is computed by dividing net income (loss) less dividends accrued on Series A preferred shares subject to mandatory redemption and plus discounts on the redemption of such shares by the weighted average number of common shares outstanding for the period. Except when the effect would be anti-dilutive, the diluted earnings per share calculation includes the impact of restricted stock units and shares that could be issued under outstanding stock options.

        The number of potential common shares excluded from the calculation of diluted net loss per share, prior to the application of the treasury stock method, is as follows (amounts in thousands):

	Year ended December 31,			September 30,
	2001	2002	2003	2003	2004
				(unaudited)
Contingent stock options	789	789	785	785	785
Shares excluded as effect would be anti-dilutive:
Stock options	158	395	464	374	431
Restricted stock units	—	—	27	—	27

	947	1,184	1,276	1,159	1,243

  (t) Reclassifications

        Certain amounts previously reported have been reclassified to conform to current year presentation.

(2)   Acquisitions

        On September 4, 2001, the Company acquired 100% of the capital stock of Marianna. This acquisition is not deductible for tax purposes. On September 28, 2001, the Company acquired certain assets of Illinois Consolidated Telephone Company. This acquisition is deductible for tax purposes. The aggregate purchase price for these acquisitions was $23.5 million.

        On December 1, 2003, the Company acquired 100% of the capital stock of CST and Commtel. The purchase for this acquisition was $32.6 million. The Company believes the entire amount of goodwill will be deductible for income tax purposes.

        Acquisition costs were $0.3 million and $0.3 million in 2001 and 2003, respectively. The Company's 2001 and 2003 acquisitions have been accounted for using the purchase method and, accordingly, the results of their operations have been included in the Company's consolidated financial statements from the date of acquisition. The excess of the purchase price and acquisition costs over the fair value of the net identifiable assets acquired was $14.4 million and $25.1 million and has been recognized as goodwill in 2001 and 2003, respectively.

        The allocation of the total net purchase price for the 2001 and 2003 acquisitions are shown in the table below:

	2001	2003
	(Dollars in thousands)
Current assets	$5,659	1,027
Property, plant, and equipment	4,953	8,301
Excess cost over fair value of net assets acquired	14,358	25,064
Other assets	6	—
Current liabilities	(111)	(1,182)
Other liabilities	(1,098)	(268)

Total net purchase price	$23,767	32,942

        The following unaudited pro forma information presents the combined results of operations of the Company as though the acquisitions made in each of the following years occurred at the beginning of the preceding year. These results include certain adjustments, including increased interest expense on debt related to the acquisitions, certain preacquisition transaction costs, and related income tax effects. The pro forma financial information does not necessarily reflect the results of operations if the acquisitions had been in effect at the beginning of the period or which may be attained in the future.

	Pro forma year ended December 31,
	2001	2002	2003
	(Dollars in thousands) (Unaudited)
Revenues	$233,640	$238,466	$238,663
Loss from continuing operations	(25,182)	(8,321)	(8,190)
Net income (loss)	(211,360)	13,612	1,731
Basic and diluted loss from continuing operations per share	$(2.65)	(2.13)	(1.49)
Basic and diluted earnings (loss) per share	$(22.25)	0.18	(0.45)

(3)   Goodwill and Other Intangible Assets

        Changes in the carrying amount of goodwill were as follows (dollars in thousands):

Balance, December 31, 2001 and 2002	$454,306
Disposal of South Dakota Divestiture	(10,525)

Balance, December 31, 2002, adjusted for discontinued operations	443,781
Acquisition of CST and Commtel	25,064

Balance, December 31, 2003	468,845
Acquisition adjustment of CST and Commtel (unaudited)	(31)

Balance, September 30, 2004 (unaudited)	$468,814

        In connection with the transitional goodwill impairment evaluation performed as of January 1, 2002, SFAS No. 142 required the Company to perform an assessment of whether there was an indication that goodwill was impaired as of the date of adoption. To accomplish this, the Company was required to identify its reporting units and determine the carrying value of each reporting unit by assigning the assets and liabilities, including the existing goodwill and intangible assets, to those reporting units as of January 1, 2002. The Company was required to determine the fair value of each reporting unit and compare it to the carrying amount of the reporting unit within six months of January 1, 2002. In performing the initial transitional impairment test, the Company determined that the carrying amount of its reporting unit did not exceed its estimated fair value and, therefore, the Company did not record an impairment loss upon adoption of SFAS No. 142. The Company updated its annual impairment testing of goodwill as of October 1, 2002 and 2003, and determined that no impairment loss was required to be recognized.

        As of the date of adoption of SFAS No. 142, the Company had unamortized goodwill of $443.8 million and equity method goodwill of $10.3 million. The loss from continuing operation as of

December 31, 2001, adjusted as if SFAS No. 142 had been effective as of January 1, 2001, compared to actual results for the years ended 2002 and 2003 (dollars in thousands) is as follows:

	2001	2002	2003
Reported loss from continuing operations	$(25,422)	$(8,694)	$(8,250)
Amortization of goodwill	11,680	—	—
Amortization of equity method goodwill	282	—	—

Adjusted loss from continuing operations	$(13,460)	$(8,694)	$(8,250)

Basic and diluted earnings per share:
Reported loss from continuing operations	$(2.68)	(2.17)	(1.50)
Amortization of goodwill	1.23	—	—
Amortization of equity method goodwill	0.03	—	—

Adjusted loss from continuing operations	$(1.42)	(2.17)	(1.50)

        As of the date of adoption, the Company had $1.7 million in covenants not to compete that are intangible assets subject to amortization under SFAS No. 142. The covenants not to compete are being amortized over their useful lives of three to five years. Accumulated amortization of covenants not to compete was $3.9 million and $4.6 million at December 31, 2002 and 2003, respectively. The Company recorded amortization of $0.9 million, $0.9 million, and $0.7 million for the years ended December 31, 2001, 2002, and 2003, respectively. The Company will continue to amortize the covenants over their remaining estimated useful lives and will record amortization of $0.1 million during 2004.

(4)   Property, Plant, and Equipment

        A summary of property, plant, and equipment from continuing operations is shown below:

		December 31,
	Estimated life (in years)			September 30, 2004
		2002	2003
		(Dollars in thousands)		(unaudited)
Land	—	$3,667	$3,861	3,851
Buildings and leasehold improvements	2 - 40	34,122	36,331	36,202
Telephone equipment	3 - 50	548,152	591,621	612,614
Cable equipment	3 - 20	1,456	1,568	1,634
Furniture and equipment	3 - 34	15,448	18,184	17,867
Vehicles and equipment	3 - 20	19,200	20,712	21,057
Computer software	3 - 5	2,046	2,277	2,312

Total property, plant, and equipment		624,091	674,554	695,537
Accumulated depreciation		(352,401)	(407,848)	(441,833)

Net property, plant, and equipment		$271,690	$266,706	253,704

        The telephone company composite depreciation rate for property and equipment was 7.61%, 7.62%, and 7.46% in 2001, 2002, and 2003, respectively. Depreciation expense from continuing operations for the years ended December 31, 2001, 2002, and 2003 and the nine-month periods ended September 30, 2003 and 2004 was $41.9 million, $45.3 million, $47.1 million, $35.3 million and $36.9 million, respectively (unaudited).

(5)   Investments

        The cost, unrealized holding gains and losses, and fair value of the Company's marketable equity investments classified as available-for-sale, at December 31, 2002 and 2003 and September 30, 2004 are summarized below (dollars in thousands):

	Cost	Unrealized holding gains	Unrealized holding loss	Fair value
December 31, 2002	$560	—	—	560
December 31, 2003	420	1,469	—	1,889
September 30, 2004 (unaudited)	—	—	—	—

        Proceeds from sales of available-for-sale securities were $1.1 million, $0.4 million, and $0.3 million in 2001, 2002, and 2003, respectively, and $0.3 million and $0.3 million for the nine-month periods ended September 30, 2003 and 2004 (unaudited). Gross gains of $1.0 million, approximately $7,000 and $0.1 million in 2001, 2002, and 2003, respectively, and $0.1 for the nine-month period ended September 30, 2003 (unaudited), were realized on those sales.

        The Company's noncurrent investments at December 31, 2002 and 2003 and September 30, 2004 consist of the following (dollars in thousands):

	December 31,
			September 30, 2004
	2002	2003
			(unaudited)
Investment in cellular companies and partnerships	$16,341	14,399	10,480
RTB stock	20,125	20,125	20,125
CoBank stock and unpaid deferred CoBank patronage	4,903	5,136	5,180
RTFC secured certificates and unpaid deferred RTFC patronage	534	478	419
Other nonmarketable minority equity investments and Non-Qualified Deferred Compensation Plan assets	1,724	1,654	1,738

Total investments	$43,627	41,792	37,942

        The Company records its share of the earnings or losses of the investments accounted for under the equity method on a three-month lag. The investments accounted for under the equity method and the Company's ownership percentage as of December 31, 2002 and 2003 and September 30, 2004 are summarized below:

	December 31,
			September 30, 2004
	2002	2003
			(unaudited)
Chouteau Cellular Telephone Company	33.7%	33.7%	33.7%
Illinois Valley Cellular RSA 2—I Ptnrs	13.3%	—	—
Illinois Valley Cellular RSA 2—II Ptnrs	13.3%	—	—
Illinois Valley Cellular RSA 2—III Ptnrs	13.3%	—	—
ILLINET Communications, LLC	9.1%	9.1%	9.1%
Orange County-Poughkeepsie Limited Partnership	7.5%	7.5%	7.5%
ILLINET Communications of Central IL LLC	5.2%	5.2%	5.2%
Syringa Networks, LLC	13.9%	13.9%	13.9%

        Proceeds from sales of investments accounted for under the equity method were $0.2 million and $1.8 million in 2001 and 2003, respectively. Gross gains of approximately $43,000 and $0.5 million, respectively, were realized on those sales. There were no sales of investments accounted for under the equity method during 2002 (unaudited). As discussed below, the Company disposed of certain interest in equity method investments of Illinois Valley Cellular during the period ended September 30, 2003 and for the Chouteau Cellular Telephone Company during the period ended September 30, 2004.

        Chouteau Cellular Telephone Company (a limited partnership in which the Company holds a 1.0% general partner interest and a 32.67% limited partner interest) (Chouteau) is an investment vehicle which holds a 25% member interest in Independent Cellular Telephone, LLC (ICT). ICT in turn is an investment vehicle which holds a 44.45% member interest in United States Cellular Telephone of Greater Tulsa, LLC (Tulsa, LLC). Because Tulsa, LLC is the actual operating entity within the overall investment structure, its summary financial information is presented below, rather than summary information for the Chouteau Cellular Telephone Company, which is the actual entity accounted for under the equity method on the books of the Company:

	September 30
	2002	2003
	(Dollars in thousands)
Current assets	$12,346	10,060
Property, plant, and equipment, net	65,394	90,060
Other	20,648	20,834

Total assets	$98,388	120,954

Current liabilities	$55,070	70,718
Noncurrent liabilities	2,878	1,165
Members' equity	40,440	49,071

Total liabilities and members' equity	$98,388	120,954

	Twelve months ended September 30
	2001	2002	2003
	(Dollars in thousands)
Revenues	$95,852	96,361	98,747
Operating income	7,338	12,407	12,482
Net income before cumulative effect of a change in accounting principle	4,950	10,402	13,232
Cumulative effect of a change in accounting principle	(963)	—	—
Net income	3,987	10,402	13,232

        In addition to holding the 44.45% member interest in Tulsa, LLC, ICT has long-term debt consisting of variable rate borrowings (5.50% at December 31, 2003) under a loan agreement with RTFC, due in quarterly installments of $0.7 million including interest through 2006. The note is collateralized by the assets of ICT, including its investment in Tulsa, LLC. The RTFC debt balance at December 31, 2003 was $6.0 million. The Company has issued an unsecured guarantee of the RTFC debt. As of December 31, 2003, the amount of the unsecured guarantee was $1.5 million.

        In January 2004, ICT sold its membership interest in Tulsa, LLC and as a result, Chouteau Cellular Telephone Company made a $2.5 million distribution to the Company. In conjunction with this sale, ICT paid the long-term debt owed to RTFC thereby eliminating the Company guarantee of the RTFC debt. Subsequent to the sale, the Company continues to have an investment in Chouteau Cellular Telephone Company, but the partnership assets are minimal and do not include any interests in the cellular telephone business of Chouteau.

        During 2003, the Company sold its ownership percentages of Illinois Valley Cellular RSA 2-I Partnership, Illinois Valley Cellular RSA 2-II Partnership and Illinois Valley Cellular RSA 2-III Partnership. Proceeds from the sales of these investments were $1.8 million and gross gains of approximately $0.4 million were realized on these sales.

        The Company continually evaluates its investment holdings for evidence of impairment. During 2002, the Company determined that the decline in market value of its Choice One common stock was "other than temporary." As such, the Company recorded a noncash charge of $8.2 million. This charge is classified with the impairment on investments in the consolidated statements of operations.

        Following an August 2, 2004 announcement by Choice One of a financial restructuring under Chapter 11 of the United States Bankruptcy Code, the quoted market value of the Company's investment in Choice One Communications Inc.'s common stock declined from $0.5 million (unaudited) at June 30, 2004, to $33,000 (unaudited) at September 30, 2004. The Company expects that the decline in fair value is other-than-temporary, and has recorded an impairment loss of $0.5 million (unaudited) in the third quarter of 2004, of which $0.4 million (unaudited) was recorded as an expense in the statements of operations and $0.1 million (unaudited) was recorded as a reduction in accumulated other comprehensive income.

        During 2002, the Company determined that the carrying amount exceeded the estimated fair value of some investments accounted for under the equity method, and such declines were "other than temporary." As such, the Company recorded a noncash charge of $1.7 million and $2.7 million, respectively, for the Chouteau and the Illinois Valley Cellular RSA 2—I, II, and III partnership investments. These charges are classified with the impairment on investments in the consolidated statements of operations.

(6)   Long-term Debt

        Long-term debt at December 31, 2002 and 2003 and September 30, 2004 is shown below (dollars in thousands):

	December 31,		September 30,
	2002	2003	2004
			(unaudited)
Senior secured notes, variable rates ranging from 4.25% to 10.57% at December 31, 2003 (5.8750% to 10.57% at September 30, 2004—unaudited), due 2004 to 2007	$351,778	171,091	185,068
Senior subordinated notes due 2008:
Fixed Rate Notes, 9.50%	125,000	115,207	115,207
Variable Rate Notes, 5.81% at December 31, 2003 (5.425% at September 30, 2004—unaudited)	75,000	75,000	75,000
Senior subordinated notes, 12.50%, due 2010	200,000	193,000	193,000
Senior subordinated notes, 11.875% due 2010	—	225,000	225,000
Carrier Services' senior secured notes, 8.00%, due 2007	28,829	24,570	—
Senior notes to RTFC:
Fixed rate, 9.20%, due 2009	3,250	2,776	2,399
Variable rate ranging from 6.95% to 8.80% at December 31, 2003 (5.15% to 9.20% at September 30, 2004 (unaudited)), due 2009	4,871	4,162	3,596
Subordinated promissory notes, 7.00%, due 2005	7,000	7,000	7,000
First mortgage notes to Rural Utilities Service, fixed rates ranging from 2.00% to 10.78%, due 2003 to 2016	7,090	6,492	6,034
Senior notes to RTB, fixed rates ranging from 7.50% to 8.00%, due 2008 to 2014	1,372	1,262	1,172

Total outstanding long-term debt	804,190	825,560	813,476
Less current portion	(5,704)	(21,982)	(28,337)

Total long-term debt, net of current portion	$798,486	803,578	785,139

        The approximate aggregate maturities of long-term debt for each of the five years subsequent to December 31, 2003 and September 30, 2004 are as follows (dollars in thousands):

	December 31, 2003	September 30,
		(unaudited)
Fiscal year:
2005	$21,982	28,337
2006	32,119	28,544
2007	37,591	141,740
2008	119,619	192,672
2009	192,700	1,411
Thereafter	421,549	420,772

	$825,560	813,476

  Senior Secured Notes

        On March 30, 1998, the Company closed a $315 million senior secured credit facility (the Credit Facility) which committed $75 million of term debt (tranche C) amortized over nine years, $155 million of term debt (tranche B) amortized over eight years, and $85 million of reducing revolving credit facility debt (revolving facility) with a term of 6.5 years. On March 14, 2000, an additional $165 million of reducing revolving credit facility debt (acquisition facility) with a term of 4.5 years was committed and made available to the Company under the Credit Facility. The Credit Facility requires that the Company maintain certain financial covenants.

        The Credit Facility was amended and restated as part of a refinancing completed on March 6, 2003. Our amended and restated credit facility provides for, among other things, rescheduled amortization and an excess cash flow sweep with respect to the tranche C term facility. Our amended and restated credit facility consists of term loan facilities (consisting of tranche A loans and tranche C loans) in an aggregate principal amount of $156.4 million and a revolving credit facility in an aggregate principal amount of $70.0 million. All of our obligations under our amended and restated credit facility are unconditionally and irrevocably guaranteed jointly and severally by four of our mid-tier subsidiaries. Outstanding debt under our amended and restated credit facility is secured by a first priority perfected security interest in all of the capital stock of certain of our subsidiaries.

        Our amended and restated credit facility is comprised of the following facilities:

  Revolving loan facility.    A revolving loan facility of $85.0 million. As of December 31, 2003 and September 30, 2004, $14.7 million and $38.2 million (unaudited), respectively, was outstanding under the revolving loan facility. These loans mature on March 31, 2007 and bear interest per annum at either a base rate plus 3.00% or LIBOR plus 4.00%. On January 30, 2004, the Company increased the revolving loan facility from $70.0 to $85.0 million.

  Tranche A term loan facility.    A tranche A term loan facility of $40 million. As of December 31, 2003 and September 30, 2004, $30.0 million and $40.0 million (unaudited), respectively, of tranche A term loans were outstanding. These loans mature on March 31, 2007 and bear interest per annum at either a base rate plus 3.00% or LIBOR plus 4.00%. On January 30, 2004, the Company increased the tranche A term loan facility from $30.0 to $40.0 million.

  Tranche C term loan facility.    As of December 31, 2003 and September 30, 2004, approximately $126.4 million and $106.9 million (unaudited), respectively, of tranche C term loans remained outstanding. These loans mature on March 31, 2007. Mandatory repayments under the tranche C term loan facility are scheduled to be $20.0 million, $20.0 million, $30.0 million and a final $56.4 million in years 2004, 2005, 2006, and on March 31, 2007, respectively. Tranche C term loans bear interest per annum at either a base rate plus 3.50% or LIBOR plus 4.50%.

        Our amended and restated credit facility contains certain customary covenants and other credit requirements of the Company and its subsidiaries and certain customary events of default. Our amended and restated credit facility limits our ability to make investments in Carrier Services and its subsidiaries.

        Net cash proceeds from asset sales are required to be applied as mandatory prepayments of principal on outstanding loans unless such proceeds are used by us to finance acquisitions permitted under our amended and restated credit facility within 180 days (270 days with respect to a Special Asset Sale, as defined in the credit facility) of our receipt of such proceeds. Change of control transactions trigger a mandatory prepayment obligation. Voluntary prepayments of loans, including interim prepayments of revolving loans with proceeds of asset sales that are not used to prepay term loans in anticipation of being subsequently applied to fund a permitted acquisition or acquisitions within 180 days (270 days in the event described above) of the asset sale, may be made at any time without premium or penalty, provided that voluntary prepayments of Eurodollar loans made on a date other than the last day of an interest period applicable thereto shall be subject to customary breakage costs.

        In addition, our amended and restated credit facility provides that on the date occurring 90 days after the last day of each of our fiscal years, commencing December 31, 2003, 50% of excess cash flow (as defined in our amended and restated credit facility) for the immediately preceding fiscal year shall be applied as a mandatory repayment of the then outstanding tranche C term loan facility; provided, however, that such requirement shall terminate at such time as (i) we first meet a senior secured leverage ratio (as defined in our credit facility) of less than or equal to 1.00 to 1.00 and (ii) no default or event of default exists under our amended and restated credit facility.

        On January 30, 2004, the Company amended its amended and restated credit facility to increase its revolving loan facility from $70.0 million to $85.0 million and its tranche A term loan facility from $30.0 million to $40.0 million. The Company used all of the additional borrowing under the Tranche A term loan facility and a portion of the borrowings under the revolving loan facility to repay in full all of the indebtedness under Carrier Services' Senior Secured Notes. There was no gain or loss on the extinguishment of this indebtedness.

        The Company used two interest rate swap agreements, with notional amounts of $25 million each, to effectively convert a portion of its variable interest rate exposure under the Credit Facility to fixed rates ranging from 8.07% to 10.34%. The expiration date of the swap agreements is May 2004.

        The Company's amended and restated credit facility allows the Company to request letters of credit to support obligations of the Company incurred in the ordinary course of business in an aggregate principal amount not to exceed $5.0 million and subject to limitations on the aggregate amount outstanding under the amended and restated credit facility. As of December 31, 2003, $1.0 million had been issued under this letter of credit. As of September 30, 2004, one letter of credit had been issued for $0.8 million, (unaudited).

Fixed Rate and Floating Rate Senior Subordinated Notes issued in 1998

        FairPoint issued $125.0 million aggregate principal amount of Senior Subordinated Notes (the 1998 Fixed Rate Notes) and $75.0 million of Floating Rate Notes (the 1998 Floating Rate Notes) in 1998.

The 1998 Fixed Rate Notes bear interest at the rate of 9 1/2% per annum and the 1998 Floating Rate Notes bear interest at a rate per annum equal to LIBOR plus 418.75 basis points, in each case payable semi-annually in arrears. The LIBOR rate on the 1998 Floating Rate Notes is determined semi-annually.

        The 1998 Fixed Rate Notes and 1998 Floating Rate Notes mature on May 1, 2008. FairPoint may redeem the 1998 Fixed Rate Notes and the 1998 Floating Rate Notes at any time, in each case, at the redemption prices stated in the indenture under which those notes were issued, together with accrued and unpaid interest, if any, to the redemption date. In the event of a change of control, FairPoint must offer to repurchase the outstanding 1998 Fixed Rate Notes and 1998 Floating Rate Notes for cash at a purchase price of 101% of the principal amount of such notes, together with all accrued and unpaid interest, if any, to the date of repurchase.

        The 1998 Fixed Rate Notes and 1998 Floating Rate Notes are general unsecured obligations of FairPoint, subordinated in right of payment to all existing and future senior indebtedness of FairPoint, including all obligations under the Company's amended and restated credit facility.

        The indenture governing the 1998 Fixed Rate Notes and 1998 Floating Rate Notes contains certain customary covenants and events of default.

        At December 31, 2003 and September 30, 2004 the Company's restricted covenants do not allow the Company to make any dividend payments.

Senior Subordinated Notes issued in 2000

        FairPoint issued $200.0 million aggregate principal amount of Senior Subordinated Notes (the 2000 Notes) in 2000. The 2000 Notes bear interest at the rate of 12 1/2% per annum, payable semi-annually in arrears.

        The 2000 Notes mature on May 1, 2010. FairPoint may redeem the 2000 Notes at any time on or after May 1, 2005 at the redemption prices stated in the indenture under which the 2000 Notes were issued, together with accrued and unpaid interest, if any, to the redemption date. In the event of a change of control, FairPoint must offer to repurchase the outstanding 2000 Notes for cash at a purchase price of 101% of the principal amount of such notes, together with all accrued and unpaid interest, if any, to the date of repurchase.

        The 2000 Notes are general unsecured obligations of FairPoint, subordinated in right of payment to all existing and future senior indebtedness of FairPoint, including all obligations under the Company's amended and restated credit facility.

        The indenture governing the 2000 Notes contains certain customary covenants and events of default.

Senior Notes issued in 2003

        FairPoint issued $225.0 million aggregate principal amount of Senior Notes in 2003 (the 2003 Notes). The 2003 Notes bear interest at the rate of 11 7/8% per annum, payable semi-annually in arrears.

        The 2003 Notes mature on March 1, 2010. FairPoint may redeem the 2003 Notes at any time on or after March 1, 2007 at the redemption prices stated in the indenture under which the 2003 Notes were issued, together with accrued and unpaid interest, if any, to the redemption date. In the event of a change of control, FairPoint must offer to repurchase the outstanding 2003 Notes for cash at a purchase price of 101% of the principal amount of such notes, together with all accrued and unpaid interest, if any, to the date of repurchase.

        The 2003 Notes are general unsecured obligations of FairPoint, ranking pari passu in right of payment with all existing and future senior debt of FairPoint, including all obligations under the Company's amended and restated credit facility, and senior in right of payment to all existing and future subordinated indebtedness of FairPoint.

        The indenture governing the 2003 Notes contains certain customary covenants and events of default.

        The proceeds from the offering of the 2003 Notes and borrowings under the Company's amended and restated credit facility's tranche A term loan facility were used to: (i) repay the entire amount of all loans outstanding under FairPoint's then outstanding credit facility's revolving facility, acquisition facility and tranche B term loan facility; (ii) repurchase $13.3 million aggregate liquidation preference of the Company's Series A Preferred Stock (together with accrued and unpaid dividends thereon) at 65% of its liquidation preference; (iii) repurchase $9.8 million aggregate principal amount of the 1998 Fixed Rate Notes (together with accrued and unpaid interest thereon) for approximately $7.9 million; (iv) repurchase $7.0 million aggregate principal amount of the 2000 Notes (together with accrued and unpaid interest thereon) for approximately $6.1 million; (v) make a capital contribution of approximately $1.5 million to Carrier Services, which used these proceeds to retire $2.2 million of its debt; and (vi) pay transaction fees.

        As a result of the issuance of the 2003 Notes, the Company recorded $2.8 million and $0.7 million of non-operating gains on the extinguishment of the 1998 Fixed Rate Notes and 2000 Notes and the Carrier Services debt, respectively. The Company also repurchased some Series A Preferred Stock at a discount of $2.9 million. Additionally, the Company recorded a non-operating loss of $5.0 million for the write-off of debt issue costs related to this extinguishment of debt in 2003.

  Carrier Services' Senior Secured Notes

        On May 10, 2002, Carrier Services entered into an Amended and Restated Credit Agreement with its lenders to restructure the obligations of Carrier Services and its subsidiaries under Carrier Services' Credit Facility. In connection with such restructuring, (i) Carrier Services paid certain of its lenders $5.0 million to satisfy $7.0 million of the obligations under Carrier Services' Credit Facility, (ii) the lenders converted $93.9 million of the loans and obligations under Carrier Services' Credit Facility into shares of the Company's Series A Preferred Stock having a liquidation preference equal to the amount of the loans and obligations under Carrier Services' Credit Facility, and (iii) the remaining loans under Carrier Services' Credit Facility and Carrier Services' obligations under its swap arrangements were converted into $27.9 million aggregate principal amount of new term loans.

        As a result of this restructuring, in 2002, the Company recorded a gain classified within discontinued operations of $17.5 million for the extinguishment of debt and settlement of its interest rate swap agreements. The gain represents the difference between the May 10, 2002 carrying value of $128.8 million of retired debt ($125.8 million) and related swap obligations ($3.0 million) and the sum of the aggregate value of the cash paid ($5.0 million) plus principal amount of new term loans ($27.9 million) plus the estimated fair value of the Company's Series A Preferred Stock issued ($78.4 million).

        The converted loans under the new Carrier Services' Amended and Restated Credit Agreement consist of two term loan facilities: (i) Tranche A Loans in the aggregate principal amount of $8.7 million and (ii) Tranche B Loans in the aggregate principal amount of $19.2 million, each of which matures in May 2007. Interest on the new loans is payable monthly and accrues at a rate of 8% per annum; provided, however, that upon an event of default the interest rate shall increase to 10% per annum. Interest on the Tranche A Loans must be paid in cash and interest on Tranche B Loans may be paid, at the option of Carrier Services, either in cash or in kind. For the years ended December 31, 2002 and 2003, $0.9 million and $1.5 million, respectively, in additional debt was issued to satisfy the accrued in kind interest on the Tranche B loans. The principal of the Tranche A Loans is due at maturity and the principal of the Tranche B Loans is payable as follows: (a) $3,026,000 is due on September 30, 2005; (b) $5,372,000 is due on September 30, 2006; and (c) the remaining principal balance is due at maturity. On May 6, 2003, Carrier Services extinguished $2.2 million of the tranche A and tranche B loans. Carrier Services has made mandatory prepayments on the tranche B loans utilizing payments received under its tax sharing agreement with the Parent and proceeds from asset sales. As of December 31, 2003, approximately $7.9 million tranche A and $16.7 million of tranche B loans remained outstanding. On January 30, 2004, these loans were paid in full utilizing borrowings under the Company's amended and restated credit facility.

  Other

        In conjunction with the senior notes payable to the RTFC and the RTB and the first mortgage notes payable to the Rural Utilities Service, certain of the Company's subsidiaries are subject to restrictive covenants limiting the amounts of dividends that may be paid.

        The Company also has $0.4 million of unsecured demand notes payable to various individuals and entities with interest payable at 5.25% at December 31, 2003.

(7)   Redeemable Preferred Stock

        The Series A Preferred Stock was issued to the lenders in connection with the Carrier Services debt restructuring. The Series A Preferred Stock is nonvoting and is not convertible into common stock of the Company. The Series A Preferred Stock provides for the payment of dividends at a rate equal to 17.428% per annum. Dividends on the Series A Preferred Stock are payable, at the option of the Company, either in cash or in additional shares of Series A Preferred Stock. The Company has the option to redeem any outstanding Series A Preferred Stock at any time. The redemption price for such shares is payable in cash in an amount equal to $1,000 per share plus any accrued but unpaid dividends thereon (the Preference Amount). Under certain circumstances, the Company would be required to pay a premium of up to 6% of the Preference Amount in connection with the redemption of the Series A Preferred Stock. In addition, upon the occurrence of certain events, such as (i) a merger, consolidation, sale, transfer or disposition of at least 50% of the assets or business of the Company and its subsidiaries, (ii) a public offering of the Company's common stock which yields in the aggregate at least $175.0 million, or (iii) the first anniversary of the maturity of the Company's senior subordinated notes (which first anniversary will occur in May 2011), the Company would be required to redeem all outstanding shares of the Series A Preferred Stock at a price per share equal to the Preference Amount, unless prohibited by the Company's credit facility or by the indentures governing its senior subordinated notes. In connection with the March refinancing, certain holders of the Series A Preferred Stock agreed to reduce the dividend rate payable on the shares they hold from 17.428% to 15% for the period from March 6, 2003 to March 6, 2005.

        In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Liabilities and Equity. SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 applies specifically to financial instruments that companies have historically presented within their financial statements either as equity or between the liabilities section and the equity section, rather than as liabilities. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of a nonpublic entity, in which this statement shall be effective for fiscal periods beginning after December 15, 2003. For purposes of SFAS No. 150, the Company meets the definition of a nonpublic entity. The Company prospectively adopted SFAS No. 150, effective July 1, 2003. The SFAS No. 150 adoption had no impact on net income (loss) attributed to common shareholders for any of the periods presented.

        SFAS No. 150 requires the Company to classify as a long-term liability its Series A Preferred Stock and to classify dividends and accretion from the Series A Preferred Stock as interest expense. Such stock is now described as "Preferred Shares Subject to Mandatory Redemption" in the Balance Sheets as of December 31, 2003 and dividends and accretion on these shares are now included in pre-tax income whereas previously they were presented as a reduction to equity (a dividend) and, therefore, a reduction of net income available to common shareholders.

        The initial carrying amount of the Series A Preferred Stock has been recorded at its fair value at the date of issuance ($78.4 million). The carrying amount is being increased by periodic accretions, using the interest method, so that the carrying amount will equal the mandatory redemption amount ($82.3 million) at the mandatory redemption date (May 2011). On March 6, 2003, in connection with the Company's issuance of the 2003 Notes, the Company used a portion of these proceeds to repurchase $13.3 million aggregate liquidation preference of its Series A Preferred Stock at a 35% discount (together with accrued and unpaid dividends thereon). For the years ended December 31, 2002 and 2003 and for the nine-month periods ended September 30, 2003 and 2004, the Series A Preferred Stock has been increased by $1.0 million, $1.4 million, $1.1 million (unaudited) and $1.1 million (unaudited) respectively, to reflect the periodic accretions. The carrying amount of the Series A Preferred Stock has been further increased by $10.9 million and $16.5 million in connection with dividends paid in-kind on the outstanding shares of the Series A Preferred Stock for the years ended December 31, 2002 and 2003, respectively, and by $12.3 million (unaudited) and $13.8 million (unaudited) for the nine month periods ended September 30, 2003 and 2004. Prior to the adoption of SFAS No. 150, additional paid-in capital has been decreased $11.9 million and $8.9 million for the increases in the carrying balance of the Series A Preferred Stock for the year ended December 31, 2002 and the period ended June 30, 2003, respectively. Upon the adoption of SFAS No. 150, pre-tax income has been decreased $9.0 million for the increases in the carrying balance of the Series A Preferred Stock for the period July 1, 2003 through December 31, 2003.

(8)   Employee Benefit Plans

        The Company sponsors a voluntary 401(k) savings plan (the 401(k) Plan) that covers substantially all eligible employees. Each 401(k) Plan year, the Company contributes to the 401(k) Plan an amount of matching contributions determined by the Company at its discretion. For the 401(k) Plan years ended December 31, 2001, 2002, and 2003, the Company matched 100% of each employee's contribution up to 3% of compensation and 50% of additional contributions up to 6%. The 401(k) Plan also allows for a profit sharing contribution that is made based upon management discretion. Total Company contributions to the 401(k) Plan were $1.8 million, $1.4 million, and $2.7 million for the years ended December 31, 2001, 2002, and 2003, respectively, and $0.8 million and $0.9 million (unaudited) for the nine-month periods ended September 30, 2003 and 2004, respectively.

        In 1999, the Company began a Non-Qualified Deferred Compensation Plan (the NQDC Plan) that covers certain employees. The NQDC Plan allows highly compensated individuals to defer additional compensation beyond the limitations of the 401(k) Plan. Company matching contributions are subject to the same percentage as the 401(k) Plan. Total Company contributions to the NQDC Plan were approximately $16,000, $1,000, and $7,000 for the years ended December 31, 2001, 2002, and 2003, respectively, and $1,000 and $2,000 for the nine-month periods ended September 30, 2003 and 2004, respectively (unaudited). At December 31, 2002 and 2003 and September 30, 2004 (unaudited), the NQDC Plan assets were $0.6 million. The related deferred compensation obligation is included in other liabilities in the accompanying consolidated balance sheets.

        C&E, Taconic, and GT Com also sponsor defined contribution 401(k) retirement savings plans for union employees. C&E, Taconic, and GT Com match contributions to these plans based upon a percentage of pay of all qualified personnel and make certain profit sharing contributions. Contributions to the plans were $0.2 million, $0.3 million, and $0.2 million for the years ended December 31, 2001, 2002, and 2003, respectively, and approximately $0.2 million (unaudited) for the nine-month periods ended September 30, 2003 and 2004.

(9)   Income Taxes

        Income tax benefit (expense) from continuing operations for the years ended December 31, 2001, 2002, and 2003 consists of the following components:

	2001	2002	2003
	(Dollars in thousands)
Current:
Federal	$—	—	—
State	(569)	(603)	199

Total current income tax benefit (expense) from continuing operations	(569)	(603)	199

Investment tax credits	138	85	37

Deferred:
Federal	—	—	—
State	—	—	—

Total deferred income tax benefit (expense) from continuing operations	—	—	—

Total income tax benefit (expense) from continuing operations	$(431)	(518)	236

        Total income tax benefit (expense) from continuing operations was different than that computed by applying U.S. Federal income tax rates to losses from continuing operations before income taxes for the years ended December 31, 2001, 2002, and 2003. The reasons for the differences are presented below:

	2001	2002	2003
	(Dollars in thousands)
Computed "expected" tax benefit from continuing operations	$7,791	1,952	2,880
State income tax benefit (expense), net of Federal income tax expense	(376)	(398)	131
Amortization of investment tax credits	138	85	37
Goodwill amortization	(3,339)	—	—
Dividends on preferred stock	—	—	(3,077)
Dividends received deduction	—	—	94
Stock-based compensation	(749)	(428)	—
Valuation allowance	(4,067)	(1,851)	—
Disallowed expenses and other	171	122	171

Total income tax benefit (expense) from continuing operations	$(431)	(518)	236

        The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities as of December 31, 2002 and 2003 are presented below:

	2002	2003
	(Dollars in thousands)
Deferred tax assets:
Federal and state tax loss carryforwards	$94,223	91,527
Employee benefits	632	784
Restructure charges and exit liabilities	2,873	1,917
Allowance for doubtful accounts	451	375
Alternative minimum tax and other state credits	2,861	2,209

Total gross deferred tax assets	101,040	96,812
Valuation allowance	(71,733)	(64,392)

Net deferred tax assets	29,307	32,420

Deferred tax liabilities:
Property, plant, and equipment, principally due to depreciation differences	16,716	17,244
Goodwill, due to amortization differences	8,906	10,654
Basis in investments	3,685	4,522

Total gross deferred tax liabilities	29,307	32,420

Net deferred tax assets	$—	—

        The valuation allowance for deferred tax assets as of December 31, 2002 and 2003 was $71.7 million and $64.4 million, respectively. The change in the valuation allowance was $(4.9) million and $(7.3) million of which $1.9 million and $0.0 million was allocated to continuing operations and $(6.8) million and $(7.3) million to discontinued operations for the years ended December 31, 2002 and

2003, respectively. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. In order to fully realize the deferred tax asset, the Company will need to generate future taxable income of $176.4 million prior to the expiration of the net operating loss carryforwards in 2022. Taxable income (loss) for the years ended December 31, 2002 and 2003 was $(11.2) million and $7.6 million, respectively. Based upon the level of projections for future taxable income over the periods which the deferred tax assets are deductible, management believes it is more likely than not the Company will realize the benefits of these deductible differences, net of the existing valuation allowance at December 31, 2003. The amount of the deferred tax assets considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carry forward period are reduced.

        At December 31, 2003, federal and state net operating loss carryforwards of $250.8 million expire in 2019 to 2022. At December 31, 2003, the Company has alternative minimum tax credits of $1.7 million which may be carried forward indefinitely.

(10) Stockholders' Equity

        The following summarizes the authorized share capital of the Company:

  Class A common stock—authorized 44,757,130 voting common shares at a par value of $0.01 per share. Class A common shares carry one vote per share.

  Class B common stock—authorized 28,423,241 nonvoting, convertible common shares at a par value of $0.01 per share.

  Class C common stock—authorized 2,614,938 nonvoting, convertible common shares at a par value of $0.01 per share. The Class C common shares are automatically convertible into Class A common shares upon either the completion of an initial public offering of at least $150 million of the Company's Class A common stock or the occurrence of certain conversion events, as defined in the articles of incorporation. The conversion rate for the Class C common shares to Class A common shares is one-for-one.

  Series A preferred stock—authorized 1,000,000 nonvoting, nonconvertible, redeemable preferred shares at a par value of $0.01 per share (see note 7).

  Series D preferred stock—authorized 100,000,000 nonvoting, convertible, cumulative participating preferred shares at a par value of $0.01 per share.

        In May 2002, the Company amended and restated its certificate of incorporation to eliminate its Series D preferred stock and to designate and authorize the issuance of up to 1,000,000 shares of Series A preferred stock.

  Issuance of Common Stock Subject to Put Obligations

        In connection with the acquisition of Fremont, the Company issued 86,656 shares of Class A common stock to certain of the former owners of Fremont. Under the terms of the agreements, these shares can be put back to the Company at any time. The purchase price for such stock is the higher of the current fair market value or the fair market value of the Company's common stock on the date of the acquisition of Fremont. Such former owners of Fremont exercised their put options on 14,291 shares in December 2000 and on 12,634 shares in March 2001. The Company has recorded the common stock subject to put options as temporary equity in the accompanying consolidated balance sheets. In May 2001, the Company loaned $999,980 to such former owners of Fremont. In January 2002, these loans were paid with 14,442 shares subject to the put options. In January 2003, put options on 14,442 shares were exercised for $999,980. In July 2003, the Company loaned $999,980 to such former owners of Fremont; these loans mature on January 2, 2005. In January 2004, put options on 14,442 shares were exercised for $999,980.

(11) Stock Option Plans

  Compensation expense

        In April 2000, the Company issued stock options under the 1998 Plan to employee participants in the FairPoint Communications Corp. Stock Incentive Plan (Carrier Services' Plan) in consideration of the cancellation of all options previously granted under the Carrier Services' Plan. The Company issued 307,059 and 13,871 options to purchase Class A common stock of the Company at an exercise price of $17.31 per share and $69.24 per share, respectively. The Company was recognizing a compensation charge on these Carrier Services' options for the amount the market value of the Company's common stock exceeded the exercise price on the date of grant. In order to maintain the same economic benefits as previously existed under the Carrier Services' Plan, Carrier Services also intended to provide a cash bonus to its employees for each option exercised. The Company was amortizing the compensation charge related to the Carrier Services' option grant and the cash bonus over the vesting period of five years up to the settlement of these options in 2001.

        On December 31, 2001, the Company extended the exercise period on 53,853 1995 Plan stock options. The Company recognized a compensation charge of $2.2 million related to the modification of these options during 2001. On December 31, 2002, the Company extended the exercise period on 40,399 1995 Plan Stock Options. The Company recognized a compensation charge of $1.2 million related to the modification of these options during 2002.

        Certain principal shareholders of the Company granted stock appreciation rights to certain members of management. The stock appreciation rights are fully vested. The stock appreciation rights may be settled in cash or stock, at the option of the granting shareholders. In connection with the stock appreciation rights, the Company recognized a benefit of $0.9 million and $0.3 million in 2001 and 2002, respectively, as the value associated with the stock appreciation rights declined. There were no adjustments to the stock appreciation rights in the year ended December 31, 2003, as the fair market value per share of the Company's common stock remained flat during the year.

  1995 Stock Option Plan

        In February 1995, the Company adopted the 1995 Plan. The 1995 Plan covers officers, directors, and employees of the Company. The Company may issue qualified or nonqualified stock options to purchase up to 215,410 shares of the Company's Class A common stock to employees that will vest equally over 5 years from the date of employment of the recipient and are exercisable during years 5 through 10. In 1995, the Company granted options to purchase 161,596 shares at $1.32 per share. There were no options granted since 1995.

        The per share weighted average fair value of stock options granted during 1995 was $0.69 on the date of grant using the Black Scholes option-pricing model. Input variables used in the model included no expected dividend yields, a risk-free interest rate of 6.41%, and an estimated option life of five years. Because the Company was nonpublic on the date of the grant, no assumption as to the volatility of the stock price was made.

        Stock option activity for the years ended December 31, 2001, 2002 and 2003 and the nine-month period ended September 30, 2004 under the 1995 Plan is summarized as follows:

	2001	2002	2003	2004
				(unaudited)
Outstanding, beginning of period	112,263	112,263	112,263	112,263
Granted	—	—	—	—
Exercised	—	—	—	—
Forfeited	—	—	—	—

Outstanding, end of period	112,263	112,263	112,263	112,263

Exercisable, end of period	112,263	112,263	112,263	112,263

Stock options available to grant, end of period			53,815	53,815

  MJD Communications, Inc. Stock Incentive Plan

        In August 1998, the Company adopted the 1998 Plan. The 1998 Plan provides for grants of up to 1,317,425 nonqualified stock options to executives and members of management, at the discretion of the compensation committee of the board of directors. Options vest in 25% increments on the second, third, fourth, and fifth anniversaries of an individual grant. In the event of a change in control, outstanding options will vest immediately.

        Pursuant to the terms of the grant, options granted in 1998 and 1999 become exercisable only in the event that the Company is sold, an initial public offering of the Company's common stock results in the principal shareholders holding less than 10% of their original ownership, or other changes in control, as defined, occur. The number of options that may become ultimately exercisable also depends upon the extent to which the price per share obtained in the sale of the Company would exceed a minimum selling price of $22.59 per share. All options have a term of 10 years from date of grant. For those options granted in 1998 and 1999, the Company will record compensation expense for the excess of the estimated market value of its common stock over the exercise price of the options when and if a sale of the Company, at the prices necessary to result in exercisable options under the grant, becomes imminent or likely.

        Pursuant to the terms of the grant, options granted in 2000 become exercisable immediately upon vesting. The per share weighted average fair value of stock options granted under the 1998 Plan during 2000 was $58.95 on the date of grant using the Black Scholes option-pricing model. Input variables used in the model included no expected dividend yields, a risk-free interest rate of 6.52%, and an estimated option life of 10 years. Because the Company was nonpublic on the date of the grant, no assumption as to the volatility of the stock price was made.

        Stock option activity under the 1998 Plan is summarized as follows:

	Options outstanding	Weighted average exercise price
Outstanding at January 1, 2001	1,153,664	$11.72
Granted	—	—
Exercised	(17,338)	17.31
Forfeited	(301,386)	16.94

Outstanding at December 31, 2001	834,940	9.71
Granted	47,372	36.94
Exercised	—	—
Forfeited	(42,652)	17.31

Outstanding at December 31, 2002	839,660	10.87
Granted	—	—
Exercised	—	—
Forfeited	(3,316)	9.02

Outstanding at December 31, 2003 and September 30, 2004 (unaudited)	836,344	10.87

Stock options available to grant at December 31, 2003 and September 30, 2004 (unaudited)	481,081

Options outstanding			Options exercisable
Exercise price	Number outstanding at December 31, 2003	Remaining contractual life (years)	Number exercisable at December 31, 2003	Weighted average exercise price
$ 9.02	750,639	4.60	—	$—
14.46	34,866	5.50	—	—
17.31	3,467	6.30	2,601	17.31
36.94	47,372	8.00	—	—

	836,344		2,601	$17.31

        The weighted average remaining contractual life for the options outstanding at December 31, 2003 is 4.8 years.

  FairPoint Communications, Inc. 2000 Employee Stock Incentive Plan

        In May 2000, the Company adopted the 2000 Plan. The 2000 Plan provided for grants to members of management of up to 1,898,521 options to purchase Class A common stock, at the discretion of the compensation committee. During 2002, the Company amended the 2000 Plan to limit the number of shares available for grant to 448,236. In December 2003, the Company amended the 2000 Plan to allow for the grant to members of management of up to 1,898,521 shares of restricted stock in addition to shares available for stock options. Options granted under the 2000 Plan may be of two types: (i) incentive stock options and (ii) nonstatutory stock options. Unless the compensation committee shall otherwise specify at the time of grant, any option granted under the 2000 Plan shall be a nonstatutory stock option.

        Under the 2000 Plan, unless otherwise determined by the compensation committee at the time of grant, participating employees are granted options to purchase Class A common stock at exercise prices not less than the market value of the Company's Class A common stock at the date of grant. Options have a term of 10 years from date of grant. Options vest in increments of 10% on the first anniversary, 15% on the second anniversary, and 25% on the third, fourth, and fifth anniversaries of an individual grant. Subject to certain provisions, in the event of a change of control, the Company will cancel each option in exchange for a payment in cash of an amount equal to the excess, if any, of the highest price per share of Class A common stock offered in conjunction with any transaction resulting in a change of control over the exercise price for such option.

        On August 3, 2001, the Company made an offer to its employees to cancel their existing options issued under the 2000 Plan in exchange for new options to be granted on the date that is on or after six months and one day following the expiration date of the offer. As a result of this offer, 620,562 options were canceled. The remaining shares outstanding under this plan were forfeited during 2001. On March 13, 2002, 166,905 stock options were issued under this exchange offer.

        Restricted stock units vest in increments of 33% on each of the third, fourth, and fifth anniversaries of the award. In December 2003, 27,382 restricted stock units were awarded with an aggregate value of $890,000. The Company has recognized a compensation charge of $15,000 during 2003 and $133,000 (unaudited) during the nine-month period ended September 30, 2004, related to these awards and will recognize the balance of compensation expense over the remaining vesting period.

        Stock option activity under the 2000 Plan is summarized as follows:

	Options outstanding	Weighted average exercise price
Outstanding at January 1, 2001	757,411	$69.24
Granted	—	—
Exercised	—	—
Canceled or forfeited	(757,411)	69.24

Outstanding at December 31, 2001	—	—
Granted	253,366	36.94
Exercised	—	—
Canceled or forfeited	(22,050)	36.94

Outstanding at December 31, 2002	231,316	36.94
Granted	90,580	36.94
Exercised	—	—
Canceled or forfeited	(21,177)	36.94

Outstanding at December 31, 2003	300,719	36.94
Granted (unaudited)	—	—
Exercised (unaudited)	—	—
Canceled or forfeited (unaudited)	(33,207)	36.94

Outstanding at September 30, 2004 (unaudited)	267,512

Stock options available to grant at December 31, 2003	147,517

Stock options available to grant at September 30, 2004 (unaudited)	180,724

        The remaining contractual life for the options outstanding at December 31, 2003 was 8.75 years, and 80,100 options were exercisable.

        The per share weighted average fair value of stock options granted under the 2000 Plan during 2000, 2002, and 2003 were $9.76, $14.99, and $8.39, respectively, on the date of grant using the Black Scholes option-pricing model. Input variables used in the model included no expected dividend yields, a weighted average risk free interest rate of 6.49%, 5.28%, and 4.26% in 2000, 2002, and 2003 respectively, and an estimated option life of 10 years. Because the Company was nonpublic on the date of grant, no assumption as to the volatility of the stock price was made.

(12) Discontinued Operations and Restructure Charges

        Competitive Communications Business Operations.    In October and November of 2001, Carrier Services sold certain assets of its competitive communications operations to Advanced TelCom, Inc., a wholly owned subsidiary of Advance Telcom Group, Inc. and Choice One. Total proceeds from these sales of assets were $9.0 million in cash and 2,500,000 restricted shares of Choice One common stock (valued at $7.9 million). The Company recorded a net loss of $31.1 million from the sale of these assets. In April 2002, Carrier Services earned an additional 1,000,000 restricted shares of Choice One Common Stock based on the number of access lines converted to the Choice One operating platform within 120 days after closing. The value of these additional shares, $0.8 million, was recognized as a gain within discontinued operations in 2002.

        In November 2001, in connection with the sale of certain of its assets as previously discussed, the Company announced its plan to discontinue the competitive communications business operations of its wholly owned subsidiary, Carrier Services. As a result of the adoption of the plan to discontinue the competitive communications operations, these results are presented as discontinued operations. The Company recognized a total charge of $95.3 million on the disposal of its competitive communications operations, including the $31.1 million loss on the sale of assets, $36.1 million for the write-off of the remaining operating assets, including property, plant and equipment, and $28.1 million for expenses the Company estimated it would incur during the phase-out period, net of estimated revenue to be received from customers until they were transitioned to other carriers. Estimated expense for the phase-out period included interest expense. Interest expense was allocated to discontinued operations based on the interest incurred by the Company under Carrier Services' Credit Facility and the two interest rate swaps related to this facility.

        In May 2002, Carrier Services entered into an amended and restated credit facility with its lenders to restructure its obligations under its credit facility. In the restructuring, (i) Carrier Services paid certain of its lenders $5.0 million to satisfy $7.0 million of obligations under the credit facility, (ii) the lenders converted approximately $93.9 million of the loans under the credit facility into shares of FairPoint's Series A Preferred Stock having a liquidation preference equal to the amount of such loans and (iii) the remaining loans under the credit facility and certain swap obligations were converted into $27.9 million of new term loans.

        As a result of this restructuring, in 2002, the Company recorded a gain in discontinued operations of $17.5 million for the extinguishment of debt and settlement of its interest rate swap agreements. The gain represents the difference between the May 10, 2002 carrying value of $128.8 million of retired debt ($125.8 million) and related swap obligations ($3.0 million) and the sum of the aggregate value of the cash paid ($5.0 million) plus principal amount of new term loans ($27.9 million) plus the estimated fair value of the Company's Series A Preferred Stock issued ($78.4 million).

        Selected information from discontinued operations of Carrier Services for the year ended December 31, 2001 (dollars in thousands):

Revenue	$57,080

Operating loss	44,943

Loss before income taxes	93,952
Income tax benefit	985

Loss from discontinued operations	$92,967

Capital expenditures	$37,426

        Assets and liabilities of discontinued operations of Carrier Services as of December 31, 2002 and 2003 and September 30, 2004 follows:

	December 31,		September 30,
	2002	2003	2004
	(Dollars in thousands)		(unaudited)
Cash	$25	—	—
Accounts receivable	781	105	105

Current assets of discontinued operations	$806	105	105

Accounts payable	$(35)	—	—
Accrued liabilities	(2,743)	(1,516)	(1,176)
Restructuring accrual	(1,968)	(2,682)	(2,661)
Accrued property taxes	(319)	(263)	(50)

Current liabilities of discontinued operations	$(5,065)	(4,461)	(3,887)

Restructuring accrual	$(5,214)	(2,571)	(1,773)
Other liabilities	(51)	—	—

Long-term liabilities of discontinued operations	$(5,265)	(2,571)	(1,773)

        In connection with Carrier Services' debt restructuring, as of May 10, 2002, the converted loans of $27.9 million are classified as long-term debt as these loans will be serviced through continuing operations. Investments in marketable securities (consisting of Choice One stock) were also reclassified from discontinued operations to other current assets as these investments upon liquidation will fund the debt service requirements of Carrier Services' debt.

        The 2000 restructure charges include provisions of $3.3 million for the termination benefits for 360 employees, losses from abandoned leased facilities, equipment, and other obligations of $10.3 million, and $0.1 million of other costs associated with the plan of restructuring. Accrued liabilities of the discontinued operations of Carrier Services included $13.3 million for amounts unpaid at December 31, 2000 for this plan of restructuring.

        In the first quarter of 2001, the Company completed additional plans for the restructuring of operations at Carrier Services, which resulted in recording a charge of $33.6 million. Of the total 2001 restructuring charge, $3.4 million related to employee termination benefits and other employee termination related costs. The Company terminated 365 positions in January 2001. Certain positions were eliminated at the central operating facility in Albany, New York, and at the corporate office in

Charlotte, North Carolina. In addition, another 11 sales offices were closed and staff at the remaining sales offices were reduced.

        The restructure charge in the first quarter of 2001 included $12.2 million in contractual obligations for equipment, occupancy, and other lease terminations and other facility exit costs incurred as a direct result of the plan. The restructuring charge also included $17.9 million, net of salvage value, for the write-down of property, plant, and equipment. There were also $0.1 million of other incremental costs incurred as a direct result of the restructuring plan.

        Except for the remaining liabilities associated with equipment and lease terminations, all liabilities for employee termination benefits and other liabilities were settled or paid by December 31, 2001, for the 2000 and 2001 plans of restructuring. These remaining liabilities were re-evaluated and increased by $1.9 million in 2001. During 2002 and 2003, the Company entered into arrangements related to certain leases and revised its assumptions on certain other remaining leases. For these reasons, there was a reduction to the remaining restructure obligation of $1.2 million in 2002 and $0.2 million in 2003. These reductions have been recognized as a gain and classified within discontinued operations for the year ended December 31, 2002 and 2003, respectively.

        Selected information relating to the restructuring charge follows:

	Employee termination benefits	Equipment, occupancy, and other lease terminations	Write-down of property, plant, and equipment	Other	Total
	(Dollars in thousands)
Restructuring accrual as of December 31, 2000	$3,028	10,207	—	108	13,343
Restructure charge	3,416	12,180	17,916	95	33,607
Write-down of assets to net realizable value	—	—	(16,696)	—	(16,696)
Adjustments from initial estimated charges	(91)	1,916	(1,220)	59	664
Cash payments	(6,353)	(11,993)	—	(262)	(18,608)

Restructuring accrual as of December 31, 2001	—	12,310	—	—	12,310
Adjustments from initial estimated charges	—	(1,192)	—	—	(1,192)
Cash payments	—	(3,936)	—	—	(3,936)

Restructuring accrual as of December 31, 2002	—	7,182	—	—	7,182
Adjustments from initial estimated charges	—	(246)	—	—	(246)
Cash payments	—	(1,683)	—	—	(1,683)

Restructuring accrual as of December 31, 2003	—	5,253	—	—	5,253
Adjustments from initial estimated charges (unaudited)	—	80	—	—	80
Cash payments (unaudited)	—	(899)	—	—	(899)

Restructuring accrual as of September 30, 2004 (unaudited)	$—	4,434	—	—	4,434

        Rural Local Exchange Carrier Operations.    On September 30, 2003, the Company completed the sale of all of the capital stock owned by Services of Union Telephone Company of Hartford, Armour Independent Telephone Co., WMW Cable TV Co. and Kadoka Telephone Co. to Golden West Telephone Properties, Inc. ("Golden West"). The sale was completed in accordance with the terms of the Purchase Agreement, dated as of May 9, 2003 (the "Purchase Agreement"), with Golden West. The Company received $24,156,000 in sales proceeds, subject to certain escrow obligations as set forth in the Purchase Agreement. The South Dakota properties were geographically isolated from other Company properties making it increasingly difficult to realize additional operating efficiencies. These properties were adjacent to Golden West's operations and offered Golden West numerous operational synergies. The proceeds from this divestiture were used to fund acquisitions completed in 2003. The operations of these companies are presented as discontinued operations. Therefore, the balances associated with these activities were reclassified as "held for sale." All prior period financial statements have been restated accordingly.

        Income from the South Dakota Divestiture operations consists of the following (dollars in thousands):

	Twelve months ended December 31,
			Nine months ended September 30, 2003
	2001	2002
Revenue	$5,037	5,299	4,028

Income from discontinued operations	$2,073	2,433	1,929

        Assets and liabilities of the South Dakota Divestiture as of December 31, 2002 follow (dollars in thousands):

Cash	$178
Accounts receivable	430
Property, plant and equipment, net	5,027
Investments	395
Goodwill, net of accumulated amortization	10,526
Other	91

Current assets held for sale	$16,647

Accounts payable	$342
Accrued liabilities	297

Current liabilities held for sale	$639

        The Company recorded a gain on disposal of the South Dakota companies of $7.7 million.

(13) Related Party Transactions

        The Company has entered into financial advisory agreements with certain equity investors, pursuant to which the equity investors provide certain consulting and advisory services related but not limited to equity financings and strategic planning. The Company paid $1.0 million for each of the years ended December 31, 2001, 2002, and 2003 and $0.7 million for each of the nine-month periods ended September 30, 2003 and 2004 (unaudited), in such fees to the equity investors and this expense is classified within operating expenses. The agreements also provide that the Company will reimburse the equity investors for travel relating to the Company's boards of directors meetings. The Company reimbursed the equity investors $0.1 million, $43,000, and $21,000 for the years ended December 31, 2001, 2002, and 2003, respectively, and approximately $17,000 (unaudited) and $119,000 (unaudited) for the nine-month periods ended September 30, 2003 and 2004, respectively, for travel and related expenses. Per the financial advisory agreements, the advisory and consulting fees to be paid to each of the principal shareholders through December 31, 2006 is $0.5 million per annum. In January 2000, the Company entered into an agreement whereby the Company must obtain consent from its two principal shareholders in order to incur debt in excess of $5.0 million.

        In 2001, a law firm in which a partner of such law firm is a director of the Company, was paid $0.8 million, of which $0.3 million was for general counsel services, $0.1 million was for services related to financings, and $0.4 million was for services related to the restructure and discontinuance of the competitive communications operations. In 2002, this same law firm was paid $0.8 million, of which $0.3 million was for general counsel services, $0.3 million was for services related to the discontinuance of the competitive communications operations, and $0.2 million was for services related to acquisitions. In 2003, this same law firm was paid $1.3 million, of which $0.4 million was for general counsel services and $0.9 million was for services related to financings. For the nine-month period ended September 30, 2003, this same law firm was paid $0.8 million (unaudited) for services related to financing and $0.1 million (unaudited) for general counsel services. For the nine-month period ended September 30, 2004, this same law firm was paid $2.9 million (unaudited) for services related to financing and equity offering and $0.1 million (unaudited) for general counsel services. All payments made by the Company for general counsel services and unsuccessful acquisition bids are classified within operating expenses on the statements of operations. All payments made for services related to financings have been recorded as debt or equity issue costs. All payments made for services related to successful acquisition bids have been capitalized as direct costs of the acquisitions. All services related to the restructure and discontinuance of the competitive communications operations have been classified in discontinued operations.

        On July 31, 2003, the Company loaned $990,980 to two employees that are the former owners of Fremont. These loans mature on January 2, 2005.

(14) Quarterly Financial Information (Unaudited)

	First quarter	Second quarter	Third quarter	Fourth quarter
	(Dollars in thousands)
2002:
Revenue	$57,156	55,570	57,778	60,315
Income (loss) from continuing operations	4,927	(7,826)	(1,442)	(4,353)
Net income (loss)	5,501	11,083	933	(4,278)
Basic and diluted earnings (loss) from continuing operations per share	$0.52	(1.09)	(0.64)	(0.96)
Basic and diluted earnings (loss) per share	$0.58	0.90	(0.38)	(0.96)
2003:
Revenue	$55,812	57,285	58,566	59,769
Income (loss) from continuing operations	668	(1,112)	(4,209)	(3,597)
Net income (loss)	1,294	(504)	4,283	(3,402)
Basic and diluted loss from continuing operations per share	$(0.12)	(0.56)	(0.44)	(0.38)
Basic and diluted earnings (loss) per share	$(0.05)	(0.50)	0.45	(0.36)

        In the second quarter of 2002, the Company recorded a gain in discontinued operations of $17.5 million related to the extinguishment of debt and settlement of its interest rate swap agreements. In the second, third, and fourth quarters of 2002, the Company recorded a noncash charge of $5.6 million, $1.8 million and $0.8 million, respectively, related to the other than temporary decline in market value of its Choice One common stock. In the fourth quarter of 2002, the Company recorded a noncash charge of $4.4 million related to the other than temporary decline in market value of investments accounted for under the equity method. During the fourth quarter of 2002, the Company identified errors in the fair value calculations of the interest rate swaps and recorded an adjustment of $0.9 million to increase expense that related to prior periods. The effect of this entry was not material to previously reported results.

        In the first quarter of 2003, the Company recognized a $3.5 million nonoperating gain on the extinguishment of the Senior Subordinated Notes and the Carrier Services' loans, offset by a loss of $5.0 million for the write-off of debt issue costs related to this extinguishment of debt. In the third quarter of 2003, the Company recognized a gain of $7.7 million on the South Dakota Divestiture.

(15) Disclosures About the Fair Value of Financial Instruments

  Cash, Accounts Receivable, Accounts Payable, and Demand Notes Payable

        The carrying amount approximates fair value because of the short maturity of these instruments.

  Investments

        Investments classified as available for sale and trading are carried at their fair value which approximates $0.6 million and $0.5 million, respectively, at December 31, 2002 and $1.9 million and $0.5 million, respectively, at December 31, 2003 (see note 5 and note 8).

  Long-term Debt

        The fair value of the Company's publically registered long-term debt is stated at quoted market prices. The fair value of the Company's remaining long-term debt is estimated by discounting the future cash flows of each instrument at rates currently offered to the Company for similar debt instruments of comparable maturities. At December 31, 2002 and 2003, the Company had long-term debt with a carrying value of $804.2 million and $825.6 million, respectively, and estimated fair values of $683.6 million and $870.7 million, respectively.

  Redeemable Preferred Stock

        The fair value of the Company's redeemable preferred stock is estimated utilizing a cash flow analysis at a discount rate equal to rates available for debt with terms similar to the preferred stock. At December 31, 2002 and 2003, the Company's carrying value of its redeemable preferred stock was $90.3 million and $96.7 million, respectively, and estimated fair value was $68.1 million and $97.3, respectively.

  Limitations

        Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

(16) Revenue Concentrations

        Revenues for interstate access services are based on reimbursement of costs and an allowed rate of return. Revenues of this nature are received from NECA in the form of monthly settlements. Such revenues amounted to 26.5%, 26.3%, and 26.3% of the Company's total revenues from continuing operations for the years ended December 31, 2001, 2002, and 2003, respectively and 26.0% (unaudited) of the Company's total revenue from continuing operations for each of the nine-month periods ended September 30, 2003 and 2004.

(17) Revenue Settlements

        Certain of the Company's telephone subsidiaries participate in revenue sharing arrangements with other telephone companies for interstate revenue sharing arrangements and for certain intrastate revenue. Such sharing arrangements are funded by toll revenue and/or access charges within state jurisdiction and by access charges in the interstate market. Revenues earned through the various sharing arrangements are initially recorded based on the Company's estimates. The Company recognized $7.2 million, $3.1 million and $3.0 million of revenue for settlements and adjustments related to prior years during 2001, 2002, and 2003, respectively. The Company recognized $2.1 million (unaudited) and $1.5 million (unaudited) for settlements and adjustments related to prior periods during the nine-month periods ended September 30, 2003 and 2004, respectively.

(18) Commitments and Contingencies

  Operating Leases

        Future minimum lease payments under noncancellable operating leases as are as follows:

	December 31, 2003		September 30,
	Continuing operations	Discontinued operations	Continuing operations	Discontinued operations
	(Dollars in thousands)
			(unaudited)
Fiscal year ending:
2005	$1,256	4,172	764	4,146
2006	593	2,424	817	1,876
2007	266	1,790	773	1,835
2008	160	1,491	696	152
2009	98	—	625	—
Thereafter	613	—	538	—

Total minimum lease payments	$2,986	9,877	4,213	8,009

Less estimated rentals to be received under subleases		(4,556)		(3,637)

Estimated minimum lease payments included in liabilities of discontinued operations		$5,321		4,372

        Total rent expense from continuing operations was $3.4 million, $3.1 million, and $3.1 million in 2001, 2002, and 2003, respectively. Rent expense from continuing operations was $2.4 million and $2.5 million for the nine-month periods ended September 30, 2003 and 2004, respectively (unaudited).

  Legal Proceedings

        From time to time, the Company is involved in litigation and regulatory proceedings arising out of its operations. The Company is not currently a party to any legal proceedings, the adverse outcome of which, individually or in the aggregate, that management believes would have a material adverse effect on the Company's financial position or results of operations.

(19) Subsequent Event

        In connection with the proposed public offering of the Company's common stock, the board of directors approved a 5.2773714 for 1 reverse stock split of the Company's common stock. All share and per share amounts related to common stock and stock options included in the accompanying consolidated financial statements and footnotes have been restated to reflect the reverse stock split.

(20) Registration Statement (unaudited)

        The Company filed Amendment No. 8 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission, amending the Registration Statement on Form S-1 which was originally filed on March 25, 2004, related to the proposed initial public offering of approximately $575 million of common stock. The Company intends to use the proceeds from the offerings, together with borrowings under a new credit facility, to, among other things, repay in full its credit facility, consummate tender offers and consent solicitations for its 9 1/2% notes, floating rate notes, 12 1/2% notes and 11 7/8% senior notes due 2010 ("11 7/8% notes"), redeem all of its outstanding series A preferred stock, repay all subsidiary debt (other than trade debt) and repay certain other obligations. In connection with the offering of common stock, the Company also expects to obtain a new senior secured credit facility (the "New Credit Facility"), including a term loan facility and a revolving credit facility. On January 5, 2005, the Company commenced tender offers and consent solicitations with respect to all of its 9 1/2% notes, floating rate notes, 12 1/2% notes and 11 7/8% notes. The closing of this offering is conditioned upon the receipt of the tenders and consents of at least a majority in aggregate principal amount of the outstanding 9 1/2% notes and floating rate notes (voting together as a class), the outstanding 12 1/2% notes and the outstanding 11 7/8% notes. Holders of the 9 1/2% notes, floating rate notes, 12 1/2% notes and 11 7/8% notes that tender their notes in the tender offers will be obligated to provide consents. There can be no assurance that the offering of common stock and the related transactions will be completed on the terms described in the Registration Statement or at all.

        Subsequent to September 30, 2004, the Company wrote-off debt issuance and offering costs of $6.0 million associated with an abandoned offering of Income Deposit Securities ("IDSs"). The offering of IDSs was abandoned in favor of the transactions described above. Debt issue and offering costs of $1.0 million remain capitalized after the write-off that are a direct and incremental benefit to the transactions described above.

ORANGE COUNTY—POUGHKEEPSIE LIMITED PARTNERSHIP

Financial Statements

Years Ended December 31, 2003, 2002 and 2001

Orange County—
Poughkeepsie Limited
Partnership

Independent Auditors' Report

Financial Statements
Years Ended December 31, 2003, 2002 and 2001

ORANGE COUNTY—POUGHKEEPSIE LIMITED PARTNERSHIP

TABLE OF CONTENTS

Page
INDEPENDENT AUDITORS' REPORT	F-51
Balance Sheets	F-52
December 31, 2003 and 2002
Statements of Operations	F-53
For the years ended December 31, 2003, 2002 and 2001
Statements of Changes in Partners' Capital	F-54
For the years ended December 31, 2003, 2002 and 2001
Statements of Cash Flows	F-55
For the years ended December 31, 2003, 2002 and 2001
Notes to Financial Statements	F-56–F-62

INDEPENDENT AUDITORS' REPORT

To the Partners of Orange County—Poughkeepsie Limited Partnership:

We have audited the accompanying balance sheets of Orange County—Poughkeepsie Limited Partnership (the "Partnership") as of December 31, 2003 and 2002, and the related statements of operations, changes in partners' capital, and cash flows for each of the three years in the period ended December 31, 2003. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Partnership as of December 31, 2003 and 2002, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

/s/  DELOITTE & TOUCHE LLP

New York, New York
February 23, 2004

ORANGE COUNTY—POUGHKEEPSIE LIMITED PARTNERSHIP

BALANCE SHEETS
DECEMBER 31, 2003 AND 2002
(Dollars in Thousands)

	2003	2002
ASSETS
CURRENT ASSETS:
Accounts receivable, net of allowances of $20 and $1 in 2003 and 2002, respectively	$73	$117
Unbilled revenue	866	1,125
Due from general partner	19,766	33,881
Prepaid expenses and other current assets	48	34

Total current assets	20,753	35,157
PROPERTY, PLANT AND EQUIPMENT—Net	29,622	29,473
DEFERRED CHARGES AND OTHER ASSETS—Net	1	2

TOTAL ASSETS	$50,376	$64,632

LIABILITIES AND PARTNERS' CAPITAL
CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$348	$1,235
Advance billings	310	247

Total current liabilities	658	1,482
COMMITMENTS AND CONTINGENCIES (NOTES 5 and 7)
PARTNERS' CAPITAL	49,718	63,150

TOTAL LIABILITIES AND PARTNERS' CAPITAL	$50,376	$64,632

See notes to financial statements.

ORANGE COUNTY—POUGHKEEPSIE LIMITED PARTNERSHIP

STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001
(Dollars in Thousands)

	2003	2002	2001
OPERATING REVENUE:
Service revenue	$144,643	$114,591	$81,952
OPERATING COSTS AND EXPENSES:
Cost of service	17,248	11,652	9,691
General and administrative	2,123	2,900	2,625
Depreciation and amortization	5,179	4,225	3,583

Total operating costs and expenses	24,550	18,777	15,899

OPERATING INCOME	120,093	95,814	66,053
INTEREST AND OTHER INCOME—Net	1,475	1,555	1,167

NET INCOME	$121,568	$97,369	$67,220

See notes to financial statements.

ORANGE COUNTY—POUGHKEEPSIE LIMITED PARTNERSHIP

STATEMENTS OF CHANGES IN PARTNERS' CAPITAL
YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001
(Dollars in Thousands)

			Limited Partners
	General Partner
				Warwick Valley Telephone Company
	NYNEX Mobile Limited Partnership 2	Verizon Wireless of the East LP	Taconic Telephone Corporation		Total Partners' Capital
BALANCE, JANUARY 1, 2001	$41,277	$—	$3,642	$3,642	$48,561
Net income	57,138	—	5,041	5,041	67,220
Distribution to partners	(59,500)	—	(5,250)	(5,250)	(70,000)

BALANCE, DECEMBER 31, 2001	38,915	—	3,433	3,433	45,781
Net income	46,092	36,671	7,303	7,303	97,369
Distribution to partners	(25,500)	(42,500)	(6,000)	(6,000)	(80,000)
Transfer of Partnership interest	(59,507)	59,507	—	—	—

BALANCE, DECEMBER 31, 2002	—	53,678	4,736	4,736	63,150
Net income	—	103,332	9,118	9,118	121,568
Distribution to partners	—	(114,750)	(10,125)	(10,125)	(135,000)

BALANCE, DECEMBER 31, 2003	$—	$42,260	$3,729	$3,729	$49,718

See notes to financial statements.

ORANGE COUNTY—POUGHKEEPSIE LIMITED PARTNERSHIP

STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001
(Dollars in Thousands)

	2003	2002	2001
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$121,568	$97,369	$67,220
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for uncollectible accounts receivable, net of recoveries	30	0	(31)
Depreciation and amortization	5,179	4,225	3,583
Changes in certain assets and liabilities:
Accounts receivable	14	378	1,795
Unbilled revenue	259	420	(433)
Prepaid expenses and other current assets	(14)	104	(30)
Deferred charges and other assets	1	3	2
Accounts payable and accrued liabilities	(887)	901	(1,646)
Advance billings	63	51	24

Net cash provided by operating activities	126,213	103,451	70,484

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(5,328)	(7,706)	(4,887)
Proceeds from sale of property, plant and equipment	—	64	—

Net cash used in investing activities	(5,328)	(7,642)	(4,887)

CASH FLOWS FROM FINANCING ACTIVITIES:
Decrease (increase) in due from general partner, net	14,115	(15,809)	4,403
Distribution to partners	(135,000)	(80,000)	(70,000)

Net cash used in financing activities	(120,885)	(95,809)	(65,597)

INCREASE IN CASH	—	—	—
CASH, BEGINNING OF YEAR	—	—	—

CASH, END OF YEAR	$—	$—	$—

See notes to financial statements.

ORANGE COUNTY—POUGHKEEPSIE LIMITED PARTNERSHIP

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2003, 2002, AND 2001
(Dollars in Thousands)

1.    ORGANIZATION AND MANAGEMENT

        Orange County—Poughkeepsie Limited Partnership—Orange County—Poughkeepsie Limited Partnership (the "Partnership") was formed in 1987. The principal activity of the Partnership is providing wholesale cellular service to resellers who operate principally in the Orange County and Poughkeepsie, New York service areas.

        The partners and their respective ownership percentages as of December 31, 2003 are as follows:

Managing and general partner:
Verizon Wireless of the East LP*	85.0%
Limited partners:
Taconic Telephone Corporation ("Taconic")	7.5%
Warwick Valley Telephone Company ("Warwick")	7.5%

*
Prior to August 15, 2002 NYNEX Mobile LP 2 was the managing and general partner of the Partnership. On August 15, 2002 NYNEX Mobile LP 2 transferred its 85% partnership interest to its affiliate, Verizon Wireless of the East LP. Verizon Wireless of the East LP is a partnership between Verizon Wireless of Georgia LLC (the General Partner) and Verizon Wireless Acquisition South LLC (the LP), which hold a controlling interest, and Price Communications which has a preferred interest. Verizon Wireless of the East LP is a partnership which is consolidated by Cellco Partnership (d/b/a Verizon Wireless) ("Cellco").

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        Revenue Recognition—The Partnership earns revenue by providing access to the network (access revenue) and for usage of the network (airtime/usage revenue), which includes roaming and long distance revenue. In general, access revenue is billed one month in advance and is recognized when earned; the unearned portion is classified in advance billings. Airtime/usage revenue, roaming revenue and long distance revenue are recognized when service is rendered and included in unbilled revenue until billed. The Partnership's revenue recognition policies are in accordance with the Securities and Exchange Commission's Staff Accounting Bulletin ("SAB") No. 101, Revenue Recognition in Financial Statements and Staff Accounting Bulletin ("SAB") No. 104, Revenue Recognition.

        Approximately 98%, 98%, and 96% of the Partnership's 2003, 2002 and 2001 revenue is affiliate revenue due to the fact that Cellco is the Partnership's primary reseller. The wholesale rates charged to Cellco do not necessarily reflect current market rates. The Partnership continues to re-evaluate the rates and expects these rates to be reduced in the future consistent with market trends and the terms of the limited partnership agreement (See Note 4).

        Cellular service revenues resulting from a cellsite agreement with Cellco are recognized based upon an allocation of airtime minutes (See Note 4).

        Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Estimates are used for, but not limited to, the accounting for: allocations, allowance for uncollectible accounts receivable, unbilled revenue, depreciation and amortization, useful life and impairment of assets, accrued expenses, taxes, and contingencies. Estimates and assumptions are periodically reviewed and the effects of any material revisions are reflected in the financial statements in the period that they are determined to be necessary.

        Operating Expenses—Operating expenses include expenses incurred directly by the Partnership, as well as an allocation of administrative and operating costs incurred by the general partner or its affiliates on behalf of the Partnership. Services performed on behalf of the Partnership are provided by employees of Cellco. These employees are not employees of the Partnership and therefore, operating expenses include direct and allocated charges of salary and employee benefit costs for the services provided to the Partnership. The Partnership believes such allocations, based on the Partnership's percentage of customers or gross adds, as applicable, are reasonable.

        Property, Plant and Equipment—Property, plant and equipment primarily represents costs incurred to construct and enhance Mobile Telephone Switching Offices ("MTSOs") and cell sites within the Partnership's network. The cost of property, plant and equipment is depreciated over its estimated useful life using the straight-line method of accounting. Leasehold improvements are amortized over the shorter of their estimated useful lives or the term of the related lease. Major improvements to existing plant and equipment are capitalized. Routine maintenance and repairs that do not extend the life of the plant and equipment are charged to expense as incurred.

        Upon the sale or retirement of property, plant and equipment, the cost and related accumulated depreciation or amortization is eliminated from the accounts and any related gain or loss is reflected in the Statements of Operations.

        Network engineering costs incurred during the construction phase of the Partnership's network and real estate properties under development are capitalized as part of property, plant and equipment and recorded as construction in progress until the projects are completed and placed into service.

        FCC Licenses—The Federal Communications Commission ("FCC") issues licenses that authorize cellular carriers to provide service in specific cellular geographic service areas. The FCC grants licenses for terms of up to ten years. In 1993 the FCC adopted specific standards to apply to cellular renewals, concluding it will reward a license renewal to a cellular licensee that meets certain standards of past performance. Historically, the FCC has granted license renewals routinely. The current term of both of the Partnership's FCC licenses expire in January 2008. Both of the Partnership's licenses are recorded on the books of Cellco. Cellco believes it will be able to meet all requirements necessary to secure renewal of the Partnership's cellular licenses.

        Valuation of Assets—Long-lived assets, including property, plant and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. The impairment loss, if determined to be necessary, would be measured as the amount by which the carrying amount of the asset exceeds the fair value of the asset.

        The FCC licenses recorded on the books of Cellco are evaluated for impairment, by Cellco, under the guidance set forth in Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets." The FCC licenses are treated as an indefinite life intangible asset under the provisions of SFAS No. 142 and are not amortized, but rather are tested for impairment annually or between annual dates, if events or circumstances warrant. All of the licenses in Cellco's nationwide footprint are tested in the aggregate for impairment under SFAS No. 142. When testing the carrying value of the wireless licenses for impairment, Cellco determines the fair value of the aggregated wireless licenses by subtracting from enterprise discounted cash flows (net of debt) the fair value of all of the other net tangible and intangible assets of Cellco, including previously unrecognized intangible assets. If the fair value of the aggregated wireless licenses as determined above is less than the aggregated carrying amount of the licenses, an impairment will be recognized by Cellco. Any impairment loss recognized by Cellco will be allocated to its consolidated subsidiaries based upon a reasonable methodology. No impairment was recognized in 2003 and 2002. Future tests for impairment will be performed by Cellco at least annually and more often if events or circumstances warrant.

        Concentrations—To the extent the Partnership's customer receivables become delinquent, collection activities commence. The general partner accounts for 88.8% and 88.2% of the accounts receivable balance at December 31, 2003, and 2002 respectively. The Partnership maintains an allowance for losses based on the expected collectibility of accounts receivable.

        Approximately 98%, 98%, and 96% of the Partnership's 2003, 2002 and 2001 revenue is affiliate revenue.

        The general partner relies on local and long-distance telephone companies, some of whom are related parties, and other companies to provide certain communication services. Although management believes alternative telecommunications facilities could be found in a timely manner, any disruption of these services could potentially have an adverse impact on the Partnership's operating results.

        Although the general partner attempts to maintain multiple vendors for equipment, which are important components of its operations, they are currently acquired from only a few sources. Certain of these products are in turn utilized by the Partnership and are important components of the Partnership's operations. If the suppliers are unable to meet the general partner's needs as it builds out its network infrastructure and sells service and equipment, delays and increased costs in the expansion of the Partnership's network infrastructure or losses of potential customers could result, which would adversely affect operating results.

        Financial Instruments—The Partnership's trade receivables and payables are short-term in nature, and accordingly, their carrying value approximates fair value.

        Income Taxes—The Partnership is not a taxable entity for Federal and state income tax purposes. Any taxable income or loss is apportioned to the partners based on their respective partnership interests and is reported by them individually.

        Segments—The Partnership has one reportable business segment and operates domestically only. The Partnership's products and services are materially comprised of wireless telecommunications services.

        Due from General Partner—Due from General Partner principally represents the Partnership's cash position. The general partner manages all cash and financing activities of the Partnership. As such, the change in Due from General Partner is reflected as a financing activity in the Statements of Cash Flows. Additionally, administrative and operating costs incurred by the general partner on behalf of the Partnership are charged to the Partnership through this account. Interest income is based on the average monthly outstanding balance in this account and is calculated by applying Cellco's average cost of borrowing from Verizon Global Funding, a wholly owned subsidiary of Verizon Communications. The cost of borrowing was approximately 5.0%, 5.5%, and 4.6% at December 31, 2003, 2002 and 2001, respectively. Included in Other Income, Net is net interest income related to the Due from General Partner balance of $1,472, $1,553 and $1,167 for the years ended December 31, 2003, 2002 and 2001, respectively.

        Recently Issued Accounting Pronouncements—In June 2001, the Financial Accounting Standards Board, ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 143, "Accounting for Asset Retirement Obligations." This standard requires entities to recognize the fair value of any legal obligation associated with the retirement of long-lived assets and to capitalize that amount as a part of the book value of the long-lived asset. That cost is then depreciated over the remaining life of the underlying long-lived asset. The Partnership adopted the standard January 1, 2003. The adoption of SFAS No. 143 had no material effect on the Partnership's financial statements.

        In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." This standard re-addresses financial accounting and reporting for the impairment or disposal of long-lived assets. It concludes that one accounting model be used for long-lived assets to be disposed of by sale and broadens the presentation of discontinued operations to include more disposal transactions. The Partnership adopted the standard effective January 1, 2002. The adoption of SFAS No. 144 had no material effect on the Partnership's financial statements.

        In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities". This standard nullifies Emerging Issue Task Force (EITF) Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." This standard requires the recognition of a liability for a cost associated with an exit or disposal activity at the time the liability is incurred, rather than at the commitment date to exit a plan as required by EITF 94-3. The Partnership adopted this standard January 1, 2003. The adoption of SFAS No. 146 had no material effect on the Partnership's financial statements.

        In May 2003 the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity." This standard establishes guidance for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances) because that financial statement embodies an obligation of the issuer. Many of those instruments were previously classified as equity.

This standard was effective for financial instruments entered into or modified after May 31, 2003. For existing instruments created before the issuance date of this statement, this standard was effective July 1, 2003. The adoption of SFAS 150 had no material effect on the Partnership's financial statements.

        Reclassifications—Certain reclassifications have been made to the 2002 and 2001 year financial statements to conform to the current year presentation.

        Distributions—The Partnership is required to make distributions to its partners on a quarterly basis based upon the Partnership's operating results, cash availability and financing needs as determined by the general partner at the date of the distribution. In January 2004, the Partnership made a distribution of $22 million to its partners.

3.    PROPERTY, PLANT AND EQUIPMENT, NET

        Property, plant and equipment, net, consists of the following:

		December 31,
(Dollars in Thousands)
	Useful Lives	2003	2002
Buildings and improvements	10-40 years	$11,245	$10,521
Wireless plant equipment	3-15 years	44,525	40,502
Furniture, fixtures and equipment	2-7 years	318	318

		56,088	51,341
Less accumulated depreciation		(26,466)	(21,868)

Property, plant and equipment, net		$29,622	$29,473

        Property, plant, and equipment, net, includes the following:

        Allocated capitalized network engineering costs of $415 and $466 were recorded during the years ended December 31, 2003 and 2002 respectively.

        Construction-in-progress included in certain of the classifications shown above, principally wireless plant equipment, amounted to $852 and $2,373 at December 31, 2003 and 2002 respectively.

        Depreciation expense for the years ended December 31, 2003, 2002 and 2001 was $5,179, $4,225 and $3,582 respectively.

4.    TRANSACTIONS WITH AFFILIATES

        Significant transactions with affiliates are summarized as follows:

	Years Ended December 31,
(Dollars in Thousands)
	2003	2002	2001
Revenue:
Operating revenues (b)	$138,796	$109,232	$76,609
Cellsite allocated revenues (c)	2,963	3,037	1,981
Cost of Service:
Direct telecommunication charges (a)	274	302	335
Allocation of cost of service (a)	3,315	1,105	1,737
Allocation of switch usage cost (a)	7,256	5,077	3,760
Selling, General and Administrative:
Allocation of certain general and
administrative expenses (a)	1,797	1,399	1,497

(a)
Expenses were allocated based on the Partnership's percentage of customers, gross adds or minutes of use where applicable. The Partnership believes the allocations are reasonable.

(b)
Affiliate operating revenues primarily represent revenues generated from transactions with Cellco, the Partnership's primary reseller. The wholesale rates charged to Cellco do not necessarily reflect current market rates. The Partnership continues to re-evaluate the rates and expects these rates to be reduced in the future consistent with market trends and the terms of the limited partnership agreement.

(c)
Cellsite allocated revenues, based on the Partnership's percentage of minutes of use, result from the Partnership sharing a cell site with the Catskills RSA Limited Partnership, an affiliate entity.

5.    COMMITMENTS

        The general partner, on behalf of the Partnership, and the Partnership have entered into operating leases for facilities and equipment used in its operations. Some lease contracts include renewal options that include rent expense adjustments based on the Consumer Price Index. For the years ended December 31, 2003, 2002 and 2001, the Partnership recognized a total of $1,234, $1,100 and $934, respectively, as rent expense related to payments under these operating leases, which is included in cost of service and general and administrative expenses in the accompanying Statements of Operations.

        Future minimum rental commitments under noncancelable operating leases, excluding renewal options which the Partnership intends to exercise, for the years shown are as follows:

(Dollars in Thousands)
Years	Amount
2004	$1,248
2005	1,161
2006	1,062
2007	878
2008	764
2009 and thereafter	851

Total minimum payments	$5,964

        From time to time the general partner enters into purchase commitments, primarily for network equipment, on behalf of the Partnership.

6.    VALUATION AND QUALIFYING ACCOUNTS

(Dollars in Thousands)	Balance at Beginning of the Year	Additions Charged to Operations	Write-offs Net of Recoveries	Balance at End of the Year
Accounts Receivable Allowances:
2002	$—	$1	$—	$1
2003	1	49	(30)	20

7.    CONTINGENCIES

        Cellco is subject to lawsuits and other claims including class actions, product liability, patent infringement, intellectual property, antitrust, partnership disputes, and claims involving relations with resellers and agents. Cellco is also defending lawsuits against Cellco and other participants in the wireless industry alleging various adverse effects as a result of wireless phone usage. Various consumer class action lawsuits allege that the Cellco breached contracts with consumers, violated certain state consumer protection laws and other statutes and defrauded customers through concealed or misleading billing practices. Certain of these lawsuits and other claims may impact the Partnership. These litigation matters may involve indemnification obligations by third parties and/or affiliated parties covering all or part of any potential damage awards against Cellco and the Partnership and/or insurance coverage. Attorneys general in a number of states are investigating certain sales, marketing and advertising practices. All of the above matters are subject to many uncertainties, and outcomes are not predictable with assurance.

        The Partnership may be allocated a portion of the damages that may result upon adjudication of these matters if the claimants prevail in their actions. Consequently, the ultimate liability with respect to these matters at December 31, 2003 cannot be ascertained. The potential effect, if any, on the financial condition and results of operations of the Partnership, in the period in which these matters are resolved, may be material.

        In addition to the aforementioned matters, Cellco is subject to various other legal actions and claims in the normal course of business. While Cellco's legal counsel cannot give assurance as to the outcome of each of these matters, in management's opinion, based on the advice of such legal counsel, the ultimate liability with respect to any of these actions, or all of them combined, will not materially affect the financial position or operating results of the Partnership.

******

RSA 2-I PARTNERSHIP

Financial Statements

INDEPENDENT AUDITORS' REPORT

To the Partners of
Illinois Valley Cellular RSA 2-I Partnership

        We have audited the accompanying balance sheets of Illinois Valley Cellular RSA 2-I Partnership (an Illinois partnership) as of December 31, 2002 and 2001, and the related statements of income, partners' capital, and cash flows for each of three years in the period ended December 31, 2002. These financial statements are the responsibility of the Operating Partner's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as, evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Illinois Valley Cellular RSA 2-I Partnership as of December 31, 2002 and 2001, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

/s/ KIESLING ASSOCIATES LLP
Madison, Wisconsin
March 1, 2003

ILLINOIS VALLEY CELLULAR RSA 2-1 PARTNERSHIP

BALANCE SHEETS
December 31, 2002 and 2001

	2002	2001
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$117,870	$102,338
Accounts receivable
Due from customers
Less allowance of $116,500 and $110,000, respectively	1,079,795	1,176,246
Affiliates	233,674	115,664
Other	58,018	65,137
Prepaids	97,384	3,446

	1,586,741	1,462,831

PROPERTY AND EQUIPMENT
Plant in service	13,342,101	11,149,052
Less accumulated depreciation	(6,833,198)	(6,022,436)

	6,508,903	5,126,616
Plant under construction	5,704	5,845

	6,514,607	5,132,461

OTHER NONCURRENT ASSETS
Investments	159,144	235,647

TOTAL ASSETS	$8,260,492	$6,830,939

ILLINOIS VALLEY CELLULAR RSA 2-1 PARTNERSHIP

BALANCE SHEETS
December 31, 2002 and 2001

	2002	2001
LIABILITIES AND PARTNERS' CAPITAL
CURRENT LIABILITIES
Current portion of long-term debt	$—	$659,340
Capital lease obligation	21,287	—
Notes Payable	1,000,000	—
Accounts Payable:
Trade	204,101	24,314
Affiliates	608,248	316,154
Other	290,254	244,508
Accrued liabilities—affiliate	136,559	98,078
Accrued commissions	71,288	76,912
Advance billings	279,853	246,652
Other	168,064	122,044

	2,779,654	1,788,002

LONG-TERM OBLIGATIONS
Capital lease obligation	96,620

PARTNERS' CAPITAL	5,384,218	5,042,937

TOTAL LIABILITIES AND PARTNERS' CAPITAL	$8,260,492	$6,830,939

The accompanying notes are an integral part of these financial statements

ILLINOIS VALLEY CELLULAR RSA 2-I PARTNERSHIP

STATEMENTS OF INCOME
Years Ended December 31, 2002, 2001 and 2000

	2002	2001	2000
OPERATING REVENUES
Retail service	$6,513,308	$6,123,233	$6,095,261
Roamer service	3,131,185	4,020,995	3,184,181
Equipment sales	181,442	180,670	149,909
Miscellaneous services	1,069,743	906,974	693,533

	10,895,678	11,231,872	10,122,884

OPERATING EXPENSES
Cost of services	4,572,661	4,358,681	3,439,668
Cost of equipment sales	1,017,085	937,143	890,065
Selling, general and administrative	3,986,972	3,723,723	3,229,256
Depreciation	956,539	748,968	772,698

	10,533,257	9,768,515	8,331,687

OPERATING INCOME	362,421	1,463,357	1,791,197

OTHER INCOME (EXPENSES)
Interest expense	(43,862)	(78,081)	(154,861)
Interest during construction	9,534	—	—
Other, net	13,188	28,039	33,284

	(21,140)	(50,042)	(121,577)

NET INCOME	$341,281	$1,413,315	$1,669,620

The accompanying notes are an integral part of these financial statements.

ILLINOIS VALLEY CELLULAR RSA 2-I PARTNERSHIP

STATEMENTS OF PARTNERS' CAPITAL
December 31, 2002, 2001, and 2000

Total
Balance at December 31, 1999	$2,859,792
Net income	1,669,620
Distribution	(549,994)

Balance at December 31, 2000	3,979,418
Net income	1,413,315
Distribution	(349,796)

Balance at December 31, 2001	5,042,937
Net income	341,281

Balance at December 31, 2002	$5,384,218

The accompanying notes are an integral part of these financial statements.

ILLINOIS VALLEY CELLULAR RSA 2-I PARTNERSHIP

STATEMENTS OF CASH FLOWS
Years Ended December 31, 2002, 2001, and 2000

	2002	2001	2000
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$341,281	$1,413,315	$1,669,620
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	956,539	748,968	772,698
Provision for losses on accounts receivable	(6,500)	(24,000)	(8,000)
Changes in assets and liabilities:
(Increase) Decrease in:
Accounts receivable	(7,940)	(225,823)	(9,609)
Prepaids	(93,938)	—	—
Increase (Decrease) in:
Accounts payable	517,627	102,857	(135,409)
Other	112,078	95,298	(47,291)

Net cash provided by operating activities	1,819,147	2,110,615	2,242,009

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(2,214,901)	(995,505)	(889,583)
Proceeds from the sale of investments, net	76,503	87,431	88,012

Net cash used in investing activities	(2,138,398)	(908,074)	(801,571)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from short-term borrowings	1,000,000	—	—
Repayment of long-term borrowings	(659,340)	(801,751)	(933,040)
Payments of capital lease obligations	(5,877)	—	—
Partnership distribution	—	(349,796)	(549,994)

Net cash provided by/(used in) financing activities	334,783	(1,151,547)	(1,483,034)

Net Increase (Decrease) in Cash and Cash Equivalents	15,532	50,994	(42,596)
Cash and Cash Equivalents at Beginning of Year	102,338	51,344	93,940

Cash and Cash Equivalents at End of Year	$117,870	$102,338	$51,344

The accompanying notes are an integral part of these financial statements.

ILLINOIS VALLEY CELLULAR RSA 2-I PARTNERSHIP

NOTES TO FINANCIAL STATEMENTS

NOTE 1. ORGANIZATION

        The Illinois Valley Cellular RSA 2-I Partnership (Partnership) is organized pursuant to the provisions of the Illinois Uniform Partnership Act. The Partnership was formed on November 8, 1989, to fund, establish, and provide cellular service within a portion of the Illinois RSA 2 Cellular Geographic Service Area. At December 31, 2002, 2001, and 2000, the general partners and their respective ownership percentages in the Partnership were as follows:

Partner	Percentage
Verizon Wireless	40.00%
CENCOMM, Inc.	6-2/3
C-R Cellular, Inc.	6-2/3
DePue Communications, Inc.	6-2/3
Gemcell, Inc.	6-2/3
Gridley Cellular, Inc.	6-2/3
Leonore Cellular, Inc.	6-2/3
Marseilles Cellular, Inc.	6-2/3
McNabb Cellular, Inc.	6-2/3
Tonica Cellular, Inc.	6-2/3

100.00%

        Marseilles Cellular, Inc. (MC) was elected by the Partnership to serve as the operating and network partner of the Partnership.

        The partners make capital contributions, share in the operating results, and receive distributions from the Partnership in accordance with their respective ownership percentages.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

        The accounting policies of the Partnership conform to accounting principles generally accepted in the United States of America. Management uses estimates and assumptions in preparing its financial statements. Those estimates and assumptions affect the reported amounts of assets, liabilities, revenues, and expenses, and the disclosure of contingent assets and liabilities. Actual results may differ from those estimates.

Property and Equipment

        The Partnership's property and equipment is stated at cost, including labor and overheads associated with construction and capitalized interest.

        Depreciation is computed by applying the straight-line method. The estimated service lives for depreciable plant and equipment are: 10 to 20 years for cell site towers and shelter; 7 to 10 years for radio frequency equipment, electronic mobile exchange and base site controller equipment; 7 to 10 years for furniture and fixtures; and 3 to 5 years for computer equipment.

        When depreciable properties are sold, or otherwise disposed of, any resulting gains or losses are included in the determination of income.

Long-Lived Assets

        The Partnership recognizes impairment losses on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount.

Revenue Recognition

        The Partnership earns revenue by providing access to the cellular network (access revenue) and for usage of the cellular network (airtime and toll revenue). Access revenue is billed one month in advance and is recognized when earned. Airtime (including roaming) and toll revenues are recognized when the services are rendered. Other revenues are recognized when services are performed and include, primarily, connection revenues. Equipment sales are recognized upon delivery of the equipment to the customer.

        The Partnership generates revenue from charges to its customers when they use their cellular phones in other wireless providers' markets. Until 2002, the Partnership included this revenue on a net basis in cost of services in its statement of operations. Expense associated with this revenue, charged by third-party wireless providers, is also included in cost of services. The Partnership used this method because it has passed through to its customers most of the costs related to these revenues. However, the wireless industry and the Partnership have increasingly been using pricing plans that include flat rate pricing and larger home service areas. Under these types of plans, amounts charged to the Partnership by other wireless providers may not necessarily be passed through to its customers.

        In 2002, the Partnership adopted a policy to include these revenues as retail revenue rather than cost of services on a net basis. Roamer revenue includes only the revenue from other wireless providers' customers who use the Partnership's network. Retail revenue and cost of services of $881,197 and $985,702 for 2001 and 2000, respectively, were reclassified to conform to this presentation. This change in presentation has no impact on operating income, net income or partners' equity.

Expense Recognition

        Pursuant to the Partnership Agreement, expenses included in the Statements of Income represent expenses incurred by the Partnership, including an allocation of administrative and operations costs from the operating partner.

Income Taxes

        The Internal Revenue Code and applicable state statutes provide that income and expenses of a partnership are not separately taxable to the Partnership, but rather accrue directly to the partners. Accordingly, no provision for federal or state income taxes has been made in the financial statements.

Advertising Costs

        Advertising costs are expensed as incurred. Advertising expenses were $346,620, $294,841, and $337,750 in 2002, 2001, and 2000, respectively.

Cash Equivalents

        All highly liquid investments with a maturity of three months or less at the time of purchase are considered cash equivalents. The carrying value of cash and cash equivalents approximates its fair value due to the short maturity of the instruments.

Reclassifications

        Certain reclassifications have been made to the 2001 and 2000 financial statements to conform with the 2002 presentation.

NOTE 3. PROPERTY AND EQUIPMENT

        The components of property and equipment were as follows:

	2002	2001
Land and land improvements	$545,333	$541,618
Buildings	1,324,949	1,277,987
Electronic mobile exchange and base site controller equipment	3,955,971	3,462,373
Cell site towers and equipment	3,784,222	3,422,232
Radio frequency equipment	3,054,024	1,966,997
Other	677,602	477,845

Total property and equipment	13,342,101	11,149,052
Less accumulated depreciation	(6,833,198)	(6,022,436)

Net property and equipment	6,508,903	5,126,616
Plant under construction	5,704	5,845

Total net property and equipment	$6,514,607	$5,132,461

        Property and equipment and accumulated depreciation include $123,784 and $2,947, respectively, at December 31, 2002, for capital leases. Property and equipment acquired with capital leases in 2002 was $123,784.

NOTE 4. INVESTMENTS

        Investments include $65,934 and $146,109 at December 31, 2002 and 2001, respectively, of Rural Telephone Finance Cooperative (RTFC) subordinated capital certificates (SCC). Such SCC's were purchased from RTFC as a condition of obtaining long-term financing for the Partnership and are carried at cost. The SCC's are non-interest bearing and are returned as the related RTFC loan is repaid. The stock purchases were fully financed through the issuance of long-term debt obligations to RTFC. It is not practical to estimate the fair value for these investments due to a lack of quoted market prices.

NOTE 5. NOTES PAYABLE

        In 2002, the Partnership entered into a $1,000,000 revolving line of credit loan agreement with RTFC. While the agreement is scheduled to mature on the one year anniversary of the advance, the

Partnership may borrow, repay, and reborrow from time to time until the agreement expires on January 3, 2005. Interest is due quarterly and is based on the prevailing bank prime rate plus one and one-half percent or such lessor amount as determined by RTFC. The rate at December 31, 2002, was 5.8%. The agreement is subject to the provisions of the mortgage and security agreement described below. In addition, the aggregate amount of outstanding principal balance of all Partnership unsecured indebtedness is limited to $1,000,000 at any one time.

        The maximum amount of short-term borrowings at any month-end during 2002 was $1,000,000.

NOTE 6. LONG-TERM DEBT

        Long-term debt consists of:

2001
RTFC notes—variable rate	$513,032
RTFC notes—variable rate	146,308

Total long-term debt	659,340
Less current portion	(659,340)

$—

        The mortgage notes outstanding at December 31, 2001, are to be repaid in equal quarterly installments covering principal and interest beginning two to five years after date of issue and expiring by 2002. The interest rate on the debt is a variable rate established periodically by the RTFC. The rate at December 31, 2001, was 5.3%.

        Substantially all assets of the Partnership are pledged as security under the mortgage and security agreement with the RTFC.

        The mortgage and security and loan agreements underlying the RTFC notes contain certain restrictions on Partnership distributions, return of partner capital contributions, and investment in, or loans to others. In 2000, the Partnership received a waiver from the lender to make partnership distributions. Also included in the loan agreement is a provision which requires the partners to infuse, on an ongoing basis, the greater of sufficient amounts of equity to accommodate any cash shortfalls or certain specified amounts. Further, the Partnership is required, under the loan agreement, to achieve a debt service coverage ratio of not less than 1.25.

        Of the funds available under the RTFC approved loans, including amendments, all amounts were advanced as of December 31, 2002.

        Cash paid for interest net of amounts capitalized for 2002, 2001, and 2000, totaled $25,021, $92,928, and $158,095, respectively.

        The fair value of the partnership debt is estimated based on the discounted value of future cash flows expected to be paid using current rates of borrowing for similar types of debt. The fair value of debt approximates carrying value at December 31, 2002 and 2001.

NOTE 7. RELATED PARTY TRANSACTIONS

        MC, as operating and network partner, performed certain technical, professional, and administrative services on behalf of the Partnership. In accordance with the Partnership Agreement, MC is reimbursed by the Partnership for the Partnership's share of these costs. MC allocates these costs to the various cellular systems to which they provide service based on each entity's customer access lines. Reimbursed expenses in 2002, 2001, and 2000 were $2,224,397, $1,944,325, and $1,725,222, respectively. These reimbursed expenses are classified and presented under the Operating Expenses category to which each relates.

        In addition, $276,062, $252,406, and $223,877 were paid to an affiliate of MC for contract labor, interest, and other services in 2002, 2001, and 2000, respectively.

        Certain cellular equipment sold to subscribers by the Partnership is provided to the Partnership by a related entity at cost. Cost of goods sold is recorded by the Partnership at the time of sale.

        The Partnership has an arrangement with Illinois Valley Cellular RSA 2, Inc. (Switching Company) to provide switching services to the Partnership. The stockholders of the Switching Company own 53% of the Partnership. In 2002, switching and toll roaming services of $546,600 and $1,716,618, respectively, were provided to the Partnership. These services in 2001 were $455,250 and $1,592,348, respectively, and in 2000 were $423,525 and $1,004,834, respectively. The Switching Company received $511,669, $334,881, and $293,108 of access and billing and collecting services from the Partnership in 2002, 2001, and 2000, respectively.

NOTE 8. CONCENTRATIONS OF CREDIT RISK

        Financial instruments that potentially subject the Partnership to concentrations of credit risk consist principally of cash equivalents and accounts receivable. The Partnership grants credit to cellular customers located primarily within its portion of the Illinois RSA 2 cellular geographic service area, to other cellular carriers, and to other telecommunications carriers.

        The Partnership maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Partnership has not experienced any losses in such accounts. The Partnership believes it is not exposed to any significant credit risk on cash and cash equivalents.

        Retail service revenues are derived from customers located primarily within the Partnership's portion of the Illinois RSA 2 cellular geographic service area. The Partnership grants credit to these customers, substantially all of whom are local residents of this geographic area.

        Roamer cellular revenues are derived under arrangements with other wireless carriers (roaming partners) whose customers use the Partnership's network to place or complete calls. Roaming revenues from Verizon Wireless accounted for 21%, 31%, and 22% of total operating revenues in 2002, 2001, and 2000, respectively.

NOTE 9. LEASE COMMITMENTS

        Future minimum rental payments under leases for facilities have initial non-cancelable lease terms at December 31, 2002 as follows:

	Capitalized Leases	Operating Leases
2003	$32,612	$154,200
2004	30,103	145,200
2005	30,104	130,400
2006	30,104	113,180
2007	20,069	65,750
Thereafter	—	—

Total minimum lease payments	$142,992	$608,730
Less amount representing interest	25,085

Present value of minimum lease payments including current maturities of $21,287	$117,907

        The cell site leases are renewable for four additional five-year periods under similar terms at the end of the initial term. Lease terms provide for certain adjustments of the payments in the renewal periods.

        The Partnership has an office building lease with an affiliate of MC for an initial term of five years. The Partnership's portion of the annual base rental, included in the future minimum rental payments above, is $68,400. A contingent rental provision allows for increases in base rent for real estate taxes and operating costs in excess of base operating costs. The agreement includes an option to extend the lease for an additional five years.

        Rental expense for all cancelable and non-cancelable operating leases totaled $199,503, $139,150, and $114,856 in 2002, 2001, and 2000, respectively.

NOTE 10. ALLOWANCE FOR UNCOLLECTIBLES

        The Company uses the reserve method to recognize uncollectible customer accounts. The following activity has been recognized under this method.

	2002	2001	2000
Balance, December 31	$110,000	$134,000	$142,000
Provision for uncollectibles	67,489	33,902	107,037
Accounts written off, net of recoveries	60,989	57,902	115,037

Balance, December 31	$116,500	$110,000	$134,000

NOTE 11. SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

        The following table presents summarized quarterly results.

	Quarter
	1st	2nd	3rd	4th
2002
Operating revenues	$2,665,525	$2,732,486	$2,784,279	$2,713,388
Operating income	$300,775	$181,779	$69,549	$(189,682)
Net income	$310,158	$175,016	$64,205	$(208,098)
2001
Operating revenues	$2,457,057	$2,897,386	$2,994,715	$2,882,714
Operating income	$238,467	$378,592	$402,836	$443,462
Net income	$222,770	$357,551	$387,483	$445,511

        Quarterly operating results are not necessarily representative of operations for a full year for various reasons, including seasonal variations in customer calling patterns and timing of promotional activities.

NOTE 12. RECENT ACCOUNTING DEVELOPMENTS

        In June 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard (SFAS) No. 143, "Accounting for Asset Retirement Obligations." SFAS No. 143 requires entities to record the fair value of the liability for legal obligations associated with an asset retirement in the period in which the obligation is incurred. When the liability is initially recorded, the entity capitalizes the cost of the asset retirement obligation by increasing the carrying amount of the related long-lived asset. Over time, the liability is accreted to its present value each period, and the capitalized cost is depreciated over the useful life of the related asset.

        In April 2002, the FASB issued No. 145, "Rescission of FASB Statements No.4, 44, and 64, Amendment of FASB Statement No.13, and Technical Corrections." SFAS No. 145 rescinds FASB Statement No.4, "Reporting Gains and Losses from Extinguishment of Debt," and an amendment of that Statement, FASB Statement No.64, "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements." SFAS No. 145 also rescinds FASB Statement No. 44, "Accounting for Intangible Assets of Motor Carriers," and amends FASB Statement No. 13, "Accounting for Leases."

        In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities," SFAS No. 146 requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan.

        In November 2002, the FASB issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." This interpretation elaborates on the disclosures required in financial statements concerning obligations under certain guarantees. It also clarifies the requirements related to the recognition of liabilities by a guarantor at the inception of certain guarantees. The disclosure requirements of this interpretation were effective on December 31, 2002. No disclosures were required at December 31, 2002.

        The Partnership has not yet determined the impact the adoption of these Standards will have on its financial position, results of operations, and cash flows.

RSA 2-I PARTNERSHIP
Unaudited Financial Statements
For the six months ended June 30, 2003

RSA 2-I Balance Sheet (Unaudited) June 30, 2003

ASSETS
Current Assets
Cash & Cash Equivalents	$80,038
Accounts Receivable
Due from Customers
Less Allowance for Uncollectible of $164,402	1,653,482
Affiliates	431,163
Prepayments	107,379

Total Current Assets	2,272,062

Plant & Equipment
Plant In Service	13,605,649
Less Accumulated Depreciation	(7,432,892)

6,172,757
Plant Under Construction	57,033

6,229,790

Other Noncurrent Assets
Investments	94,246

TOTAL ASSETS	$8,596,098

LIABILITIES AND PARTNERS' CAPITAL
Current Liabilities:
Note Payable	$1,000,000
Accounts Payable
Trade	227,579
Affiliates	567,877
Accrued Liabilities	415,807
Advanced Billings	279,853
Accrued Taxes	112,762
Capital Lease Obligation	21,287
Other	161,572

Total Current Liabilities	2,786,737

Long Term Liabilities
Capital Lease Obligation	86,123
Asset Retirement Obligation	129,136

Total Long Term Liabilities	215,259

Partner's Capital	5,594,102

TOTAL LIABILITIES & PARTNERS' CAPITAL	$8,596,098

RSA 2-I Statement of Income (Unaudited) for the Six Months Ending June 30, 2003

Operating Revenues
Retail service	$3,636,082
Roamer service	2,344,412
Equipment sales	122,749
Miscellaneous services	505,930

6,609,173

Operating Expenses
Cost of services	3,053,145
Cost of equipment sales	554,923
Selling, general and administrative	2,120,550
Depreciation	582,000

6,310,618

Operating Income	298,555

Other Expenses
Interest expense	40,010

Net Income before cumulative effect of change in accounting principle	258,545
Cumulative effect of change in accounting principle	(48,663)

Net Income	$209,882

RSA 2-III PARTNERSHIP

Financial Statements

INDEPENDENT AUDITORS' REPORT

To the Partners of
Illinois Valley Cellular RSA 2-III Partnership

        We have audited the accompanying balance sheets of Illinois Valley Cellular RSA 2-III Partnership (an Illinois partnership) as of December 31, 2002 and 2001, and the related statements of income, partners' capital, and cash flows for each of three years in the period ended December 31, 2002. These financial statements are the responsibility of the Operating Partner's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as, evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Illinois Valley Cellular RSA 2-III Partnership as of December 31, 2002 and 2001, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

/s/ KIESLING ASSOCIATES LLP
Madison, Wisconsin
March 1, 2003

ILLINOIS VALLEY CELLULAR RSA 2-III PARTNERSHIP

BALANCE SHEETS
December 31, 2002 and 2001

	2002	2001
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$81,145	$48,377
Accounts receivable:
Due from customers
Less allowance of $85,000 and $80,000, respectively	565,754	697,422
Affiliates	69,741	72,718
Other	20,554	23,620
Prepaids	104,236	3,855

	841,430	845,992

PROPERTY AND EQUIPMENT
Plant in service	7,124,486	5,816,790
Less accumulated depreciation	(3,356,524)	(2,834,086)

	3,767,962	2,982,704

OTHER NONCURRENT ASSETS
Investments	73,140	100,147
Other	1,215	1,215

	74,355	101,362

TOTAL ASSETS	$4,683,747	$3,930,058

ILLINOIS VALLEY CELLULAR RSA 2-III PARTNERSHIP

BALANCE SHEETS
December 31, 2002 and 2001

	2002	2001
LIABILITIES AND PARTNERS' CAPITAL
CURRENT LIABILITIES
Current portion of long-term debt	$—	$236,690
Capital lease obligation	11,495	—
Notes payable	1,500,000	400,000
Accounts payable:
Trade	107,184	38,031
Affiliates	401,580	429,224
Other	130,070	151,128
Accrued commissions	39,849	51,572
Advance billings	2,383	3,683
Other	154,660	123,789

	2,347,221	1,434,117

LONG-TERM OBLIGATIONS
Capital lease obligation	52,175	—

PARTNERS' CAPITAL	2,284,351	2,495,941

TOTAL LIABILITIES AND PARTNERS' CAPITAL	$4,683,747	$3,930,058

The accompanying notes are an integral part of these financial statements.

ILLINOIS VALLEY CELLULAR RSA 2-III PARTNERSHIP

STATEMENTS OF INCOME
Years Ended December 31, 2002, 2001, and 2000

	2002	2001	2000
OPERATING REVENUES
Retail service	$3,469,059	$3,227,973	$3,047,399
Roamer service	2,521,150	3,344,344	2,573,368
Equipment sales	101,694	111,163	85,863
Miscellaneous services	788,808	637,263	442,516

	6,880,711	7,320,743	6,149,146

OPERATING EXPENSES
Cost of sales	3,628,394	3,563,141	2,817,688
Cost of equipment sales	578,473	570,489	555,587
Selling, general, and administrative	2,280,964	2,080,607	1,758,277
Depreciation	580,137	493,940	489,717

	7,067,968	6,708,177	5,621,269

OPERATING INCOME	(187,257)	612,566	527,877

OTHER INCOME (EXPENSES)
Interest expense	(52,682)	(56,560)	(103,842)
Interest during construction	20,308	—	—
Other, net	8,041	14,352	13,129

	(24,333)	(42,208)	(90,713)

NET INCOME	$(211,590)	$570,358	$437,164

The accompanying notes are an integral part of these financial statements.

ILLINOIS VALLEY CELLULAR RSA 2-III PARTNERSHIP

STATEMENTS OF PARTNERS' CAPITAL
December 31, 2002, 2001, and 2000

Total
Balance at December 31, 1999	$1,988,174
Net Income	437,164
Distribution	(99,994)

Balance at December 31, 2000	2,325,344
Net Income	570,358
Distribution	(399,761)

Balance at December 31, 2001	2,495,941
Net Income (Loss)	(211,590)

Balance at December 31, 2002	$2,284,351

The accompanying notes are an integral part of these financial statements.

ILLINOIS VALLEY CELLULAR RSA 2-III PARTNERSHIP

STATEMENTS OF CASH FLOWS
Years Ended December 31, 2002, 2001, and 2000

	2002	2001	2000
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$(211,590)	$570,358	$437,164
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	580,137	493,940	489,717
Provision for losses on accounts receivable	5,000	10,000	(25,000)
Changes in assets and liabilities:
(Increase) Decrease in:
Accounts receivable	132,711	(239,549)	88,558
Prepaids	(100,381)	—	—
Increase (Decrease) in:
Accounts payable	20,451	311,892	(390,032)
Other	17,852	(11,548)	26,737

Net cash provided by operating activities	444,180	1,135,093	627,144

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(1,298,556)	(484,229)	(129,498)
Proceeds from the sale of investments, net	27,007	46,302	128,861

Net cash used in investing activities	(1,271,549)	(437,927)	(637)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from short-term borrowings	1,100,000	—	—
Repayment of long-term borrowings	(236,690)	(293,659)	(493,234)
Payments of capital lease obligations	(3,173)	—	—
Partnership distribution	—	(399,761)	(99,994)

Net cash provided by/(used in) financial activities	860,137	(693,420)	(593,228)

Net Increase in Cash and Cash Equivalents	32,768	3,746	33,279
Cash and Cash Equivalents at Beginning of Year	48,377	44,631	11,352

Cash and Cash Equivalents at End of Year	$81,145	$48,377	$44,631

The accompanying notes are an integral part of these financial statements.

ILLINOIS VALLEY CELLULAR RSA 2-III PARTNERSHIP

NOTES TO FINANCIAL STATEMENTS

NOTE 1. ORGANIZATION

        The Illinois Valley Cellular RSA 2-III Partnership (Partnership) is organized pursuant to the provisions of the Illinois Uniform Partnership Act. The Partnership was formed on November 6, 1989, to fund, establish, and provide cellular service within a portion of the Illinois RSA 2 Cellular Geographic Service Area. At December 31, 2002, 2001, and 2000, the general partners and their respective ownership percentages in the Partnership were as follows:

Partner	Percentage
Illinois SMSA Limited Partnership	20.00%
Chicago SMSA Limited Partnership	20.00%
CENCOMM, Inc.	6-2/3
C-R Cellular, Inc.	6-2/3
DePue Communications, Inc.	6-2/3
Gemcell, Inc.	6-2/3
Gridley Cellular, Inc.	6-2/3
Leonore Cellular, Inc.	6-2/3
Marscilles Cellular, Inc.	6-2/3
McNabb Cellular, Inc.	6-2/3
Tonica Cellular, Inc.	6-2/3

100.00%

        Marscilles Cellular, Inc. (MC) was elected by the Partnership to serve as the operating and network partner of the Partnership.

        The partners make capital contributions, share in the operating results, and receive distributions from the Partnership in accordance with their respective ownership percentages.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

        The accounting policies of the Partnership conform to accounting principles generally accepted in the United States of America. Management uses estimates and assumptions in preparing its financial statements. Those estimates and assumptions affect the reported amounts of assets, liabilities, revenues and expenses, and the disclosure of contingent assets and liabilities. Actual results may differ from those estimates.

Property and Equipment

        The Partnership's property and equipment is stated at cost, including labor and overheads associated with construction and capitalized interest.

        Depreciation is computed by applying the straight-line method. The estimated service lives for depreciable plant and equipment are: 15 years for buildings; 7 to 15 years for cell site towers; 7 to 10 years for electronic mobile exchange and base site controller equipment; 7 years for furniture and fixtures; and 5 years for computer equipment.

        When depreciable properties are sold, or otherwise disposed of, any resulting gains or losses are included in the determination of income.

Long-Lived Assets

        The Partnership recognizes impairment losses on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount.

Revenue Recognition

        The Partnership earns revenue by providing access to the cellular network (access revenue) and for usage of the cellular network (airtime and toll revenue). Access revenue is billed one month in advance and is recognized when earned. Airtime (including roaming) and toll revenues are recognized when the services are rendered. Other revenues are recognized when services are performed and include, primarily, connection revenues. Equipment sales are recognized upon delivery of the equipment to the customer.

        The Partnership generates revenue from charges to its customers when they use their cellular phones in other wireless providers' markets. Until 2002, the Partnership included this revenue on a net basis in cost of services in its statement of operations. Expense associated with this revenue, charged by third-party wireless providers, is also included in cost of services. The Partnership used this method because it has passed through to its customers most of the costs related to these revenues. However, the wireless industry and the Partnership have increasingly been using pricing plans that include flat rate pricing and larger home service areas. Under these types of plans, amounts charged to the Partnership by other wireless providers may not necessarily be passed through to its customers.

        In 2002, the Partnership adopted a policy to include the revenue as retail revenue rather than cost of services on a net basis. Roamer revenue includes only the revenue from other wireless providers' customers who use the Partnership's network. Retail revenue and cost of services of $523,315 and $589,604 for 2001 and 2000, respectively, were reclassified to conform to this presentation. This change in presentation has no impact on operating income, net income, or partners' equity.

Expense Recognition

        Pursuant to the Partnership Agreement, expenses included in the Statements of Income represent expenses incurred by the Partnership, including an allocation of administrative and operations costs from the operating partner.

Income Taxes

        The Internal Revenue Code and applicable state statutes provide that income and expenses of a partnership are not separately taxable to the Partnership, but rather accrue directly to the partners. Accordingly, no provision for federal or state income taxes has been made in the financial statements

Advertising Costs

        Advertising costs are expensed as incurred. Advertising expenses were $203,997, $162,430, and $170,659 in 2002, 2001 and 2000, respectively.

Cash Equivalents

        All highly liquid investments with a maturity of three months or less at the time of purchase are considered cash equivalents. The carrying value of cash and cash equivalents approximates its fair value due to the short maturity of the investments.

Reclassifications

        Certain reclassifications have been made to the 2001 and 2000 financial statements to conform with the 2002 presentation.

NOTE 3. PROPERTY AND EQUIPMENT

        The components of property and equipment were as follows:

	2002	2001
Land and Land improvements	$233,179	$232,978
Buildings	642,311	594,346
Electronic mobile exchange and base site controller equipment	2,479,042	2,097,221
Cell site towers and equipment	1,855,225	1,436,055
Other	1,914,729	1,456,190

Total property and equipment	7,124,486	5,816,790
Less accumulated depreciation	(3,356,524)	(2,834,086)

Total net property and equipment	$3,767,962	$2,982,704

        Property and equipment and accumulated depreciation include $66,843 and $796, respectively, at December 31, 2002, for capital leases. Property and equipment acquired with capital leases in 2002 was $66,843.

NOTE 4. INVESTMENTS

        Investments include $23,669 and $53,035 at December 31, 2002 and 2001, respectively, of Rural Telephone Finance Cooperative (RTFC) subordinated capital certificates (SCC). Such SCCs were purchased from RTFC as a condition of obtaining long-term financing for the Partnership and are carried at cost. The SCCs are non-interest bearing and are returned as the related RTFC loan is repaid. The stock purchases were fully financed through the issuance of long-term debt obligations to RTFC. It is not practical to estimate the fair value for these investments due to a lack of quoted market prices.

NOTE 5. NOTES PAYABLE

        Notes payable consist of:

	2002	2001
RTFC lines of credit	$500,000	$400,000
RTFC revolving line of credit	1,000,000	—

	$1,500,000	$400,000

        Interest on the lines of credit is at a variable rate (5.8% and 5.3% at December 31, 2002 and 2001, respectively).

        In 2002, the Partnership entered into a $1,000,000 revolving line of credit loan agreement with RTFC. While the agreement is scheduled to mature on the one year anniversary of the advance, the Partnership may borrow, repay, and reborrow from time to time until the agreement expires on January 3, 2005. Interest is due quarterly and is based on the prevailing bank prime rate plus one and one-half percent or such lessor amount as determined by RTFC. The rate at December 31, 2002 was 5.8%. The agreement is subject to the provisions of the mortgage and security agreement described below. In addition, the aggregate amount of outstanding principal balance of all Partnership unsecured indebtedness is limited to $1,000,000 at any one time.

        The maximum amount of short-term borrowings at any month-end during 2002 and 2001 were $1,500,000 and $500,000, respectively.

NOTE 6. LONG-TERM DEBT

        Long-term debt consists of:

2001
RTFC notes—variable rate	$160,160
RTFC notes—variable rate	$76,530

Total long-term debt	236,690
Less current portion	(236,690)

$—

        These mortgage notes outstanding at December 31, 2001, are to be repaid in equal quarterly installments covering principal and interest beginning two to three years after date of issue and expiring by 2002. The interest rate on the debt is a variable rate established periodically by the RTFC. The rate at December 3, 2001, was 5.3%.

        Substantially all assets of the Partnership are pledged as security under the mortgage and security agreement with the RTFC.

        The mortgage and security and loan agreements underlying the RTFC notes contain certain restrictions on Partnership distributions, return of partner capital contributions, and investment in, or loans to others. In 2000, the Partnership received a waiver from the lender to make partnership distributions. Also included in the loan agreement is a provision, which requires the partners to infuse, on an ongoing basis, the greater of sufficient amounts of equity to accommodate any cash shortfalls or certain specified amounts. Further, the Partnership is required, under the loan agreement, to achieve a debt service coverage ratio of not less than 1.25.

        Of the funds available under the RTFC approved loans, including amendments, all amounts were advanced as of December 31, 2002.

        Cash paid for interest net amounts capitalized for 2002, 2001, and 2000 totaled $24,922, $62,028, and $97,253, respectively.

        The fair value of the partnership debt is estimated based on the discounted value of future cash flows expected to be paid using current rates of borrowing for similar types of debt. The fair value of debt approximates carrying value at December 31, 2002 and 2001.

NOTE 7. RELATED PARTY TRANSACTIONS

        MC, as operating and network partner, performed certain technical, professional, and administrative services on behalf of the Partnership. In accordance with the Partnership Agreement, MC is reimbursed by the Partnership's share of these costs. MC allocates these costs to the various cellular systems to which they provide service based on each entity's customer access lines. Reimbursed expenses in 2002, 2001, and 2000 were $1,194,151; $1,040,212; and $885,246; respectively. These reimbursed expenses are classified and presented under the Operating Expenses category to which each relates.

        In addition, $107,974, $105,260, and $96,678 were paid to an affiliate of MC for contract labor, interest, and other services in 2002, 2001, and 2000, respectively.

        Certain cellular equipment sold to subscribers by the Partnership is provided to the Partnership by a related entity at cost. Cost of goods sold is recorded by the Partnership at the time of sale.

        The Partnership has an arrangement with Illinois Valley Cellular RSA 2, Inc. (Switching Company) to provide switching services to the Partnership. The stockholders of the Switching Company own 53% of the Partnership. In 2002, switching and toll roaming services of $794,832 and $1,431,105, respectively, were provided to the Partnership. These services in 2001 were $767,976 and $1,311,962, respectively and in 2000 were $719,858 and $816,461, respectively. The Switching Company received $414,548, $353,983, and $231,694 of access and billing and collecting services from the Partnership in 2002, 2001, and 2000, respectively.

NOTE 8. CONCENTRATIONS OF CREDIT RISK

        Financial instruments that potentially subject the Partnership to concentrations of credit risk consist principally cash equivalents and accounts receivable. The Partnership grants credit to cellular customers located primarily within its portion of the Illinois RSA 2 cellular geographic service area, to other cellular carriers, and to other telecommunications carriers.

        The Partnership maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Partnership has not experienced any losses in such accounts. The Partnership believes it is not exposed to any significant credit risk on cash and cash equivalents.

        Retail cellular revenues are derived from customers located primarily within the Partnership's portion of the Illinois RSA 2 cellular geographic service area. The Partnership grants credit to these customers, substantially all of whom are local residents of this geographic area.

        Roamer cellular revenues are derived under arrangements with other wireless carriers (roaming partners) whose customers use the Partnership's network to place of complete calls. Roaming revenues from Verizon Wireless accounted for 34%, 43%, and 30% of total operating revenues in 2002, 2001, and 2000, respectively.

NOTE 9. LEASE COMMITMENTS

        Future minimum rental payments under leases for facilities have initial non-cancelable lease terms at December 31, 2002 as follows:

	Capitalized Leases	Operating Leases
2003	$17,611	$93,586
2004	15,956	71,086
2005	16,256	62,036
2006	16,256	55,436
2007	10,837	34,952
Thereafter	—	—

Total minimum lease payments	$76,916	$317,096
Less amount representing interest	13,246	—

Present value of minimum lease payments including current maturities of $11,495	$63,670	$317,096

        Cell site leases are renewable for four additional five-year periods under similar terms at the end of the initial term. Lease terms provide for certain adjustment of the payments in the renewal periods.

        The Partnership has an office building lease with an affiliate of MC for an initial term of five years. The Partnership's portion of the annual base rental, included in the future minimum rental payments above, is $36,936. A contingent rental provision allows for increases in base rent for real estate taxes and operating costs in excess of base operating costs. The agreement includes an option to extend the lease for an additional five years.

        Rental expense for all cancelable and non-cancelable operating leases totaled $122,319, $95,515, and $90,900 in 2002, 2001, and 2000, respectively.

NOTE 10. ALLOWANCE FOR UNCOLLECTIBLES

        The Company uses the reserve method to recognize uncollectible customer accounts. The following activity has been recognized under this method.

	2002	2001	2000
Balance, December 31	$80,000	$70,000	$95,000
Provision for uncollectibles	51,226	36,991	47,460
Accounts written off, net of recoveries	46,226	26,991	72,460

Balance, December 31	$85,000	$80,000	$70,000

NOTE 11. SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

        The following table presents summarized quarterly results.

	Quarter
	1st	2nd	3rd	4th
2002
Operating revenues	$1,707,412	$1,698,737	$1,745,740	$1,728,822
Operating income	$48,352	$(19,292)	$(45,733)	$(170,584)
Net income	$51,725	$(26,825)	$(52,226)	$(184,262)
2001
Operating revenues	$1,614,897	$1,872,348	$1,911,963	$1,921,535
Operating income	$114,963	$153,201	$169,279	$175,123
Net income	$107,694	$136,992	$156,622	$169,050

        Quarterly operating results are not necessarily representative of operations for a full year for various reasons, including seasonal variations in customer calling patterns and timing of promotional activities.

NOTE 12. RECENT ACCOUNTING DEVELOPMENTS

        In June 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard (SFAS) No. 143, "Accounting for Asset Retirement Obligations." SFAS No. 143 requires entities to record the fair value of the liability for legal obligations associated with an asset retirement in the period in which the obligation is incurred. When the liability is initially recorded, the entity capitalizes the cost of the asset retirement obligation by increasing the carrying amount of the related long-lived asset. Over time, the liability is accreted to its present value each period, and the capitalized cost is depreciated over the useful life of the related asset.

        In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." SFAS No. 145 rescinds FASB Statement No. 4, "Reporting Gains and Losses from Extinguishment of Debt," and an amendment of that Statement, FASB Statement No. 64, "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements." SFAS No. 145 also rescinds FASB Statement No. 44, "Accounting for Intangible Assets of Motor Carriers," and amends FASB Statement No. 13, "Accounting for Leases."

        In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities," SFAS No. 146 requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan.

        In November 2002, the FASB issued Interpretation No.45, "Guarantor's Accounting and Disclosure Requirements for Gaurantees, Including Indirect Guarantees of Indebtedness of Others." This interpretation elaborates on the disclosures required in financial statements concerning obligations under certain guarantees. It also clarifies the requirements related to the recognition of liabilities by a guarantor at the inception of certain guarantees. The disclosure requirements of this interpretation were effective on December 31, 2002. No disclosures were required at December 31, 2002.

        The Partnership has not yet determined the impact the adoption of these Standards will have on its financial position, results of operations, and cash flows.

RSA 2-III PARTNERSHIP
Unaudited Financial Statements
For the six months ended June 30, 2003

RSA 2-III Balance Sheet (Unaudited) June 30, 2003

ASSETS
Current Assets
Cash & Cash Equivalents	$33,376
Accounts Receivable
Due from Customers
Less Allowance for Uncollectible of $118,647	936,584
Affiliates	242,373
Prepayments	136,797

Total Current Assets	1,349,130

Plant & Equipment
Plant In Service	7,325,699
Less Accumulated Depreciation	(3,741,072)

3,584,627
Plant Under Construction	7,442

3,592,069

Other Noncurrent Assets
Investments	50,439
Deferred Charges	1,215

Total Other NonCurrent Assets	51,654

TOTAL ASSETS	$4,992,853

LIABILITIES AND PARTNERS' CAPITAL
Current Liabilities:
Capital Lease Obligation	$11,495
Note Payable	1,500,000
Accounts Payable
Trade	135,549
Affiliates	542,888
Accrued Liabilities	241,255
Advanced Billings	2,383
Accrued Taxes	128,880
Other	93,748

Total Current Liabilities	2,656,198

Long Term Liabilities
Capital Lease Obligation	46,506
Asset Retirement Obligation	165,789

Total Long Term Liabilities	212,295

Partner's Capital	2,124,360

TOTAL LIABILITIES & PARTNERS' CAPITAL	$4,992,853

RSA 2-III Statement of Income (Unaudited) for the Six Months Ending June 30, 2003

Operating Revenues
Retail service	$1,963,145
Roamer service	1,816,313
Equipment sales	55,035
Miscellaneous services	374,008

4,208,501

Operating Expenses
Cost of services	2,443,176
Cost of equipment sales	270,594
Selling, general and administrative	1,155,437
Depreciation	354,000

4,223,207

Operating Income	(14,706)

Other Expenses
Interest expense	47,121

Net Loss before cumulative effect of change in accounting principle	(61,827)
Cumulative effect of change in accounting principle	(98,165)

Net Loss	$(159,992)

FAIRPOINT COMMUNICATIONS, INC. AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
BASIS OF PRESENTATION

        The following unaudited pro forma consolidated financial statements give effect to the issuance by FairPoint Communications, Inc. ("FairPoint" or the "Company") of common stock in this offering, the related transactions described under "The Transactions" and the acquisition of all of the capital stock of Community Service Telephone Co. ("CST") and Commtel Communications, Inc. ("Commtel"). The following unaudited pro forma consolidated financial statements do not include the pending acquisition of Berkshire Telephone Corporation. This acquisition is not included as it is not considered significant and management believes this acquisition would not significantly impact the results of operations or the financial trends of the Company.

        The acquisition of CST and Commtel on December 1, 2003 was accounted for using the purchase method of accounting. The purchase price for the acquisition was $32.6 million in cash. Borrowings under the Company's existing credit facility were used to consummate the acquisition of CST and Commtel.

        The pro forma adjustments and the assumptions on which they are based are described in the accompanying notes to the pro forma condensed consolidated financial statements. The following unaudited pro forma consolidated statement of operations for the year ended December 31, 2003 gives effect to the proceeds from the issuance of the common stock in this offering, the related transactions described under "The Transactions" and the acquisition of CST and Commtel as if these transactions had occurred as of January 1, 2003. The following unaudited pro forma consolidated statement of operations for the nine-month period ended September 30, 2004 gives effect to the proceeds from the issuance of the common stock in this offering and the related transactions described under "The Transactions" as if these transactions had occurred as of January 1, 2003. The pro forma statements for the nine-month period ended September 30, 2004 do not require adjustments to give effect to the acquisition of CST and Commtel since these acquisitions are included in the Company's historical consolidated financial statements since the date of such acquisition.

        The unaudited pro forma consolidated financial statements are based upon the historical consolidated financial statements of the Company and its subsidiaries and should be read in conjunction with those consolidated financial statements and notes thereto appearing elsewhere in this prospectus. The unaudited consolidated proforma financial statements do not necessarily indicate the results that would have actually occurred if the transactions described above had been in effect on the date indicated or that may occur in the future.

FAIRPOINT COMMUNICATIONS, INC. AND SUBSIDIARIES

PRO FORMA CONSOLIDATED BALANCE SHEET
September 30, 2004
(Unaudited-Amounts in thousands)

	FairPoint historical	Offering Pro forma adjustments		Note ref.		Pro forma
Assets
Current assets:
Cash	$6,413	445,277 579,598 (895,934 (121,930 (8,581	) ) )	(1 (2 (3 (4 (5	) ) ) ) )	4,843
Accounts receivable	30,675	—				30,675
Inventory	4,485	—				4,485
Prepaid and other	1,971	—				1,971
Notes receivable—related party	1,000	(1,000)		(5)		—
Income tax recoverable	182	—				182
Assets of discontinued operations	105	—				105

Total current assets	44,831	(2,570)				42,261

Property, plant, and equipment, net	253,704	—				253,704

Other assets:
Goodwill	468,814	—				468,814
Investments	37,942	—				37,942
Debt issue costs, net of accumulated amortization	24,578	10,402 (23,622)		(2 (3	) )	11,358
Covenants not to compete, net of amortization	54	—				54
Other	994	—				994

Total other assets	532,382	(13,220)				519,162

Total assets	$830,917	(15,790)				815,127

FAIRPOINT COMMUNICATIONS, INC. AND SUBSIDIARIES

PRO FORMA CONSOLIDATED BALANCE SHEET
September 30, 2004
(Unaudited-Amounts in thousands)

	FairPoint historical	Per Offering Pro forma adjustments		Note ref.	Pro forma
Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
Accounts payable	$12,834	—			12,834
Other accrued liabilities	13,826	—			13,826
Accrued interest payable	18,981	(18,981)		(3)	—
Current portion of long-term debt	28,337	(28,337)		(3)	—
Accrued property taxes	2,701	—			2,701
Current portion of covenants not to compete	99	—			99
Demand notes payable	387	(387)		(3)	—
Liabilities of discontinued operations	3,887	—			3,887

Total current liabilities	81,052	(47,705)			33,347

Long-term liabilities:
Long-term debt, net of current portion:
Existing long-term debt	785,139	(785,139)		(3)	—
New credit facility		590,000		(2)	590,000
Preferred shares	111,519	(111,519)		(4)	—
Other liabilities	12,342	(8,445)		(5)	3,897
Liabilities of discontinued operations	1,773	—			1,773
Unamortized investment tax credits	56	—			56

Total long-term liabilities	910,829	(315,103)			595,726

Minority interest	12	—			12

Common stock subject to put options	1,136	(1,136)		(5)	—

Stockholders' equity (deficit):
Common stock	95	250 5		(1) (6)	350
Additional paid-in capital	198,602	474,750 (29,723 (357 8,995	) )	(1) (1) (6) (6)	652,267
Unearned compensation	—	(9,000)		(6)	(9,000)
Accumulated deficit	(360,809)	(63,090 (23,622 (10,411 357	) ) )	(3) (3) (4) (6)	(457,575)

Total stockholders' equity (deficit)	(162,112)	348,154			186,042

Total liabilities and stockholders' equity (deficit)	$830,917	(15,790)			815,127

FAIRPOINT COMMUNICATIONS, INC. AND SUBSIDIARIES

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
December 31, 2003
(Unaudited-Amounts in thousands)

		Acquisitions
	FairPoint historical			Note ref.	Pro forma With Acquisitions	Per Offering Pro forma adjustments	Note ref.
		CST	Adjustments					Pro forma
Revenues	$231,432	7,231	—		238,663	—		238,663

Operating expenses:
Operating expenses, excluding depreciation and amortization and stock-based compensation	111,188	4,981			116,169	—		116,169
Depreciation and amortization	48,089	1,236			49,325	—		49,325
Stock-based and deferred compensation	15	—			15	2,550	(6)	2,565

Total operating expenses	159,292	6,217	—		165,509	2,550		168,059

Income from operations	72,140	1,014	—		73,154	(2,550)		70,604

Other income (expense):
Net gain on sale of investments and other assets	608	—			608	—		608
Interest and dividend income	1,792	51			1,843	—		1,843
Interest expense	(90,224)	(164)	(863)	(8)	(91,251)	55,699	(7)	(35,552)
Equity in net earnings of investees	10,092	—			10,092	—		10,092
Realized and unrealized losses on interest rate swaps	(1,387)				(1,387)	—		(1,387)
Other nonoperating, net	(1,505)	164			(1,341)	—		(1,341)

Total other expense	(80,624)	51	(863)		(81,436)	55,699		(25,737)

Income from continuing operations before income taxes	(8,484)	1,065	(863)		(8,282)	53,149		44,867
Income tax expense	236	(478)	335	(8)	93	—		93
Minority interest in income of subsidiaries	(2)	—	—		(2)	—		(2)

Income from continuing operations	(8,250)	587	(528)		(8,191)	53,149		44,958
Redeemable preferred stock dividends and accretion	(8,892)	—	—		(8,892)	8,892	(4)	—
Gain on repurchase of redeemable preferred stock	2,905	—	—		2,905	(2,905)	(4)	—

Net income (loss) attributed to common shareholders	$(14,237)	587	(528)		(14,178)	59,136		44,958

Earnings (loss) from continuing operations per share:
Basic	$(1.50)							$1.30

Diluted	$(1.50)							$1.30

Weighted average shares outstanding:
Basic	9,483						(10)	34,452

Diluted	9,483						(10)	34,691

FAIRPOINT COMMUNICATIONS, INC. AND SUBSIDIARIES

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
September 30, 2004
(Unaudited-Amounts in thousands)

	FairPoint historical	Offering Pro forma adjustments	Note ref.	Pro forma
Revenues	$188,838	—		188,838

Operating expenses:
Operating expenses, excluding depreciation and amortization and stock-based compensation	96,355	—		96,355
Depreciation and amortization	36,876	—		36,876
Stock-based compensation	133	1,913	(6)	2,046

Total operating expenses	133,364	1,913		135,277

Income from operations	55,474	(1,913)		53,561

Other income (expense):
Net gain on sale of investments and other assets	(240)	—		(240)
Interest and dividend income	1,330	—		1,330
Interest expense	(77,698)	51,034	(7)	(26,664)
Equity in net earnings of investees	7,929	—		7,929
Realized and unrealized losses on interest rate swaps	(112)	—		(112)

Total other expense	(68,791)	51,034		(17,757)

Income from continuing operations before income taxes	(13,317)	49,121		35,804
Income tax expense	(279)	—		(279)
Minority interest in income of subsidiaries	(1)	—		(1)

Net income (loss) attributed to common stockholders from continuing operations	$(13,597)	49,121		35,524

Earnings (loss) from continuing operations per share
Basic	$(1.44)			$1.03

Diluted	$(1.44)			$1.02

Weighted average shares outstanding
Basic	9,468		(10)	34,452

Diluted	9,468		(10)	34,795

FAIRPOINT COMMUNICATIONS, INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(1)    Issuance of Common Stock

        In conjunction with the offering, the Company will effect a 5.2773714 to 1 stock split and the conversion of class A and class C common stock into a single class of common stock. After the stock split, but prior to the issuance of any new shares in this offering, 9,451,719 shares will be outstanding. All common stock issued and outstanding will have a $0.01 par value.

        The Company expects to issue approximately $475.0 million of common stock or 25,000,000 shares in this offering.

        This adjustment reflects the issuance of common stock for cash as follows (in thousands):

Issuance of common stock	250
Additional paid in capital	474,750
Less issuance costs allocated to paid in capital	(29,723)

Net cash proceeds	445,277

(2)    New Senior Secured Credit Facility

        Concurrently with the offering, the Company will enter into a new senior secured $690.0 million credit facility, which will be referred to as the new credit facility, consisting of a revolving facility in an aggregate principal amount of up to $100.0 million and a term facility in an aggregate principal amount of $590.0 million.

        Entries have been made to the accompanying unaudited pro forma consolidated balance sheet to record the following (in thousands):

Senior term debt proceeds	590,000
Revolver proceeds	—
Less debt issue costs	(10,402)

Net cash proceeds	579,598

(3)    Repayment of Existing Indebtedness

        This adjustment reflects the payment of existing indebtedness and certain fees and expenses with the proceeds from the issuance of common equity and borrowings under the new credit facility.

Retire senior debt, including current maturity of $28,337	(813,476)
Retire demand notes payable	(387)
Tender and prepayment penalties	(63,090)
Payment of accrued interest	(18,981)

Net cash used	(895,934)

        An adjustment has been made to retained earnings to write-off existing debt issuance and offering costs of $23.6 million. No adjustments have been made in the accompanying unaudited proforma condensed consolidated statements of operations for this non-recurring transaction as well as the tender and prepayment penalties. The Company's write off of debt issuance and offering costs includes pre-existing deal cost of $6.0 million associated with an abandoned offering of Income Deposit Securities ("IDSs"). The offering of IDSs was abandoned in favor of the transactions described herein. Debt issue and offering costs of $1.0 million remain after the write off that are a direct and incremental benefit to the transactions described herein.

(4)    Redemption of Series A Preferred Stock Subject to Mandatory Redemption

        This adjustment reflects the payment of cash of $111.5 million for the redemption of series A preferred stock subject to mandatory redemption (redemption value of $121.7, less the unaccretted discount of $10.2 million). In addition, the Company expects to pay a premium for the redemption of the series A preferred stock totaling $0.2 million, resulting in a total loss on redemption of $10.4 million.

        Entries have been made in the accompanying unaudited pro forma consolidated statement of operations to eliminate redeemable preferred stock dividends and accretion and the gain on the repurchase of redeemable preferred stock that is anticipated to be repaid from the proceeds of the sale of the common stock.

(5)    Other Uses of Offering Proceeds

        The Company expects to use borrowings under the new credit facility and the proceeds from the issuance of the common stock to fund the following additional transactions (in thousands):

Repurchase of common stock subject to put option, net of the receipt of $1,000 payment of notes receivable—related party	136
Payment for long-term deferred transaction fee(a)	8,445

$8,581

        (a)   In January 2000, the Company agreed to pay Kelso & Company a transaction fee of $8,445,000 for services provided to the Company in connection with the recapitalization effected at such time. Subsequent to the Company's agreement to pay the transaction fee, Kelso & Company agreed to defer the payment of such fee until the earlier of (i) an initial public offering of the Company's common stock, (ii) the sale of the Company to a third party or (iii) Kelso & Company ceasing to own at least 10% of the number of shares of the Company's class A common stock that they held on January 20, 2000. This fee was recorded as a long term liability in January 2000 in connection with the recapitalization and will be paid if this offering is consummated.

(6)    Compensation Expense

        Certain principal shareholders of the Company granted stock appreciation rights to certain members of management. The stock appreciation rights are fully vested and are expected to be settled by the granting shareholders in connection with this offering. The accompanying pro forma balance sheet includes a compensation credit of $0.4 million to paid-in capital and retained deficit related to the anticipated settlement of these rights.

        The Company intends to grant 473,716 shares of restricted stock on the closing of this offering, which will begin to vest on April 1, 2006. The issuance of new restricted stock awards would have resulted in a recurring compensation charge of approximately $2.6 million for the year ended December 31, 2003 and $1.9 million for the nine months ended September 30, 2004.

(7)    Interest Expense

        Entries have been made to the accompanying unaudited proforma consolidated statement of operations to eliminate interest expense incurred on long-term debt and preferred shares subject to mandatory redemption that is anticipated to be repaid from the proceeds of the sale of common stock and the issuance of debt under the new senior secured credit facility and to record interest expense on the new credit facility. The assumed interest rate of 4.82% on our new credit facility is estimated based upon current LIBOR rates and our commitment from lenders to receive a variable interest rate equal to LIBOR plus 2.25% on our new credit facility. We also will enter into interest rate swap agreements to effectively convert a notional amount of $383,500 of variable-rate debt under our credit facility into fixed rate debt with an interest rate of 6.145%, resulting in an estimated blended interest rate of 5.68%. The interest rate swaps are expected to qualify as cash flow hedges for accounting purposes and the Company expects to enter into or receive commitments from third party banks prior to completion of this offering. An entry has also been made to record the amortization of debt issuance costs over the term of the notes.

	Pro forma Amount Outstanding	Estimated Interest Rate	Twelve Months Ended December 31, 2003	Nine Months Ended September 30, 2004
Pro forma interest expense
Term facility	$590,000	4.82%	$28,438	$21,329
New credit facility unused revolver fee	$100,000.5%		500	375
Estimated additional interest expense to be incurred using an interest rate swap		5.68%	5,074	3,805
Pro forma amortization of loan origination costs			1,540	1,155

Pro forma interest expense, new debt			35,552	26,664
Less—interest expense pro forma with acquisitions			(91,251)	(77,698)

Net pro forma adjustment			$(55,699)	$(51,034)

        The effect of an increase of 1/8 percent in interest rates on interest expense on the amounts depicted in the accompanying pro forma statements of operations is expected to result in additional interest expense of $0.3 million annually.

(8)    Acquisition of Community Service Telephone Co. and Commtel Communications, Inc.

        On December 1, 2003, the Company purchased 100% of the common stock of CST and Commtel. The acquisition of CST and Commtel was accounted for using the purchase method of accounting. Borrowings under the existing credit facility were used to consummate the acquisition of CST and Commtel. The pro forma adjustments that give effect to the acquisition of CST and Commtel are as follows:

Interest Expense

        Entries have been made to the accompanying unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2003, to eliminate interest expense on CST and Commtel long-term debt ($164,000) and to record interest expense ($1.0 million) on the debt issued ($16.0 million at 7%) by the Company in connection with the acquisition, as if it was issued on January 1, 2003. The net adjustment was $863,000.

Income Taxes

        Entries have been made to the accompanying unaudited pro forma condensed consolidated statements of operations to give effect to the income tax benefit of $335,000 for the year ended December 31, 2003 for the deductible interest expense incurred in connection with the acquisition of CST and Commtel at an assumed statutory rate of 38.8%.

(9)    Income Taxes

        Historically, a valuation allowance has been recorded for the value of the deferred tax assets represented by net operating losses. To the extent the Company generates taxable income, the Company has assumed that any tax expense associated with this income will be offset by reductions in the valuation allowance of these net operating losses.

(10)    Earnings per Share

        The calculation of basic earnings per share is based on 34,451,719 shares of common stock outstanding. Diluted shares outstanding includes the impact of the unexercised options, restricted stock units and restricted stock awards using the treasury stock method. Anti-dilutive shares totaling 348,091 shares were excluded from the computations of diluted earnings per share for the year ended December 31, 2003 and the nine months ended September 30, 2004, because the exercise prices of the corresponding stock options were greater than the estimated market price of the Company's common shares. In addition, 785,505 contingently issuable shares were excluded from the computations of diluted earnings per share for the year ended December 31, 2003 and the nine months ended September 30, 2004, as conditions necessary to satisfy the contingency have not been met.

        The following is a reconciliation between basic and diluted income available to common shareholders and weighted average share outstanding:

	Twelve Months Ended December 31, 2003	Nine Months Ended September 30, 2004
Net income available to common shareholders—basic and diluted	$44,958	$35,524

Weighted average shares outstanding—basic (000)	34,452	34,452
Shares issuable upon exercise of stock options (000)	239	343

Weighted average shares outstanding—diluted (000)	34,691	34,795

25,000,000 shares of

Common Stock

PROSPECTUS

Morgan Stanley
Goldman, Sachs & Co.
Banc of America Securities LLC
Deutsche Bank Securities
Credit Suisse First Boston
Wachovia Securities

, 2005

UNTIL                    , 2005, ALL DEALERS THAT BUY, SELL OR TRADE OUR COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS REQUIREMENT IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

PART II

Item 13. Other Expenses of Issuance and Distribution

        The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by FairPoint Communications, Inc. in connection with the offer and sale of the securities being registered. All amounts are estimates except the registration fee.

SEC Registration fee		$67,678
NASD filing fee		30,500
NYSE listing fee*
Transfer agent's fee*
Printing and engraving expenses*
Legal fees and expenses*
Accounting fees and expenses*
Miscellaneous*

Total*	$

*
To be completed by amendment.

Item 14. Indemnification of Directors and Officers

        Section 102(b)(7) of the Delaware General Corporation Law, the DGCL enables a corporation incorporated in the State of Delaware to eliminate or limit, through provisions in its original or amended articles of incorporation, the personal liability of a director for violations of the director's fiduciary duties, except (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any liability imposed pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

        Section 145 of the DGCL provides that a corporation incorporated in the State of Delaware may indemnify any person or persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee, or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that the challenged conduct was unlawful. A corporation incorporated in the State of Delaware may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must provide indemnification against the expenses that such officer or director actually and reasonably incurred.

        FairPoint's Bylaws expressly provide for indemnification of its directors and officers to the fullest extent permitted by the DGCL.

        Section 145(g) of the DGCL authorizes a corporation incorporated in the State of Delaware to provide liability insurance for directors and officers for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the corporation. FairPoint's certificate of incorporation and bylaws expressly provide that FairPoint shall indemnify officers and directors and, to the extent permitted by the board of directors, employees and agents of FairPoint, to the full extent permitted by and in the manner permissible under the laws of the State of Delaware. In addition, the bylaws expressly permit the board of directors to authorize FairPoint to purchase and maintain insurance against any liability asserted against any director, officer, employee or agent of FairPoint arising out of his capacity as such.

        Thomas H. Lee Equity Fund and Kelso & Company provide their respective director appointees with additional director and officer liability insurance.

Item 15. Recent Sales of Unregistered Securities

        In the three years prior to the filing of this registration statement, FairPoint issued and sold the following unregistered securities:

        On March 6, 2003, FairPoint issued and sold $225 million aggregate principal amount of its 11 7/8% senior notes due 2010 to repay a portion of its existing debt, repurchase a portion of its series A preferred stock, repay a portion of Carrier Services' debt and pay related fees and expenses. The senior notes were sold to certain underwriters pursuant to the exemption from registration provided by Section 4(2) of the Securities Act. The underwriters resold the senior notes to qualified institutional buyers pursuant to Rule 144A or Regulation S of the Securities Act. In connection with that sale, FairPoint agreed to complete an exchange offer for the senior notes. FairPoint offered to exchange $225 million aggregate principal amount of its new 11 7/8% senior notes due 2010, the issuance of which were registered under the Securities Act, for $225 million aggregate principal amount of its 11 7/8% senior notes due 2010, which were not registered under the Securities Act. The exchange offer was completed on August 28, 2003.

        In the past three years, FairPoint issued 2,065,134 options to purchase its class A common stock and 144,506 restricted stock units pursuant to the 1998 plan and the 2000 plan. FairPoint believes that these issuances were exempt from registration requirements of the Securities Act of 1933, or the Securities Act, under Rule 701 or Section 4(2) of the Securities Act.

Item 16. Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of February , 2005, by and among FairPoint and Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co., Banc of America Securities LLC, Deutsche Bank Securities Inc., Credit Suisse First Boston LLC and Wachovia Capital Markets, LLC, as representatives of the underwriters named therein.**
2.1	Stock Purchase Agreement, dated as of January 4, 2000, by and among FairPoint, Thomas H. Lee Equity IV, L.P., Kelso Investment Associates V, L.P., Kelso Equity Partners V, L.P., Carousel Capital Partners, L.P. and certain other signatories thereto.(1)
2.2	Stock Purchase Agreement, dated as of April 18, 2003 and as amended June 20, 2003, by and among FairPoint, Community Service Communications, Inc., Community Service Telephone Co. and Commtel Communications, Inc.(11)
2.3	Stock Purchase Agreement, dated as of May 9, 2003, by and among Golden West Telephone Properties, Inc., MJD Services Corp., Union Telephone Company of Hartford, Armour Independent Telephone Co., WMW Cable TV Co. and Kadoka Telephone Co.(10)

2.4	Agreement and Plan of Merger, dated as of June 18, 2003, by and among FairPoint, MJD Ventures, Inc., FairPoint Berkshire Corporation and Berkshire Telephone Corporation.(11)
3.1	Seventh Amended and Restated Certificate of Incorporation of FairPoint.(8)
3.2	Restated Certificate of Incorporation of FairPoint.**
3.3	By-Laws of FairPoint.(3)
3.4	Amended and Restated By-Laws of FairPoint.**
3.5	Certificate of Designation of Series A Preferred Stock of FairPoint.(8)
4.1	Indenture, dated as of May 5, 1998, between FairPoint and United States Trust Company of New York, relating to FairPoint's $125,000,000 9 1/2% Senior Subordinated Notes due 2008 and $75,000,000 Floating Rate Callable Securities due 2008.(2)
4.2	Indenture, dated as of May 24, 2000, between FairPoint and United States Trust Company of New York, relating to FairPoint's $200,000,000 12 1/2% Senior Subordinated Notes due 2010.(3)
4.3	Indenture, dated as of March 6, 2003, between FairPoint and The Bank of New York, relating to Fairpoint's $225,000,000 11 7/8% Senior Notes due 2010.(9)
4.4	Form of stock certificate for common stock.**
4.5	Form of Initial Fixed Rate Security.(2)
4.6	Form of Initial Floating Rate Security.(2)
4.7	Form of Exchange Fixed Rate Security.(2)
4.8	Form of Exchange Floating Rate Security.(2)
4.9	Form of 144A Senior Subordinated Note due 2010.(3)
4.10	Form of Regulation S Senior Subordinated Note due 2010.(3)
4.11	Form of Initial Senior Note due 2010.(9)
4.12	Form of Exchange Senior Note due 2010.(9)
4.13	Form of Series A Preferred Stock Certificate of FairPoint.(8)
4.14	Form of Affiliate Registration Rights Agreement.**
5.1	Opinion of Paul, Hastings, Janofsky & Walker LLP regarding legality.**
8.1	Opinion of Paul Hastings, Janofsky & Walker LLP regarding tax matters.**
10.1	Credit Agreement, dated as of February , 2005, among FairPoint, various lending institutions and Deutsche Bank Trust Company Americas.**
10.2	Amended and Restated Credit Agreement, dated as of March 30, 1998 and amended and restated as of March 6, 2003, among FairPoint, various lending institutions, Bank of America, N.A., Wachovia Bank, N.A. and Deutsche Bank Trust Company Americas.(9)
10.3	First Amendment to Credit Agreement, dated as of December 17, 2003, among FairPoint, various lending institutions, Bank of America, N.A., Wachovia Bank, N.A. and Deutsche Bank Trust Company Americas.(12)
10.4	Amended and Restated Subsidiary Guaranty, dated as of March 6, 2003, by FairPoint Broadband, Inc., MJD Ventures, Inc., MJD Services Corp. and ST Enterprises Ltd.(9)

10.5	Amended and Restated Pledge Agreement, dated as of March 6, 2003, by Carrier Services, ST Enterprises, Ltd., FairPoint Broadband, Inc., MJD Services Corp., MJD Ventures, Inc., C-R Communications, Inc., Ravenswood Communications, Inc. and Utilities Inc.(9)
10.6	Amended and Restated Preferred Stock Issuance and Capital Contribution Agreement, dated as of May 10, 2002, among FairPoint, Wachovia Bank, National Association and various lending institutions.(8)
10.7	Amended and Restated Tax Sharing Agreement, dated November 9, 2000, by and among FairPoint and its Subsidiaries.(4)
10.8	Form of A Term Note.(9)
10.9	Form of C Term Note Floating Rate.(9)
10.10	Form of C Term Note Fixed Rate.(9)
10.11	Form of RF Note.(9)
10.12	Stockholders' Agreement, dated as of January 20, 2000, of FairPoint.(1)
10.13	Registration Rights Agreement, dated as of January 20, 2000, of FairPoint.(1)
10.14	Management Services Agreement, dated as of January 20, 2000, by and between FairPoint and THL Equity Advisors IV, LLC.(1)
10.15	Amended and Restated Financial Advisory Agreement, dated as of January 20, 2000, by and between FairPoint and Kelso & Company, L.P.(1)
10.16	Non-Competition, Non-Solicitation and Non-Disclosure Agreement, dated as of January 20, 2000, by and between FairPoint and JED Communications Associates, Inc.(1)
10.17	Non-Competition, Non-Solicitation and Non-Disclosure Agreement, dated as of January 20, 2000, by and between FairPoint and Daniel G. Bergstein.(1)
10.18	Non-Competition, Non-Solicitation and Non-Disclosure Agreement, dated as of January 20, 2000, by and between FairPoint and Meyer Haberman.(1)
10.19	Agreement, dated as of October 1, 2004, by and between FairPoint and John P. Duda.***
10.20	Employment Agreement, dated as of January 20, 2000, by and between FairPoint and Walter E. Leach, Jr.(1)
10.21	Letter Agreement, dated as of December 15, 2003, by and between FairPoint and Walter E. Leach, Jr.(12)
10.22	Letter Agreement, dated as of November 11, 2002, by and between FairPoint and Peter G. Nixon.(9)
10.23	Letter Agreement, dated as of October 25, 2004, by and between FairPoint and Valeri A. Marks.***
10.24	Letter Agreement, dated as of November 13, 2002, by and between FairPoint and Shirley J. Linn.(9)
10.25	Institutional Stockholders Agreement, dated as of January 20, 2000, by and among FairPoint and the other parties thereto.(1)
10.26	FairPoint 1995 Stock Option Plan.(3)
10.27	FairPoint Amended and Restated 1998 Stock Incentive Plan.(3)
10.28	FairPoint Amended and Restated 2000 Employee Stock Incentive Plan.(12)

10.29	FairPoint 2005 Stock Incentive Plan.**
10.30	Employment Agreement, dated as of December 31, 2002, by and between FairPoint and Eugene B. Johnson.(9)
10.31	Letter Agreement, dated as of October 1, 2004, by and between FairPoint and Eugene B. Johnson.***
10.32	Succession Agreement, dated as of December 31, 2001, by and between FairPoint and Jack H. Thomas.(7)
10.33	Letter Agreement, dated as of December 15, 2003, by and between FairPoint and Jack H. Thomas.(12)
10.34	Letter Agreement, dated as of October 1, 2004, by and between FairPoint and Jack H. Thomas.***
21.1	Subsidiaries of FairPoint.(13)
23.1	Consent of KPMG LLP.*
23.2	Consent of Deloitte & Touche LLP.*
23.3	Consent of Kiesling Associates LLP.*
23.4	Consent of Paul, Hastings, Janofsky & Walker LLP (included in exhibit 5.1).**
23.5	Consent of Patricia Garrison-Corbin to be named as a director nominee.**
23.6	Consent of David L. Hauser to be named as a director nominee.**
23.7	Consent of Claude C. Lilly to be named as a director nominee.**

*
Filed herewith.

**
To be filed by amendment.

***
Previously filed.

(1)
Incorporated by reference to the annual report of FairPoint for the year ended 1999, filed on Form 10-K.

(2)
Incorporated by reference to the registration statement on Form S-4 of FairPoint, declared effective as of October 1, 1998.

(3)
Incorporated by reference to the registration statement on Form S-4 of FairPoint, declared effective as of August 9, 2000.

(4)
Incorporated by reference to the quarterly report of FairPoint for the period ended September 30, 2000, filed on Form 10-Q.

(5)
Incorporated by reference to the quarterly report of FairPoint for the period ended June 30, 2001, filed on Form 10-Q.

(6)
Incorporated by reference to the current report on Form 8-K, filed on November 18, 2001.

(7)
Incorporated by reference to the annual report of FairPoint for the year ended 2001, filed on Form 10-K.

(8)
Incorporated by reference to the quarterly report of FairPoint for the period ended March 31, 2002, filed on Form 10-Q.

(9)
Incorporated by reference to the annual report of FairPoint for the year ended 2002, filed on Form 10-K.

(10)
Incorporated by reference to the quarterly report of FairPoint for the period ended March 31, 2003, filed on Form 10-Q.

(11)
Incorporated by reference to the registration statement on Form S-4 of FairPoint, declared effective as of July 22, 2003.

(12)
Incorporated by reference to the annual report of FairPoint for the year ended 2003, filed on Form 10-K.

(13)
Incorporated by reference to the quarterly report of FairPoint for the period ended June 30, 2004.

Item 17. Undertakings

        1.    The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

        2.    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

        3.    The undersigned registrant hereby undertakes that:

          (1)    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2)    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

FAIRPOINT COMMUNICATIONS, INC.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 8 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, North Carolina, on the 18th day of January, 2005.

FAIRPOINT COMMUNICATIONS, INC.
By:	/s/ EUGENE B. JOHNSON Eugene B. Johnson Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 8 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ WALTER E. LEACH, JR. Walter E. Leach, Jr.	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	January 18, 2005
/s/ LISA R. HOOD Lisa R. Hood	Senior Vice President and Controller (Principal Accounting Officer)	January 18, 2005
/s/ DANIEL G. BERGSTEIN Daniel G. Bergstein	Director	January 18, 2005
/s/ FRANK K. BYNUM, JR. Frank K. Bynum, Jr.	Director	January 18, 2005
/s/ ANTHONY J. DINOVI Anthony J. DiNovi	Director	January 18, 2005
/s/ GEORGE E. MATELICH George E. Matelich	Director	January 18, 2005
/s/ KENT R. WELDON Kent R. Weldon	Director	January 18, 2005

S-1

Exhibits Index

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of February , 2005, by and among FairPoint and Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co., Banc of America Securities LLC, Deutsche Bank Securities Inc., Credit Suisse First Boston LLC and Wachovia Capital Markets, LLC, as representatives of the underwriters named therein.**
2.1	Stock Purchase Agreement, dated as of January 4, 2000, by and among FairPoint, Thomas H. Lee Equity IV, L.P., Kelso Investment Associates V, L.P., Kelso Equity Partners V, L.P., Carousel Capital Partners, L.P. and certain other signatories thereto.(1)
2.2	Stock Purchase Agreement, dated as of April 18, 2003 and as amended June 20, 2003, by and among FairPoint, Community Service Communications, Inc., Community Service Telephone Co. and Commtel Communications, Inc.(11)
2.3	Stock Purchase Agreement, dated as of May 9, 2003, by and among Golden West Telephone Properties, Inc., MJD Services Corp., Union Telephone Company of Hartford, Armour Independent Telephone Co., WMW Cable TV Co. and Kadoka Telephone Co.(10)
2.4	Agreement and Plan of Merger, dated as of June 18, 2003, by and among FairPoint, MJD Ventures, Inc., FairPoint Berkshire Corporation and Berkshire Telephone Corporation.(11)
3.1	Seventh Amended and Restated Certificate of Incorporation of FairPoint.(8)
3.2	Restated Certificate of Incorporation of FairPoint.**
3.3	By-Laws of FairPoint.(3)
3.4	Amended and Restated By-Laws of FairPoint.**
3.5	Certificate of Designation of Series A Preferred Stock of FairPoint.(8)
4.1	Indenture, dated as of May 5, 1998, between FairPoint and United States Trust Company of New York, relating to FairPoint's $125,000,000 9 1/2% Senior Subordinated Notes due 2008 and $75,000,000 Floating Rate Callable Securities due 2008.(2)
4.2	Indenture, dated as of May 24, 2000, between FairPoint and United States Trust Company of New York, relating to FairPoint's $200,000,000 12 1/2% Senior Subordinated Notes due 2010.(3)
4.3	Indenture, dated as of March 6, 2003, between FairPoint and The Bank of New York, relating to Fairpoint's $225,000,000 11 7/8% Senior Notes due 2010.(9)
4.4	Form of stock certificate for common stock.**
4.5	Form of Initial Fixed Rate Security.(2)
4.6	Form of Initial Floating Rate Security.(2)
4.7	Form of Exchange Fixed Rate Security.(2)
4.8	Form of Exchange Floating Rate Security.(2)
4.9	Form of 144A Senior Subordinated Note due 2010.(3)
4.10	Form of Regulation S Senior Subordinated Note due 2010.(3)
4.11	Form of Initial Senior Note due 2010.(9)
4.12	Form of Exchange Senior Note due 2010.(9)
4.13	Form of Series A Preferred Stock Certificate of FairPoint.(8)
4.14	Form of Affiliate Registration Rights Agreement.**
5.1	Opinion of Paul, Hastings, Janofsky & Walker LLP regarding legality.**
8.1	Opinion of Paul Hastings, Janofsky & Walker LLP regarding tax matters.**

10.1	Credit Agreement, dated as of February , 2005, among FairPoint, various lending institutions and Deutsche Bank Trust Company Americas.**
10.2	Amended and Restated Credit Agreement, dated as of March 30, 1998 and amended and restated as of March 6, 2003, among FairPoint, various lending institutions, Bank of America, N.A., Wachovia Bank, N.A. and Deutsche Bank Trust Company Americas.(9)
10.3	First Amendment to Credit Agreement, dated as of December 17, 2003, among FairPoint, various lending institutions, Bank of America, N.A., Wachovia Bank, N.A. and Deutsche Bank Trust Company Americas.(12)
10.4	Amended and Restated Subsidiary Guaranty, dated as of March 6, 2003, by FairPoint Broadband, Inc., MJD Ventures, Inc., MJD Services Corp. and ST Enterprises Ltd.(9)
10.5	Amended and Restated Pledge Agreement, dated as of March 6, 2003, by Carrier Services, ST Enterprises, Ltd., FairPoint Broadband, Inc., MJD Services Corp., MJD Ventures, Inc., C-R Communications, Inc., Ravenswood Communications, Inc. and Utilities Inc.(9)
10.6	Amended and Restated Preferred Stock Issuance and Capital Contribution Agreement, dated as of May 10, 2002, among FairPoint, Wachovia Bank, National Association and various lending institutions.(8)
10.7	Amended and Restated Tax Sharing Agreement, dated November 9, 2000, by and among FairPoint and its Subsidiaries.(4)
10.8	Form of A Term Note.(9)
10.9	Form of C Term Note Floating Rate.(9)
10.10	Form of C Term Note Fixed Rate.(9)
10.11	Form of RF Note.(9)
10.12	Stockholders' Agreement, dated as of January 20, 2000, of FairPoint.(1)
10.13	Registration Rights Agreement, dated as of January 20, 2000, of FairPoint.(1)
10.14	Management Services Agreement, dated as of January 20, 2000, by and between FairPoint and THL Equity Advisors IV, LLC.(1)
10.15	Amended and Restated Financial Advisory Agreement, dated as of January 20, 2000, by and between FairPoint and Kelso & Company, L.P.(1)
10.16	Non-Competition, Non-Solicitation and Non-Disclosure Agreement, dated as of January 20, 2000, by and between FairPoint and JED Communications Associates, Inc.(1)
10.17	Non-Competition, Non-Solicitation and Non-Disclosure Agreement, dated as of January 20, 2000, by and between FairPoint and Daniel G. Bergstein.(1)
10.18	Non-Competition, Non-Solicitation and Non-Disclosure Agreement, dated as of January 20, 2000, by and between FairPoint and Meyer Haberman.(1)
10.19	Agreement, dated as of October 1, 2004 by and between FairPoint and John P. Duda.***
10.20	Employment Agreement, dated as of January 20, 2000, by and between FairPoint and Walter E. Leach, Jr.(1)
10.21	Letter Agreement, dated as of December 15, 2003, by and between FairPoint and Walter E. Leach, Jr.(12)
10.22	Letter Agreement, dated as of November 11, 2002, by and between FairPoint and Peter G. Nixon.(9)
10.23	Letter Agreement, dated as of October 25, 2004, by and between FairPoint and Valeri A. Marks.***

10.24	Letter Agreement, dated as of November 13, 2002, by and between FairPoint and Shirley J. Linn.(9)
10.25	Institutional Stockholders Agreement, dated as of January 20, 2000, by and among FairPoint and the other parties thereto.(1)
10.26	FairPoint 1995 Stock Option Plan.(3)
10.27	FairPoint Amended and Restated 1998 Stock Incentive Plan.(3)
10.28	FairPoint Amended and Restated 2000 Employee Stock Incentive Plan.(12)
10.29	FairPoint 2005 Stock Incentive Plan.**
10.30	Employment Agreement, dated as of December 31, 2002, by and between FairPoint and Eugene B. Johnson.(9)
10.31	Letter Agreement, dated as of October 1, 2004, by and between FairPoint and Eugene B. Johnson.***
10.32	Succession Agreement, dated as of December 31, 2001, by and between FairPoint and Jack H. Thomas.(7)
10.33	Letter Agreement, dated as of December 15, 2003, by and between FairPoint and Jack H. Thomas.(12)
10.34	Letter Agreement, dated as of October 1, 2004, by and between FairPoint and Jack H. Thomas.***
21.1	Subsidiaries of FairPoint.(13)
23.1	Consent of KPMG LLP.*
23.2	Consent of Deloitte & Touche LLP.*
23.3	Consent of Kiesling Associates LLP.*
23.4	Consent of Paul, Hastings, Janofsky & Walker LLP (included in exhibit 5.1).**
23.5	Consent of Patricia Garrison-Corbin to be named as a director nominee.**
23.6	Consent of David L. Hauser to be named as a director nominee.**
23.7	Consent of Claude C. Lilly to be named as a director nominee.**

*
Filed herewith.

**
To be filed by amendment.

***
Previously filed.

(1)
Incorporated by reference to the annual report of FairPoint for the year ended 1999, filed on Form 10-K.

(2)
Incorporated by reference to the registration statement on Form S-4 of FairPoint, declared effective as of October 1, 1998.

(3)
Incorporated by reference to the registration statement on Form S-4 of FairPoint, declared effective as of August 9, 2000.

(4)
Incorporated by reference to the quarterly report of FairPoint for the period ended September 30, 2000, filed on Form 10-Q.

(5)
Incorporated by reference to the quarterly report of FairPoint for the period ended June 30, 2001, filed on Form 10-Q.

(6)
Incorporated by reference to the current report on Form 8-K, filed on November 18, 2001.

(7)
Incorporated by reference to the annual report of FairPoint for the year ended 2001, filed on Form 10-K.

(8)
Incorporated by reference to the quarterly report of FairPoint for the period ended March 31, 2002, filed on Form 10-Q.

(9)
Incorporated by reference to the annual report of FairPoint for the year ended 2002, filed on Form 10-K.

(10)
Incorporated by reference to the quarterly report of FairPoint for the period ended March 31, 2003, filed on Form 10-Q.

(11)
Incorporated by reference to the registration statement on Form S-4 of FairPoint, declared effective as of July 22, 2003.

(12)
Incorporated by reference to the annual report of FairPoint for the year ended 2003, filed on Form 10-K.

(13)
Incorporated by reference to the quarterly report of FairPoint for the period ended June 30, 2004.

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Table of Contents
Prospectus Summary
Our Company
The Offering
Risk Factors
Summary Historical and Pro Forma Financial Data
Risk Factors
Forward-Looking Statements
Dividend Policy and Restrictions
The Transactions
Use of Proceeds
Capitalization
Dilution
Selected Financial Data
Management's Discussion and Analysis of Financial Condition and Results of Operations
Business
Regulation
Management
Summary Compensation Table
Certain Relationships and Related Party Transactions
Principal and Selling Stockholders
Shares Eligible For Future Sales
Description of Certain Indebtedness
Description of Capital Stock
Certain United States Federal Tax Considerations
Underwriters
Legal Matters
Experts
Where You Can Find More Information

FAIRPOINT COMMUNICATIONS, INC. Financial Statements As of December 31, 2002 and 2003 and September 30, 2004 (unaudited) For the Years Ended December 31, 2001, 2002 and 2003 and the nine-month periods ended September 30, 2003 and 2004 (unaudited)

Report of Independent Registered Public Accounting Firm
FAIRPOINT COMMUNICATIONS, INC. AND SUBSIDIARIES Consolidated Balance Sheets December 31, 2002 and 2003 and September 30, 2004 (Amounts in thousands, except per share data)
FAIRPOINT COMMUNICATIONS, INC. AND SUBSIDIARIES Consolidated Statements of Operations Years ended December 31, 2001, 2002, and 2003 and Nine-month periods ended September 30, 2003 and 2004 (Dollars in thousands)
FAIRPOINT COMMUNICATIONS, INC. AND SUBSIDIARIES Consolidated Statements of Comprehensive Income (Loss) Years ended December 31, 2001 2002, and 2003 and Nine-month Periods ended September 30, 2003 and 2004 (Dollars in thousands)
FAIRPOINT COMMUNICATIONS, INC. AND SUBSIDIARIES Consolidated Statements of Cash Flows Years ended December 31, 2001, 2002, and 2003 and Nine-months ended September 30, 2003 and 2004 (Dollars in thousands)
FAIRPOINT COMMUNICATIONS, INC. AND SUBSIDIARIES Notes to Consolidated Financial Statements
ORANGE COUNTY—POUGHKEEPSIE LIMITED PARTNERSHIP Financial Statements Years Ended December 31, 2003, 2002 and 2001
ORANGE COUNTY—POUGHKEEPSIE LIMITED PARTNERSHIP TABLE OF CONTENTS
INDEPENDENT AUDITORS' REPORT
ORANGE COUNTY—POUGHKEEPSIE LIMITED PARTNERSHIP BALANCE SHEETS DECEMBER 31, 2003 AND 2002 (Dollars in Thousands)
ORANGE COUNTY—POUGHKEEPSIE LIMITED PARTNERSHIP STATEMENTS OF OPERATIONS YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001 (Dollars in Thousands)
ORANGE COUNTY—POUGHKEEPSIE LIMITED PARTNERSHIP STATEMENTS OF CHANGES IN PARTNERS' CAPITAL YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001 (Dollars in Thousands)
ORANGE COUNTY—POUGHKEEPSIE LIMITED PARTNERSHIP STATEMENTS OF CASH FLOWS YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001 (Dollars in Thousands)
ORANGE COUNTY—POUGHKEEPSIE LIMITED PARTNERSHIP NOTES TO FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2003, 2002, AND 2001 (Dollars in Thousands)
RSA 2-I PARTNERSHIP Financial Statements
INDEPENDENT AUDITORS' REPORT
ILLINOIS VALLEY CELLULAR RSA 2-1 PARTNERSHIP BALANCE SHEETS December 31, 2002 and 2001
ILLINOIS VALLEY CELLULAR RSA 2-1 PARTNERSHIP BALANCE SHEETS December 31, 2002 and 2001
ILLINOIS VALLEY CELLULAR RSA 2-I PARTNERSHIP STATEMENTS OF INCOME Years Ended December 31, 2002, 2001 and 2000
ILLINOIS VALLEY CELLULAR RSA 2-I PARTNERSHIP STATEMENTS OF PARTNERS' CAPITAL December 31, 2002, 2001, and 2000
ILLINOIS VALLEY CELLULAR RSA 2-I PARTNERSHIP STATEMENTS OF CASH FLOWS Years Ended December 31, 2002, 2001, and 2000
ILLINOIS VALLEY CELLULAR RSA 2-I PARTNERSHIP NOTES TO FINANCIAL STATEMENTS
RSA 2-III PARTNERSHIP Financial Statements
INDEPENDENT AUDITORS' REPORT
ILLINOIS VALLEY CELLULAR RSA 2-III PARTNERSHIP BALANCE SHEETS December 31, 2002 and 2001
ILLINOIS VALLEY CELLULAR RSA 2-III PARTNERSHIP BALANCE SHEETS December 31, 2002 and 2001
ILLINOIS VALLEY CELLULAR RSA 2-III PARTNERSHIP STATEMENTS OF INCOME Years Ended December 31, 2002, 2001, and 2000
ILLINOIS VALLEY CELLULAR RSA 2-III PARTNERSHIP STATEMENTS OF PARTNERS' CAPITAL December 31, 2002, 2001, and 2000
ILLINOIS VALLEY CELLULAR RSA 2-III PARTNERSHIP STATEMENTS OF CASH FLOWS Years Ended December 31, 2002, 2001, and 2000
ILLINOIS VALLEY CELLULAR RSA 2-III PARTNERSHIP NOTES TO FINANCIAL STATEMENTS
INDEX TO PRO FORMA FINANCIAL STATEMENTS
FAIRPOINT COMMUNICATIONS, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS BASIS OF PRESENTATION
FAIRPOINT COMMUNICATIONS, INC. AND SUBSIDIARIES PRO FORMA CONSOLIDATED BALANCE SHEET September 30, 2004 (Unaudited-Amounts in thousands)
FAIRPOINT COMMUNICATIONS, INC. AND SUBSIDIARIES PRO FORMA CONSOLIDATED BALANCE SHEET September 30, 2004 (Unaudited-Amounts in thousands)
FAIRPOINT COMMUNICATIONS, INC. AND SUBSIDIARIES PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS December 31, 2003 (Unaudited-Amounts in thousands)
FAIRPOINT COMMUNICATIONS, INC. AND SUBSIDIARIES PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS September 30, 2004 (Unaudited-Amounts in thousands)
FAIRPOINT COMMUNICATIONS, INC. AND SUBSIDIARIES NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
PART II
  Item 13. Other Expenses of Issuance and Distribution
  Item 14. Indemnification of Directors and Officers
  Item 15. Recent Sales of Unregistered Securities
  Item 16. Exhibits
  Item 17. Undertakings
FAIRPOINT COMMUNICATIONS, INC. SIGNATURES
Exhibits Index